As filed with the Securities and Exchange Commission on January 23, 2024

Registration No. 333-[__]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AERWINS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	3721	86-2049355
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

AERWINS Technologies Inc.

The Walnut Building

691 Mill St, Suite 204

Los Angeles, CA 90021

Telephone: (702) 527-1270

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporate Creations Network Inc.

3411 Silverside Road Tatnall Building, Suite 104

Wilmington, DE 19810

Telephone: (302) 351-3367

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq. Craig D. Linder, Esq. Anthony, Linder & Cacomanolis, PLLC 1700 Palm Beach Lakes Blvd, Suite 820 West Palm Beach, Florida 33401 (561) 514-0936	Ross D. Carmel, Esq. Barry P. Biggar, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check market if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”) or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 23, 2024

AERWINS TECHNOLOGIES INC.

137,614,679 shares of Common Stock

We are offering 137,614,679 shares of common stock, par value $0.000001 per share of AERWINS Technologies Inc., a Delaware corporation (referred to herein as the “Company,” “we,” “our,” “us,” or other similar pronouns) at an assumed public offering price of $0.109 (equal to the last sale price of our Common Stock as reported by The Nasdaq Capital Market on January 22, 2024).

We intend to use the proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds.”

Our common stock and our redeemable warrants to purchase common stock (the “Public Warrants”) are listed on the Nasdaq Capital Market under the symbols “AWIN” and “AWINW,” respectively. On January 22, 2024, the closing price of our common stock was $0.109 per share and the closing price of our Public Warrants was $0.0111 per warrant.

The public offering price per share of common stock will be determined by us at the time of pricing, may be at a discount to the current market price, and the recent market price used throughout this prospectus may not be indicative of the final offering price.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share(2)		Total
Price to the public	$	[●]	$	[●]
Underwriting discounts and commissions(1)	$	[●]	$	[●]
Proceeds to us, before expenses	$	[●]	$	[●]

(1)	Represents an underwriting discount equal to 5.0% per share of common stock, which is the underwriting discount we have agreed to pay for sales to investors in this offering identified by the underwriter.
(2)	The public offering corresponds to a public offering price per share of common stock of $[●].

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and purchase all of the shares of common stock offered under this prospectus if any such shares are taken.

We have granted the underwriters an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of our shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discount. If the underwriters exercise the option in full, the total underwriting discount and commissions, not including other offering expenses, will be $862,500 based on the assumed public offering price of $0.109 per share, and the total gross proceeds to us, before underwriting discounts, commissions and expenses, will be $17,250,000. Net proceeds will be delivered to us on the closing date.

We anticipate that delivery of the securities against payment will be made on or about ______, 2024.

Prospectus dated ______, 2024.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” “AWIN,” the “registrant,” “we,” “our” or “us” in this prospectus mean AERWINS Technologies, Inc. and its subsidiaries;

●	“year” or “fiscal year” means the year ending December 31st;

●	all dollar or $ references, when used in this prospectus, refer to United States dollars; and

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Specifically, forward-looking statements may include statements relating to:

●	our future financial performance;
●	changes in the market for our products and services;
●	our expansion plans and opportunities; and
●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements including those described in the “Risk Factors” section beginning on page 12 and elsewhere in this prospectus.

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications, and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND A SMALLER REPORTING COMPANY

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this prospectus, subject to certain exceptions;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:

●	December 31, 2026 (the last day of the fiscal year that follows the fifth anniversary of the completion of our initial public offering);

●	the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

●	the date on which we are deemed to be a “large accelerated filer,” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

●	the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our common stock may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

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PROSPECTUS SUMMARY

This summary of the prospectus highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus.

We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

Business

Through our U.S.-based subsidiary, we are redesigning our single-seat optionally Manned Air Vehicle (“MAV” or “Manned Air Vehicle”). We aim to align this vehicle with the stringent requirements of the Federal Aviation Administration’s (“FAA”) Powered Ultra-Light Air Vehicle Category, setting a new standard for safe low-altitude manned flight. Following an evaluation of the viability of other areas of the Company’s business which AWIN considered non-core and our desire to focus solely on our core business of developing an FAA-compliant MAV in the United States, we discontinued our non-core operations formerly carried out by our wholly owned indirect subsidiary, A.L.I. Technologies Inc., a Japanese corporation (“ALI”). Following the discontinuation, on December 27, 2023, ALI filed a voluntary bankruptcy petition with the Tokyo District Court, Civil Division 20, “Tokutei Kanzai Kakari” [Special Trusteeship Section], Case ID: No. 8234 of 2023 (Fu). A bankruptcy trustee was appointed on January 10, 2024, and proceedings have commenced.

Corporate History

We were initially incorporated in Delaware on February 12, 2021, under the name “Pono Capital Corp” as a special purpose acquisition company formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

On August 13, 2021, we consummated an initial public offering (“Initial Public Offering”). The Company’s Initial Public Offering registration statement was declared effective on August 10, 2021. On August 13, 2021, the Company consummated its Initial Public Offering of 10,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $100,000,000 (see Note 6) (the “Initial Public Offering”). The Company granted the underwriter for the Initial Public Offering a 45-day option to purchase up to an additional 1,500,000 Units at the Initial Public Offering price to cover over-allotments, if any. Simultaneously with the consummation of the closing of the Offering, the Company consummated the private placement of an aggregate of 469,175 units (the “Placement Units”) to the Sponsor for $10.00 per Placement Unit, generating total gross proceeds of $4,691,750 (the “Private Placement”).

On August 18, 2021, the underwriters for the Initial Public Offering exercised the over-allotment option in full, and the closing of the issuance and sale of the additional Units occurred (the “Over-allotment Option Units”). The total aggregate issuance by the Company of 1,500,000 units for $10.00 per unit resulted in total gross proceeds of $15,000,000. On August 18, 2021, simultaneously with the sale of the Over-allotment Option Units, the Company consummated the private sale of an additional 52,500 Placement Units, generating gross proceeds of $525,000. As amended, the Placement Units were issued under Section 4(a)(2) of the Securities Act of 1933, as the transactions did not involve a public offering. A total of $116,725,000, comprised of the proceeds from the Offering and the proceeds of private placements that closed on August 13, 2021, and August 18, 2021, net of the underwriting commissions, discounts, and offering expenses, was deposited in a trust account established for the benefit of the Company’s public stockholders. On October 8, 2021, the Class A ordinary shares and Public Warrant included in the Units began trading separately.

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On March 17, 2022, the Company entered into an Agreement and Plan of Merger (the “Old Merger Agreement”) by and among Pono, Merger Sub, Benuvia, Inc., a Delaware corporation (“Benuvia”), Mehana Equity, LLC, in its capacity as Purchaser Representative, and Shannon Soqui, in his capacity as Seller Representative. Pursuant to the Old Merger Agreement, at the closing of the transactions contemplated by the Old Merger Agreement, Merger Sub would merge with and into Benuvia, with Benuvia continuing as the surviving corporation. The Business Combination Agreement and related agreements are further described in the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2022. On August 8, 2022, the Company and Benuvia mutually terminated the Merger Agreement under Section 8.1(a) of the Merger Agreement, effective immediately. Neither party was required to pay the other a termination fee due to the mutual decision to terminate the Merger Agreement.

On November 9, 2022, the Company entered into purchase agreements (“Purchase Agreements”) and completed the private sale of an aggregate of 115,000 Placement Units at a purchase price of $10.00 per Placement Unit in a private placement and deposited $1,150,000 into the Company’s Trust account for its public stockholders, representing $0.10 per public share, allowing the Company to extend the period it had to consummate its initial business combination by three months from November 11, 2022 to February 13, 2023. The Purchase Agreements and related agreements are further described in the Company’s Current Report on Form 8-K filed with the SEC on November 10, 2022.

On December 31, 2022, all the assets in the Trust Account were held in mutual funds.

No payments for our expenses were made in the offerings described above directly or indirectly to (i) any of our directors, officers, or their associates, (ii) any person(s) owning 10% or more of any class of our equity securities or (iii) any of our affiliates, except in connection with the repayment of outstanding loans and pursuant to the administrative support agreement disclosed herein which we entered into with our sponsor.

On February 3, 2023, we consummated a merger (the “Merger”) with Pono Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of the Company, then called Pono Capital Corp., a Delaware corporation (“Pono”) with and into AERWINS, Inc. (formerly named AERWINS Technologies Inc.), a Delaware corporation pursuant to an agreement and plan of merger, dated as of September 7, 2022 (as amended on January 19, 2023, the “Merger Agreement”), by and among Pono, Merger Sub, AERWINS, Mehana Equity LLC, a Delaware limited liability company (“Sponsor” or “Purchaser Representative”) in its capacity as the representative of the stockholders of Pono, and Shuhei Komatsu in his capacity as the representative of the stockholders of AERWINS, Inc. (“Seller Representative”). The Merger and other transactions contemplated thereby (collectively, the “Business Combination”) closed on February 3, 2023, when pursuant to the Merger Agreement, Merger Sub merged with and into AERWINS, Inc. with AERWINS, Inc. surviving the Merger as a wholly-owned subsidiary of Pono, and Pono changed its name to “AERWINS Technologies Inc.” and the business of the Company became the business of AERWINS, Inc. (the “Company,” “we,” “us, “our” “AERWINS,” or “AERWINS Technologies”).

Pursuant to the terms of the Merger Agreement, the total consideration for the Business Combination and related transactions (the “Merger Consideration”) was approximately $600 million. In connection with the Special Meeting, holders of 11,328,988 shares of Pono Common Stock sold in its initial public offering exercised their right to redeem those shares for cash before the redemption deadline of January 25, 2023, for $10.50 per share, for an aggregate payment from Pono’s trust account of approximately $118.9 million. Effective February 3, 2023, Pono’s units ceased trading, and effective February 6, 2023, AERWINS Technologies’ common stock began trading on the Nasdaq Global Market under the symbol “AWIN,” and the warrants began trading on the Nasdaq Capital Market under the symbol “AWINW.”

After taking into account the aggregate payment regarding the redemption, Pono’s trust account had a balance immediately before the closing of $1,795,997. Such balance in the trust account was used to pay Pono’s transaction expenses and other liabilities and pay certain AERWINS, Inc. transaction expenses, with the remaining being deposited in AERWINS, Inc.’s cash account. In connection with the Business Combination, a warrant holder of AERWINS, Inc. received a warrant to purchase 469,291 shares of AERWINS Technologies’ common stock as Merger Consideration as set forth in the Merger Agreement. The Merger Consideration was subject to a post-closing true-up 90 days after the Closing, which expired on May 5, 2023, without any claims having been made.

As a result of the Merger and the Business Combination, holders of Pono common stock automatically received common stock of AERWINS Technologies, and holders of Pono warrants automatically received warrants of AERWINS Technologies with substantively identical terms. At the Closing of the Business Combination, all shares of Pono owned by the Sponsor (consisting of shares of Class A Common Stock and shares of Class B Common Stock), which we refer to as the founder shares, automatically converted into an equal number of shares of AERWINS Technologies’ Common Stock, and Private Placement Warrants held by the Sponsor, automatically converted into warrants to purchase one share of AERWINS Technologies Common Stock with substantively identical terms. As of the Closing: public stockholders owned approximately 0.3% of the outstanding shares of AERWINS Technologies Common Stock; the Sponsor and its affiliates owned approximately 6.7% of the outstanding shares of AERWINS Technologies Common Stock and AERWINS, Inc.’s former security holders collectively owned approximately 93.0% of the outstanding shares of AERWINS Technologies Common Stock.

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At the closing of the Merger, we issued to the former shareholders of AERWINS an aggregate of 51,929,065 shares of common stock, of which 1,407,878 shares are being held in escrow (the “Escrow Shares”). The Escrow Shares were subject to a post-closing true-up 90 days after the Closing based on confirmed amounts of the Closing Net Indebtedness of AERWINS, the Net Working Capital of AERWINS, and certain Transaction Expenses, each of which are defined in the Merger Agreement. If the adjustment was negative in favor of us, the escrow agent was required to distribute some shares of our common stock with a value equal to the adjustment amount. If the adjustment was positive in favor of AERWINS, we were required to issue the former AERWINS stockholders an additional number of shares of our common stock with a value equal to the adjustment amount and the post-Closing true up period expired on May 5, 2023 without any claims having been made. In addition, at the closing of the Merger, the Company issued an aggregate of 150,000 shares of common stock (the “Compensation Shares”) to Boustead Securities, LLC (“Boustead”), in partial satisfaction of fees due to them in connection with the Merger. In addition, Boustead is entitled to an increase in the number of Compensation Shares on the 180th day following the closing of the Merger (the “Measurement Date”) if the VWAP for the common stock during over the five trading days prior to the Measurement Date is less than $10.00 per share (the “Adjustment”). The number of shares of common stock subject to the Adjustment equals (1) $1,500,000 divided by the average VWAP of the common stock over the five trading days prior to the Measurement Date minus (2) the number of Compensation Shares.

AERWINS, Inc. was formerly named AERWINS Technologies Inc. until its name changed to AERWINS, Inc. on January 24, 2023, and was incorporated in the State of Delaware on June 9, 2022. A. L. I. Technologies Inc., a Japanese corporation and a wholly owned subsidiary of AERWINS, Inc., was established in Japan in September 2016. On August 5, 2022, pursuant to the terms of a share exchange agreement among the Company, A. L. I. Technologies, the shareholders of A. L. I. Technologies and Shuhei Komatsu, as the representative of the shareholders of A. L. I. Technologies, we issued 30,000,000 shares of AERWINS, Inc. Common Stock to the shareholders of A. L. I. Technologies in exchange for 2,006,689 shares A. L. I. Technologies’ Common Stock, representing 100% of the issued and outstanding capital stock of A. L. I. Technologies. As a result of this transaction, A. L. I. Technologies became AERWINS Inc.’s 100%-owned subsidiary, and the former shareholders of A. L. I. Technologies owned 100% of AERWINS, Inc.’s outstanding Common Stock as of August 5, 2022.

Potential Nasdaq Delisting

As previously disclosed in the Current Report on Form 8-K filed on April 21, 2023 by the Company, on April 20, 2023, Nasdaq Listing Qualifications staff (“Staff”) notified the Company that it no longer complied with the minimum bid price requirement under Listing Rule 5450(a)(1). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until October 17, 2023, to regain compliance with Rule 5450(a)(1) (the “Bid Price Rule”). As previously disclosed on a Form 8-K filed with the SEC on October 23, 2023, on October 18, 2023, Staff notified the Company that it had determined to delist the Company as it did not comply with the requirements for continued listing on the Exchange. As previously disclosed in the Current Report on Form 8-K filed with the SEC on November 28, 2023, the Company appealed Nasdaq’s determination in accordance with the procedures set forth in the Nasdaq Listing Rules and requested a hearing (the “Hearing Request”) before the Nasdaq Hearings Panel (the “Panel”). As previously disclosed on a Form 8-K filed with the SEC on November 28, 2023, on November 21, 2023, Staff issued an additional delist determination letter after the Company failed to file its Form 10-Q for the period ended September 30, 2023 (the “Delinquent Report”), as required by Listing Rule 5250(c)(1) (the “Periodic Filing Rule”). On November 28, 2023, the Company filed its Delinquent Report and, thus, regained compliance with the Periodic Filing Rule. As previously disclosed on a Form 8-K filed with the SEC on December 12, 2023, on December 6, 2023, Staff issued an additional delist determination letter as the Company’s no longer complied with the $50,000,000 minimum market value of listed securities requirement set forth in Listing Rule 5450(b)(2)(A) (the “MVLS Rule”), which served as an additional and separate basis for delisting.

A hearing before the Panel was conducted on January 4, 2024. The Panel conditionally granted the Company’s request to transfer its shares from The Nasdaq Global Market to The Nasdaq Capital Market, effective at the open of trading on January 18, 2024 and the Company’s request for an exception to the Exchange’s listing rules until April 15, 2024, to demonstrate compliance, subject to the satisfaction of the following conditions (the “Panel Decision”):

1.	On or before January 23, 2024, the Company shall file a Form S-1 for a public offering of up to $13.5 million contemplated in its presentation to the Panel;

2.	On or before January 19, 2024, the Company shall file all necessary documentation required to transfer its listing from The Nasdaq Global Market to The Nasdaq Capital Market;

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3.	On or before January 31, 2024, the Company will complete the deconsolidation of its Japanese subsidiary A.L.I. Technologies Inc. (“A.L.I. Technologies”);

4.	On or before March 28, 2024, the Company will implement a reverse stock split in a range of 1-for-10 to 1-for-100 with a target per share price of $7.00 per share;

5.	On or before April 15, 2024, the Company shall demonstrate compliance with all applicable continued listing requirements for The Nasdaq Capital Market under Rule 5550.

The Panel Decision indicates that the Company may request that the Nasdaq Listing and Hearing Review Council (the “Council”) review the Panel Decision, in which case a written request for review would need to be received within 15 days from the date of the Panel Decision. The Council may also on its own motion determine to review the Panel Decision.

The Panel Decision has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Market. The Company plans to fulfil each of the conditions as stated in the Panel Decision. To this end, the Company filed a Registration Statement on Form S-1 which this prospectus is a part on January 23, 2024 and completed the filing of all necessary documentation required to transfer its listing from The Nasdaq Global Market to The Nasdaq Capital Market. In addition, in satisfaction of the A.L.I. Technologies deconsolidation condition of the Panel Decision and as previously disclosed in a Form 8-K filed by the Company with the SEC on January 16, 2024, the Tokyo District Court entered an order on January 10, 2024, (the “January 10 Order”) confirming that bankruptcy proceedings are commenced against the A.L.I. Technologies, that A.L.I. Technologies is found to be insolvent and other administrative matters relating to the A.L.I. Technologies bankruptcy filing. Finally, on November 20, 2023, our stockholders voted to approve an amendment of our Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effectuate a reverse stock split of our common stock at a ratio of no less than 1-for-10 and no more than 1-for-100, with such ratio to be determined at the sole discretion of our board of directors. No assurance can be given, however, as to the definitive date on which the remaining condition set forth in the Panel Decision will be achieved.

Submission of Matters to a Vote of Security Holders

On November 20, 2023, the Company held its 2023 virtual special meeting of stockholders to vote on the following matters:

Stockholders voted to approve the amendment of the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effectuate a reverse stock split of the Company’s outstanding shares of our common stock, at a ratio of no less than 1-for-10 and no more than 1-for-100, with such ratio to be determined at the sole discretion of the Board (the “Reverse Stock Split”).

Stockholders voted to approve, for purposes of complying with NASDAQ Listing Rule 5635(b), the issuance of the shares of the Company’s common stock pursuant to its purchase agreement with Lind Global representing more than 20% of our common stock outstanding, which would result in a “change of control” of the Company under applicable Nasdaq listing rules.

Stockholders voted to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to its purchase agreement with Lind Global.

Manned Air Vehicle Development Letter of Intent

Effective as of December 19, 2023 (the “Effective Date”), the Company entered into a letter of intent (the “Letter of Intent”) with Helicopter Technology Company (“Helicopter Technology”) regarding the design, development, manufacturing, sales, and marketing (collectively, the “Project”) of the MAV (the “MAV”). Under the Letter of Intent, the Company and Helicopter Technology will form an entity (the “Operating Company”) that will be owned 70% by the Company and 30% by Helicopter Technology. The Operating Company agreed to enter into an agreement with Helicopter Technology to design, build, assemble, and test the MAV planned to meet the FAA Powered Ultra-Light Category (the “Development Services Agreement”). In addition, according to the Development Services Agreement, Helicopter Technology will determine and obtain all required regulatory approvals for the MAV, providing all the necessary labor, materials, and customized equipment. The Letter of Intent contemplates that the Company and Helicopter Technology will enter into a manufacturing supply agreement on terms to be mutually agreed on. In addition, the parties will work together to secure the funding required to start production of the MAV. Helicopter Technology already has a working capital arrangement with its bank. The Operating Company will pay Helicopter Technology its costs plus 15% of such amount to provide the services it provides pursuant to the Development Services Agreement in addition to equity compensation in the Company no less favorable than comparable compensation to the Company’s executive management.

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The Operating Company will enter into a marketing and support agreement with the Company to provide certain engineering oversight, accounting, marketing, sales, advertising, development of a dealer distribution network, online marketplace, and other distribution channels, and financial management, budgeting, accounting, legal, and other administrative services as may be required by the Operating Company. The Operating Company will pay the Company its costs plus 15% of such amount to provide these services. Payments will be subject to the available cash flow of the Operating Company. In addition, the Company has agreed to provide working capital to the Operating Company of up to a maximum of $1,700,000 for its operations over the first 12 months.

Pursuant to the Letter of Intent, the parties intend to use their best efforts to negotiate and enter into an operating agreement for the Operating Company (the “Operating Agreement”) within 45 days of executing the Letter of Intent. The Letter of Intent also contains additional customary conditions for entering the Operating Agreement.

Summary of our business

Mission

With the mission of “Transforming society from the sky down,” we aim to realize an “Air Mobility Society” in which cars, specialized crafts and drones can fly freely. To this end, we are redesigning our single-seat optionally Manned Air Vehicle (“MAV”). We aim to align this vehicle with the stringent requirements of the Federal Aviation Administration’s (“FAA”) Powered Ultra-Light Air Vehicle Category, setting a new standard for safe low-altitude manned flight.

To achieve this goal, we have established AERWIN Development Company LLC, a California subsidiary with offices in Los Angeles, California, and entered into the Letter of Intent with Helicopter Technology discussed above. Helicopter Technology is a designer, developer, and manufacturer of over 20 FAA-approved helicopters and turbine systems with over 20,000 square feet of facilities located five miles from the Company’s Los Angeles office. Its primary focus is helicopter rotor blades with capabilities that include tool design and fabrication, structural design and assembly, and fatigue testing. They are an FAA-approved repair station, certified ISO 9001:2015 + AS9100D, ISO 9001:2015 + AS9110C, hold various EU approvals, and have U.S. Department of Defense (“DOD”) clearance.

The specifications for our MAV has a target price of $200,000 and is designed to be used for sightseeing, sports, agriculture, surveillance, field delivery and numerous military applications. Training time for flying the MAV is expected to last three to five days, with a payload of up to 250 pounds to carry a single-seat occupant, cargo, or weaponry. The MAV is expected to be designed to be manually or entirely remotely controlled with an innovative and proprietary three-rotor configuration to reduce sound and increase stability at a cruise speed of up to 40 miles per hour at a height ranging from 20 to 50 feet.

The timeline for the planned development and launch of our redesigned MAV is as follows:

●	End of 2024 – Schematic design and detailed specifications;
●	End of 2025 – Prototype parts design, fabrication, and systems finalization;
●	End of 2026 – Commencement of assembly, test planning, then testing, and DOD review; and
●	End of 2027 – Begin sales of the MAV.

Our Chief Executive Officer, Kiran Sidhu, will lead the MAV development initiative. He plans to lead a dedicated U.S.-based team working with and within Helicopter Technology to design, build, and commercialize the MAV within the Federal Aviation Regulation Part 103 requirements for ultralight aircraft current.

Data from the U.S. Bureau of Labor Statistics and Indeed.com reveal that the Los Angeles metropolitan area is home to the highest number of aerospace engineers in the U.S., with over 4,000 aerospace engineers. The region potentially employs over 50,000 professionals in the aerospace and defense sector. Prominent aerospace entities like Jet Propulsion Laboratory in Pasadena, SpaceX in Hawthorne, and NASA Armstrong Flight Research Center in Palmdale are nearby, and major aerospace corporations, including Boeing, Lockheed Martin, and Raytheon, have a local presence.

Discontinued Operations

On December 27, 2023, we discontinued the operations of A.L.I. Technologies Inc., a Japanese corporation (“A.L.I.”) which is our wholly-owned indirect subsidiary, as part of our operations, moved to Los Angeles, California, and continued the development of a line of FAA-compliant manned and unmanned crafts for low-altitude flight. Among the reasons for discontinuing the business of A.L.I., was the desire to develop an MAV that would comply with the Federal Aviation Regulation Part 103 requirements for ultralight aircraft and the difficulties that we believed the XTURISMO limited edition hoverbike being developed by A.L.I. would encounter. Following the discontinuation, on December 27, 2023, A.L.I. filed a voluntary bankruptcy petition with the Tokyo District Court, Civil Division 20, “Tokutei Kanzai Kakari” [Special Trusteeship Section], Case ID: No. 8234 of 2023 (Fu). A bankruptcy trustee was appointed on January 10, 2024, and proceedings have commenced.

ALI’s discontinued operations include the manned air mobility business, including the further development of the XTURISMO limited edition hoverbike, the air mobility platform COSMOS (Centralized Operating System for Managing Open Sky), the computing power-sharing business, drone photography business and drone and artificial intelligence research and development business.

Significant Market Opportunities

In today’s increasingly populated and interconnected world, traditional modes of urban transportation continue to contribute to congestion and pollution, and they are primarily confined to land-based infrastructure. Mobility for the future requires a revolutionary solution.

The Total Addressable Market (TAM) for Autonomous Urban aircraft is expected to increase at a cumulative annual growth rate of 29% from 2020 to 2040, reaching $162 billion.1

1 See UBS report/Japan Ministry of Economy, Trade and Industry.

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Estimated urban air mobility opportunities by market share are as follows:

See: Urban Air Mobility eVTOL/Urban Air Mobility TAM Update: A Slow Take-Off, But Sky’s the Limit, Morgan Stanley May 6, 2021 .

Our Proprietary Technologies

To provide a highly differentiated solution in the development of the MAV, we are developing new technologies, plan to license existing technologies and use commercially available technologies through a Development Services Agreement that we plan to enter into with Helicopter Technology pursuant to the Letter of Intent.

Intellectual Property

In connection with our redesign of the MAV, we are evaluating the utility of the proprietary systems, technologies and other intellectual property developed or owned by A.L.I. given that we elected to discontinue all of its operations, shift development, production and potentially initial sales efforts to the United States. Our success depends in part on our ability to protect our technology and intellectual property we may develop or license as part of our efforts to develop the MAV. We expect to rely on a combination of patents, patent applications, trade secrets, know-how, copyrights, trademarks, intellectual property licenses and other contractual rights to establish and protect proprietary rights in technology we utilize in connection with the development and ultimate sale of the MAV. In addition, we plan to enter into confidentiality and non-disclosure agreements with our employees and business partners. The agreements we plan to enter into with our employees will provide that all software, inventions, developments, works of authorship and trade secrets created by them during the course of their employment are our property or that of the Operating Company.

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Government Regulation

Our business is subject to regulation by various federal, state, local and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety, environmental laws, consumer protection laws, anti-bribery laws, import/export controls, federal securities laws and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than those in the United States. Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, mandatory recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties or injunctions. For additional information on the governmental regulations affecting our business, please see “Description of Business – Government Regulation” on page 45 of this prospectus.

Summary of Lind Global Financing

On April 12, 2023, we entered into the Purchase Agreement with Lind Global pursuant to which we agreed to issue to Lind Global up to three secured convertible promissory notes (the “Convertible Notes” and each a “Convertible Note”) in the aggregate principal amount of $6,000,000 for a purchase price of an aggregate of $5,000,000 and up to 5,601,613 warrants (the “Warrants” and each a “Warrant”) to purchase 5,601,613 shares of the Company’s common stock (the “Transaction”). On August 25, 2023 (the “Amendment Date”), we entered into an Amendment to Senior Convertible Promissory Note First Closing Note and an Amendment to the Senior Convertible Promissory Note Second Closing Note with Lind Global (collectively, the “Note Amendments”) which amended the Conversion Price (as defined below) to include a floor price of $0.18176 (the “Floor Price”).

The closings of the Transaction (the “Closings and each a “Closing”) will occur in tranches (each a “Tranche”): the Closing of the first Tranche (the “First Closing”) occurred on April 12, 2023 and consisted of the issuance and sale to Lind Global of a Convertible Note at a purchase price of $2,100,000 with a principal amount of $2,520,000 (the “First Closing Note”) and the issuance to Lind Global of 2,352,678 Warrants to acquire 2,352,678 shares of common stock and the Closing of the second Tranche (the “Second Closing”) occurred on May 23, 2023 and consisted of the issuance and sale to Lind Global of a Convertible Note at a purchase price of $1,400,000 with a principal amount of $1,680,000 (the “Second Closing Note”) and the issuance to Lind Global of 1,568,542 Warrants to acquire 1,568,542 shares of common stock.(The Convertible Notes issued in the First Closing and the Second Closing are hereinafter referred to as the “Closing Notes”.) So long as no Event of Default has occurred under the Convertible Note sold at the First Closing, and the Convertible Note issued at the Second Closing, the Closing of the third Tranche (the “Third Closing), will consist of the issuance and sale to Lind Global of a Convertible Note with a purchase price of $1,500,000 with a principal amount of $1,800,000, and the issuance to Lind Global of 1,680,484 Warrants to acquire 1,680,484 shares of common stock. and will occur upon the effectiveness of the Registration Statement, as such term is defined below. The Third Closing is subject to certain conditions precedent as set forth in the Purchase Agreement. Pursuant to the Purchase Agreement, at each Closing, the Company agreed to pay Lind Global a commitment fee in an amount equal to 2.5% of the funding amount being funded by Lind Global at the applicable Closing.

The Convertible Note issued in the First Closing has a maturity date of April 12, 2025, the Convertible Note issued in the Second Closing has a maturity date of May 23, 2025 and the Convertible Note to be issued in Third Closing will have a maturity date of 2 years from the date of issuance (the “Maturity Date”).

Each Convertible Note has a conversion price equal to the lesser of: (i) US$0.90 (“Fixed Price”); or (ii) 90% of the lowest single volume weighted average price during the 20 Trading Days prior to conversion of each Convertible Note (the “Conversion Price”), provided that in no event shall the Conversion Price be less than $0.18176 (the “Floor Price”), and in the event that the calculation as set forth above would result in a Conversion Price less than the Floor Price, the “Conversion Price” shall be the Floor Price.

In addition to inclusion of a Floor Price, the Floor Note Amendments also provide that at the option of Selling Securityholder, if in connection with a conversion under the Closing Notes, as amended, the Conversion Price is deemed to be the Floor Price, then in addition to issuing the Conversion Shares (as defined in the Closing Notes) at the Floor Price, we agreed to pay to Selling Securityholder a cash amount equal to (i) the number of shares of common stock that would be issued to Selling Securityholder upon a conversion determined by dividing the dollar amount to be converted being paid in shares of common stock by ninety percent (90%) of the lowest single VWAP during the twenty (20) Trading Days prior to the applicable date of conversion (notwithstanding the Floor Price) less (ii) the number of Conversion Shares issued to Selling Securityholder in connection with the conversion; and (iii) multiplying the result thereof by the VWAP on the Conversion Date.

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The Convertible Note will not bear interest other than in the event that if certain payments under the Convertible Note as set forth therein are not timely made, the Convertible Note will bear interest at the rate of 2% per month (prorated for partial months) until paid in full. The Company will have the right to prepay the Convertible Note under the terms set forth therein.

The Warrants were issued or will be issued to Lind Global without payment of any cash consideration. Each Warrant will have an exercise period of 60 months from the date of issuance. The Exercise price of each First Closing Warrant is $0.8926 per share and the exercise price of each Second Closing Warrant is $0.7316 per share, subject to adjustments as set forth in the Warrant. The exercise price for each Warrant issued in the Third Closing will be an amount equal to 100% of the 10-day VWAP prior to such closing.

In the event that there is no effective registration statement registering the shares underlying the Warrants or upon the occurrence of a Fundamental Transaction as defined in the Purchase Agreement, then the Warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the Warrants (the difference between the market price of the underlying shares of common stock and the exercise price of the underlying warrants) to exercise the warrants without the payment of any cash.

In accordance with our obligations under the Purchase Agreement, we filed a registration statement on Form S-1 on May 12, 2023 (the “May 2023 Registration Statement”) with the SEC to register under the Securities Act the resale by Lind Global of up to 11,222,357 shares of common stock issuable by us upon partial conversion of the Convertible Notes and exercise of the Warrants issued by us in connection with the Purchase Agreement. We plan to withdraw the May 2023 Registration Statement as permitted pursuant to the SPA Amendment No. 2 discussed below.

The Purchase Agreement contains customary registration rights, representations, warranties, conditions and indemnification obligations by each party, including our agreement to refrain from engaging in certain “Prohibited Transactions” as defined in the Purchase Agreement, to hold a special meeting of shareholders for the purpose of obtaining shareholder approval of the Transactions, certain events giving rise to a default under the Convertible Notes, obligations to use the proceeds from certain future financings to repay a portion of the principal amount of the Convertible Notes, our pledge to Lind Global of the ownership interests in our subsidiaries, a grant by us and our subsidiaries of a security interest in all of their respective assets and rights as collateral for the obligations due under the Convertible Notes, and a guaranty by our subsidiaries of our obligations under the Convertible Notes.

The A.L.I. Bankruptcy constitutes an event of default pursuant to the Closing Notes in the aggregate principal amount of $4,200,000. Consequently, Lind Global may at any time, at its option, (1) demand payment of an amount equal to 120% of the outstanding principal amount of the Closing Notes and (2) exercise all other rights and remedies available to it under the Closing Notes and other agreements entered into among the Company and Lind in connection with the issuance of the Closing Notes (collectively, the “Transaction Documents”); provided, however, that (x) upon the occurrence of the event of default described above, Lind Global, in its sole and absolute discretion (without the obligation to provide notice of such event of default), may: (a) from time-to-time demand that all or a portion of the outstanding principal amount of the Closing Notes be converted into shares of the Company’s common stock at the lower of (i) the then-current Conversion Price (that price being $0.18176 per share (the “Floor Price”)) and (ii) eighty-percent (80%) of the average of the three (3) lowest daily volume weighted average prices (“VWAPs”) during the 20 trading days prior to the delivery by Lind Global of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of Lind Global’s rights, powers, privileges, remedies and interests under the Closing Notes, the Transaction Documents or applicable law.

The Closing Notes also provide that at the option of Lind Global, if in connection with a conversion under the Closing Notes, the Conversion Price is deemed to be the Floor Price, then in addition to issuing the Conversion Shares (as defined in the Closing Notes) at the Floor Price, the Company will also pay to Lind Global a cash amount equal to (i) the number of shares of common stock that would be issued to Lind Global upon a conversion determined by dividing the dollar amount to be converted being paid in shares of common stock by ninety percent (90%) of the lowest single VWAP during the twenty (20) trading days prior to the applicable date of conversion (notwithstanding the Floor Price) less (ii) the number of shares of the Company’s common stock issued to Lind Global in connection with the conversion; and (iii) multiplying the result thereof by the VWAP on the date of conversion.

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On January 23, 2024, the Company and Lind Global entered into an Amendment No. 2 to Senior Convertible Promissory Note First Closing Note and an Amendment No. 2 to the Senior Convertible Promissory Note Second Closing Note (collectively, the “January Note Amendments”) which amended the Closing Notes to, subject to the conditions discussed below, (i) reduce the aggregate principal amount of the Closing Notes from $2,520,000 to $2,100,000, (ii) require the Company to repay an aggregate of $1,750,000 of the principal amount of the Closing Notes no later than the closing date of a public offering of the Company’s common stock where it receives gross proceeds of at least $13,500,000 (the “Public Offering”) and (iii) requires Lind Global to convert no less than an aggregate of $1,750,000 of the Closing Notes no later than 11 months after the closing of the Public Offering, provided that at the time of such conversion Lind Global receives shares of common stock that may be disposed of without restrictive legend at their issuance pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act (the “Mandatory Conversion Amount”).

In addition, on January 23, 2024, the Company and Lind Global entered into Amendment No. 2 to Securities Purchase Agreement (the “SPA Amendment No. 2”) to, subject to the conditions discussed below, (i) eliminate the obligation of the Company and Lind Global to complete the Third Closing, (ii) delete the clause obligating the Company to register the shares of common stock issuable upon conversion of the Closing Notes and exercise of the Warrants (collectively, the “Closing Securities”) or pay Lind Global any delay payments as a result of the Company’s failure to register the Closing Securities, (iii) eliminate certain restrictions on the Company’s right to issue equity and debt in future transactions and (iv) eliminate Lind Global’s right to participate in future offerings of the Company’s securities, other than its rights to participate in this offering.

The January Note Amendments and the SPA Amendment are subject to the Company completing this offering and making the Mandatory Prepayment as discussed above.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those described in the “Risk Factors” section beginning on page 12 and elsewhere in this prospectus. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

Risks Related to the Lind Global Financing

●	It is not possible to predict the actual number of shares of common stock, if any, we will issue upon conversion of the Convertible Notes or sell upon exercise of the Warrants by Lind Global, or the actual gross proceeds resulting from exercise of those warrants;

●	Investors who buy shares of common stock from Lind Global at different times will likely pay different prices; and

●	We may use proceeds from issuance of the Convertible Notes sales of shares of our common stock upon exercise of the Warrants in ways with which you may not agree or in ways which may not yield a significant return.

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Risks Related to our Business

●	We have incurred, and in the future may continue to incur, net losses;

●	We are a holding company and will depend upon our subsidiary Aerwin Development CA LLC for our cash flows;

●	We will need additional capital, and we cannot be sure that additional financing will be available;

●	Our business performance may be adversely affected if the growth of the Air Mobility Vehicle industry slows down;

●	Our future growth depends on the demand for, and customers’ willingness to adopt, our planned Manned Air Vehicle;

●	We may be unable to make product deliveries as we have not completed the design of our planned MAV and due to limited production capacity;

●	We may not be able to engage customers successfully and to obtain meaningful orders in the future.

●	We may become subject to product liability claims or warranty claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims;

●	If we fail to successfully develop and commercialize new products, services and technologies that are well received by customers, our operating results may be materially and adversely affected;

●	The execution of our business plans requires a significant amount of capital. In addition, our future capital needs will require us to sell additional equity or debt securities that may dilute the equity interests of our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends;

●	The failure to attract and retain additional qualified personnel could prevent us from executing our business strategy;

●	We and our subsidiaries may need to defend ourselves against claims of intellectual property infringement, which may be time-consuming and costly;

●	Our or our subsidiaries’ intellectual property rights may not protect us effectively;

●	Failure to comply with laws and regulations could harm our business;

●	We are exposed to fluctuations in currency exchange rates;

●	Nasdaq may delist the Company’s securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject the Company to additional trading restrictions;

●	The market price of our common stock may be volatile, and you could lose all or part of your investment; and

●	As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

In addition, our management has concluded that its historical recurring losses from operations and negative cash flows from operations as well as its dependence on securing private equity and other financings raise substantial doubt about its ability to continue as a going concern and the auditor of AERWINS, Inc. has included an explanatory paragraph relating to its ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2022 and December 31, 2021 and our management has concluded that our operating losses and accumulated deficit as well as our dependence on raising additional funds raise substantial doubt about our ability to continue as a going concern as disclosed in Note 2 to our financial statements for the period ended June 30, 2023.

Corporate Information

We are a Delaware corporation based in Los Angeles, California and were originally incorporated in Delaware on February 12, 2021 under the name “Pono Capital Corp” as a special purpose acquisition company, formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Our principal executive offices are located at The Walnut Building, 691 Mill St., Suite 240, Los Angeles, CA 90021. Our telephone number is (702) 527-1270. Our website address is www.aerwins.us. The information contained on, or that can be accessed through, our website is not part of this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely as an inactive textual reference.

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THE OFFERING

Securities being offered:	137,614,679 shares based on the sale of our common stock at an assumed public offering price of $ 0.109 per share of common stock, which is the last reported sale price of our common stock on The Nasdaq Capital Market on January 22, 2024.

Common Stock Outstanding Before the Offering:	62,688,215 shares.

Common Stock Outstanding After the Offering:	200,302,894 shares, assuming no exercise of the over-allotment option.

Use of Proceeds:	We currently intend to use the net proceeds to us from this offering for general corporate purposes, including working capital. See “Use of Proceeds” beginning on page 43.

Assumed Offering Price:	$0.109 per share, based upon the last reported sale price of our common stock on The Nasdaq Capital Market on January 22, 2024.

Over-allotment Option:	The underwriter has a 45-day option to purchase up to an additional 20,642,202 shares of common stock (15% of the shares of common stock sold in this offering).

Transfer Agent:	Continental Stock Transfer & Trust Company.

Risk Factors:	You should read the “Risk Factors” section of this prospectus and the other information in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common stock shares and warrants. Refer to “Cautionary Statement Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Relating to Our Business and Industry

AERWINS, Inc. has incurred net losses in the past and may do so in the future, and in the future, the Company may also incur, net losses.

For the nine months ended September 30, 2023 and 2022, we had net losses from continuing operations of $23,087,172 and $11,299,066, respectively, and had net operating cash outflows of $7,790,283 and $12,093,061, respectively. For the years ended December 31, 2022 and 2021, Pono had net income of $2,732,973 and $4,585,547, respectively, and we had net operating cash outflows of $1,233,766 and $459,012, respectively. AERWINS, Inc. has incurred net losses in the past. For the years ended December 31, 2022 and 2021, AERWINS, Inc. had net losses of $14,479,819 and $14,555,670, respectively, and had net operating cash outflows of $16,865,274 and $9,876,472, respectively. We expect our costs to increase in future periods as we continue to expand our business and operations. We also expect to incur substantial costs and expenses as a result of being a public company. We cannot assure you that we will be able to generate net profits or positive operating cash flows in the future. Our ability to achieve profitability depends in large part on, among other factors, our ability to increase orders and sales of our planned Manned Air Vehicle. If we are unable to generate adequate revenues or effectively manage our expenses, we may continue to incur significant losses in the future and may not be able to achieve or subsequently maintain profitability.

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We are a holding company and depend upon our subsidiary AERWINS Development CA LLC for our cash flows.

We are a holding company. Following the discontinuance of ALI’s business, all of our operations are conducted, by our operating subsidiary, Aerwin Development CA LLC, a California limited liability company. Furthermore, we don’t expect to launch sales until the end of 2027. Consequently, our cash flows and our ability to meet our obligations depend upon the cash flows of our operating subsidiary and the payment of funds by this operating subsidiary to us in the form of dividends, distributions or otherwise. The ability of our subsidiary to make any payments to us depends on their earnings, the terms of their indebtedness, including the terms of any credit facilities and legal restrictions. Any failure to receive dividends or distributions from our subsidiary when needed could have a material adverse effect on our business, results of operations or financial condition.

We will need additional capital, and we cannot be sure that additional financing will be available.

As of and for the nine month period ended September 30, 2023, we incurred net loss from continuing operations of $22,233,949 and retained earnings deficit of $69,560,075 and as of and for the year ended December 31, 2022, AERWINS has incurred operating losses of $13,435,045 and retained earnings deficit of $46,451,520. Our ability to continue as a going concern is dependent on us obtaining adequate capital to fund operating losses until we become profitable. Our ability to obtain financing will depend, among other things, on our development efforts, business plans, operating performance and condition of the capital markets at the time we seek financing. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our common stock, and the existing stockholders may experience dilution.

A new health epidemic could significantly disrupt our operations and adversely affect our results of operations.

Our business could be significantly affected by public health epidemics that may hit the United States and/or other countries where we may sell our products, such as the outbreak of coronavirus, avian influenza, severe acute respiratory syndrome, or SARS, Zika virus, Ebola virus or other disease. For example, the severity of the recent COVID-19 pandemic resulted in lock-downs, travel restrictions and quarantines imposed by governments across the world and materially affected general commercial activities on a global scale.

A COVID-19 outbreak may result in potential customers failing to place orders for our planned MAV or make payments on amounts owed to us in a timely manner or at all, which may materially and adversely impact our business and result of operations. Lingering effects of the COVID-19 pandemic has caused, and is expected to cause in the near future, an economic downturn in many countries. Such general economic slowdown may reduce the demand for our products.

Our business performance may be adversely affected if the growth of the Air Mobility Vehicle industry slows down.

In the manned air mobility business, we have acquired various technological expertise and relationships with various technology partners. We recognize that this trend will continue in the future. However, if the growth of the market slows down due to laws and regulations, economic trends, or changes in social awareness that restrict business in the industries in which we are involved, and if our business does not expand accordingly, our business performance may be affected.

Our future growth depends on the demand for, and customers’ willingness to adopt, our planned Manned Air Vehicle.

We operate in the new and evolving Manned Air Vehicle (“MAVs”) industry. Our business and operating results depend in large part on the acceptance of and demand for our MAVs. The success of these products are and will be subject to risks, including with respect to:

●	the extent of market reception and adoption of MAVs as transportation and logistics solutions;
●	our navigating a new and evolving regulatory environment;
●	our timely fulfillment of product orders;
●	our ability to produce safe, high-quality and cost-effective MAVs on an ongoing basis;
●	the performance of our MAVs relative to customer expectations and customers’ interest in and demand for our MAVs; and
●	our building a well-recognized and respected brand.

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Our failure to manage the risks described above may discourage current or potential customers from purchasing our MAVs, and there may be downward price pressure on our MAVs. If the market for MAVs does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be materially and adversely affected.

We may be unable to make product deliveries as we have not completed the design of our planned MAV and due to limited production capacity.

Commercial production of our manned MAVs requires that we complete the design of our planned MAV and timely and adequate supply of various types of raw materials and components, as well as mass production capacity and efficient manufacturing and assembly. We have no experience in high-volume manufacturing of our MAVs. We cannot assure you that we will be able to complete the design of the MAV as we expect and to commence production on an efficient and cost-effective basis , or to procure sufficient raw materials and components to meet our future production requirements. We expect to rely on Helicopter Technology to produce our MAV’s. While we expect to obtain components from multiple sources whenever possible, disruption in the supply of components could temporarily disrupt commercial production of our MAVs. We may experience operational difficulties with Helicopter Technology or other contract manufacturers we may utilize in the future, including reductions in the availability of production capacity, failure to comply with product specifications, insufficient quality control, failure to meet production deadlines, increases in manufacturing costs and longer lead time. Any of the foregoing could result in our failure to make timely deliveries to our customers. Such failure would materially and adversely affect our business, results of operations, financial condition and prospects.

We may not be able to engage customers successfully and to obtain meaningful orders in the future.

Our success depends on our ability to generate revenue and operate profitably, which depends in part on our ability to identify customers and convert them into orders for our MAV’s. We do not currently have any revenue or orders from customers. If we are unable to negotiate, finalize and satisfy the conditions of customer orders, or only able to do so on terms that are unfavorable to us, we will not be able to generate any revenue, which would have a material adverse effect on our business, prospects, operating results and financial condition. Further, if our targeted customers do not commit to make meaningful orders, or at all, it could adversely affect our business, prospects and results of operations. Delays in delivery of the MAV, unexpected performance problems or other events could cause us to fail to meet contractual commitments to deliver the MAV, resulting in defects in material or workmanship or unexpected problems in our manufacturing process, which could lead to unanticipated revenue and earnings losses and financial penalties. The occurrence of any of these events could harm our business, prospects, results of operations and financial results.

Our reputation and the trading price of our common stock may be negatively affected by adverse publicity or detrimental conduct against us.

Adverse publicity concerning our failure or perceived failure to comply with legal and regulatory requirements, alleged accounting or financial reporting irregularities, regulatory scrutiny and further regulatory action or litigation could harm our reputation and cause the trading price of our common stock to decline and fluctuate significantly. The negative publicity and the resulting decline of the trading price of our common stock may lead to the filing of shareholder class action lawsuits against us and some of our senior executive officers, and may potentially have further severe impact on the market price of our common stock and divert management’s attention from the day-to-day operations of our company.

We may continue to be the target of adverse publicity and detrimental conduct against us, including complaints, anonymous or otherwise, to regulatory agencies regarding our operations, accounting, revenues and regulatory compliance. Additionally, allegations against us may be posted on the internet by any person or entity which identifies itself or on an anonymous basis. We and our subsidiaries may be subject to government or regulatory investigation or inquiries, or shareholder lawsuits, as a result of such third-party conduct and may be required to incur significant time and substantial costs to defend ourselves, and there is no assurance that we and our subsidiaries will be able to conclusively refute each of the allegations within a reasonable period of time or at all. Our reputation may also be negatively affected as a result of the public dissemination of allegations or malicious statements about us, which in turn may materially and adversely affect the trading price of our common stock.

We are a relatively young company with a short operating history, and we may not be able to achieve growth, effectively manage our growth or implement our business strategies.

Although our subsidiary, ALI had been providing air mobility solutions since September 2016, we discontinued all of its operations as of December 27, 2023 when we filed a voluntary bankruptcy petition with the Tokyo District Court. Consequently, our historical performance will not be indicative of our future performance due to our limited operating history related to the development and commercialization of our MAV business. Furthermore, our short history of accepting orders for the MAVs developed by ALI and delivering them to customers for testing, training and demonstration purposes is no longer indicative of our future performance relative to the MAV that is being redesigned by us in the United States. There is only a limited historical basis for making judgments on the demand for our planned MAV currently under development or our ability to produce and deliver MAVs, or to become profitable in the future.

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You should consider our business and future prospects in light of the risks and challenges we face as a new entrant to a nascent industry, including risks and challenges associated with our ability to:

●	Design, develop and manufacture a safe product;
●	maintain reliable, secure, high-performance and scalable infrastructure;
●	identify suitable facilities to commence manufacturing;
●	navigate the evolving and complex regulatory environment across all the markets in which we plan to operate;
●	anticipate and adapt to changing market conditions, including technological developments and changes in the competitive landscape, and adjust, manage and execute our marketing and sales activities to cater to local economic and demographic conditions, cultural differences and customer preferences across all markets we enter into;
●	successfully market our MAV business;
●	improve and maintain our operational efficiency; and
●	attract, retain and motivate talented employees.

If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected.

As our business grows, we or our subsidiaries may adjust our product offerings. These adjustments may not bring about expected results and may instead have a material and adverse impact on our financial condition and results of operations. Our revenue structure may continue to evolve in response to market demand. In particular, we expect the revenue from sales of MAVs to begin in 2027. Our growth is dependent on the development of a redesigned MAV. We may not accurately identify market needs before we invest in the development of our planned MAV. In addition, we might face difficulties or delays in the development process, which may result in continued losses.

In pursuit of our growth strategy, we or our subsidiaries may enter into new strategic relationships to further penetrate our targeted markets. Should these relationships fail to materialize and develop into demand or orders for our products , or should we fail to work effectively with these companies, we may lose opportunities to generate sales growth and our business, results of operations and financial condition could be adversely affected.

We may not be successful in competing in the MAV industry.

We operate in the MAV industry. In addition to competing with other MAV companies, we compete with traditional industry players providing similar solutions, such as aircraft and ground transportation service providers. Many of our current and potential competitors, particularly international competitors, have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products.

We expect competition in our industry to intensify in the future in light of increased demand for alternative transportation, continuing globalization and consolidation in the global MAV industry. Factors affecting competition include, among others, ability to innovate, development speed, product quality, reliability, safety and features, pricing and customer service. Increased competition may lead to lower MAV unit sales and increased inventory, which may result in downward price pressure and adversely affect our business, financial condition, operating results and prospects.

Our ability to successfully compete in our industry will be fundamental to our future success in existing and new markets and will affect our market share. If our competitors introduce MAVs or services that are superior in quality or performance and/or lower in price compared with our planned MAV, we may be unable to attract customers at prices that would allow us to generate attractive rates of return on our investment, if at all.

We face risks related to our information technology systems, and potential cyber-attacks and security and privacy breaches.

Our use of technology is critical in our continued operations. We are susceptible to operational, financial and information security risks resulting from cyber-attacks and/or technological malfunctions. Successful cyber-attacks and/or technological malfunctions affecting us, or our service providers can result in, among other things, financial losses, the inability to complete development and production of our planned MAV, the unauthorized release of customer information or confidential information and reputational risk. We have not experienced any material losses to date relating to cybersecurity attacks, other information breaches or technological malfunctions. However, there can be no assurance that we will not incur such losses in the future. As cybersecurity threats continue to evolve, we may be required to use additional resources to continue to modify or enhance protective measures or to investigate security vulnerabilities.

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We may store and collect personal information about future customers and will be responsible for protecting that information from privacy breaches that may occur through procedural or process failure, information technology malfunction or deliberate unauthorized intrusions. Any such theft or privacy breach would have a material adverse effect on our business, prospects, revenue, results of operation and financial condition. We are subject to laws, rules and regulations in the United States and other jurisdictions relating to the collection, processing, storage, transfer and use of personal data. Our ability to execute transactions and to possess and use personal information and data in conducting our business subjects us to legislative and regulatory burdens that may require us to notify regulators and customers, employees and other individuals of a data security breach. Evolving compliance and operational requirements under the privacy laws, rules and regulations of jurisdictions in which we operate impose significant costs that are likely to increase over time. In addition, non-compliance could result in proceedings against us by governmental entities and/or significant fines, could negatively impact our reputation and may otherwise adversely impact our business, financial condition and operating results.

An accident involving an MAV provided by us or another manufacturer could harm the MAV industry.

An accident involving an MAV provided by us or another manufacturer could cause regulatory agencies around the world to tighten restrictions on the use of MAVs, particularly over-populated areas, and could cause the public to lose confidence in our products and MAVs generally. There are risks associated with autopilot, flight control, communications and other advanced technologies, and, from time to time, there have been accidents associated with these technologies. The safety of certain cutting-edge technologies depends in part on user interaction, and users may not be accustomed to using such technologies. We or our subsidiaries could face unfavorable and tightened regulatory control and intervention on the use of autopilot and other advanced technologies and be subject to liability and government scrutiny to the extent accidents associated with our autonomous navigation systems occur. Should a high-profile accident occur resulting in substantial casualty or damages, involving our MAVs, public confidence in and regulatory attitudes toward MAVs could deteriorate. Any of the foregoing could materially and adversely affect our results of operations, financial condition and growth prospects.

We may be compelled to undertake product recalls or take other actions, which could adversely affect our brand image and results of operations.

Our MAVs may not perform in line with customers’ expectations. Any product defects, accidents or any other failure of our MAVs to perform as expected could harm our reputation and result in adverse publicity, revenue loss, delivery delays and product recalls, which could harm our brand and reputation. Any product recall or lawsuit seeking significant monetary damages either in excess of or outside of our insurance coverage may have a material adverse effect on our business and financial condition. In the future, we may, voluntarily or involuntarily, initiate a recall if any of our MAVs, including any systems or components sourced from our suppliers, prove to be defective or noncompliant with applicable laws and regulations. Such recalls, whether voluntary or involuntary and whether caused by systems or components engineered or manufactured by us or our suppliers, could incur significant expenses and adversely affect our brand image in our target markets. They may also inhibit or prevent commercialization of our current and future product candidates.

We may become subject to product liability claims or warranty claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may be exposed to significant product liability claims if our MAVs do not perform as expected or malfunction. Any defects, errors, or failures in our products or the misuse of our MAVs, operating systems and infrastructure could also result in injury, death or property damage. Our risks in this area are particularly pronounced given we have limited field experience in the operation or development of MAVs. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our MAVs and business and inhibit or prevent commercialization of our current and future MAV models. Any insurance coverage we may obtain in the future might not be sufficient to cover all potential product liability claims. In addition, insurance coverage may not be available in the future at economical prices, or at all. Even if we are fully insured as it relates to a claim, the claim could nevertheless diminish our brand and divert management’s attention and resources, which could have a negative impact on our business, financial condition and result of operations.

We plan to generally provide standard warranties on our MAVs. The term of a warranty is expected to be between six months to three years, depending on the product line and the specific part or component. The occurrence of any material defects in our MAVs could make us liable for damages and warranty claims. In addition, we could incur significant costs to correct any defects or other problems, including costs related to product recalls. Warranty claims may also lead to litigation. Any negative publicity related to the perceived quality of our MAVs could affect our brand image, decrease retailer, distributor and customer demand, and adversely affect our operating results and financial condition.

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If we fail to successfully develop and commercialize new products, services and technologies that are well received by customers, our operating results may be materially and adversely affected.

Our future growth depends on whether we can continually develop and introduce new generations of our existing MAV product lines and update our operating systems and infrastructure with enhanced functionalities and value-added services. This is particularly important in the current industry landscape where technologies and consumer preferences evolve rapidly, which may shorten the lifecycles of our existing products. We plan to upgrade our current MAV model and introduce new models in order to continue to provide MAVs with the latest technologies. As technological advancements can be complex and costly, we could experience delays in the development and introduction of new products and services in the future.

Our ability to roll out new and innovative products and services depends on a number of factors, including significant investments in research and development, quality control of our products and services and effective management of our supply chain. We may need to devote more resources to the research and development of new or enhanced products, services and technologies, which may reduce our profitability. In addition, our research and development efforts may not yield the benefits we expect to achieve in a timely manner, or at all. To the extent that we are unable to execute our strategy of continuously introducing new and innovative products, diversifying our product portfolio and satisfying consumers’ changing preferences, we may not be able to grow our user base, and our competitive position and results of operations may be adversely affected. Even if we are able to keep up with technological changes and develop new models, our prior models may as a result become obsolete sooner than expected, potentially reducing our return on investment.

We have no experience in managing sales to multiple countries and we are subject to a variety of costs and risks due to our continued international expansion.

One of our core strategies is international expansion. We generally have less experience in marketing, selling and deploying our MAVs in markets outside the U.S. and Japan. International expansion will require us to invest significant capital and other resources, and our efforts may not be successful. International sales and operations are subject to risks such as:

●	limited brand recognition;

●	costs associated with establishing new distribution networks;

●	difficulty in finding qualified partners for overseas distribution;

●	inability to anticipate changes in local market conditions, economic landscapes, and consumers’ preferences and customs;

●	difficulties in staffing and managing foreign operations;

●	lack of familiarity with and understanding of the local legal, regulatory and policy frameworks, as well as burdens of complying with a wide variety of local laws and regulations, including those governing personal data protection and safety control;

●	political and economic instability;

●	trade restrictions;

●	differing employment laws and practices, as well as potential labor disruptions;

●	the imposition of government controls;

●	lesser degrees of intellectual property protection;

●	tariffs and customs duties and the classifications of our goods by applicable governmental bodies; and

●	a legal system subject to undue influence or corruption.

Additionally, to export our MAVs to certain jurisdictions, we may face challenges in coordinating with the U.S., Japanese and the applicable foreign governments and regulatory authorities. If we cannot export our MAVs to such jurisdictions, our business, prospects, financial condition and operating results may be materially and adversely impacted.

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The failure to manage any of these risks could negatively affect our international business and consequently our overall business and operating results. In addition, the concern over these risks may also prevent us from entering into, or marketing, selling or releasing our MAVs in, certain markets.

Our operations may be interrupted by production difficulties or delays due to mechanical failures, utility shortages or stoppages, fire, natural disaster or other calamities at or near our facilities.

Production difficulties, such as capacity constraints, mechanical and systems failures and the need for equipment upgrades, may suspend our production and/or reduce our output. There can be no assurance that Helicopter Technology will not experience problems with its production facilities in the future or that it will be able to address any such problems in a timely manner. Problems with key equipment in one or more of Helicopter Technology’s production facilities may affect its ability to produce our MAVs or cause us to incur significant expenses to repair or replace such equipment. Scheduled and unscheduled maintenance programs may affect our production output. Any of these could have a material adverse effect on our business, financial condition, results of operations and prospects.

We depend on a continuous supply of utilities, such as electricity and water, to operate the production facilities operated by Helicopter Technology. Any disruption to the supply of electricity or other utilities may disrupt its production, or cause the deterioration or loss of inventory. This could adversely affect our ability to fulfill our sales orders and consequently may have an adverse effect on our business and results of operations. In addition, fire, natural disasters, pandemics or extreme weather, including droughts, floods or other storms, or excessive cold or heat, could cause power outages, fuel shortages, water shortages, damage to Helicopter Technology’s production, processing or distribution facilities or disruption of transportation channels, any of which could impair or interfere with our planned future operations. We cannot assure you that such events will not happen in the future or that we will be able to take adequate measures to mitigate the likelihood or potential impact of such events, or to effectively respond to such events if they occur.

Weather and seasonality may have a material adverse effect on our operations.

Future sales of our MAVs may be affected by weather and seasonality. Potential customers may choose alternative transportation instead of our MAVs in severe weather conditions in consideration of safety factors, even if our MAVs are able to endure such conditions. As a result, our business, financial condition and operating results may be materially and adversely impacted by the weather conditions. Our operating results may vary from period to period due to many factors, including seasonal factors that may have an effect on the demand for our MAVs in the future. As a result, our quarterly results of operations and financial position at the end of a particular quarter may not necessarily be representative of the results we expect at year-end or in other quarters of a year. Our operating results would suffer if we did not achieve revenues consistent with our expectations due to seasonal demand and weather changes because many of our expenses are based on anticipated levels of annual revenues.

Any decline in the business of our business partners or the deterioration of our relationship with them could have a material adverse effect on our operating results.

We collaborate with various business partners to promote our MAVs. There can be no guarantee that those business partners will continue to collaborate with us in the future. If we are unable to maintain good relationships with our business partners, or the business of our business partners declines, the reach of our products may be adversely affected and our ability to maintain and expand our user base may decrease.

Most of the agreements with our business partners do not prohibit them from working with our competitors or from offering competing services. If our partners change their standard terms and conditions in a manner that is detrimental to our business, or if our business partners decide not to continue working with us, or choose to devote more resources to supporting our competitors or their own competing products, we may not be able to find a substitute on commercially favorable terms, or at all, and our competitive advantages may diminish.

If we fail to comply with environmental and work safety laws and regulations, we could become subject to fines or penalties or incur costs that could harm our business.

We are subject to numerous environmental and work safety laws and regulations. We also could incur significant costs associated with civil or criminal fines and penalties for failure to comply with such laws and regulations. Environmental and social laws and regulations have tended to become increasingly stringent. There has been increased global focus on environmental and social issues and it is possible that countries may potentially adopt more stringent standards or new regulations in these areas. To the extent regulatory changes occur in the future, they could result in, among other things, increased costs to our company. In addition, we may incur substantial costs in order to comply with current or future environmental and work safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Our failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

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If our current or future business partners, contractors, suppliers, sales agents, dealers or third-party logistics services providers fail to use ethical business practices and comply with applicable laws and regulations, our brand image could be harmed due to negative publicity beyond our own control.

Our reputation is sensitive to allegations of unethical business practices. We do not control the business practices of our current or future business partners, independent contractors and suppliers, sales agents, dealers or third-party logistics services providers. Accordingly, we cannot guarantee their compliance with ethical business practices, such as environmental responsibilities, fair wage practices, and compliance with child labor laws, among others. A lack of demonstrated compliance could lead us to seek alternative suppliers, sales agents or dealers, which could increase our costs and result in delayed delivery of our products, product shortages or other disruptions of our operations. Violation of labor or other laws by our suppliers, business partners, sales agent, dealers or third-party logistics services suppliers or the divergence of their labor or other practices from those generally accepted as ethical in the markets in which we do business could also attract negative publicity, diminish our brand image and reduce demand for our MAVs.

If customers modify our MAVs or operating systems, the MAVs may not operate properly, which may cause damage, create negative publicity and harm our business.

Our future customers may try to modify our MAVs or operating systems for various reasons, which could compromise the performance and safety of our MAVs, as well as the safety of their passengers. During such modifications, they may use third-party parts that may not be compatible with our products. We do not plan to test, nor do we plan to endorse, such modification. In addition, the use of improper external cabling can expose our customers to injury from MAV malfunctioning. Any injuries or damages resulting from such modifications or misuses could result in adverse publicity, which would negatively affect our brand and harm our business, prospects, financial condition and operating results.

Failure to safeguard personal information could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.

We may log information about each MAV’s use, such as mileage and location information, in order to aid us in vehicle diagnostics, repair and maintenance, as well as to help us customize and optimize the flying experience. Images and videos captured by cameras attached to our MAVs may be stored on our servers, servers of third-party cloud storage providers or other servers designated by our customers. We, therefore, process, including but not limited to collect, store, process, use, transfer, provide, disclose and delete, personal data from our users in order to better understand our users and their needs for the purpose of our content feeds recommendation. Possession and use of our users’ flying behavior and data in conducting our business may subject us to legislative and regulatory oversight in Japan and other jurisdictions, such as the European Union and the United States. For example, in January 2018, the European Union promulgated the General Data Protection Regulation to further protect fundamental rights in privacy and personal information so that members of the general public have more control over their personal information. Regulations in relevant jurisdictions may require us to obtain user consent for the collection of personal information, restrict our use of such personal information and hinder our ability to expand our user base. In the event of a data breach or other unauthorized access to our user data, we may have obligations to notify users about the incident and we may need to provide some form of remedy for the individuals affected by the incident.

Concerns or claims about our practices with regard to the processing of personal information or other privacy-related matters, even if unfounded, could damage our reputation and results of operations. In the Japanese, governmental authorities have enacted a series of laws and regulations to enhance the protection of privacy and data. We may need to adjust our business to comply with data security requirements and other laws and regulations from time to time.

As laws and regulations in Japan on the protection of privacy and data are constantly evolving, complying with new laws and regulations could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business.

Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by such laws, regulations or obligations. Any failure on our part to comply with applicable laws or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, collection, transfer, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing users from using our platform or result in investigations, fines, suspension of our app, or other penalties by government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. In addition, the interpretation and application of the aforementioned laws and regulations are often uncertain and in flux. Our practice may become inconsistent with these laws and regulations.

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Our platform and internal systems depend on the ability of software and hardware developed and maintained internally and/or by third parties to store, retrieve, process and manage immense amounts of data, including personal information or other privacy-related matters. The software and hardware on which we rely may now or in the future contain, undetected programming errors, bugs, or vulnerabilities which may result in errors or compromise our ability to protect the data of our users and in turn adversely affect our business, financial condition and operation results. Any systems failure or compromise of security that results in the unauthorized access to or release of the data, photo or messaging history of our users could significantly limit the adoption of our services, as well as harm our reputation and brand, result in litigation against us, liquidation and other damages, regulatory investigations and penalties, and we could be subject to material liability. Additionally, we connect our platform with software development kit provided by third parties who may also process users’ data. The integrity of our user data also depends on their ability to secure and protect the data they process. The risk that these types of events could seriously harm our business is likely to increase as we expand the scope of services we offer and as we increase the size of our user base.

We may also become subject to laws and regulations affecting data protection, data privacy and/or information security in other jurisdictions by virtue of having users who reside in these jurisdictions, even if we do not have a physical presence there. Many jurisdictions have in the past adopted, and may in the future adopt, new laws and regulations, or amendments to existing laws and regulations, affecting data protection, data privacy and/or information security, such as the General Data Protection Regulation, or the GDPR, adopted by the European Union that became fully effective on May 25, 2018. The interpretation and application of these laws or regulations are often uncertain and in flux. We cannot guarantee you that our practice is consistent with these laws and regulations and our practice may become inconsistent with these laws and regulations, if so, we could be subject to fines and orders requiring that we change our practices, which could have an adverse effect on our business and results of operations. Complying with new data laws and regulations could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business.

If users allege that we have improperly used, released or disclosed their personal information, we could face legal claims and reputational damage. We may incur significant expenses to comply with privacy, consumer protection and security standards and protocols imposed by law, regulation, industry standards or contractual obligations. A major breach of our network security and systems could create serious negative consequences for our business and future prospects, including possible fines, penalties, reduced customer demand for our MAVs, and harm to our reputation and brand.

The execution of our business plans requires a significant amount of capital. In addition, our future capital needs may require us to sell additional equity or debt securities that may dilute the equity interests of our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends.

We will need significant capital to, among other things, complete the design, development and manufacturing of the MAV and roll out new products and solutions. We may also need significant capital to maintain our existing property and equipment. Our expected sources of capital include both equity and debt financing. However, financing might not be available to us in a timely manner or on acceptable terms, or at all.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plans. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities, substantially change our current corporate structure, or even curtail or discontinue our operations.

In addition, our future capital needs and other business concerns could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute the equity interests of our shareholders. Additional indebtedness would increase our debt-service obligations and may be accompanied by covenants that would restrict our operations or our ability to pay dividends to our shareholders.

We are subject to risks associated with strategic alliances or acquisitions. If we cannot manage the growth of our business or execute our strategies effectively, our business and prospects may be materially and adversely affected.

We have entered into strategic alliances with various business partners, and may in the future enter into joint research and development agreements or co-branding agreements with third parties to further our business purpose from time to time. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third parties and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties. If any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

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Although we currently do not have any specific acquisition plans, if appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to any required shareholders’ approval, we may also have to obtain approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable Japanese laws and regulations, which could result in delays and increased costs, and may derail our business strategy if we fail to do so. Furthermore, past and future acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our business operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

We and our operating subsidiary have no insurance coverage, which could subject us to significant costs and business disruption.

We and our operating subsidiary have no liability insurance coverage for our products and business operations because our business is still in the early development stage. We may not be able to secure additional product liability insurance coverage on acceptable terms or at reasonable costs when needed. A successful liability claim against us, our subsidiaries or its subsidiaries due to injuries or damages suffered by our users could materially and adversely affect our financial condition, results of operations and reputation. Even if unsuccessful, such a claim could cause us adverse publicity, require substantial costs to defend, and divert the time and attention of our management. In addition, we do not have any business disruption insurance. Any business disruption could result in substantial cost to us and diversion of our resources. Furthermore, Japan, the United States or any other jurisdiction relevant to our business may impose requirements for maintaining certain minimum liability or other insurance relating to the operation of MAVs. Such insurance policies could be costly, which would reduce the demand for our MAVs. Alternatively, certain insurance products that would be desirable to MAV operators may not be commercially available, which would increase the risks of operating our MAVs and also reduce the demand for them.

We are involved in litigation from time to time and, as a result, we could incur substantial judgments, fines, legal fees or other costs.

We may be the subject of complaints or litigation from customers, suppliers, employees or other third parties for various actions. The damages sought against us in some of these litigation proceedings could be substantial. We cannot assure you that we will always have meritorious defenses to the plaintiffs’ claims. While the ultimate effect of these legal actions cannot be predicted with certainty, our reputation and the result of operations could be negatively impacted. The proceedings we may be involved in from time to time, including the aforementioned bankruptcy proceedings, could incur substantial judgments, fines, legal fees or other costs and have a material adverse effect on our business, financial condition, results of operations and cash flows.

Any financial or economic crisis or perceived threat of such a crisis may materially and adversely affect our business, financial condition and results of operations.

We are subject to risks inherent in economic volatility and disruptions that may arise. For example, the global financial markets experienced significant disruptions in 2008. The recovery since then has been geographically uneven. New challenges have also emerged, including the escalation of the European sovereign debt crisis since 2011, the hostilities in the Ukraine, the end of quantitative easing by the U.S. Federal Reserve and the economic slowdown in the Eurozone in 2014. More recently, in response to inflation, central bank interest rate increases, slowing of economic growth and other factors, stock markets across the world have experienced significant volatility and downward price pressure in 2022. It is unclear whether these challenges will be contained and what effects they each may have. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies, including Japan’s. Economic conditions in Japan are sensitive to global economic conditions. Any prolonged slowdown in Japan’s economic development might lead to tighter credit markets, increased market volatility, sudden drops in business and customer confidence and dramatic changes in business and customer behaviors.

We face risks related to natural disasters, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities such as typhoons, tornadoes, floods, earthquakes and other adverse weather and climate conditions. Although we may have in the future servers that are hosted in an offsite location, future backup systems may not capture data on a real-time basis, and we may be unable to recover certain data in the event of a server failure. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to design, develop and produce the MAVs.

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If the landlords of our and our subsidiaries’ leased properties fail to properly maintain and renovate such premises, buildings or facilities in a timely manner or at all, the operation of our offices could be materially and adversely affected.

We and our subsidiaries lease all the premises used in our operations from third parties. We and our subsidiaries require the landlords’ cooperation to effectively manage the condition of such premises, buildings and facilities. In the event that the condition of the office premises, buildings and facilities deteriorates, or if any or all of our and our subsidiaries’ landlords fail to properly maintain and renovate such premises, buildings or facilities in a timely manner or at all, the operation of our offices could be materially and adversely affected.

Because our long-term growth strategy involves expansion of our sales to customers outside the United States, our business will be susceptible to risks associated with international operations.

A component of our growth strategy involves the expansion of our operations and customer base worldwide. We plan to establish locally owned, independent dealers and distributors in international offices in the future. These international dealers and distributors will focus primarily on sales, professional services and support. Our future international operations and future initiatives will involve a variety of risks, including:

●	difficulties in maintaining our company culture with a dispersed and distant workforce;

●	more stringent regulations relating to data security and the unauthorized use of, or access to, commercial and personal information;

●	the timing of our sales with our international clients and related revenue recognition is difficult to predict because of the length and unpredictability of the sales cycle for these clients;

●	unexpected changes in regulatory requirements, taxes or trade laws;

●	differing labor regulations where labor laws are generally more advantageous to employees as compared to Japan, including deemed hourly wage and overtime regulations in these locations;

●	challenges inherent in efficiently managing an increased number of employees, including remote employees, over large geographic distances, including the need to implement appropriate systems, policies, benefits and compliance programs;

●	difficulties in managing a business in new markets with diverse cultures, languages, customs, legal systems, alternative dispute systems and regulatory systems;

●	currency exchange rate fluctuations and the resulting effect on our revenue and expenses, and the cost and risk of entering into hedging transactions if we chose to do so in the future;

●	global economic uncertainty caused by global political events;

●	limitations on our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries;

●	limited or insufficient intellectual property protection;

●	political instability or terrorist activities;

●	likelihood of potential or actual violations of domestic and international anticorruption laws, such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act, or of U.S. and international export control and sanctions regulations, which likelihood may increase with an increase of sales or operations in foreign jurisdictions and operations in certain industries; and

●	adverse tax burdens and foreign exchange controls that could make it difficult to repatriate earnings and cash.

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Our inexperience in operating our business internationally increases the risk that any potential future expansion efforts that we may undertake will not be successful. If we invest substantial time and resources to establish our international operations and are unable to do so successfully and in a timely manner, our business and operating results will suffer. We continue to implement policies and procedures to facilitate our compliance with U.S. laws and regulations applicable to or arising from our international business. Inadequacies in our past or current compliance practices may increase the risk of inadvertent violations of such laws and regulations, which could lead to financial and other penalties that could damage our reputation and impose costs on us.

Our customers may fail to pay us in accordance with the terms of their agreements, at times necessitating action by us to attempt to compel payment.

If our customers fail to pay us in accordance with the terms of our agreements, we may be adversely affected both from the inability to collect amounts due and the cost of enforcing the terms of our agreements, including litigation and arbitration costs. The risk of these issues increases with the term length of our customer arrangements. Furthermore, some of our customers may seek bankruptcy protection or other similar relief and fail to pay amounts due to us, or pay those amounts more slowly, either of which could adversely affect our results of operations, financial condition and cash flow.

We believe our success depends on investing in the growth of our plans to expand sales to markets outside the United States. If our investments in these markets are greater than anticipated, or if our customer growth or sales in these markets do not meet our expectations, our results of operations and financial condition may be adversely affected.

We believe our success depends on expanding our business into new geographic markets and attracting customers in countries other than the United States. We anticipate continuing to expand our sales operations worldwide by establishing locally owned, independent dealers and distributors once we begin to commercialize the MAVs in 2027. This includes entering into distribution agreements with companies who have existing operations in these markets. We currently do not have any dealer or distributor agreements in place. If we are unable to enter into dealer or distributor agreements in these markets or if our customer growth or sales in these markets do not meet our expectations or justify the cost of the initial investments, our results of operations and financial condition may be adverse affected.

Risks Related to Our Dependence on Third Parties

We expect to rely on third-party distributors for sales, marketing and distribution activities relating to our MAVs.

Currently we do not rely on any third-party distributors for sales, marketing and distribution activities relating to our MAVs as are in the process of redesigning our MAV. However, some of our business partners may act as third-party distributors that sell, market and distribute our MAVs to their customers in the future. Accordingly, we may be subject to a number of risks associated with third-party distributors, including a lack of day-to-day control over the activities of third-party distributors selling or using our products and solutions; third-party distributors may terminate their arrangements with us on limited or no notice, or may change the terms of these arrangements in a manner that is unfavorable to us for reasons outside of our control; and any disagreements with our third-party distributors could lead to costly and time-consuming litigation or arbitration. If we fail to establish and maintain satisfactory relationships with our third-party distributors, we may not be able to sell, market and distribute our MAVs according to our internal budget and plans, our future revenues and market share may not grow at a pace that we expect, and we could be subject to increases in sales and marketing and other costs which would harm our results of operations and financial condition.

We will rely on external suppliers for raw materials and certain key externally sourced components and parts used in the assembly of our MAVs, and have limited control over the quality of these components and parts.

We plan to purchase certain key externally sourced components and raw materials, such as computers chips, batteries, motors and electronic displays, from external suppliers for use in our assembly, production and operations of MAVs. A continuous and stable supply of components and raw materials that meet our standards is crucial to our assembly, production and operations. We cannot assure you that we will be able to establish or maintain relationships with suppliers and be able to stably source key components and raw materials at reasonable prices, or at all. Since our MAV is currently under development, we have not identified all of the inputs needed to manufacture it. Consequently, we have not identified the suppliers we will needed until we further along with our development work. Further, once suppliers have been identified, the supply of key components could be interrupted for any reason, or there could be significant increases in the prices of these key components. Additionally, changes in business conditions, force majeure, governmental changes and other factors beyond our control, or that we do not presently anticipate, could also affect our prospective suppliers’ ability to deliver components to us on a timely basis. If any of these events occurs, our business, financial condition, results of operations and prospects may be materially and adversely affected.

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We cannot guarantee that the quality of components and parts manufactured by prospective suppliers will be consistent and maintained at a high standard. Any defects of or quality issues with these components or any noncompliance incidents associated with these third-party suppliers could result in quality issues with our MAVs and hence compromise our brand image and results of operations. In extreme situations, we may be exposed to liabilities as a result of significant damages caused by certain components from external suppliers and we cannot assure you that we will be able to obtain sufficient insurance coverage at an acceptable cost in the future. A successful claim brought against us in excess of our available insurance coverage may have a material adverse effect on our business, financial condition and operating results.

We expect to rely on third-party logistics providers to deliver our domestic sales orders and overseas orders. Inadequate third-party logistics services or failure to mitigate the risks of damage or disruption to our distribution logistics could adversely affect our business.

Our ability to transport and sell our MAVs is critical to our success across our operations. We expect to rely on third-party logistics service providers to deliver our domestic sales orders and overseas orders. Damage or disruption to our distribution logistics due to disputes, weather, natural disasters, fire, explosions, terrorism, pandemics or labor strikes could impair our ability to distribute or sell our MAVs. Inadequate third-party logistics services could also potentially disrupt our distribution and sales and compromise our business reputation. Failure to take adequate steps to mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations, as well as require additional resources to restore our supply chain.

Risks Related to Employee Matters

Our success depends on the continuing efforts of our key employees, including our senior management members, directors and other key personnel. If we fail to hire, retain and motivate our key employees and directors, we could lose the innovation, collaboration and focus that contribute to our business.

We believe that our success depends substantially on the continued efforts of our key employees, including our senior management members, directors and other qualified and key personnel. We rely on our executive officers, senior management, directors and key employees to generate business, execute programs successfully and provide strategic oversight of our business. In addition, the relationships and reputation that members of our management and key employees have established and maintain with key partners contribute to our ability to implement our initiative to redesign, develop and manufacture the MAVs. The loss of any key personnel or our failure to attract additional talent could reduce our employee retention, disrupt these initiatives and operations, increase our costs of development and impair our revenue growth and competitiveness.

As previously disclosed by us in Form 8-K’s filed with the SEC, in March 2023 and May 2023, four of our directors resigned, one of whom was our former Chief Executive Officer (Shubei Komatsu, Steve Iwamura, Dr. Sayama and Marehiko Yamada) who were appointed on February 9, 2023 upon completion of our merger with AERWINS. In addition, on March 27, 2023, our former Chief Product Officer, Kazuo Miura was removed from his position by the Board, on July 17, 2023 Daisuke Katano resigned as a director and on July 25, 2023 he resigned as our Chief Operating Officer. The resignations and removal of these officers were not the result of any disagreement with our company on any matter relating to our operations, policies or practices. Our board of directors appointed four new directors (Kiran Sidhu on May 15, 2023 and Katharyn (Katie) Field and Pavanveer (Pavan) Gill on May 22, 2023 and Robert Lim on July 18, 2023) and promoted Taiji Ito from his position as our Global Markets Executive Officer to Chief Executive Officer on March 20, 2023. The duties of Messrs. Miura and Katano were assumed by other members of our management team and on August 24, 2023, we appointed Yinshun (Sue) He as our Chief Financial Officer following the resignation of Kensuke Okabe. As previously disclosed by us in a Form 8-K filed with the SEC on July 20, 2023, on July 18, 2023 Kiran Sidhu, the chairman of our board of directors and audit committee was appointed as Executive Chairman of the Board and President, Katharyn Field was appointed as the chairperson of our audit committee and as its audit committee financial expert and Robert Lim was appointed as a member of the board of directors. In addition, on July 18, 2023, the board of directors changed the composition of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee were changed. See “DESCRIPTION OF BUSINESS–- Officer and Director Changes.” On December 12, 2023, Kiran Sidhu was appointed as our Chief Executive Officer following the resignation of Taiji Ito as our Chief Executive Officer. As part of this change, the Board appointed Ms. Field as the Chairman of the Board to take on the role formerly held by Mr. Sidhu who will remain as a director of the Company in addition to his role as its CEO. Mr. Ito remains as a director of the Company.

While we were able to either reassign duties or timely identify and appoint qualified individuals to replace members of our management team upon their resignation or removal, if one or more of our other executive officers or key employees were unable or unwilling to continue their services with us, we might not be able to replace them easily, in a timely manner, or at all, and we might lose the innovation, collaboration and focus that they contribute to our business.

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The failure to attract and retain additional qualified personnel could prevent us from executing our business strategy.

To execute our business strategy, we must attract and retain highly qualified personnel. In particular, we compete with many other companies for developers with high levels of experience in designing, developing and manufacturing MAVs, as well as for skilled information technology, marketing, sales and operations professionals, and we may not be successful in attracting and retaining the professionals we need. Also, inbound sales, marketing, services, and content management domain experts are very important to our success and are difficult to replace. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and difficulty in retaining highly skilled employees with appropriate qualifications. In particular, we expect to experience a competitive hiring environment in the United States, where we are headquartered. Many of the companies with which we compete for experienced personnel have greater resources than we do. In addition, in making employment decisions, particularly in the MAVs industry, job candidates often consider the value of the stock options or other equity incentives they are to receive in connection with their employment. If the price of our stock declines, or experiences significant volatility, our ability to attract or retain key employees will be adversely affected. If we fail to attract new personnel or fail to retain and motivate our current personnel, our growth prospects could be severely harmed.

Risks Related to Intellectual Property

We and our subsidiaries may need to defend ourselves against claims of intellectual property infringement, which may be time-consuming and costly.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our MAVs, MAV operating systems and infrastructure or their components, which could make it more difficult for us to operate our business. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights by us and our subsidiaries or otherwise assert their rights against us and our subsidiaries. Moreover, our and our subsidiaries’ applications and uses of trademarks relating to our and our subsidiaries’ design, software or artificial intelligence technologies could be found to infringe upon existing trademark ownership and rights. We or our subsidiaries may also fail to apply for key trademarks in a timely manner. We or our subsidiaries may continue to face intellectual property infringement claims in the future.

If we or our subsidiaries are determined to have infringed upon a third party’s intellectual property rights, we or our subsidiaries may be required to do one or more of the following:

●	cease selling, incorporating certain components into, or using MAVs or offering goods or services that incorporate or use the challenged intellectual property;

●	pay substantial damages;

●	seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;

●	redesign our, our subsidiaries or its subsidiaries’ MAVs, MAV operating systems and infrastructure, components or services; or

●	establish and maintain alternative branding for our, our subsidiaries or its subsidiaries’ products and services.

In the event of a successful claim of infringement against us or our subsidiaries and our or our subsidiaries’ failure or inability to obtain a license to the infringed technology or other intellectual property right, our business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, even if frivolous, could result in substantial costs, negative publicity and diversion of resources and management attention.

If we fail to protect, or incur significant costs in defending or enforcing our intellectual property and other proprietary rights, our business, financial condition and results of operations could be materially harmed.

Our success depends, in large part, on our ability to protect our intellectual property and other proprietary rights. We expect to rely primarily on patents, trademarks, copyrights, trade secrets, design rights and unfair competition laws, as well as license agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. However, existing U.S. legal standards relating to the validity, enforceability and scope of protection of intellectual property rights offer only limited protection, may not provide us with any competitive advantages, and our rights may be challenged by third parties. The laws of countries other than the United States may be even less protective of our intellectual property rights. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property or otherwise gaining access to our technology we expect to develop in the future. Unauthorized third parties may try to copy or reverse engineer our planned products or portions of our products or otherwise obtain and use our intellectual property. Moreover, our employees contractors have or will have access to our trade secrets and other intellectual property. If one or more of these contractors cease working with us and work for one of our competitors, then they may disseminate this proprietary information, which may as a result damage our competitive position. If we fail to protect our intellectual property and other proprietary rights, then our business, results of operations or financial condition could be materially harmed. From time to time, we have initiated lawsuits to protect our intellectual property and other proprietary rights. Pursuing these claims is time consuming and expensive and could adversely impact our results of operations.

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In addition, affirmatively defending our intellectual property rights and investigating whether any of our products or services violate the rights of others may entail significant expense. Our intellectual property rights may be challenged by others or invalidated through administrative processes or litigation. If we resort to legal proceedings to enforce our intellectual property rights or to determine the validity and scope of the intellectual property or other proprietary rights of others, then the proceedings could result in significant expense to us and divert the attention and efforts of our management and technical employees, even if we prevail.

Risks Related to Government Regulation

Failure to comply with laws and regulations could harm our business.

Our business is subject to regulation by various federal, state, local and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety, environmental laws, consumer protection laws, anti-bribery laws, import/export controls, federal securities laws and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than those in the United States.

Although we expect to operate under the ultralight aircraft exceptions of Federal Aviation Regulation Part 103, aircraft, including the MAVs, are subject to substantial regulation and changes to those regulations under international, federal, state, local and foreign laws regarding safety, performance, and import regulations. Our planned vehicles will need to comply with many governmental standards and regulations relating to vehicle safety, fuel economy, emissions control, noise control, and vehicle recycling, among others. Compliance with all of these requirements may delay our production launch or require substantially higher compliance costs than anticipated, thereby adversely affecting our business and financial condition.

We are subject to FAA regulations and changes to FAA regulations requiring certifications for flight operations or sales could negatively impact operations.

We plan to design the MAV to conform with Federal Aviation Regulation Part 103 requirements for ultralight aircraft. We do not believe we need to achieve FAA Certification for domestic MAV flight operations and sales as long as we continue to conform to FAR Part 103 in terms of aircraft specifications and flight operations. Changes in FAA regulations requiring certification for flight operations or sales might result in us incurring significantly increased costs to comply with those new regulations and in attempting to correct any issues causing such delays. Also, the impact of new or changed laws or regulations on the planned MAV compliance or the costs of complying with such laws and regulations cannot be predicted.

Further, as we sell our MAV products internationally, we face challenges in quickly and sufficiently familiarizing ourselves with foreign regulatory environments and policy frameworks. If any new regulation is put in place, or a different interpretation of existing regulation is adopted, our ability to manufacture, market, sell or operate our MAVs may be limited or otherwise affected. Failure to comply with applicable regulations or to obtain, maintain or renew the necessary permits, licenses, registrations or certificates could cause delays in, or prevent us from, manufacturing, marketing, selling and operating our MAVs products, meeting product demand and expectations, introducing new products or expanding our service coverage, and could materially and adversely affect our operation results. If we are found to be in violation of applicable laws or regulations, we could be subject to administrative punishment, including fines, injunctions, recalls or asset seizures, as well as potential criminal sanctions, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and noncompliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation.

We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in the United States, including the U.S. Foreign Corrupt Practices Act, or the FCPA and other anti-corruption laws and regulations. The FCPA prohibits us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. A violation of these laws or regulations could adversely affect our business, results of operations, financial condition and reputation.

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We expect to have direct or indirect interactions with officials and employees of government agencies and state-owned affiliated entities in the ordinary course of business. We may also enter into joint ventures and/or other business partnerships with government agencies and state-owned or affiliated entities. These interactions subject us to an increased level of compliance-related concerns. We are in the process of implementing policies and procedures designed to ensure compliance by us and our directors, officers, employees, representatives, consultants, agents and business partners with applicable anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations. However, our policies and procedures may not be sufficient, and our directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which we may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject us to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, results of operations, financial condition and reputation. In addition, changes in economic sanctions laws in the future could adversely impact our business and investments in our shares.

Risks Related to Indebtedness

Our substantial indebtedness could have important adverse consequences and adversely affect our financial condition.

We have a significant amount of indebtedness. As of September 30, 2023 and December 31, 2022, we had total liabilities of $18,000,473 and $9,870,442, respectively. In addition, A.L.I.’s December 27, 2023 bankruptcy filing constituted an event of default pursuant to the secured convertible notes in the aggregate principal amount of $4,200,000 issued by us to Lind Global on April 12, 2023 and May 23, 2023 23, 2023 and as amended on August 25, 2023 (the “Lind Notes”). Pursuant to the terms of the January Note Amendments and the SPA Amendment, if we complete this offering and make the Mandatory Prepayment no later than April 30, as provided for in the January Note Amendments, Lind Global has agreed to forbear enforcement of its rights due to the event of default. If, however, we are unable to fulfill these obligations , Lind Global may, at its option, (1) demand payment of an amount equal to 120% of the outstanding principal amount of the Notes and (2) exercise all other rights and remedies available to it under the Notes and other agreements entered into among the Company and Lind in connection with the issuance of the Notes (collectively, the “Transaction Documents”), subject to the Floor Price and cash payment as discussed elsewhere in this prospectus.

Our level of debt could have important consequences, including making it more difficult for us to satisfy our obligations with respect to our debt, limiting our ability to obtain additional financing to fund future working capital, capital expenditures, investments or acquisitions, or other general corporate requirements, requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, investments or acquisitions and other general corporate purposes, increasing our vulnerability to adverse changes in general economic, industry and competitive conditions, exposing us to the risk of increased interest rates, limiting our flexibility in planning for and reacting to changes in the industries in which we compete, placing us at a disadvantage compared to other, less leveraged competitors, increasing our cost of borrowing and hampering our ability to execute on our growth strategy.

We may be unable to generate sufficient cash flow to satisfy our significant debt service obligations, which could have a material adverse effect on our business, financial condition results of operations, and cash flows.

Our ability to make principal and interest payments on and to refinance the indebtedness of our subsidiaries will depend on our ability to generate cash in the future and is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. If our business does not generate sufficient cash flow from operations, in the amounts projected or at all, or if future borrowings are not available to us in amounts sufficient to fund our other liquidity needs, our business, financial condition, results of operations, and cash flows could be materially adversely affected.

If we cannot generate sufficient cash flow from operations to make scheduled principal and interest payments, we may need to refinance all or a portion of the indebtedness of our subsidiaries on or before maturity, sell assets, delay capital expenditures or seek additional equity. The terms of our existing or future debt agreements may also restrict us from affecting any of these alternatives. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. Further, changes in the credit and capital markets, including market disruptions and interest rate fluctuations, may increase the cost of financing, make it more difficult to obtain favorable terms, or restrict our access to these sources of future liquidity. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on commercially reasonable terms or at all. Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, could have a material adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations in respect of our indebtedness.

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Despite our level of indebtedness, we and our operating subsidiary may still be able to incur substantially more debt, including off-balance sheet financing, contractual obligations and general and commercial liabilities. This could further exacerbate the risks to our financial condition described above.

We and our subsidiaries may be able to incur significant additional indebtedness in the future, including off-balance sheet financings, contractual obligations and general and commercial liabilities. If new debt is added to our current debt levels, the related risks that we now face could intensify.

General Risks

Weakened global economic conditions may harm our industry, business and results of operations.

Our overall performance depends in part on worldwide economic conditions. Global financial developments and downturns seemingly unrelated to us or the MAV industry may harm us. The United States and other key international economies have been affected from time to time by falling demand for a variety of goods and services, restricted credit, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets, bankruptcies, and overall uncertainty with respect to the economy, including with respect to tariff and trade issues. In particular, the economies of countries in Europe have been experiencing weakness associated with high sovereign debt levels, weakness in the banking sector, uncertainty over the future of the Euro zone and volatility in the value of the pound sterling and the Euro, including instability surrounding Brexit. If economic conditions in key markets for our MAVs continue to remain uncertain or deteriorate further, it could adversely affect our customers’ ability or willingness to purchase our MAVs and delay prospective customers’ purchasing decisions, all of which could harm our operating results.

We are exposed to fluctuations in currency exchange rates.

We face exposure to movements in currency exchange rates, which may cause our revenue and operating results to differ materially from expectations. As exchange rates vary, revenue, cost of revenue, operating expenses and other operating results, when re-measured, may differ materially from expectations. In addition, our operating results are subject to fluctuation if our mix of U.S. and foreign currency denominated transactions and expenses changes in the future. Furthermore, global political events, including Brexit and similar geopolitical developments, fluctuating commodity prices and trade tariff developments, have caused global economic uncertainty, which could amplify the volatility of currency fluctuations. Such volatility, even when it increases our revenues or decreases our expenses, impacts our ability to predict our future results and earnings accurately. Although we may apply certain strategies to mitigate foreign currency risk, these strategies might not eliminate our exposure to foreign exchange rate fluctuations and would involve costs and risks of their own, such as ongoing management time and expertise, external costs to implement the strategies and potential accounting implications. Additionally, as we anticipate growing our business further outside of the United States, the effects of movements in currency exchange rates will increase as our transaction volume outside of the United States increases.

Our actual operating results may differ significantly from our guidance and projections.

From time to time, we may provide forward looking estimates regarding our future performance that represent management’s estimates as of a point in time. These forward-looking statements are based on projections prepared by our management.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions and conditions, some of which will change. The principal reason that we provide forward looking information is to provide a basis for our management to discuss its business outlook with stakeholders. Forward looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions of its forward-looking statements will not materialize or will vary significantly from actual results. Accordingly, our forward-looking statements are only an estimate of what management believes is realizable as of the date of release. Actual results will vary from our forward-looking statements and the variations may be material. In light of the foregoing, investors are urged not to rely upon, or otherwise consider, our guidance or projections in making investment decisions.

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Risks Related to Ownership of Our Securities

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. As of the date of this prospectus, we will use the net proceeds of this offering for general corporate purposes, including working capital. We have not allocated any specific portion of the net proceeds to any particular purpose and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

Nasdaq may delist the Company’s securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject the Company to additional trading restrictions.

Our securities are currently listed on the Nasdaq Capital Market. However, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market in the future. In order to continue listing its securities on the Nasdaq Capital Market, we must maintain certain financial, distribution and stock price levels and minimum market value of listed securities. Generally, we must maintain a minimum number of holders of its securities (generally 400 public holders).

As previously disclosed in the Current Report on Form 8-K filed on April 21, 2023 by the Company, on April 20, 2023, Nasdaq Listing Qualifications staff (“Staff”) notified the Company that it no longer complied with the minimum bid price requirement under Listing Rule 5450(a)(1). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until October 17, 2023, to regain compliance with Rule 5450(a)(1) (the “Bid Price Rule”). As previously disclosed on a Form 8-K filed with the SEC on October 23, 2023, on October 18, 2023, Staff notified the Company that it had determined to delist the Company as it did not comply with the requirements for continued listing on the Exchange. As previously disclosed in the Current Report on Form 8-K filed with the SEC on November 28, 2023, the Company appealed Nasdaq’s determination in accordance with the procedures set forth in the Nasdaq Listing Rules and requested a hearing (the “Hearing Request”) before the Nasdaq Hearings Panel (the “Panel”). As previously disclosed on a Form 8-K filed with the SEC on November 28, 2023, on November 21, 2023, Staff issued an additional delist determination letter after the Company failed to file its Form 10-Q for the period ended September 30, 2023 (the “Delinquent Report”), as required by Listing Rule 5250(c)(1) (the “Periodic Filing Rule”). On November 28, 2023, the Company filed its Delinquent Report and, thus, regained compliance with the Periodic Filing Rule. As previously disclosed on a Form 8-K filed with the SEC on December 12, 2023, on December 6, 2023, Staff issued an additional delist determination letter as the Company’s no longer complied with the $50,000,000 minimum market value of listed securities requirement set forth in Listing Rule 5450(b)(2)(A) (the “MVLS Rule”), which served as an additional and separate basis for delisting.

A hearing before the Panel was conducted on January 4, 2024. The Panel conditionally granted the Company’s request to transfer its shares from The Nasdaq Global Market to The Nasdaq Capital Market, effective at the open of trading on January 18, 2024 and the Company’s request for an exception to the Exchange’s listing rules until April 15, 2024, to demonstrate compliance, subject to the satisfaction of the conditions set forth in the Panel Decision. The Panel Decision indicates that the Company may request that the Nasdaq Listing and Hearing Review Council (the “Council”) review the Panel Decision, in which case a written request for review would need to be received within 15 days from the date of the Panel Decision. The Council may also on its own motion determine to review the Panel Decision. The Panel Decision has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Market. The Company plans to fulfil each of the conditions as stated in the Panel Decision; however, no assurance can be given as to the definitive date on which such conditions will be achieved.

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If Nasdaq delists our securities from trading on the Nasdaq Capital Market and we are not able to list our securities another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, the Company could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	reduced liquidity for its securities;

●	a determination that the Company’s common stock is a “penny stock” which will require brokers trading in the common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Company’s securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

In the event of a delisting, we anticipate that we would take actions to restore our compliance with the Nasdaq Capital Market or another national exchange’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to remain listed on the Nasdaq Capital Market or the Nasdaq Capital Market, stabilize our market price, improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq Capital Market’s minimum bid price requirement, or prevent future non-compliance with the Nasdaq Capital Market or another national exchange’s listing requirements.

A large number of shares of our common stock issuable upon conversion of the Convertible Notes may be sold in the market, which may depress the market price of our common stock and substantially dilute stockholders’ voting power.

Lind Global is obligated to convert at least an aggregate of $1,750,000 of the principal amount of the Closing Notes at an exercise price of $0.18176 per share resulting in the issuance of a total of 9,628,081 shares of common stock, subject to the limitation that the holder may not convert those securities to the extent that the holder would own more than 4.99% of our outstanding common stock immediately after conversion. However, this limitation does not prevent the holder from selling shares of our common stock and then receive additional shares of our common stock through a subsequent conversion. In this way, Lind Global could acquire and sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time. Further since the exercise price under the Convertible Notes is based on market prices of our common stock during the ten trading days prior to each conversion, declines in the market price of our common stock down to the conversion floor price ($0.18176 per share) result in, subject to the floor price, higher conversion rates and consequently higher rates of dilution to stockholders for each dollar of principal of a Convertible Debenture being converted during such declines. As of January 22, 2024 there were 62,688,215 shares of common stock outstanding and 39,624,402 shares of common stock owned by non-affiliates. Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock, cause substantial dilution to stockholders’ voting power and impair our ability to raise capital through the sale of additional equity securities. If all 9,628,081 shares of common stock that could potentially be issued underlying the Convertible Notes that Lind Global is obligated to convert are issued, the percentage of our common stock held by the existing non-affiliate stockholders would be reduced from approximately 63.2% to approximately 54.8%. We cannot predict the effect that future sales of our common stock by the holders or others would have on the market price of our common stock.

An Event of Default under a Convertible Notes has occurred and could lead to increased amounts payable under the Convertible Notes and an acceleration of the Convertible Notes will materially and adversely affect our operations.

The A.L.I. Bankruptcy constitutes an event of default pursuant to the Convertible Notes. Pursuant to the terms of the January Note Amendments and the SPA Amendment, if we complete this offering and make the Mandatory Prepayment no later than April 30, as provided for in the January Note Amendments, Lind Global has agreed to forbear enforcement of its rights due to the event of default. If, however, we are unable to fulfill these obligations, Lind Global may, at its option, (1) demand payment of an amount equal to 120% of the outstanding principal amount of the Convertible Notes and (2) exercise all other rights and remedies available to it under the Convertible Notes and the Transaction Documents; provided, however, that (x) upon the occurrence of the event of default described above, Lind Global, in its sole and absolute discretion (without the obligation to provide notice of such event of default), may: (a) from time-to-time demand that all or a portion of the outstanding principal amount of the Convertible Notes be converted into shares of the Company’s common stock at the lower of (i) the then-current Conversion Price (that price being $0.18176 per share (the “Floor Price”)) and (ii) eighty-percent (80%) of the average of the three (3) lowest daily volume weighted average prices (“VWAPs”) during the 20 trading days prior to the delivery by Lind Global of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of Lind Global’s rights, powers, privileges, remedies and interests under the Convertible Notes, the Transaction Documents or applicable law. Consequently, if we are unable to complete this offering and fulfill our other obligations under the January Note Amendments and the SPA Amendment, our costs related to the Convertible Notes could substantially increase and we may not have the funds required to repay Lind Global the accelerated amounts due under the Convertible Notes, which could lead Lind Global to take action against the Company such as commencing litigation which could have material adverse effects on our business and prospects.

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The market price of our common stock may be volatile, and you could lose all or part of your investment.

The trading price of our common stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares of common stock at an attractive price due to a number of factors such as those listed in this Risk Factors section and the following:

●	results of operations that vary from the expectations of securities analysts and investors;

●	results of operations that vary from those of the Company’s competitors;

●	changes in expectations as to the Company’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

●	declines in the market prices of stocks generally;

●	strategic actions by the Company or its competitors;

●	announcements by the Company or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

●	announcements of estimates by third parties of actual or anticipated changes in the size of the Company’s customer base or the level of customer engagement;

●	any significant change in the Company’s management;

●	changes in general economic or market conditions or trends in the Company’s industry or markets;

●	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to the Company’s business;

●	additional shares of the Company’s securities being sold or issued into the market by the Company or any of the existing stockholders or the anticipation of such sales, including if the Company issues shares to satisfy conversions under the Convertible Notes, exercises of Warrants or restricted stock unit related tax obligations or if existing stockholders sell shares into the market when applicable “lock-up” periods end;

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●	investor perceptions of the investment opportunity associated with the Company’s common stock relative to other investment alternatives;

●	the public’s response to press releases or other public announcements by the Company or third parties, including the Company’s filings with the SEC;

●	litigation involving the Company, the Company’s industry, or both, or investigations by regulators into the Company’s operations or those of the Company’s competitors;

●	guidance, if any, that the Company provides to the public, any changes in this guidance or the Company’s failure to meet this guidance;

●	the development and sustainability of an active trading market for the Company’s common stock;

●	actions by institutional or activist stockholders;

●	developments in new legislation and pending lawsuits or regulatory actions, including interim or final rulings by judicial or regulatory bodies;

●	changes in accounting standards, policies, guidelines, interpretations or principles; and

●	other events or factors, including those resulting from pandemics, natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of the Company’s common stock, regardless of the Company’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of the Company’s common stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If the Company was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from the Company’s business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your shares of the Company’s common stock at a price greater than what you paid for it.

The Company intends to retain future earnings, if any, for future operations, expansion and debt repayment, and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of the Company’s common stock will be at the sole discretion of the Company’s board of directors. The Company’s board of directors may take into account general and economic conditions, the Company’s financial condition and results of operations the Company’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by the Company to its stockholders or by its subsidiaries to it and such other factors as the Company’s board of directors may deem relevant. As a result, you may not receive any return on an investment in the Company’s common stock unless you sell your common stock for a price greater than that which you paid for it.

The Company’s stockholders may experience dilution in the future.

The percentage of shares of the Company’s common stock owned by current stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that the Company may grant to its directors, officers and employees, exercise of the Company’s warrants. Such issuances may have a dilutive effect on the Company’s earnings per share, which could adversely affect the market price of the Company’s common stock.

We have no committed source of financing. Wherever possible, we may attempt to use non-cash consideration to satisfy obligations or obtain financing. Our board of directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions would result in dilution of the ownership interests of existing stockholders and may further dilute the common stock book value, and that dilution may be material.

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If securities or industry analysts do not publish research or reports about our business, or they publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business, our market, and our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or publish negative views on us or our shares, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.235 billion or more; (ii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and (iii) the end of the fiscal year during which the fifth anniversary of our initial public offering (which closed on August 13, 2021) occurs.

Until such time, however, we cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the price of our securities may be more volatile.

The company may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous for the Company’s warrant holders.

The company will have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Company’s common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date the Company sends the notice of redemption to the warrant holders. If and when the public warrants become redeemable by the Company, the Company may exercise its redemption right if there is a current registration statement in effect with respect to the shares of the Company’s common stock underlying such warrants. Redemption of the outstanding public warrants could force you to: (i) exercise your warrants and pay the related exercise price at a time when it may be disadvantageous for you to do so; (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (iii) accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

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Our securities holders may face significant restrictions on the resale of our securities due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state. We do not know whether our common stock will be registered or exempt from registration under the laws of any state. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our common stock. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your common stock without the significant expense of state registration or qualification.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The market price of shares of our common stock could decline as a result of substantial sales of our common stock, particularly sales by Lind Global, our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

If we fail to maintain effective internal control over financial reporting, the price of our securities may be adversely affected.

We conducted an evaluation of the effectiveness of our disclosure controls and procedures as of the end of the fiscal quarter ended September 30, 2023. Based on this evaluation, our principal executive officer and principal financial and accounting officer concluded that during the period ended September 30, 2023, our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective at the reasonable assurance level. Management has determined that a material weakness exists due to our late filing of certain reports required to be filed by us with the SEC. Consequently, our internal control over financial reporting has weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal control over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal control over financial reporting may identify additional weaknesses and conditions that need to be addressed in our internal control over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal control over financial reporting may have an adverse impact on the price of our common stock.

As an emerging growth company, our auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s audit process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company and cease to be a smaller reporting company (as described below), we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

If the benefits of any proposed acquisition do not meet the expectations of investors, stockholders or financial analysts, the market price of our common stock may decline.

If the benefits of any proposed acquisition do not meet the expectations of investors or securities analysts, the market price of our common stock prior to the closing of the proposed acquisition may decline. The market values of our common stock at the time of the proposed acquisition may vary significantly from their prices on the date the acquisition target was identified.

In addition, broad market and industry factors may materially harm the market price of our common stock irrespective of our operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

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Our common stock may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

Our common stock may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00) in the future. While our common stock is not currently considered “penny stock” since it is listed on Nasdaq, if we are unable to maintain that listing and our common stock is no longer listed on Nasdaq, unless we maintain a per-share price above $5.00, our common stock will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

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We believe we will be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our common stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act or the Exchange Act for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we are not required to, and may not, include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our common stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

We incur significant costs as a result of operating as a public company, our management is required to devote substantial time to new compliance initiatives and our management has limited experience in operating a public company.

As a public company, we incur significant legal, accounting and other expenses that we did not previously incur as a private company. In addition, the Sarbanes-Oxley Act has imposed various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting the later of our second annual report on Form 10-K or the first annual report on Form 10-K following the date on which we are no longer an emerging growth company or a smaller reporting company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the value of our securities could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on value of our securities, and could adversely affect our ability to access the capital markets.

Further, our executive officers have limited experience in the management of a publicly traded company. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of the post-combination company. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies. Our management will need to continually assess our staffing and training procedures to improve our internal control over financial reporting. For example, we did not timely file our Form 10-Qs for the quarters ended March 31, 2023 and September 30, 2023 and unless the matters discussed in this risk factor and elsewhere in this prospectus are mitigated, the risk exists that we may not be able to file timely in the future. Further, the development, implementation, documentation and assessment of appropriate processes, in addition to the need to remediate any potential deficiencies, will require substantial time and attention from management. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.

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Anti-takeover provisions contained in our Amended Charter and Amended Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The Company’s Amended Charter and Amended Bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	providing that a special meeting of the stockholders may only be called by a majority of the board of directors;

●	providing that directors may be removed prior to the expiration of their terms by the affirmative vote of the holders of not less than 2/3 of the voting power of the issued and outstanding stock entitled to vote; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our board of directors and management.

Any provision of our Amended Charter or Amended Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our security holders to receive a premium for their securities and could also affect the price that some investors are willing to pay for our securities.

THE LIND GLOBAL FINANCING

On April 12, 2023, we entered into the Purchase Agreement with Lind Global pursuant to which we agreed to issue to Lind Global up to three secured convertible promissory notes (the “Convertible Notes” and each a “Convertible Note”) in the aggregate principal amount of $6,000,000 for a purchase price of an aggregate of $5,000,000 and warrants (the “Warrant” and each a “Warrant”) to purchase 5,601,613 shares of the Company’s common stock (the “Transaction”). On August 25, 2023 (the “Amendment Date”), we entered into an Amendment to Senior Convertible Promissory Note First Closing Note and an Amendment to the Senior Convertible Promissory Note Second Closing Note with Lind Global (collectively, the “Floor Note Amendments”) which amended the Conversion Price (as defined below) to include a floor price of $0.18176 (the “Floor Price”). In addition to inclusion of a Floor Price, the Floor Note Amendments also provide that at the option of Selling Securityholder, if in connection with a conversion under the Closing Notes, as amended, the Conversion Price is deemed to be the Floor Price, then in addition to issuing the Conversion Shares (as defined in the Closing Notes) at the Floor Price, we agreed to pay to Selling Securityholder a cash amount equal to (i) the number of shares of common stock that would be issued to Selling Securityholder upon a conversion determined by dividing the dollar amount to be converted being paid in shares of common stock by ninety percent (90%) of the lowest single VWAP during the twenty (20) Trading Days prior to the applicable date of conversion (notwithstanding the Floor Price) less (ii) the number of Conversion Shares issued to Selling Securityholder in connection with the conversion; and (iii) multiplying the result thereof by the VWAP on the Conversion Date.

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The closings of the Transaction (the “Closings and each a “Closing”) will occur in tranches (each a “Tranche”): the Closing of the first Tranche (the “First Closing”) occurred on April 12, 2023 and consisted of the issuance and sale to Lind Global of a Convertible Note with a purchase price of $2,100,000 and a principal amount of $2,520,000 (the “First Closing Note”) and the issuance to Lind Global of a Warrant to acquire 2,352,678 shares of common stock and the Closing of the second Tranche (the “Second Closing) occurred on May 23, 2023 and consisted of the issuance and sale to Lind Global of a Convertible Note with a purchase price of $1,400,000 and a principal amount of $1,680,000 (the “Second Closing Note”), and the issuance to Lind Global of a Warrant to acquire 1,568,542 shares of common stock. The Convertible Notes issued in the First Closing and the Second Closing are hereinafter referred to as the “Closing Notes”. So long as no “Event of Default,” as such term is defined in the Purchase Agreement, has occurred under the Convertible Note sold at the First Closing and the Second Closing, the Closing of the third Tranche (the “Third Closing), will consist of the issuance and sale to Lind Global of a Convertible Note with a purchase price of $1,500,000 and a principal amount of $1,800,000, and the issuance to Lind Global of a Warrant to acquire 1,680,484 shares of common stock and will occur upon the effectiveness of the Registration Statement that includes this prospectus. The Third Closing is subject to certain conditions precedent as set forth in the Purchase Agreement. Pursuant to the Purchase Agreement, at each Closing, the Company agreed to pay Lind Global a commitment fee in an amount equal to 2.5% of the funding amount being funded by Lind Global at the applicable Closing.

Pursuant to the Purchase Agreement, we agreed to file a registration statement on Form S-1 (the “Registration Statement”) no later than 30 days from entry into the Purchase Agreement to register the shares of the Company’s common stock issuable upon conversion of the Convertible Note and the shares of the Company’s common stock issuable upon the exercise of the Warrants (the “Selling Securityholder Shares”). Additionally, the Company agreed that if the Company at any time determines to file a registration statement under the Securities Act of 1933, as amended (the “33 Act’) to register the offer and sale, by the Company, of common stock (other than on Form S-4 or Form S-8, an at-the-market offering, or a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company will, as soon as reasonably practicable, give written notice to Lind Global of its intention to so register the offer and sale of common stock. Within 5 business days of the Company’s delivery of any such notice to Lind Global, Lind Global may request that the Company include Lind Global Shares in such registration.

In accordance with our obligations under the Purchase Agreement, we filed the May 2023 Registration Statement with the SEC to register under the Securities Act the resale by Lind Global of up to 11,222,357 shares of common stock issuable by us upon partial conversion of the Convertible Notes and exercise of the Warrants issued by us in connection with the Purchase Agreement. We plan to withdraw the May 2023 Registration Statement as permitted pursuant to the SPA Amendment No. 2 discussed below.

Pursuant to the Purchase Agreement, we agreed, as an inducement for Lind Global to enter into the Purchase Agreement, that all of our obligations pursuant to the Purchase Agreement and the Convertible Note will be senior to all other existing indebtedness and equity of ours. Pursuant to the Purchase Agreement, we also agreed that we would not make any voluntary cash prepayments on any indebtedness at any time while any amounts are owing under the Convertible Note other than cash payments the Company is required to make pursuant to the express terms thereof existing on the date of entry into the Purchase Agreement.

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Pursuant to the Purchase Agreement, the Company also agreed not to enter into any “Prohibited Transactions” without Lind Global’s prior written consent, until 30 days after the time that the Convertible Note has been repaid in full or fully converted, as applicable. The term “Prohibited Transactions” means a transaction with a third party or third parties in which the Company issues or sells (or arranges or agrees to issue or sell) (i) any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive shares of the Company’s capital stock: (1) any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive shares of the Company’s capital stock: (2) at a conversion, repayment, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events (other than warrants that may be repriced by the Company); or (ii) any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favorable than those granted to such investor in such first transaction or series of related transactions; or (iii) following the date that earlier of (i) the date Lind Global Shares may be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale or pursuant to an effective registration statement under the 1933 Act and (ii) the date that is six months following the date of entry into the Purchase Agreement. Pursuant to the Purchase Agreement, the Company also agreed that notwithstanding any other provisions in the Purchase Agreement, except for Exempted Securities, as such term is defined in the Purchase Agreement, the Company agrees not to issue any equity or debt securities, or otherwise incur any indebtedness for the period beginning on the date hereof and ending on the earlier of (i) the date that is 60 days following the date Lind Global Shares may be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale and (ii) the date that is 60 days following the date that Lind Global Shares are registered for resale under the 1933 Act.

Pursuant to the Purchase Agreement, the Company held a special meeting of shareholders on November 20, 2023 where our stockholders voted to approve, for purposes of complying with NASDAQ Listing Rule 5635(b), the issuance of the shares of our common stock pursuant to the Purchase Agreement representing more than 20% of our common stock outstanding, which would result in a “change of control” of the Company under applicable Nasdaq listing rules and to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of our issued and outstanding common stock pursuant to the Purchase Agreement.

The First Closing Note has a maturity date of April 12, 2025 and the Second Closing has a maturity date of May 23, 2025 (the “Maturity Date”).

The Convertible Notes have a conversion price equal to the lesser of: (i) US$0.90 (“Fixed Price”); or (ii) 90% of the lowest single VWAP during the 20 Trading Days prior to conversion of the Convertible Note (the “Conversion Price”), provided that in no event shall the Conversion Price be less than $0.18176 (the “Floor Price”), and in the event that the calculation as set forth above would result in a Conversion Price less than the Floor Price, the “Conversion Price” shall be the Floor Price. VWAP means as of any date, the price determined by the first of the following clauses that applies: (a) if the common stock is then listed or quoted on a trading market, the daily volume weighted average price of one share of common stock trading in the ordinary course of business at the applicable trading price for such date (or the nearest preceding date) on such trading market as reported by Bloomberg Financial L.P.; (b) if the common stock is not then listed on a trading market and if the common stock traded in the over the counter market, as reported by the OTCQX or OTCQB Markets, the volume weighted average price of one share of common stock for such date (or the nearest preceding date) on the OTCQX or OTCQB Markets, as reported by Bloomberg Financial L.P.; (c) if the common stock is not then listed or quoted on a trading market or on the OTCQX or OTCQB Markets and if prices for the common stock are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one share of common stock so reported, as reported by Bloomberg Financial L.P.; or (d) in all other cases, the fair market value of one share of common stock as determined by an independent appraiser. The Conversion Price is also subject to certain adjustments as set forth in the Convertible Note.

The Convertible Notes will not bear interest other than in the event that if certain payments under the Convertible Note as set forth therein are not timely made. In that case, the Convertible Notes will bear interest at the rate of 2% per month (prorated for partial months) until paid in full. The Company will have the right to prepay the Convertible Notes under the terms set forth therein.

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Events of Default under the Convertible Note, include (a) any default in the payment of the principal amount or any other amounts due and payable under the Convertible Note when due, which failure has not been cured within 3 business days of the occurrence of such failure; (b) the company fails to observe or perform any other covenant, condition or agreement contained in the Convertible Note or any other transactions documents under the Purchase Agreement, which failure has not been cured within 3 business days of the occurrence of such failure; (c) the Company’s notice to Lind Global, including by way of public announcement, at any time, of its inability to comply with proper requests for conversion of this Convertible Note; (d)the Company fails to (i) timely deliver the shares of common stock as and when required in under the Convertible Note (ii) make the payment of any fees and/or liquidated damages under the Convertible Note, the Purchase Agreement or the other transaction documents which failure has not been cured within 3 business days of the occurrence of such failure; (e) default is be made in the performance or observance of any material covenant, condition or agreement contained in the Purchase Agreement or any other transaction document which failure has not been cured within 3 business days of the occurrence of such failure; (f) at any time the Company fails to have 200% of a sufficient number of shares of common stock authorized, reserved and available for issuance to satisfy the potential conversion in full of the Convertible Note or upon exercise of the Warrant; (g) any representation or warranty made by the Company, or any subsidiary in the Convertible Note, Purchase Agreement or Warrant or any other transaction document proves to false or incorrect or breached in a material respect on the date as of which made; (h)unless otherwise approved in writing in advance by Lind Global, the Company, announces an intention to pursue or consummate a change of control, or the Company negotiates, proposes or enter into any agreement, understanding or arrangement with respect to any change of control; (i) the Company or any subsidiary defaults in any payment of any amount or amounts of principal of or interest (if any) on any indebtedness the aggregate principal amount of which indebtedness is in excess of $100,000 which failure has not been cured within 3 business days of the occurrence of such failure; (j) the Company or any subsidiary (i) applies for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; (k)a proceeding or case shall be commenced in respect of the Company or any subsidiary, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or any subsidiary; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of 45 days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any subsidiary or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any subsidiary and shall continue undismissed, or unstayed and in effect for a period of 45 days; (l) one or more final judgments or orders for the payment of money aggregating in excess of $100,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of Company or any subsidiary; (m) the failure of the Company to instruct the Transfer Agent to remove any legends from shares of common stock and issue such unlegended certificates to Lind Global within 3 trading days of Lind Global’s request so long as Lind Global has provided reasonable assurances to the Company that such shares be sold pursuant to Rule 144 or any other applicable exemption; (n) the Company’s common stock is no longer publicly traded or cease to be listed on the trading market or, after the 12 month anniversary of the date of the filing of a “Super 8-K” with respect to the closing of the transactions relating to the merger of a subsidiary of the Maker with AERWINS Technologies, Inc., which occurred on February 3, 2023, any Selling Securityholder Shares may not be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, unless such Selling Securityholder Shares have been registered for resale under the 1933 Act and may be sold without restriction; (o) the Company proposes to or does consummate a “going private” transaction as a result of which the common stock will no longer be registered under Sections 12(b) or 12(g) of the 1934 Act; (p)there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the Company’s transfer agent restricting the trading of the Company’s common Stock; (q)the Depository Trust Company places any restrictions on transactions in the common stock or the common stock is no longer tradeable through the Depository Trust Company Fast Automated Securities Transfer program; (r) the Company’s market capitalization is below $20,000,000 for ten (10) consecutive days; or (s) the occurrence of a material adverse effect in respect of the Company or subsidiaries, taken as a whole.

Pursuant to the Convertible Notes, the Company agreed that in the event that, at any time following the First Closing, the Company or its subsidiaries, issue any debt, including any subordinated debt or convertible or any equity interests, other than Exempted Securities, as such term is defined in the Purchase Agreement, in one or more transactions for aggregate proceeds of more than $5,000,000 of cash proceeds being received by the Company, unless otherwise waived in writing by and at the discretion of Lind Global, the Company will immediately utilize 20% of the proceeds of such issuance to repay the Convertible Notes issued to Lind Global pursuant to the Purchase Agreement, until there remains no outstanding and unconverted principal amount due.

The Warrants were issued to Lind Global without payment of any cash consideration. Each Warrant issued under the Purchase Agreement in the First Closing and the Warrants issued under the Purchase Agreement in the Second Closing will have an exercise period of 60 months from the date of issuance. The Exercise price of the Warrant issued in the First Closing and Second Closing is $0.8926 per share and $0.7316 per share, respectively, subject to adjustments as set forth in the Warrant.

In the event that there is no effective registration statement registering the shares underlying the Warrants or upon the occurrence of a Fundamental Transaction as defined in the Purchase Agreement, then the Warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the Warrants (the difference between the market price of the underlying shares of common stock and the exercise price of the underlying warrants) to exercise the warrants without the payment of any cash.

Lind Global will not have the right to convert the portion of the Convertible Notes or exercise the portion of the Warrant, if Lind Global together with its affiliates, would beneficially own in excess of 4.99%, of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion or exercise provided, that if Lind Global beneficially owns in excess of 4.99% of any class of our common equity that is registered under the 1934 Act or exempt from the registration and qualification requirements under the 1933 Act, then the maximum percentage shall automatically increase to 9.99% so long as Lind Global owns in excess of 4.99% of such class of common equity (the “Beneficial Ownership Cap”).

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Pursuant to the Purchase Agreement, on April 12, 2023, the Company also entered into a Security Agreement with Lind Global pursuant to which the Company agreed to grant Lind Global, a security interest in the following properties, assets and rights of the Company wherever located, whether now owned or acquired in the future, and all proceeds and products (the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles), but excluding the Excluded Property. “Excluded Property” means (i) any property or assets to the extent that such grant of a security interest is prohibited by any law, requires a consent or approval not obtained of any Governmental Authority pursuant to such law or is prohibited by, or constitutes a breach or default under, results in the termination of, or requires any consent or approval not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any investment property or instruments, any applicable shareholder or similar agreement, but only to the extent, and for so long as, such law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is not terminated or rendered unenforceable or otherwise deemed ineffective under applicable law of any relevant jurisdiction or any other applicable law or principles of equity); (ii) any assets that are subject to a purchase money lien or capital lease constituting a permitted lien, but only to the extent the agreements relating to such purchase money lien or capital lease do not permit such assets to be subject to the security interests created hereby; (iii) all United States “intent to use” trademark applications where the grant of a security interest therein would impair the validity or enforceability of said intent to use trademark and (iv) proceeds of any Excluded Property unless such proceeds would otherwise constitute Collateral.

Pursuant to the Purchase Agreement, on April 12, 2023, the Company’s wholly owned subsidiary AERWINS, Inc. entered into a Guaranty with Lind Global. Pursuant to the Guaranty, AERWINS, Inc. agreed to guarantee the Company’s obligations owing under the Purchase Agreement, the Convertible Note, the Warrants, the Security Agreement, the Pledge Agreement and any other document or agreement executed or delivered in connection with the transactions relating to the Purchase Agreement and Convertible Note. The Guaranty applies to all debts, liabilities and obligations payable by the Company or AERWINS, Inc. to Lind Global. The obligations of the Company under the Purchase Agreement, Convertible Note and related transaction documents become immediately due and payable by AERWINS, Inc. upon default by the Company.

Pursuant to the Purchase Agreement, on April 12, 2023, the Company entered into a Stock Pledge Agreement with Lind Global whereby, in accordance with the obligations of the Company under the Security Agreement, the Company pledged, assigned, granted a security interest in and delivered to Lind Global all of the shares of capital stock that the Company owns in its wholly owned subsidiary AERWINS, Inc. The Company also pledged (i) all payments or distributions, whether in cash, property or otherwise, at any time owing or payable to the Company on account of its interest as a shareholder in AERWINS, Inc., (ii) all of the Company’s rights and interest under the organizational documents of AERWINS, Inc., including all voting and management rights and rights to grant or withhold consents or approvals; (iii) all rights of access and inspection to and use of all books and records, including computer software and computer software programs, of AERWINS, Inc., (iv) all other rights, interests, property or claims to which the Company may be entitled in its capacity as a stockholder of AERWINS, Inc., and (v) all proceeds, income from, increases in and products of any of the foregoing. The Company further agreed not to authorize or issue any additional shares of capital stock or other interests of AERWINS, Inc. without Lind Global’s prior written consent.

Pursuant to the Purchase Agreement, on April 12, 2023, the Company’s wholly owned subsidiary AERWINS, Inc. entered into a Guarantor Security Agreement with Lind Global. Pursuant to the Guarantor Security Agreement, AERWINS, Inc. agreed to grant Lind Global, a security interest in the following properties, assets and rights of AERWINS, Inc. (wherever located, whether now owned or acquired in the future, and all proceeds and products): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles), but excluding the Excluded Property (as defined in the Guarantor Security Agreement). “Excluded Property” means (i) any property or assets to the extent that such grant of a security interest is prohibited by any law, requires a consent or approval not obtained of any Governmental Authority pursuant to such law or is prohibited by, or constitutes a breach or default under, results in the termination of, or requires any consent or approval not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any investment property or instruments, any applicable shareholder or similar agreement, but only to the extent, and for so long as, such law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is not terminated or rendered unenforceable or otherwise deemed ineffective under applicable law of any relevant jurisdiction or any other applicable law or principles of equity); (ii) any assets that are subject to a purchase money lien or capital lease constituting a permitted lien, but only to the extent the agreements relating to such purchase money lien or capital lease do not permit such assets to be subject to the security interests created hereby; (iii) all United States “intent to use” trademark applications where the grant of a security interest therein would impair the validity or enforceability of said intent to use trademark and (iv) proceeds of any Excluded Property unless such proceeds would otherwise constitute collateral of AERWINS, Inc. under the Guarantor Security Agreement.

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Pursuant to the Purchase Agreement, on April 12, 2023, AERWINS, Inc. entered into a Pledge Agreement with Lind Global whereby, in accordance with the obligations of AERWINS, Inc. under the Guarantor Security Agreement, AERWINS, Inc. pledged, assigned, granted a security interest in and delivered to Lind Global all of the shares of capital stock that AERWINS, Inc. owns in its wholly owned subsidiary A.L.I. Technologies, Inc. (“A.L.I.”). AERWINS, Inc. also pledged (i) all payments or distributions, whether in cash, property or otherwise, at any time owing or payable to the Company on account of its interest as a shareholder in A.L.I., (ii) all of AERWINS, Inc.’s rights and interest under the organizational documents of A.L.I., including all voting and management rights and rights to grant or withhold consents or approvals; (iii) all rights of access and inspection to and use of all books and records, including computer software and computer software programs, of A.L.I., (iv) all other rights, interests, property or claims to which AERWINS, Inc. may be entitled in its capacity as a stockholder of A.L.I., and (v) all proceeds, income from, increases in and products of any of the foregoing. AERWINS, Inc. further agreed not to authorize or issue any additional shares of capital stock or other interests of A.L.I. without Lind Global’s prior written consent.

The A.L.I. Bankruptcy discussed elsewhere in this prospectus constitutes an event of default pursuant to the Closing Notes in the aggregate principal amount of $4,200,000. Consequently, Lind Global may at any time, at its option, (1) demand payment of an amount equal to 120% of the outstanding principal amount of the Closing Notes and (2) exercise all other rights and remedies available to it under the Closing Notes and other agreements entered into among the Company and Lind in connection with the issuance of the Closing Notes (collectively, the “Transaction Documents”); provided, however, that (x) upon the occurrence of the event of default described above, Lind Global, in its sole and absolute discretion (without the obligation to provide notice of such event of default), may: (a) from time-to-time demand that all or a portion of the outstanding principal amount of the Closing Notes be converted into shares of the Company’s common stock at the lower of (i) the then-current Conversion Price (that price being $0.18176 per share (the “Floor Price”)) and (ii) eighty-percent (80%) of the average of the three (3) lowest daily volume weighted average prices (“VWAPs”) during the 20 trading days prior to the delivery by Lind Global of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of Lind Global’s rights, powers, privileges, remedies and interests under the Closing Notes, the Transaction Documents or applicable law.

The Closing Notes also provide that at the option of Lind Global, if in connection with a conversion under the Closing Notes, the Conversion Price is deemed to be the Floor Price, then in addition to issuing the Conversion Shares (as defined in the Closing Notes) at the Floor Price, the Company will also pay to Lind Global a cash amount equal to (i) the number of shares of common stock that would be issued to Lind Global upon a conversion determined by dividing the dollar amount to be converted being paid in shares of common stock by ninety percent (90%) of the lowest single VWAP during the twenty (20) trading days prior to the applicable date of conversion (notwithstanding the Floor Price) less (ii) the number of shares of the Company’s common stock issued to Lind Global in connection with the conversion; and (iii) multiplying the result thereof by the VWAP on the date of conversion.

On January 23, 2024, the Company and Lind Global entered into an Amendment No. 2 to Senior Convertible Promissory Note First Closing Note and an Amendment No. 2 to the Senior Convertible Promissory Note Second Closing Note (collectively, the “January Note Amendments”) which amended the Closing Notes to, subject to the conditions discussed below, (i) reduce the aggregate principal amount of the Closing Notes from $2,520,000 to $2,100,000, (ii) require the Company to repay an aggregate of $1,750,000 of the principal amount of the Closing Notes no later than the closing date of a public offering of the Company’s common stock where it receives gross proceeds of at least $13,500,000 (the “Public Offering”) and (iii) requires Lind Global to convert no less than an aggregate of $1,750,000 of the Closing Notes no later than 11 months after the closing of the Public Offering, provided that at the time of such conversion Lind Global receives shares of common stock that may be disposed of without restrictive legend at their issuance pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act (the “Mandatory Conversion Amount”).

In addition, on January 23, 2024, the Company and Lind Global entered into Amendment No. 2 to Securities Purchase Agreement (the “SPA Amendment No. 2”) to, subject to the conditions discussed below, (i) eliminate the obligation of the Company and Lind Global to complete the Third Closing, (ii) delete the clause obligating the Company to register the shares of common stock issuable upon conversion of the Closing Notes and exercise of the Warrants (collectively, the “Closing Securities”) or pay Lind Global any delay payments as a result of the Company’s failure to register the Closing Securities, (iii) eliminate certain restrictions on the Company’s right to issue equity and debt in future transactions and (iv) eliminate Lind Global’s right to participate in future offerings of the Company’s securities, other than its rights to participate in this offering.

The January Note Amendments and the SPA Amendment are subject to the Company completing this offering and making the Mandatory Prepayment as discussed above.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $14,250,000 after deducting underwriting discounts and commissions and other estimated offering expenses payable by us for this offering. We intend to use the net proceeds from the sale of our securities by us in this offering for general corporate purposes, including working capital.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of September 30, 2023. Such information is set forth on the following basis:

●	on an actual basis;

●	on a pro forma basis giving effect to the issuance of 9,628,081 shares of common stock pursuant to the Mandatory Conversion Amount of the Convertible Notes; and

●	on a pro forma as adjusted basis giving effect to the sale of 137,614,679 shares of common stock by us in this public offering (excluding the underwriter’s 45-day over-allotment option) at an assumed public offering price of $0.109 per share, based upon the last reported sale price of our common stock on The Nasdaq Capital Market on January 22, 2024, after deducting the underwriting discounts and commissions and offering expenses paid by us.

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	Actual	Pro Forma(1)	Pro Forma As Adjusted(1)
Cash	$25,174	$14,250,000	$14,275,174
Total debt, including current maturities, net of unamortized discounts	$18,000,473	$(1,096,344)	$16,904,129

Stockholders’ equity:
Common stock, $ 0.000001 par value, 400,000,000 shares authorized, 62,688,215 shares issued and outstanding, actual; and 200,302,894 shares issued and outstanding pro forma, as adjusted (unaudited)	62	148	210
Additional paid-in capital	54,092,576	16,073,694	70,166,270
Accumulated deficit	(69,560,075)	(727,498)	(70,287,573)
Treasury stock	(575,000)	-	(575,000)
Accumulated other comprehensive income	1,078,322	-	1,078,322

Total stockholders’ (deficit) equity	(14,964,115)	15,346,344	382,229
Total capitalization	$3,036,358	$14,250,000	$17,286,358

(1)	Does not include: (i) 9,188,756 shares of common stock issuable upon exercise of public warrants and placement warrants, which have not been exercised yet; (ii) 3,921,129 shares of common stock issuable upon exercise of warrants issued to Lind Global in connection with the Purchase Agreement, which have not been exercised yet; (iii) 1,173,228 shares of common stock issuable upon exercise of outstanding common stock options; and (iv) 20,642,202 shares of common stock issuable upon the underwriters’ exercise of the over-allotment option in full.

Each $0.10 increase or decrease in the assumed offering price per share of $0.709 per share, would increase or decrease the net proceeds that we receive in this offering and each of total stockholders’ equity and total capitalization by approximately $13.1 million after deducting estimated underwriter commissions payable by us.

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DILUTION

Purchasers of our common stock in this offering will experience an immediate and substantial dilution in the net tangible book value of their shares of common stock. Dilution in net tangible book value represents the difference between the public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after the offering.

The historical net tangible book value (deficit) of our common stock as of September 30, 2023, was $(14,964,115) or $(0.2387) per share. Historical net tangible book value (deficit) per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of common stock outstanding as of that date.

After giving effect to the issuance of 9,628,081 shares pursuant to the conversion of $1,750,000 principal amount of the outstanding balance of the Convertible Notes, our pro forma net tangible book value (deficit) as of September 30, 2023 would have been $(13,867,771) or approximately $(0.1918) per share of our common stock.

After giving further effect to the sale of a total of 137,614,679 shares in this offering at an offering price of $0.109 per share excluding the underwriter’s 45-day over-allotment option, less underwriting discounts and commissions of $750,000 for net proceeds of $14,250,000, our pro forma as adjusted net tangible book value as of September 30, 2023 would have been $382,229 or $0.0018 per share of our common stock.

This represents an immediate increase in net tangible book value per share of $0.2405 to the existing stockholders and an immediate dilution in net tangible book value per share of $0.1072 to new investors who purchase shares of common stock in the offering. The following table illustrates this per share dilution to new investors:

Assumed Public offering price per share		$0.1090
Historical net tangible book value (deficit) per share as of September 30, 2023	$(0.2387)
Increase per share attributable to the pro forma adjustments described above	$0.2405
Pro forma as adjusted net tangible book value per share as of September 30, 2023		$0.0018
Dilution in net tangible book value per share to new investors		$0.1072

After completion of this offering, our existing stockholders would own approximately 31.3% and our new investors would own approximately 68.7% of the total number of shares of our common stock outstanding after this offering.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

The dilution information set forth in the table above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

Capitalization Table

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	62,688,215	31.3%	$54,092,638	78.3%	$0.863
New Investors	137,614,679	68.7%	$15,000,000	21.7%	$0.109
	200,302,894	100.0%	$69,092,638	100.0%	$0.345

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

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MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock and Public Warrants are listed on the Nasdaq Capital Market under the symbols “AWIN” and “AWINW,” respectively. On January 22, 2024, the closing price of our common stock was $0.109 per share and the closing price of our Public Warrants was $0.0111 on January 22, 2024.

Holders

As of January 22, 2024 we had approximately 82 holders of record of our common stock and 62,688,215 shares issued and outstanding and four holders of record of our Public Warrants and 9,188,756 public warrants issued and outstanding and one holder of warrants to purchase 3,921,129 shares of common stock issuable upon exercise of warrants issued to Lind Global in connection with the Purchase Agreement. The number of record holders does not include beneficial owners of common stock or warrants whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

Transfer Agent and Registrar

The Company’s transfer agent and registrar for our common stock and Public Warrants is Continental Stock Transfer & Trust Company located at 1 State Street, New York, NY 10004 and their telephone is (212) 509-4000.

Dividends, Common Stock and Unregistered Stock Issuances

We have not paid any cash dividends on our common or preferred stock and do not anticipate paying any such cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders as of September 30, 2023.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (Column A)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Plans approved by our stockholders	1,173,228	$0.00015	8,916,214
Plans not approved by our stockholders	N/A	N/A	N/A

DESCRIPTION OF BUSINESS

AERWINS Technologies Inc., a Delaware corporation (the “Company,” “we,” “us,” or “AERWINS”) together with its wholly owned subsidiary Aerwin Development CA LLC, a California limited liability company (“Aerwin Development”), is redesigning its single-seat optionally Manned Air Vehicle (“MAV” or “Manned Air Vehicle”). All refences in this prospectus to the “Company,” “we,” “us,” or “AERWINS” include both AERWINS and Aerwin Development.

We were originally incorporated in Delaware on February 12, 2021 under the name “Pono Capital Corp” as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On August 13, 2021, we consummated an initial public offering. On February 3, 2023, we consummated a merger (the “Merger”) with Pono Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of the Company, then called Pono Capital Corp., a Delaware corporation (“Pono”) with and into AERWINS, Inc. (formerly named AERWINS Technologies Inc.), a Delaware corporation pursuant to an agreement and plan of merger, dated as of September 7, 2022 (as amended on January 19, 2023, the “Merger Agreement”), by and among Pono, Merger Sub, AERWINS, Mehana Equity LLC, a Delaware limited liability company (“Sponsor” or “Purchaser Representative”) in its capacity as the representative of the stockholders of Pono, and Shuhei Komatsu in his capacity as the representative of the stockholders of AERWINS, Inc. (“Seller Representative”). The Merger and other transactions contemplated thereby (collectively, the “Business Combination”) closed on February 3, 2023 when pursuant to the Merger Agreement, Merger Sub merged with and into AERWINS, Inc. with AERWINS, Inc. surviving the Merger as a wholly-owned subsidiary of Pono, and Pono changed its name to “AERWINS Technologies Inc.” and the business of the Company became the business of AERWINS, Inc., and this business section primarily includes information regarding the AERWINS’, Inc. business.

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For additional information on the corporate history of our Company please see the section titled “Corporate History” on page 1 of this prospectus.

Mission

With the mission of “Transforming society from the sky down,” we aim to realize an “Air Mobility Society” in which cars, specialized crafts, and drones can fly freely. To this end, are redesigning our single-seat optionally Manned Air Vehicle (“MAV”). We aim to align this vehicle with the stringent requirements of the Federal Aviation Administration’s (“FAA”) Powered Ultra-Light Air Vehicle Category, setting a new standard for safe low-altitude manned flight.

To achieve this goal, we have established AERWIN Development Company LLC, a California subsidiary with offices in Los Angeles, California, and entered into the Letter of Intent with Helicopter Technology discussed above. Helicopter Technology is a designer, developer, and manufacturer of over 20 FAA-approved helicopters and turbine systems with over 20,000 square feet of facilities located five miles from the Company’s Los Angeles office. Its primary focus is helicopter rotor blades with capabilities that include tool design and fabrication, structural design and assembly, and fatigue testing. They are an FAA-approved repair station, certified ISO 9001:2015 + AS9100D, ISO 9001:2015 + AS9110C, hold various EU approvals, and have U.S. Department of Defense (“DOD”) clearance.

The specifications for our MAV has a target price of $200,000 and is designed to be used for sightseeing, sports, agriculture, surveillance, field delivery and numerous military applications. Training time for flying the MAV is expected to last three to five days, with a payload of up to 250 pounds to carry a single-seat occupant, cargo, or weaponry. The MAV is expected to be designed to be manually or entirely remotely controlled with an innovative and proprietary three-rotor configuration to reduce sound and increase stability at a cruise speed of up to 40 miles per hour at a height ranging from 20 to 50 feet.

The timeline for the planned development and launch of our redesigned MAV is as follows:

●	End of 2024 – Schematic design and detailed specifications;
●	End of 2025 – Prototype parts design, fabrication, and systems finalization;
●	End of 2026 – Commencement of assembly, test planning, then testing, and DOD review; and
●	End of 2027 – Begin sales of the MAV.

Our Chief Executive Officer, Kiran Sidhu, will lead the MAV development initiative. He plans to lead a dedicated U.S.-based team working with and within Helicopter Technology to design, build, and commercialize the MAV within the Federal Aviation Regulation Part 103 requirements for ultralight aircraft.

Data from the U.S. Bureau of Labor Statistics and Indeed.com reveal that the Los Angeles metropolitan area is home to the highest number of aerospace engineers in the U.S., with over 4,000 aerospace engineers. The region potentially employs over 50,000 professionals in the aerospace and defense sector. Prominent aerospace entities like Jet Propulsion Laboratory in Pasadena, SpaceX in Hawthorne, and NASA Armstrong Flight Research Center in Palmdale are nearby, and major aerospace corporations, including Boeing, Lockheed Martin, and Raytheon, have a local presence.

Discontinued Operations

On December 27, 2023, we discontinued the operations of A.L.I. Technologies Inc., a Japanese corporation (“A.L.I.”) which is our wholly-owned indirect subsidiary, as part of our operations, moved to Los Angeles, California, and continued the development of a line of FAA-compliant manned and unmanned crafts for low-altitude flight. Among the reasons for discontinuing the business of A.L.I., was the desire to develop an MAV that would comply with the Federal Aviation Regulation Part 103 requirements for ultralight aircraft and the difficulties that we believed the XTURISMO limited edition hoverbike being developed by A.L.I. would encounter. Following the discontinuation, on December 27, 2023, A.L.I. filed a voluntary bankruptcy petition with the Tokyo District Court, Civil Division 20, “Tokutei Kanzai Kakari” [Special Trusteeship Section], Case ID: No. 8234 of 2023 (Fu). A bankruptcy trustee was appointed on January 10, 2024, and proceedings have commenced.

ALI’s discontinued operations include the manned air mobility business, including the further development of the XTURISMO limited edition hoverbike, the air mobility platform COSMOS (Centralized Operating System for Managing Open Sky), the computing power-sharing business, drone photography business and drone and artificial intelligence research and development business.

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Significant Market Opportunities

In today’s increasingly populated and interconnected world, traditional modes of urban transportation continue to contribute to congestion and pollution, and they are primarily confined to land-based infrastructure. Mobility for the future requires a revolutionary solution.

The Total Addressable Market (TAM) for Autonomous Urban aircraft is expected to increase at a cumulative annual growth rate of 29% from 2020 to 2040, reaching $162 billion. 2

2 See UBS report/Japan Ministry of Economy, Trade and Industry.

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Estimated urban air mobility opportunities by market share are as follows:

See: Urban Air Mobility eVTOL/Urban Air Mobility TAM Update: A Slow Take-Off, But Sky’s the Limit, Morgan Stanley May 6, 2021 .

3)	Manned Air Mobility

The manned air mobility industry has been the focus of much attention, with demonstration tests being conducted in many countries and a roadmap published in Japan under the leadership of the Ministry of Economy, Trade, and Industry.

According to data published by Morgan Stanley Research in 2019, the global market for manned air mobility, including hoverbikes, is expected to grow to over 150 trillion yen (approximately $1,036 billion USD) by 2040 according to long-term global forecasts. Data published by PWC in 2020 indicates that the air mobility market in Japan will grow to approximately 2.5 trillion yen (approximately $17 billion USD) by 2040. According to “Flying Cars Global Market Report 2021” published by The Business Research Company in 2021, the global market is expected to grow at a CAGR of 58.7% to 35 billion yen (approximately $241 million USD) by 2025. The report says that the key to growth will be the development of infrastructure system requirements, aircraft development, and institutional response, particularly in passenger transportation.

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The manned air mobility field in the air mobility industry, to which we belong, is expected to contribute to solving various social issues such as eliminating traffic congestion and improving productivity in cities, reducing land infrastructure costs for the approximately 20,000 marginalized villages in rural areas (remote islands and mountainous regions) in Japan, transporting people between inhabited islands, replacing helicopters, and diversifying entertainment and sightseeing, as advanced mobility that can go “wherever they want” and “whenever they want.”

Marketing, Sales and Distribution

We plan to develop a marketing, sales and advertising programs following completion of the schematic design and detailed specification phase of our redesigned MAV during 2025 and 2026 as well as begin seeking indications of interest by prospective dealers as part of a dealer distribution network and other distribution channels including online sales.

Competition

We recognize that there are no new alternatives at this time, as hoverbikes and drones themselves are substitutes for existing solutions at this time. Most of the industry’s production experience in the manned air mobility business is still in the demonstration stage, although eHang in China has produced and delivered products. Many companies are still in the research and development stage and are not disclosing their sales prices. The low-altitude manned flight market is, however, evolving and is expected to be highly competitive with a variety of aircraft manufactured in the United States and abroad. With the introduction of new technologies and the potential entry of new competitors into the market that may offer alternatives to our planned MAV, we expect competition to increase in the future, which could harm our business, results of operations, or financial condition once we complete development and commence production and sales. We expect to face significant competition from other manufacturers of low-altitude manned flight vehicles, which may have an adverse effect on expected revenues.

We believe our ability to compete successfully with other manufactures will also depend on a number of factors including purchase price, safety, after-sales support and product warranties, and on factors such as brand, established customer relationships and financial and manufacturing resources. Many of the incumbents have, and future entrants may have, greater resources than we have and may also be able to devote greater resources to the development of their current and future vehicles. They may also have greater access to larger potential customer bases and have and may continue to establish cooperative or strategic relationships amongst themselves or with third parties (including OEMs) that may further enhance their resources and offerings.

Intellectual Property

In connection with our redesign of the MAV, we are evaluating the utility of the proprietary systems, technologies and other intellectual property developed or owned by A.L.I. given that we elected to discontinue all of its operations, shift development, production and potentially initial sales efforts to the United States. Our success depends in part on our ability to protect our technology and intellectual property we may develop or license as part of our efforts to develop the MAV. We expect to rely on a combination of patents, patent applications, trade secrets, know-how, copyrights, trademarks, intellectual property licenses and other contractual rights to establish and protect proprietary rights in technology we utilize in connection with the development and ultimate sale of the MAV. In addition, we plan to enter into confidentiality and non-disclosure agreements with our employees and business partners. The agreements we plan to enter into with our employees will provide that all software, inventions, developments, works of authorship and trade secrets created by them during the course of their employment are our property or that of the Operating Company.

COVID-19

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The pandemic has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses. While the duration and extent of the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the extent and effectiveness of containment actions, it has already had an adverse effect on the global economy and the lasting effects of the pandemic continue to be unknown. As of the date of this prospectus, the extent of the future impact of COVID-19 is still highly uncertain and cannot be predicted.

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Recent Developments

Closing of Business Combination

We were originally incorporated in Delaware on February 12, 2021 under the name “Pono Capital Corp” as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On August 13, 2021, we consummated an initial public offering. On February 3, 2023, we consummated a merger (the “Merger”) with Pono Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of the Company, then called Pono Capital Corp., a Delaware corporation (“Pono”) with and into AERWINS, Inc. (formerly named AERWINS Technologies Inc.), a Delaware corporation pursuant to an agreement and plan of merger, dated as of September 7, 2022 (as amended on January 19, 2023, the “Merger Agreement”), by and among Pono, Merger Sub, AERWINS, Mehana Equity LLC, a Delaware limited liability company (“Sponsor” or “Purchaser Representative”) in its capacity as the representative of the stockholders of Pono, and Shuhei Komatsu in his capacity as the representative of the stockholders of AERWINS, Inc. (“Seller Representative”). The Merger and other transactions contemplated thereby (collectively, the “Business Combination”) closed on February 3, 2023 when pursuant to the Merger Agreement, Merger Sub merged with and into AERWINS, Inc. with AERWINS, Inc. surviving the Merger as a wholly-owned subsidiary of Pono, and Pono changed its name to “AERWINS Technologies Inc.” and the business of the Company became the business of AERWINS, Inc. (the “Company,” “we,” “us, “our” “AERWINS,” or “AERWINS Technologies”).

Pursuant to the terms of the Merger Agreement, the total consideration for the Business Combination and related transactions (the “Merger Consideration”) was approximately $600 million. In connection with the Special Meeting, holders of 11,328,988 shares of Pono common stock sold in its initial public offering exercised their right to redeem those shares for cash prior to the redemption deadline of January 25, 2023, at a price of $10.50 per share, for an aggregate payment from Pono’s trust account of approximately $118.9 million. Effective February 3, 2023, Pono’s units ceased trading, and effective February 6, 2023, AERWINS Technologies’ common stock began trading on the Nasdaq Global Market under the symbol “AWIN” and the warrants began trading on the Nasdaq Capital Market under the symbol “AWINW.”

After taking into account the aggregate payment in respect of the redemption, Pono’s trust account had a balance immediately prior to the Closing of $1,795,997. Such balance in the trust account was used to pay transaction expenses and other liabilities of Pono, pay certain transaction expenses of AERWINS, Inc., with the remaining being deposited in AERWINS, Inc. cash account. In connection with the Business Combination, a warrant holder of AERWINS, Inc. received a warrant to purchase 469,291 shares of AERWINS Technologies’ common stock as Merger Consideration as set forth in the Merger Agreement. The Merger Consideration was subject to a post-Closing true up 90 days after the Closing. The post-Closing true up period expired on May 5, 2023 without any claims having been made.

As a result of the Merger and the Business Combination, holders of Pono common stock automatically received common stock of AERWINS Technologies, and holders of Pono warrants automatically received warrants of AERWINS Technologies with substantively identical terms. At the Closing of the Business Combination, all shares of Pono owned by the Sponsor (consisting of shares of Class A common stock and shares of Class B common stock), which we refer to as the founder shares, automatically converted into an equal number of shares of AERWINS Technologies’ common stock, and Private Placement Warrants held by the Sponsor, automatically converted into warrants to purchase one share of AERWINS Technologies common stock with substantively identical terms. As of the Closing: public stockholders owned approximately 0.3% of the outstanding shares of AERWINS Technologies common stock; the Sponsor and its affiliates owned approximately 6.7% of the outstanding shares of AERWINS Technologies common stock and AERWINS, Inc.’s former security holders collectively owned approximately 93.0% of the outstanding shares of AERWINS Technologies common stock.

At the closing of the Merger, we issued to the former shareholders of AERWINS, an aggregate of 51,929,065 shares of common stock, of which 1,407,878 shares are being held in escrow (the “Escrow Shares”). The Escrow Shares were subject to a post-Closing true up 90 days after the Closing based on confirmed amounts of the Closing Net Indebtedness of AERWINS, the Net Working Capital of AERWINS, and certain Transaction Expenses, each of which are defined in the Merger Agreement. If the adjustment is a negative adjustment in favor of us, the escrow agent shall distribute to us a number of shares of our common stock with a value equal to the adjustment amount. If the adjustment is a positive adjustment in favor of AERWINS, we will issue to the former AERWINS stockholders an additional number of shares of our common stock with a value equal to the adjustment amount. The post-Closing true up period expired on May 5, 2023 without any claims having been made. In addition, at the closing of the Merger, the Company issued an aggregate of 150,000 shares of common stock (the “Compensation Shares”) to Boustead Securities, LLC (“Boustead”), in partial satisfaction of fees due to them in connection with the Merger. In addition, Boustead is entitled to an increase in the number of Compensation Shares on the 180th day following the closing of the Merger (the “Measurement Date”) if the VWAP for the common stock during over the five trading days prior to the Measurement Date is less than $10.00 per share (the “Adjustment”). The number of shares of common stock subject to the Adjustment is equal to (1) $1,500,000 divided by the average VWAP of the common stock over the five trading days prior to the Measurement Date, minus (2) the number of Compensation Shares.

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Lock-up Agreements

In connection with the Business Combination, certain stockholders of AERWINS, Inc. and certain of AERWINS’, Inc. officers and directors (such stockholders, the “Company Holders”) entered into a lock-up agreement (the “Lock-up Agreement”) pursuant to which they are contractually restricted, during the Lock-up Period (as defined below), from selling or transferring any of (i) their shares of AERWINS common stock held immediately following the closing and (ii) any of their shares of AERWINS common stock that result from converting securities held immediately following the closing (the “Lock-up Shares”). The “Lock-up Period” means the period commencing at closing and end the earliest of: (a) six months from the closing (or, in the case of Shuhei Komatsu, AERWINS’ Chief Executive Officer, thirty months from the closing), (b) the date the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property and (c) the date on which the closing sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the closing; provided that 1/3 of such restricted shares shall be released from such restrictions if the closing stock price of the Company’s common stock reaches each of $13.00, $15.00, and $17.00.

The Sponsor is subject to a lock-up pursuant to a letter agreement (the “Sponsor Lock-up Agreement”), entered into at the time of the IPO (as defined below), among Pono, the Sponsor and the other parties thereto, pursuant to which the Sponsor is subject to a lock-up beginning on the Closing and end the earliest of: (a) six months from the Closing, (b) the date the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange their shares of the Company’s common stock for cash, securities or other property and (c) the date on which the closing sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Closing; provided that 1/3 of such restricted shares shall be released from such restrictions if the closing stock price of the Company’s common stock reaches each of $13.00, $15.00, and $17.00. “IPO” means Pono’s public offering of 10,000,000 units (the “Units”) at $10.00 per Unit, generating gross proceeds of $100,000,000, which was consummated on August 13, 2021.

Indemnification Agreements

On February 7, 2023, AERWINS Technologies entered into indemnification agreements, with each of AERWINS Technologies’ directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require AERWINS Technologies, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Non-Competition and Non-Solicitation Agreements

Following execution of the Merger Agreement, certain significant stockholders of AERWINS, Inc. entered into non-competition and non-solicitation agreements (the “Non-Competition and Non-Solicitation Agreements”), pursuant to which they agreed not to compete with Pono, AERWINS, Inc. and their respective subsidiaries during the two-year period following the Closing and, during such two-year restricted period, not to solicit employees or customers or clients of such entities. The Non-Competition and Non-Solicitation Agreements also contain customary non-disparagement and confidentiality provisions.

Registration Rights Agreements

At the closing of the Business Combination, certain significant stockholders of AERWINS, Inc. entered into a registration rights agreement with Pono providing for the right to three demand registrations, piggy-back registrations and shelf registrations with respect to the Merger Consideration shares.

Purchaser Support Agreement

Simultaneously with the execution of the Merger Agreement, Lind Global Representative entered into a support agreement (the “Purchaser Support Agreement”) in favor of Pono and AERWINS, Inc. and their present and future successors and subsidiaries. In the Purchaser Support Agreement, the Purchaser Representative agreed to vote all equity interests in Pono in favor of the Merger Agreement and related transactions and to take certain other actions in support of the Merger Agreement and related transactions. The Purchaser Support Agreement also prevents the Purchaser Representative from transferring its voting rights with respect to equity interests in Pono or otherwise transferring equity interests in Pono prior to the meeting of Pono’s stockholders to approve the Merger Agreement and related transactions, except for certain permitted transfers.

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Voting Agreement

Simultaneously with the execution of the Merger Agreement, certain stockholders of AERWINS, Inc. entered into a voting agreement (the “Voting Agreement”) in favor of Pono and AERWINS, Inc. and their present and future successors and subsidiaries. In the Voting Agreement for certain stockholders of AERWINS, they each agreed to vote all of their AERWINS, Inc. stock interests in favor of the Merger Agreement and related transactions and to take certain other actions in support of the Merger Agreement and related transactions. The Voting Agreement also prevents them from transferring their voting rights with respect to their AERWINS, Inc. stock or otherwise transferring their AERWINS stock prior to the AERWINS, Inc. approval of the Merger Agreement and related transactions, except for certain permitted transfers.

Executive Employment Agreements

On February 3, 2023, the Company entered into employment agreements (the “Employment Agreements”) with executive officers: Shuhei Komatsu (former Chief Executive Officer), Taiji Ito (Global Markets Executive Officer), Kazuo Miura (former Chief Product Officer) and Kensuke Okabe (former Chief Financial Officer). The Employment Agreements all provide for at-will employment that may be terminated by the Company for death or disability and with or without cause, by the executive with or without good reason, or mutually terminated by the parties. The Employment Agreements for Mr. Komatsu, Mr. Ito, Mr. Miura, and Mr. Okabe provide for a severance payment equal to the remaining base salary for the remaining period of the respective term of employment (each term is one (1) year) upon termination by the Company without cause or termination by such executive for good reason. The executive agreements provide for a base salary of $200,000, $200,000, $200,000 and $200,000 for Mr. Komatsu, Mr. Ito, Mr. Miura and Mr. Okabe, respectively, as well as possible annual performance bonuses and equity grants under the equity incentive plan if and when determined by the Company’s Compensation Committee. No performance bonuses were paid under these agreements.

Option Award Agreements

On February 3, 2023, the Company entered into Option Award Agreements (the “Option Award Agreements”) with former executive officers: Shuhei Komatsu (former Chief Executive Officer), Taiji Ito (former Global Markets Executive Officer and Chief Executive Officer), Kazuo Miura (former Chief Product Officer) and Kensuke Okabe (former Chief Financial Officer).

The Option Award Agreements grants to each of the following persons options to acquire shares of the Company’s common stock, to vest as set forth in the Option Award Agreements, as follows:

●	Shuhei Komatsu–- 1,525,196 options at an exercise price of $0.00015 per share of common stock. These options were forfeited upon Mr. Komatsu’s resignation.

●	Taiji Ito–- 703,937 options at an exercise price of $0.00015 per share of common stock

●	Kazuo Miura–- 739,916 options at an exercise price of $0.00015 per share of common stock. These options were forfeited upon Mr. Komatsu’s resignation.

●	Kensuke Okabe–- 469,291 options at an exercise price of $0.00015 per share of common stock

Stock Purchase Agreement

On February 2, 2023, the Company entered into a Subscription Agreement (the “Agreement”) with AERWINS, Inc., and certain investors (collectively referred to herein as the “Purchasers”). Pursuant to the Agreement, the Purchasers agreed to purchase an aggregate 3,196,311 shares of common stock (the “Shares”) of AERWINS, Inc. which was immediately exchanged for 5,000,000 shares of common stock of the Company (the “Company Shares”) upon the consummation of the Business Combination in exchange for an aggregate sum of $5,000,000 (the “Purchase Price”) with the Purchase Price being paid to AERWINS, Inc. prior to the closing of the Business Combination (the “Closing”). Effective immediately prior to the Closing, AERWINS, Inc. issued the Shares to the Purchasers and thereafter immediately upon the Closing, the Shares were exchanged for the Company Shares, and the Company Shares were issued as a registered issuance of securities under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration filed by the Company on Form S-4 (Registration No. 333-268625) which was declared effective by the Securities and Exchange Commission on January 13, 2023.

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Standby Equity Purchase Agreement

On January 23, 2023 (the “Effective Date”), Pono entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd., (“YA”). The Company and its successors will be able to sell up to one hundred million dollars in aggregate gross purchase price of the Company’s shares of common stock, par value $0.000001 per share (the “Common Shares”) at the Company’s request any time during the 36 months following the date of the SEPA’s entrance into force. The shares would be purchased at 96% or 97% (depending on the type of notice) of the Market Price (as defined below) and would be subject to certain limitations, including that YA could not purchase any shares that would result in it owning more than 4.99% of the Company’s common stock. “Market Price” shall mean the lowest daily VWAP of the Common Shares during the three consecutive trading days commencing on the advance notice date, other than the daily VWAP on any excluded days. “VWAP” means, for any trading day, the daily volume weighted average price of the Common Shares for such trading day on the principal market during regular trading hours as reported by Bloomberg L.P.

Pursuant to the SEPA, the Company is required to register all shares which YA may acquire. The Company agreed to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement (as defined in the SEPA) registering all of the shares of common stock that are to be offered and sold to YA pursuant to the SEPA. The Company is required to have a Registration Statement declared effective by the SEC before it can raise any funds using the SEPA. The Company may not issue more than 19.99% of its shares issued and outstanding as of the Effective Date without first receiving shareholder approval for such issuances, unless such additional shares may be issued consistent with the rules and regulations of the Nasdaq Stock Market. Pursuant to the SEPA, the use of proceeds from the sale of the shares by the Company to YA shall be used by the Company in the manner as will be set forth in the prospectus included in the Registration Statement (and any post-effective amendment thereto) and any prospectus supplement thereto filed pursuant to the SEPA. There are no other restrictions on future financing transactions. The SEPA does not contain any right of first refusal, participation rights, penalties or liquidated damages. The Company has paid YA Global II SPV, LLC, a subsidiary of YA, a structuring fee in the amount of $15,000, and, on the Effective Date, the Company agreed to issue to YA shares with aggregate value equal to one million dollars, as a commitment fee.

YA has agreed that neither it nor any of its affiliates shall engage in any short-selling or hedging of our common stock during any time prior to the public disclosure of the SEPA. Unless earlier terminated as provided under the SEPA, the SEPA shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the Effective Date or (ii) the date on which YA shall have made payment of Advances (as defined in the SEPA) pursuant to the SEPA for the Common Shares equal to the Commitment Amount (as defined in the SEPA).

Loan Agreement

On February 27, 2023, the wholly owned subsidiary of the Company’s wholly owned subsidiary, A.L.I. Technologies Inc., a Japanese corporation (“A.L.I.”) entered into a Loan Agreement with Shuhei Komatsu, the Company’s former Chief Executive Officer (the “Agreement”). The Agreement was approved by the Company’s Board of Directors on February 26, 2023 and by the Company’s Compensation Committee on February 26, 2023. Pursuant to the Agreement, Mr. Komatsu agreed to lend A.L.I. 200,000,000 yen (approximately $1,469,400 US Dollars based on a conversion rate of $0.007347 US Dollar for each $1 yen as of February 27, 2023) (the “Loan”). The original maturity date of the Loan under the Agreement was April 15, 2023, and was extended to June 30, 2023 (the “Maturity Date”) pursuant to the terms of a memorandum agreement signed on May 15, 2023 (the “Memorandum”). The interest rate under the Agreement is 2.475% per annum (calculated on a pro rata basis for 365 days a year), and the interest period is from February 27, 2023 until April 21, 2023. Pursuant to the terms of the Memorandum, the Company paid Mr. Komatsu 100,000,000 yen (approximately US$753,266), the interest rate was increased to 14.6% per annum as of April 22, 2023 and A.L.I. agreed to delay damages in the amount of 480,000 yen (approximately US$3,616). In addition, A.L.I pledged as collateral for the Loan shares of ASC Tech Agent Co., Ltd. held by A.L.I. and the equity interest in any entity in which A.L.I. may transfer its drone service business in the future. We are in discussions with Mr. Komatsu regarding further extension of the maturity date of the Loan and other alternatives regarding settlement of this debt.

If any of the following events occur while the Loan is outstanding, the Loan will become immediately due and payable together with all interest thereon: (i) if payment is suspended or bankruptcy proceedings are initiated against A.L.I., (ii) if A.L.I. initiates legal proceedings related to debt reorganization involving court intervention or when facts are recognized as having occurred that payment has been suspended, (iii) if provisional seizure, preservation seizure, seizure order, or delinquent disposition is received by A.L.I., (iv) if A.L.I. is delayed in make any payments under the Agreement, (v) if A.L.I. violates any provisions of the Agreement or (vi) upon the occurrence of any equivalent reasons requiring the preservation of the right to claim arise in addition to the foregoing. Pursuant to the Agreement, if A.L.I. does not timely repay the Loan in accordance with the terms of the Agreement, the interest rate on the Loan will increase to 14.6% per annum until the full payment is made. Under the Agreement, for any litigation arising under the Agreement, regardless of the amount or claim, the exclusive court of jurisdiction will be the Tokyo District Court.

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Summary of Lind Global Financing

On April 12, 2023, we entered into the Purchase Agreement with Lind Global pursuant to which we agreed to issue to Lind Global up to three secured convertible promissory notes (the “Convertible Notes” and each a “Convertible Note”) in the aggregate principal amount of $6,000,000 for an aggregate purchase price of $5,000,000 and warrants (the “Warrants” and each a “Warrant”) to purchase 5,601,613 shares of the Company’s common stock (the “Transaction”). On August 25, 2023 (the “Amendment Date”), we entered into an Amendment to Senior Convertible Promissory Note First Closing Note and an Amendment to the Senior Convertible Promissory Note Second Closing Note with Lind Global (collectively, the “Floor Note Amendments”) which amended the Conversion Price (as defined below) to include a floor price of $0.18176 (the “Floor Price”). In addition to inclusion of a Floor Price, the Note Amendments also provide that at the option of Selling Securityholder, if in connection with a conversion under the Closing Notes, as amended, the Conversion Price is deemed to be the Floor Price, then in addition to issuing the Conversion Shares (as defined in the Closing Notes) at the Floor Price, we agreed to pay to Selling Securityholder a cash amount equal to (i) the number of shares of common stock that would be issued to Selling Securityholder upon a conversion determined by dividing the dollar amount to be converted being paid in shares of common stock by ninety percent (90%) of the lowest single VWAP during the twenty (20) Trading Days prior to the applicable date of conversion (notwithstanding the Floor Price) less (ii) the number of Conversion Shares issued to Selling Securityholder in connection with the conversion; and (iii) multiplying the result thereof by the VWAP on the Conversion Date.

The closings of the Transaction (the “Closings and each a “Closing”) will occur in tranches (each a “Tranche”): the Closing of the first Tranche (the “First Closing”) occurred on April 12, 2023 and consisted of the issuance and sale to Lind Global of a Convertible Note with a purchase price of $2,100,000 and a principal amount of $2,520,000 (the “First Closing Note”) and the issuance to Lind Global of a Warrant to acquire 2,352,678 shares of common stock and the Closing of the second Tranche (the “Second Closing) which occurred on May 23, 2023 and consisted of the issuance and sale to Lind Global of a Convertible Note with a purchase price of $1,400,000 and a principal amount of $1,680,000 (the “Second Closing Note”), and the issuance to Lind Global of a Warrant to acquire 1,568,542 shares of common stock. The Convertible Notes issued in the First Closing and the Second Closing are hereinafter referred to as the “Closing Notes”. So long as no Event of Default has occurred under the Convertible Note sold at the First Closing, and the Convertible Note issued at the Second Closing, the Closing of the third Tranche (the “Third Closing), will consist of the issuance and sale to Lind Global of a Convertible Note with a purchase price of $1,500,000 and a principal amount of $1,800,000, and the issuance to Lind Global of a Warrant to acquire 1,680,484 shares of common stock and will occur upon the effectiveness of the Registration Statement that includes this prospectus. The Third Closing is subject to certain conditions precedent as set forth in the Purchase Agreement. Pursuant to the Purchase Agreement, at each Closing, the Company agreed to pay Lind Global a commitment fee in an amount equal to 2.5% of the funding amount being funded by Lind Global at the applicable Closing.

The Convertible Note issued in the First Closing has a maturity date of April 12, 2025, the Convertible Note issued in the Second Closing has a maturity date of May 23, 2025 and the Convertible Note to be issued in the Third Closing will have a maturity date of 2 years from the date of issuance (the “Maturity Date”).

Each Convertible Note has a conversion price equal to the lesser of: (i) US$0.90 (“Fixed Price”); or (ii) 90% of the lowest single volume weighted average price during the 20 Trading Days prior to conversion of each Convertible Note (the “Conversion Price”) “), provided that in no event shall the Conversion Price be less than $0.18176 (the “Floor Price”), and in the event that the calculation as set forth above would result in a Conversion Price less than the Floor Price, the “Conversion Price” shall be the Floor Price.

In addition to inclusion of a Floor Price, the Note Amendments also provide that at the option of Selling Securityholder, if in connection with a conversion under the Closing Notes, as amended, the Conversion Price is deemed to be the Floor Price, then in addition to issuing the Conversion Shares (as defined in the Closing Notes) at the Floor Price, we agreed to pay to Selling Securityholder a cash amount equal to (i) the number of shares of common stock that would be issued to Selling Securityholder upon a conversion determined by dividing the dollar amount to be converted being paid in shares of common stock by ninety percent (90%) of the lowest single VWAP during the twenty (20) Trading Days prior to the applicable date of conversion (notwithstanding the Floor Price) less (ii) the number of Conversion Shares issued to Selling Securityholder in connection with the conversion; and (iii) multiplying the result thereof by the VWAP on the Conversion Date.

The Convertible Note will not bear interest other than in the event that if certain payments under the Convertible Note as set forth therein are not timely made, the Convertible Note will bear interest at the rate of 2% per month (prorated for partial months) until paid in full. The Company will have the right to prepay the Convertible Note under the terms set forth therein.

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The Warrants were issued or will be issued to Lind Global without payment of any cash consideration. Each Warrant will have an exercise period of 60 months from the date of issuance. The Exercise price of the First Closing Warrant and Second Closing Warrant is $0.8926 per share and $0.7316 per share, respectively, subject to adjustments as set forth in the Warrant. The exercise price for each the Warrant issued at the Third Closing will be an amount equal to 100% of the 10-day VWAP prior to such closing.

In the event that there is no effective registration statement registering the shares underlying the Warrants or upon the occurrence of a Fundamental Transaction as defined in the Purchase Agreement, then the Warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the Warrants (the difference between the market price of the underlying shares of common stock and the exercise price of the underlying warrants) to exercise the warrants without the payment of any cash.

In accordance with our obligations under the Purchase Agreement, we filed a registration statement on Form S-1 on May 12, 2023 (the “May 2023 Registration Statement”) with the SEC to register under the Securities Act the resale by Lind Global of up to 11,222,357 shares of common stock issuable by us upon partial conversion of the Convertible Notes and exercise of the Warrants issued by us in connection with the Purchase Agreement. We plan to withdraw the May 2023 Registration Statement as permitted pursuant to the SPA Amendment No. 2 discussed below.

The Purchase Agreement contains customary registration rights, representations, warranties, conditions and indemnification obligations by each party, including our agreement to refrain from engaging in certain “Prohibited Transactions” as defined in the Purchase Agreement, to hold a special meeting of shareholders for the purpose of obtaining shareholder approval of the Transactions, certain events giving rise to a default under the Convertible Notes, obligations to use the proceeds from certain future financings to repay a portion of the principal amount of the Convertible Notes, our pledge to Lind Global of the ownership interests in our subsidiaries, a grant by us and our subsidiaries of a security interest in all of their respective assets and rights as collateral for the obligations due under the Convertible Notes, and a guaranty by our subsidiaries of our obligations under the Convertible Notes.

The A.L.I. Bankruptcy constitutes an event of default pursuant to the Closing Notes in the aggregate principal amount of $4,200,000. Consequently, Lind Global may at any time, at its option, (1) demand payment of an amount equal to 120% of the outstanding principal amount of the Closing Notes and (2) exercise all other rights and remedies available to it under the Closing Notes and other agreements entered into among the Company and Lind in connection with the issuance of the Closing Notes (collectively, the “Transaction Documents”); provided, however, that (x) upon the occurrence of the event of default described above, Lind Global, in its sole and absolute discretion (without the obligation to provide notice of such event of default), may: (a) from time-to-time demand that all or a portion of the outstanding principal amount of the Closing Notes be converted into shares of the Company’s common stock at the lower of (i) the then-current Conversion Price (that price being $0.18176 per share (the “Floor Price”)) and (ii) eighty-percent (80%) of the average of the three (3) lowest daily volume weighted average prices (“VWAPs”) during the 20 trading days prior to the delivery by Lind Global of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of Lind Global’s rights, powers, privileges, remedies and interests under the Closing Notes, the Transaction Documents or applicable law.

The Closing Notes also provide that at the option of Lind Global, if in connection with a conversion under the Closing Notes, the Conversion Price is deemed to be the Floor Price, then in addition to issuing the Conversion Shares (as defined in the Closing Notes) at the Floor Price, the Company will also pay to Lind Global a cash amount equal to (i) the number of shares of common stock that would be issued to Lind Global upon a conversion determined by dividing the dollar amount to be converted being paid in shares of common stock by ninety percent (90%) of the lowest single VWAP during the twenty (20) trading days prior to the applicable date of conversion (notwithstanding the Floor Price) less (ii) the number of shares of the Company’s common stock issued to Lind Global in connection with the conversion; and (iii) multiplying the result thereof by the VWAP on the date of conversion.

On January 23, 2024, the Company and Lind Global entered into an Amendment No. 2 to Senior Convertible Promissory Note First Closing Note and an Amendment No. 2 to the Senior Convertible Promissory Note Second Closing Note (collectively, the “January Note Amendments”) which amended the Closing Notes to, subject to the conditions discussed below, (i) reduce the aggregate principal amount of the Closing Notes from $2,520,000 to $2,100,000, (ii) require the Company to repay an aggregate of $1,750,000 of the principal amount of the Closing Notes no later than the closing date of a public offering of the Company’s common stock where it receives gross proceeds of at least $13,500,000 (the “Public Offering”) and (iii) requires Lind Global to convert no less than an aggregate of $1,750,000 of the Closing Notes no later than 11 months after the closing of the Public Offering, provided that at the time of such conversion Lind Global receives shares of common stock that may be disposed of without restrictive legend at their issuance pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act (the “Mandatory Conversion Amount”).

In addition, on January 23, 2024, the Company and Lind Global entered into Amendment No. 2 to Securities Purchase Agreement (the “SPA Amendment No. 2”) to, subject to the conditions discussed below, (i) eliminate the obligation of the Company and Lind Global to complete the Third Closing, (ii) delete the clause obligating the Company to register the shares of common stock issuable upon conversion of the Closing Notes and exercise of the Warrants (collectively, the “Closing Securities”) or pay Lind Global any delay payments as a result of the Company’s failure to register the Closing Securities, (iii) eliminate certain restrictions on the Company’s right to issue equity and debt in future transactions and (iv) eliminate Lind Global’s right to participate in future offerings of the Company’s securities, other than its rights to participate in this offering.

The January Note Amendments and the SPA Amendment are subject to the Company completing this offering and making the Mandatory Prepayment as discussed above.

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Officer and Director Changes

On March 20, 2023, Shuhei Komatsu resigned from his positions as Chief Executive Officer and Director and Chairman of the Board of Directors of the Company (the “Board”). Mr. Komatsu previously served as the Company’s Chief Executive Officer and a Director and Chairman of the Board since February 3, 2023. Mr. Komatsu’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 20, 2023, the Company’s Board appointed Taiji Ito to serve as Chief Executive Officer of the Company. Mr. Ito formerly served as the Company’s Global Markets Executive Officer and as a Director of the Company, and has served in such capacities since his appointment to those positions on February 3, 2023 until his resignation as discussed below.

On March 22, 2023, the Board appointed Daisuke Katano to fill the vacancy on its Board created upon Mr. Komatsu’s resignation to serve as a Director of the Company, and on the same date also appointed Mr. Katano to serve as the Company’s Chief Operating Officer.

On March 22, 2023, the Board appointed Marehiko Yamada to serve as the Chairman of the Board. Mr. Yamada was appointed as an independent director of the Company on February 3, 2023. On March 22, 2023, the Company’s Board of Directors also appointed Dr. Sayama to serve as the Vice-Chair of the Board. Dr. Sayama was appointed as an independent director of the Company on February 3, 2023. On March 22, 2023, the Company’s Board also appointed Kensuke Okabe to serve as Secretary of the Company. Mr. Okabe was appointed as the Company’s Chief Financial Officer on February 3, 2023.

On March 22, 2023, the Board also appointed Mr. Yamada as the Chair of the Company’s Compensation Committee and appointed Dr. Sayama as the Chair of the Company’s Nominating and Corporate Governance Committee. Dr. Sayama previously served as the Chair of the Company’s Compensation Committee from February 3, 2023 to March 22, 2023. Mr. Yamada previously served as the Chair of the Company’s Nominating and Corporate Governance Committee from February 3, 2023 to March 22, 2023.

On March 27, 2023, the Board approved the removal of Kazuo Miura as the Company’s Chief Product Officer. Mr. Miura served as the Company’s Chief Product Officer since his appointment to this position on February 3, 2023. Mr. Miura’s removal was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 15, 2023, the Company’s Board appointed Kiran Sidhu as the Chairman of the Board. Following the appointment of Mr. Sidhu, Dr. Sayama and Mr. Yamada resigned as members of the Board, effective May 18, 2023 and May 15, 2023, respectively. Their resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 22, 2023, the Board also appointed Katharyn (Katie) Field and Pavanveer (Pavan) Gill as independent directors to fill the vacancies on the Board created by the resignations of Dr. Sayama and Mr. Yamada. Following the appointment of Ms. Field and Mr. Gill, Mr. Iwamura resigned as a member of the Board. Mr. Iwamura’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 17, 2023, Daisuke Katano resigned as a member of our Board of Directors and on July 25, 2023 resigned as our Chief Operating Officer. Mr. Katano’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

On July 18, 2023, the Board appointed Kiran Sidhu as Executive Chairman of the Board and President of the Company and expanded the size of the Board by one person, to a total of seven persons, appointing Mr. Robert Lim as an independent Director of the Company, filling the vacancy created by Mr. Katano’s resignation. Mr. Lim’s term is to serve in such position until his earlier death, resignation or removal from office.

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On July 18, 2023, the Board changed the composition of the Committees of the Board to be comprised of the following persons:

●	The Audit Committee shall be comprised of the following persons: Katharyn Field, Committee Chair and Audit Committee Financial Expert; Robert Lim; and, Pavanveer Gill.

●	The Compensation Committee shall be comprised of the following persons: Pavanveer Gill, Committee Chair; Robert Lim; and, Katharyn Field.

●	The Nominating and Corporation Governance Committee shall be comprised of the following persons: Robert Lim, Committee Chair; Katharyn Field; and, Pavanveer Gill.

On July 18, 2023, the Board formed a “Funding Committee of the Board” that is comprised on the following persons: Katharyn Field as Committee Chair; Mr. Lim; and, Mr. Katano. The purpose of the committee is to consider funding alternatives and make recommendations on such alternatives to the Board.

On August 24, 2023, we appointed Yinshun (Sue) He as our Chief Financial Officer following the resignation of Kensuke Okabe.

On December 12, 2023, Kiran Sidhu was appointed as our Chief Executive Officer following the resignation of Taiji Ito as our Chief Executive Officer. Mr. Ito remains as a director of the Company. As part of this change, the Board appointed Ms. Field as the Chairman of the Board to take on the role formerly held by Mr. Sidhu who will remain as a director of the Company in addition to his role as its CEO.

Submission of Matters to a Vote of Security Holders

On November 20, 2023, the Company held its 2023 virtual special meeting of stockholders to vote on the following matters:

Stockholders voted to approve the amendment of the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effectuate a reverse stock split of the Company’s outstanding shares of our common stock, at a ratio of no less than 1-for-10 and no more than 1-for-100, with such ratio to be determined at the sole discretion of the Board (the “Reverse Stock Split”).

Stockholders voted to approve, for purposes of complying with NASDAQ Listing Rule 5635(b), the issuance of the shares of the Company’s common stock pursuant to its purchase agreement with Lind Global representing more than 20% of our common stock outstanding, which would result in a “change of control” of the Company under applicable Nasdaq listing rules.

Stockholders voted to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to its purchase agreement with Lind Global.

Effects of Inflation

We have not been affected by inflationary pressure as we are in the development stage of the MAV and have not commenced production.

Employees

Prior to the closing of the Business Combination, at December 31, 2022, the Company had three executive officers and the Company did not have any full-time employees prior to the completion of the Business Combination.

Following the December 27, 2023 discontinuation of A.L.I., we have two employees as of January 22, 2024. Of these, both are part-time, temporary, or other temporary employees. No labor union has been formed, but labor-management relations are amicable.

Facilities

Prior to the December 27, 2023 discontinuation of A.L.I., our headquarters were located at Shiba Koen Annex 6 f, 1-8, Shiba Koen 3-chome, Minato-ku, Tokyo, Japan 105-0011, where we leased and occupied office space with an aggregate floor area of approximately 340 square meters from unrelated third parties under operating lease agreements. Our manufacturing and shipping facility was located at 1-2-11 Fukamidai, Yamato-shi, Kanagawa. Our testing facilities was located at 72 Misawa, Minobu-cho, Minami Koma-gun, Yamanashi. We no longer occupy any of these offices or facilities and following the discontinuance of ALI’s operations and bankruptcy filing on December 27, 2023, we moved our corporate offices to The Walnut Building, 691 Mill St, Suite 240, Los Angeles, California 90021 where we lease this this office.

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We believe that our existing office is generally adequate to meet our current needs, but we expect to seek additional space as needed to accommodate our future growth. There are no major facilities currently inactive.

Insurance

We currently do not maintain any types of insurance, employer’s liability insurance, or general liability insurance policies. Once we commence commercialization of the MAV which is expected in 2027, we will purchase insurance policies that are either legally compulsory or required by our customers.

Government Regulation

Our business is subject to regulation by various federal, state, local and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety, environmental laws, consumer protection laws, anti-bribery laws, import/export controls, federal securities laws and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than those in the United States. Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, mandatory recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties or injunctions.

Although we expect to operate under the ultralight aircraft exceptions of Federal Aviation Regulation Part 103, aircraft, including the MAVs, are subject to substantial regulation and changes to those regulations under international, federal, state, local and foreign laws regarding safety, performance, and import regulations. Our planned vehicles will need to comply with many governmental standards and regulations relating to vehicle safety, fuel economy, emissions control, noise control, and vehicle recycling, among others. Compliance with all of these requirements may delay our production launch or require substantially higher compliance costs than anticipated, thereby adversely affecting our business and financial condition.

We plan to design the MAV to conform with Federal Aviation Regulation Part 103 requirements for ultralight aircraft. We do not believe we need to achieve FAA Certification for domestic MAV flight operations and sales as long as we continue to conform to FAR Part 103 in terms of aircraft specifications and flight operations. Changes in FAA regulations requiring certification for flight operations or sales might result in us incurring significantly increased costs to comply with those new regulations and in attempting to correct any issues causing such delays. Also, the impact of new or changed laws or regulations on the planned MAV compliance or the costs of complying with such laws and regulations cannot be predicted.

Further, as we sell our MAV products internationally, we will face challenges in quickly and sufficiently familiarizing ourselves with foreign regulatory environments and policy frameworks. If any new regulation is put in place, or a different interpretation of existing regulation is adopted, our ability to manufacture, market, sell or operate our MAVs may be limited or otherwise affected. Failure to comply with applicable regulations or to obtain, maintain or renew the necessary permits, licenses, registrations or certificates could cause delays in, or prevent us from, manufacturing, marketing, selling and operating our MAVs products, meeting product demand and expectations, introducing new products or expanding our service coverage, and could materially and adversely affect our operation results. If we are found to be in violation of applicable laws or regulations, we could be subject to administrative punishment, including fines, injunctions, recalls or asset seizures, as well as potential criminal sanctions, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in the United States, including the U.S. Foreign Corrupt Practices Act, or the FCPA and other anti-corruption laws and regulations. The FCPA prohibits us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. A violation of these laws or regulations could adversely affect our business, results of operations, financial condition and reputation.

We expect to have direct or indirect interactions with officials and employees of government agencies and state-owned affiliated entities in the ordinary course of business. We may also enter into joint ventures and/or other business partnerships with government agencies and state-owned or affiliated entities. These interactions subject us to an increased level of compliance-related concerns. We are in the process of implementing policies and procedures designed to ensure compliance by us and our directors, officers, employees, representatives, consultants, agents and business partners with applicable anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations. However, our policies and procedures may not be sufficient, and our directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which we may be held responsible.

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Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject us to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, results of operations, financial condition and reputation. In addition, changes in economic sanctions laws in the future could adversely impact our business and investments in our shares.

Corporate History

We were originally incorporated in Delaware on February 12, 2021 under the name “Pono Capital Corp” as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On August 13, 2021, we consummated an initial public offering (“Initial Public Offering”). The registration statement for the Company’s Initial Public Offering was declared effective on August 10, 2021. On August 13, 2021, the Company consummated its Initial Public Offering of 10,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000 (see Note 6) (the “Initial Public Offering”). The Company granted the underwriter a 45-day option to purchase up to an additional 1,500,000 Units at the Initial Public Offering price to cover over-allotments, if any. Simultaneously with the consummation of the closing of the Offering, the Company consummated the private placement of an aggregate of 469,175 units (the “Placement Units”) to the Sponsor at a price of $10.00 per Placement Unit, generating total gross proceeds of $4,691,750 (the “Private Placement”).

On August 18, 2021, the underwriters exercised the over-allotment option in full, and the closing of the issuance and sale of the additional Units occurred (the “Over-allotment Option Units”). The total aggregate issuance by the Company of 1,500,000 units at a price of $10.00 per unit resulted in total gross proceeds of $15,000,000. On August 18, 2021, simultaneously with the sale of the Over-allotment Option Units, the Company consummated the private sale of an additional 52,500 Placement Units, generating gross proceeds of $525,000. The Placement Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering. A total of $116,725,000, comprised of the proceeds from the Offering and the proceeds of private placements that closed on August 13, 2021 and August 18, 2021, net of the underwriting commissions, discounts, and offering expenses, was deposited in a trust account established for the benefit of the Company’s public stockholders. On October 8, 2021, the Class A ordinary shares and Public Warrant included in the Units began separate trading.

On March 17, 2022, the Company entered into an Agreement and Plan of Merger (the “Old Merger Agreement”), by and among Pono, Merger Sub, Benuvia, Inc., a Delaware corporation (“Benuvia”), Mehana Equity, LLC, in its capacity as Purchaser Representative, and Shannon Soqui, in his capacity as Seller Representative. Pursuant to the Old Merger Agreement, at the closing of the transactions contemplated by the Old Merger Agreement, Merger Sub would merge with and into Benuvia, with Benuvia continuing as the surviving corporation. The Business Combination Agreement and related agreements are further described in the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2022. On August 8, 2022, the Company and Benuvia mutually terminated the Merger Agreement pursuant to Section 8.1(a) of the Merger Agreement, effective immediately. Neither party was required to pay the other a termination fee as a result of the mutual decision to terminate the Merger Agreement.

On November 9, 2022, the Company entered into Purchase Agreements and completed the private sale of an aggregate of 115,000 Placement Units at a purchase price of $10.00 per Placement Unit in a private placement and deposited $1,150,000 into the Company’s Trust account for its public stockholders, representing $0.10 per public share, allowing the Company to extend the period of time it had to consummate its initial business combination by three months from November 11, 2022 to February 13, 2023. The Purchase Agreements and related agreements are further described in the Company’s Current Report on Form 8-K filed with the SEC on November 10, 2022.

On December 31, 2022, substantially all of the assets held in the Trust Account were held in mutual funds.

No payments for our expenses were made in the offering described above directly or indirectly to (i) any of our directors, officers or their associates, (ii) any person(s) owning 10% or more of any class of our equity securities or (iii) any of our affiliates, except in connection with the repayment of outstanding loans and pursuant to the administrative support agreement disclosed herein which we entered into with our sponsor.

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On February 3, 2023, we consummated a merger (the “Merger”) with Pono Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of the Company, then called Pono Capital Corp., a Delaware corporation (“Pono”) with and into AERWINS, Inc. (formerly named AERWINS Technologies Inc.), a Delaware corporation pursuant to an agreement and plan of merger, dated as of September 7, 2022 (as amended on January 19, 2023, the “Merger Agreement”), by and among Pono, Merger Sub, AERWINS, Mehana Equity LLC, a Delaware limited liability company (“Sponsor” or “Purchaser Representative”) in its capacity as the representative of the stockholders of Pono, and Shuhei Komatsu in his capacity as the representative of the stockholders of AERWINS, Inc. (“Seller Representative”). The Merger and other transactions contemplated thereby (collectively, the “Business Combination”) closed on February 3, 2023 when pursuant to the Merger Agreement, Merger Sub merged with and into AERWINS, Inc. with AERWINS, Inc. surviving the Merger as a wholly-owned subsidiary of Pono, and Pono changed its name to “AERWINS Technologies Inc.” and the business of the Company became the business of AERWINS, Inc. (the “Company,” “we,” “us, “our” “AERWINS,” or “AERWINS Technologies”).

Pursuant to the terms of the Merger Agreement, the total consideration for the Business Combination and related transactions (the “Merger Consideration”) was approximately $600 million. In connection with the Special Meeting, holders of 11,328,988 shares of Pono common stock sold in its initial public offering exercised their right to redeem those shares for cash prior to the redemption deadline of January 25, 2023, at a price of $10.50 per share, for an aggregate payment from Pono’s trust account of approximately $118.9 million. Effective February 3, 2023, Pono’s units ceased trading, and effective February 6, 2023, AERWINS Technologies’ common stock began trading on the Nasdaq Global Market under the symbol “AWIN” and the warrants began trading on the Nasdaq Capital Market under the symbol “AWINW.”

After taking into account the aggregate payment in respect of the redemption, Pono’s trust account had a balance immediately prior to the Closing of $1,795,997. Such balance in the trust account was used to pay transaction expenses and other liabilities of Pono, pay certain transaction expenses of AERWINS, Inc., with the remaining being deposited in AERWINS, Inc. cash account. In connection with the Business Combination, a warrant holder of AERWINS, Inc. received a warrant to purchase 469,291 shares of AERWINS Technologies’ common stock as Merger Consideration as set forth in the Merger Agreement. The Merger Consideration was subject to a post-Closing true up 90 days after the Closing. The post-Closing true up period expired on May 5, 2023 without any claims having been made.

As a result of the Merger and the Business Combination, holders of Pono common stock automatically received common stock of AERWINS Technologies, and holders of Pono warrants automatically received warrants of AERWINS Technologies with substantively identical terms. At the Closing of the Business Combination, all shares of Pono owned by the Sponsor (consisting of shares of Class A common stock and shares of Class B common stock), which we refer to as the founder shares, automatically converted into an equal number of shares of AERWINS Technologies’ common stock, and Private Placement Warrants held by the Sponsor, automatically converted into warrants to purchase one share of AERWINS Technologies common stock with substantively identical terms. As of the Closing: public stockholders owned approximately 0.3% of the outstanding shares of AERWINS Technologies common stock; the Sponsor and its affiliates owned approximately 6.7% of the outstanding shares of AERWINS Technologies common stock and AERWINS, Inc.’s former security holders collectively owned approximately 93.0% of the outstanding shares of AERWINS Technologies common stock.

At the closing of the Merger, we issued to the former shareholders of AERWINS, an aggregate of 51,929,065 shares of common stock, of which 1,407,878 shares are being held in escrow (the “Escrow Shares”). The Escrow Shares were subject to a post-Closing true up 90 days after the Closing based on confirmed amounts of the Closing Net Indebtedness of AERWINS, the Net Working Capital of AERWINS, and certain Transaction Expenses, each of which are defined in the Merger Agreement. If the adjustment was a negative adjustment in favor of us, the escrow agent was required to distribute to us a number of shares of our common stock with a value equal to the adjustment amount. If the adjustment was a positive adjustment in favor of AERWINS, we were required to issue to the former AERWINS stockholders an additional number of shares of our common stock with a value equal to the adjustment amount. The post-Closing true up period expired on May 5, 2023 without any claims having been made. In addition, at the closing of the Merger, the Company issued an aggregate of 150,000 shares of common stock (the “Compensation Shares”) to Boustead Securities, LLC (“Boustead”), in partial satisfaction of fees due to them in connection with the Merger. In addition, Boustead is entitled to an increase in the number of Compensation Shares on the 180th day following the closing of the Merger (the “Measurement Date”) if the VWAP for the common stock during over the five trading days prior to the Measurement Date is less than $10.00 per share (the “Adjustment”). The number of shares of common stock subject to the Adjustment is equal to (1) $1,500,000 divided by the average VWAP of the common stock over the five trading days prior to the Measurement Date, minus (2) the number of Compensation Shares.

AERWINS, Inc. formerly named AERWINS Technologies Inc. until it changed its name to AERWINS, Inc. on January 24, 2023, was incorporated in the State of Delaware on June 9, 2022. A. L. I. Technologies Inc., a Japanese corporation and a wholly owned subsidiary of AERWINS, Inc. was established in Japan in September 2016 (“A.L.I.”). On August 5, 2022, pursuant to the terms of a share exchange agreement among the Company, A. L. I. Technologies, the shareholders of A. L. I. Technologies and Shuhei Komatsu, as the representative of the shareholders of A. L. I. Technologies, we issued 30,000,000 shares of AERWINS, Inc. common stock to the shareholders of A. L. I. Technologies in exchange for 2,006,689 shares A. L. I. Technologies’ common stock, representing 100% of the issued and outstanding capital stock of A. L. I. Technologies. As a result of this transaction, A. L. I. Technologies became AERWINS Inc.’s 100%-owned subsidiary and the former shareholders of A. L. I. Technologies became the owners of 100% of AERWINS, Inc. outstanding common stock as of August 5, 2022.

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On December 27, 2023, we discontinued the remaining operations of A.L.I. as part of the move of our operations to Los Angeles, California and continued development of a line of FAA compliant manned and unmanned crafts for low-altitude. This discontinuance follows our discontinuation of A.L.I.’s drone photography services and joint research and development services previously provided within our unmanned air mobility business as of June 30, 2023. Following this discontinuation, on December 27, 2023, A.L.I. filed a voluntary bankruptcy petition with the Tokyo District Court, Civil Division 20, “Tokutei Kanzai Kakari” [Special Trusteeship Section], Case ID: No. 8234 of 2023 (Fu) (the “A.L.I. Bankruptcy”).

LEGAL PROCEEDINGS

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of the date hereof, other than as described below, there are no legal claims currently pending or, to our knowledge, threatened against us or any of our officers or directors in their capacity as such or against any of our properties that, in the opinion of our management, would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

On December 27, 2023, A.L.I. filed a voluntary bankruptcy petition with the Tokyo District Court, Civil Division 20, “Tokutei Kanzai Kakari” [Special Trusteeship Section], Case ID: No. 8234 of 2023 (Fu) (the “A.L.I. Bankruptcy”). On January 10, 2024, the Court entered an order (the “January 10 Order”) confirming that bankruptcy proceedings are commenced against the debtor A.L.I., that A.L.I. is found to be insolvent, the appointment of Gaku Iida, Attorney-at-Law, of Abe, Ikubo & Katayama be appointed as the trustee in the bankruptcy proceedings (the “Trustee”) and setting the date and place of the meeting to report on the status of property, to report on calculations and hear opinions regarding the disposition of the bankruptcy proceedings on May 14, 2024, at 10:00 a.m. local time in the Court before Judge Yoshinori Takahasi (the “Status Report Meeting”). The Trustee’s address is Fukuoka Bldg. 9F, 2-8-7 Yaesu, Chuo-ku, Tokyo.

As a result of the filing of the Bankruptcy Proceedings and the January 10 Order, the Company concluded that it no longer controls A.L.I. for accounting purposes as of January 10, 2024, in accordance with U.S. GAAP Accounting Standards Codification 810, and, therefore, A.L.I. will be deconsolidated prospectively from the Company’s consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AERWINS Technology Inc., formerly Pono Capital Corp. (the “Company”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of AERWINS, Inc., formerly AERWINS Technologies, Inc. (“AERWINS”) adjusted to give effect to the Business Combination. The following unaudited pro forma condensed consolidated combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Immediately before the Business Combination, the Company was a blank check company incorporated on February 12, 2021 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

AERWINS is developing a manned air mobility area, which involves the sale and development of hoverbikes that can float at low altitude through impassable zones in times of disaster, etc., and unmanned air mobility domain, which provides solutions utilizing industrial drones (integrated provision of R&D, aircraft, operators, operation management, and other software); and the computing power sharing domain, which provides services such as blockchain verification and AI algorithm generation in a fast, inexpensive, and safe manner. AERWINS is headquartered in Tokyo, Japan.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 combines the historical audited balance sheet of the Company as of December 31, 2022 with the historical audited consolidated balance sheet of AERWINS as of December 31, 2022, giving effect to the Business Combination as if they had been consummated on December 31, 2022.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical audited statement of operations of the Company for the year ended December 31, 2022 with the historical audited consolidated statement of operations of AERWINS for the year ended December 31, 2022, giving effect to the Business Combination as if they had been consummated on January 1, 2022, the beginning of the earliest period presented.

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The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:

● The historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2022; and

● The historical audited consolidated financial statements of AERWINS as of and for the year ended December 31, 2022 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations of AERWINS for the year ended December 31, 2022.

The foregoing historical financial statements have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Business Combination, which is discussed in further detail below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the Company’s consolidated results of operations or the consolidated financial position that would actually have occurred had the Business Combination been consummated on the dates assumed or to project the Company’s consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” and other financial information included elsewhere in this prospectus.

These unaudited pro forma condensed combined and consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined and consolidated financial information.

The pro forma adjustments giving effect to the Business Combination and related transactions are summarized below, and are discussed further in the footnotes to these unaudited pro forma condensed combined and consolidated financial statements:

●	the consummation of the Business Combination and reclassification of cash held in Pono’s Trust Account to cash and cash equivalents, net of redemptions (see below); and

●	the accounting for deferred offering costs and transaction costs incurred by both Pono and AERWINS.

Prior to the Closing, Pono’s public stockholders holding 11,328,988 shares of Class A common stock elected to redeem such shares.

The following summarizes the pro forma ownership of common stock of AERWINS following the Business Combination and related transactions:

	Number of Shares	Percentage of Outstanding Shares
Aerwins Stockholders	51,986,565	93.3%
Pono Public Stockholders	171,012	0.3%
Pono Sponsor and affiliates	3,569,175	6.4%

Pro forma common stock at December 31, 2022	55,726,752	100.0%

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PRO FORMA CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2022

	Pono Capital Corp (Historical)	Aerwins Technologies, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$193,829	$1,278,026	$1,130,000	A	$4,744,568
			1,795,997	C
	—	—	5,000,000	D	—
	—	—	5,321	E	—
	—	—	(4,658,605)	F	—
Notes receivable	—	3,488			3,488
Accounts receivable, net	—	980,688	—		980,688
Other receivable	—	2,089,921	(5,321)	E	2,084,600
Inventory	—	2,687,092	—		2,687,092
Escrow deposit	—	575,000	—		575,000
Prepaid expenses and other current assets	25,750	611,959	—		637,709
Total current assets	219,579	8,226,174	3,267,392		11,713,145
Investments held in Trust Account	120,600,737	—	(118,804,740)	B	—
			(1,795,997)	C
Equity method investments	—	997,470	—		997,470
Operating lease right-of-use assets	—	693,474	—		693,474
Property and equipment, net	—	1,390,547	—		1,390,547
Intangible assets, net	—	150,576	—		150,576
Other assets	—	213,370	—		213,370
Other long term receivables	—	107,735	—		107,735
Total assets	$120,820,316	$11,779,346	$(117,333,345)		$15,266,317
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$720,507	$3,333,675	$(448,618)	F	$3,605,564
Others payable	—	230,060	—		230,060
Accrued expenses and other current liabilities	386,701	402,036	(401,920)	F	386,817
Income tax payable	159,122	—	—		159,122
Franchise tax payable	200,000	—	—		200,000
Contract liabilities	—	1,104,582	—		1,104,582
Notes Payable—current	—	—	1,580,000	A	1,580,000
Other current liabilities	—	380,344	—		380,344
Current portion of long-term liabilities	—	54,624	—		54,624
Finance leases liabilities-current	—	102,114	—		102,114
Operating leases liabilities-current	—	293,710	—		293,710
Sponsor working capital loan	150,000	—	—		150,000
Total current liabilities	1,616,330	5,901,145	729,462		8,246,937
Long-term loans	—	3,259,237	—		3,259,237
Corporate bond	—	—	—		—
Finance leases liabilities-non-current	—	87,056	—		87,056
Operating leases liabilities-non-current	—	397,720	—		397,720
Other long term liabilities	—	225,284	—		225,284
Deferred underwriting fee payable	3,450,000	—	(450,000)	A	—
			(3,000,000)	F
Warrant liabilities	643,213	—	—		643,213
Total liabilities	5,709,543	9,870,442	(2,720,538)		12,859,447

Class A common stock subject to possible redemption	120,141,615	—	(118,804,740)	B	—
			(1,336,875)	G
Stockholders’ equity (deficit)
Preferred stock	—	—	—		—
Common stock	6	3,000	3	D	56
			(2,953)	H
Additional paid-in capital	—	49,296,390	4,999,997	D	50,067,698
			(537,669)	F
	—	—	1,336,875	G	—
	—	—	2,953	H	—
	—	—	(5,030,848)	I	—
(Accumulated deficit) retained earnings	(5,030,848)	(46,472,904)	(270,398)	F	(46,743,302)
	—	—	5,030,848	I	—
Accumulated other comprehensive loss	—	(917,582)	—		(917,582)

Total stockholders’ equity (deficit)	(5,030,842)	1,908,904	5,528,808		2,406,870

Total liabilities, temporary equity, and stockholders’ equity	$120,820,316	$11,779,346	$(117,333,345)		$15,266,317

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PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Pono Capital (Historical)	Aerwins Technologies, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$—	$5,207,490	$—		$5,207,490
Cost of Sales	—	5,070,507	—		5,070,507
Gross Profit	—	136,983	—		136,983
Operating costs
Formation and operations	2,102,272	—	—		2,102,272
Franchise tax expense	200,000	—	—		200,000
Selling expenses	—	90,654	—		90,654
General and administrative expenses	—	7,212,327	270,398	AA	7,482,725
Research and development expenses	—	8,926,205	—		8,926,205
Total operating costs	2,302,272	16,229,186	270,398		18,801,856
Operating loss	(2,302,272)	(16,092,203)	(270,398)		(18,664,873)
Other income (expense), net
Interest Income	(8,321)	—	—		(8,321)
Dividends earned on marketable securities held in Trust Account	1,702,524	—	(1,702,524)	BB	—
Interest expense	—	(25,065)	—		(25,065)
Gain on foreign currency transaction	—	60,533	—		60,533
Loss on disposal of fixed assets	—	(9,316)	—		(9,316)
Impairment on fixed assets	—	(511,695)	—		(511,695)
Equity in earnings of investee	—	(16,964)	—		(16,964)
Gain on sale of investment securities	—	1,801,660	—		1,801,660
Other income	—	314,774	—		314,774
Loss on change in fair value of Sponsor Working Capital Loan	17,400	—	—		17,400
Change in fair value of warrant liabilities	3,612,764	—	—		3,612,764
Total other income (expense), net	5,324,367	1,613,927	(1,702,524)		5,235,770
Income (loss) from operations before income taxes	3,022,095	(14,478,276)	(1,972,922)		(13,429,103)
Income tax expense	(289,122)	(1,543)	—		(290,665)
Net income (loss) from continuing operations	2,732,973	(14,479,819)	(1,972,922)		(13,719,768)
Other comprehensive income
Foreign currency translation adjustment	—	(679,525)	—		(679,525)
Total comprehensive income (loss)	$2,732,973	$(15,159,344)	$(1,972,922)		$(14,399,293)
Net income (loss) per share (Note 4):
Weighted average shares outstanding of Class A common stock	12,083,113	—			—
Basic and diluted net income per common stock	$0.18	—			—
Weighted average shares outstanding of Class B common stock	2,875,000	—			—
Basic and diluted net income per common stock	$0.18	—			—
Weighted average shares outstanding—basic	—	28,565,198			55,726,752
Weighted average shares outstanding—diluted	—	31,427,684			55,726,752
Net loss per share—basic	—	$(0.51)			$(0.25)
Net loss per share—diluted	—	$(0.51)			$(0.25)

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NOTES TO PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Business Combination has been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Pono has been treated as the “accounting acquiree” and AERWINS as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination has been treated as the equivalent of AERWINS issuing shares for the net assets of Pono, followed by a recapitalization. The net assets of Pono will be stated at historical cost. Operations prior to the Business Combination will be those of AERWINS.

The unaudited pro forma condensed combined and consolidated balance sheet as of December 31, 2022 assumes that the Business Combination and related transactions occurred on December 31, 2022. The unaudited pro forma condensed combined and consolidated statement of operations for the year ended December 31, 2022 gives pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2022. These periods are presented on the basis that AERWINS is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that Aerwins believes are reasonable under the circumstances. The unaudited condensed combined and consolidated pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Aerwins believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined and consolidated financial information.

The unaudited pro forma condensed combined and consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined and consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Pono and AERWINS.

Note 2. Accounting Policies and Reclassifications

Upon consummation of the Business Combination, management performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management did not identify any differences between the accounting policies of the two entities that would have a material impact on the unaudited pro forma condensed consolidated combined financial information. As a result, the unaudited pro forma condensed consolidated combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined and consolidated financial statements, certain reclassifications were made to align Pono’ financial statement presentation with that of AERWINS.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Financial Information

The unaudited pro forma condensed combined and consolidated financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Aerwins has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined and consolidated financial information. Pono and AERWINS have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

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The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined and consolidated statement of operations are based upon the number of shares of AERWINS’ common stock outstanding, assuming the Business Combination and related transactions occurred on January 1, 2022.

Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Balance Sheet

The adjustments included in the unaudited pro forma condensed combined and consolidated balance sheet as of December 31, 2022 are as follows:

A.	Reflects the issuance of two promissory notes to Pono Capital Corp. prior to the closing of the Business Combination. On January 31, 2023, Pono Capital Corp. entered into promissory note agreements in the amounts of $1,130,000 and $450,000 between Mehana Equity LLC and EF Hutton LLC (“EF Hutton”), respectively.

B.	Reflects the redemption of 11,328,988 Pono Public Shares for aggregate redemption payments of $119.0 million, inclusive of $0.2 million in accrued interest, allocated to New Pono common stock and additional paid-in capital using par value $0.0001 per share and a redemption price of $10.50 per share.

C.	Reflects the reclassification of $1.8 million of investments held in the Trust Account to cash and cash equivalents that becomes available at closing of the Business Combination.

D.	Represents the proceeds from the issuance of 3,196,311 Escrow Shares per the Escrow Agreement entered into in connection with the closing of the Business Combination (as previously defined) for an aggregate of $5.0 million.

E.	Represents the receivables of $5,321 and outstanding to shareholders of AERWINS subject to collection pursuant to the Merger Agreement.

F.	Represents AERWINS’ transaction costs of $0.5 million, and Pono’s transactions costs of $4.4 million inclusive of advisory, banking, printing, legal and accounting fees that are expensed as a part of the Business Combination, deferred underwriting fees and equity issuance costs that are capitalized into additional paid-in capital. Of the transaction costs, $3.5 million has been incurred and reflected in the historical financial statements of Pono, $0.6 million has been recorded in accounts payable, $0.4 million has been recorded in accrued expenses and $0.2 million in transaction costs already paid in the historical financial statements and reflected in the transaction accounting adjustments in the unaudited condensed combined and consolidated balance sheet.

G.	Reflects the reclassification of Pono’ Class A common stock subject to possible redemption into permanent equity.

H.	Represents the issuance of Pono’s common stock at a par value of $0.000001 to AERWINS shareholders as consideration for the Business Combination.

I.	Reflects the reclassification of Pono’ historical accumulated deficit into additional paid-in capital as part of the reverse recapitalization.

Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined and consolidated statement of operations for the year ended December 31, 2022 are as follows:

AA.	Reflects estimated non-recurring transaction costs not already reflected in the historical financial statements of approximately $0.3 million as if incurred on January 1, 2022, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined and consolidated statement of operations.

BB.	Reflects elimination of investment income on the Trust Account.

Note 4. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented.

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	For the Year Ended December 31, 2022 (1)	For the Year Ended December 31, 2021 (1)
Numerator:
Pro forma net loss	$(13,719,768)	$(10,215,085)
Denominator:
Weighted average shares outstanding—basic and diluted(2)	55,726,752	55,726,752
Net loss per share:
Basic and diluted	$(0.25)	$(0.18)

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information.”

(2)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of AERWINS, Inc.’s (formerly named AERWINS Technologies, Inc.) financial condition and results of operations should be read in conjunction with its unaudited consolidated financial statements and the notes related thereto for the period ended September 30, 2023 and the audited consolidated financial statements and the notes related thereto for the year ended December 31, 2022, both of which are included elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Special Note Regarding Forward-Looking Statements,” “ Risk Factors” and elsewhere in this prospectus.

Overview

AERWINS Technologies Inc., a Delaware corporation (the “Company,” “we,” or “us”) together with our wholly owned subsidiary AERWINS Development Company LLC, a California limited liability company (“Aerwins Development”) is redesigning our single-seat optionally Manned Air Vehicle (“MAV” or “Manned Air Vehicle”). All references in this prospectus to the “Company,” “we,” “us,” or “AERWINS” include both AERWINS and Aerwins Development, except that references to the “Company” “we,” “us,” or “Pono” in this Item 7 refer to Aerwins Technologies Inc. f/k/a Pono Capital Corp.

We were originally incorporated in Delaware on February 12, 2021 under the name “Pono Capital Corp” as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On August 13, 2021, we consummated an initial public offering. On February 3, 2023, we consummated a merger (the “Merger”) with Pono Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of the Company, then called Pono Capital Corp., a Delaware corporation (“Pono”) with and into AERWINS, Inc. (formerly named AERWINS Technologies Inc.), a Delaware corporation pursuant to an agreement and plan of merger, dated as of September 7, 2022 (as amended on January 19, 2023, the “Merger Agreement”), by and among Pono, Merger Sub, AERWINS, Mehana Equity LLC, a Delaware limited liability company (“Sponsor” or “Purchaser Representative”) in its capacity as the representative of the stockholders of Pono, and Shuhei Komatsu in his capacity as the representative of the stockholders of AERWINS, Inc. (“Seller Representative”). The Merger and other transactions contemplated thereby (collectively, the “Business Combination”) closed on February 3, 2023 when pursuant to the Merger Agreement, Merger Sub merged with and into AERWINS, Inc. with AERWINS, Inc. surviving the Merger as a wholly-owned subsidiary of Pono, and Pono changed its name to “AERWINS Technologies Inc.” and the business of the Company became the business of AERWINS, Inc. The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Pono Capital Corp was treated as the acquired company and AERWINS, Inc. was treated as the acquirer for financial statement reporting purposes.

At the closing of the Merger, we issued to the former shareholders of AERWINS, an aggregate of 51,929,065 shares of common stock, of which 1,407,878 shares are being held in escrow (the “Escrow Shares”). The Escrow Shares were subject to a post-Closing true up 90 days after the Closing based on confirmed amounts of the Closing Net Indebtedness of AERWINS, the Net Working Capital of AERWINS, and certain Transaction Expenses, each of which are defined in the Merger Agreement. If the adjustment was a negative adjustment in favor of us, the escrow agent was required to distribute to us a number of shares of our common stock with a value equal to the adjustment amount. If the adjustment was a positive adjustment in favor of AERWINS, we were required to issue to the former AERWINS stockholders an additional number of shares of our common stock with a value equal to the adjustment amount. The post-Closing true up period expired on May 5, 2023 without any claims having been made. In addition, at the closing of the Merger, the Company issued an aggregate of 150,000 shares of common stock (the “Compensation Shares”) to Boustead Securities, LLC (“Boustead”), in partial satisfaction of fees due to them in connection with the Merger. In addition, Boustead is entitled to an increase in the number of Compensation Shares on the 180th day following the closing of the Merger (the “Measurement Date”) if the VWAP for the common stock during over the five trading days prior to the Measurement Date is less than $10.00 per share (the “Adjustment”). The number of shares of common stock subject to the Adjustment is equal to (1) $1,500,000 divided by the average VWAP of the common stock over the five trading days prior to the Measurement Date, minus (2) the number of Compensation Shares.

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The Business Combination is a subsequent event that occurred after the periods for which the financial information herein is presented. The financial information included in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” reflects the historical operations of AERWINS prior to the Business Combination, unless otherwise noted. For additional information on the Business Combination please see the section titled “Recent Developments” on page 78 of this prospectus. For additional information on the corporate history of our Company please see the section titled “Corporate History” on page 1 of this prospectus.

In accordance with our obligations under the Purchase Agreement, we filed the May 2023 Registration Statement with the SEC to register under the Securities Act the resale by Lind Global of up to 11,222,357 shares of common stock issuable by us upon partial conversion of the Convertible Notes and exercise of the Warrants issued by us in connection with the Purchase Agreement. We plan to withdraw the May 2023 Registration Statement as permitted pursuant to the SPA Amendment No. 2. See “The Lind Global Financing” on page 37 for a description of the Purchase Agreement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” on page 67 for a description of how the sale of the shares of common stock issuable to Lind Global could impact the market price of our common stock.

Business Overview

We were incorporated in the State of Delaware on June 9, 2022. Through our U.S.-based subsidiary, Aerwin Development, we are redesigning our single-seat optionally Manned Air Vehicle (“MAV” or “Manned Air Vehicle”) in the United States. We aim to align this vehicle with the stringent requirements of the Federal Aviation Administration’s (“FAA”) Powered Ultra-Light Air Vehicle Category, setting a new standard for safe low-altitude manned flight. Following an evaluation of the viability of other areas of the Company’s business which AWIN considered non-core and our desire to focus solely on our core business of developing an FAA-compliant MAV in the United States, we discontinued our non-core operations formerly carried out by our wholly owned indirect subsidiary, A.L.I. Technologies Inc., a Japanese corporation (“ALI”). Following the discontinuation, on December 27, 2023, ALI filed a voluntary bankruptcy petition with the Tokyo District Court, Civil Division 20, “Tokutei Kanzai Kakari” [Special Trusteeship Section], Case ID: No. 8234 of 2023 (Fu). A bankruptcy trustee was appointed on January 10, 2024, and proceedings have commenced.

A.L.I. was established in Japan in September 2016 and was acquired by us in August, 2022. The acquisition of A.L.I. was accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled all these entities before and after the transaction. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the transaction had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

With the mission of “Transforming society from the sky down,” we aim to realize an “Air Mobility Society” in which cars, specialized crafts, and drones can fly freely. To this end, we are redesigning our single-seat optionally Manned Air Vehicle (“MAV”). We aim to align this vehicle with the stringent requirements of the Federal Aviation Administration’s (“FAA”) Powered Ultra-Light Air Vehicle Category, setting a new standard for safe low-altitude manned flight.

To achieve this goal, we have established AERWIN Development Company LLC, a California subsidiary with offices in Los Angeles, California, and entered into the Letter of Intent with Helicopter Technology discussed above. Helicopter Technology is a designer, developer, and manufacturer of over 20 FAA-approved helicopters and turbine systems with over 20,000 square feet of facilities located five miles from the Company’s Los Angeles office. Its primary focus is helicopter rotor blades with capabilities that include tool design and fabrication, structural design and assembly, and fatigue testing. They are an FAA-approved repair station, certified ISO 9001:2015 + AS9100D, ISO 9001:2015 + AS9110C, hold various EU approvals, and have U.S. Department of Defense (“DOD”) clearance.

The specifications for our MAV has a target price of $200,000 and is designed to be used for sightseeing, sports, agriculture, surveillance, field delivery and numerous military applications. Training time for flying the MAV is expected to last three to five days, with a payload of up to 250 pounds to carry a single-seat occupant, cargo, or weaponry. The MAV is expected to be designed to be manually or entirely remotely controlled with an innovative and proprietary three-rotor configuration to reduce sound and increase stability at a cruise speed of up to 40 miles per hour at a height ranging from 20 to 50 feet.

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The timeline for the planned development and launch of our redesigned MAV is as follows:

●	End of 2024 – Schematic design and detailed specifications;
●	End of 2025 – Prototype parts design, fabrication, and systems finalization;
●	End of 2026 – Commencement of assembly, test planning, then testing, and DOD review; and
●	End of 2027 – Begin sales of the MAV.

Our Chief Executive Officer, Kiran Sidhu, will lead the MAV development initiative. He plans to lead a dedicated U.S.-based team working with Helicopter Technology to design, build, and commercialize the MAV within FAA guidelines.

Discontinued Operations

On December 27, 2023, we discontinued the operations of A.L.I. Technologies Inc., a Japanese corporation (“A.L.I.”) which is our wholly-owned indirect subsidiary, as part of our operations, moved to Los Angeles, California, and continued the development of a line of FAA-compliant manned and unmanned crafts for low-altitude. Following the discontinuation, on December 27, 2023, A.L.I. filed a voluntary bankruptcy petition with the Tokyo District Court, Civil Division 20, “Tokutei Kanzai Kakari” [Special Trusteeship Section], Case ID: No. 8234 of 2023 (Fu). A bankruptcy trustee was appointed on January 10, 2024, and proceedings have commenced.

ALI’s discontinued operations include the manned air mobility business, including the further development of the XTURISMO limited edition hoverbike, the air mobility platform COSMOS (Centralized Operating System for Managing Open Sky), the computing power-sharing business, drone photography business and drone and artificial intelligence research and development business.

Key Factors that Affect Our Results of Operations

We believe the following key factors may affect our financial condition and results of operations:

Our Ability to Complete Development of and Manufacture our planned Manned Air Vehicle (“MAV”)

Our results of operations rely on our ability to redesign our single-seat optionally Manned Air Vehicle (“MAV” or “Manned Air Vehicle”) and commence production pursuant to the stringent requirements of the Federal Aviation Administration’s (“FAA”) Powered Ultra-Light Air Vehicle Category, setting a new standard for safe low altitude manned flight. We plan to do this in conjunction with Helicopter Technology Company (“Helicopter Technology”) pursuant to the terms of the Letter of Intent we entered with them effective as of December 19, 2023 described elsewhere in this prospectus.

Our Ability to Develop a Dealer Distribution Network and Market and Sell MAV’s in Sufficient Quantities to Achieve Profitability

Pursuant to the Letter of Intent, we have agreed to provide marketing and support services that includes marketing, sales, advertising, development of a dealer distribution network, online marketplace, and other distribution channels in order to sell sufficient quantities of the MAVs. We plan to sell our MAV’s primarily in the United States, China and Europe beginning in 2027.

Our Ability to Control Costs and Expenses and Improve Our Operating Efficiency

We are aiming to establish a highly profitable structure for a mass production of MAV’s which focuses on design and supply chain control. We plan to select subcontractors and suppliers appropriately based on cost, quality, and delivery date, and seek to build an efficient production system.

We will need additional capital, and we cannot be sure that additional financing will be available.

As of and for the nine period ended September 30, 2023, we incurred operating losses of $20,263,914 and retained earnings deficit of $69,560,075 and as of and for the year ended December 31, 2022, AERWINS has incurred operating losses of $13,435,045 and retained earnings deficit of $46,451,520. Our ability to continue as a going concern is dependent on us obtaining adequate capital to fund operating losses until we become profitable. Our ability to obtain financing will depend, among other things, on our development efforts, business plans, operating performance and condition of the capital markets at the time we seek financing. In connection with our efforts to obtain additional working capital, we sold two Convertible Notes to Lind Global in the aggregate principal amount of $4,200,000 for an aggregate purchase price of $3,500,000 on April 12, 2023 and May 23, 2023, respectively, along with 3,921,129 Warrants. See “Liquidity and Capital Resources – Recent Financing Transactions” below. We cannot assure you whether additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our common stock, and the existing stockholders may experience dilution.

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Discontinued Operations

Following the discontinuation of A.L.I.’s drone photography services and joint research and development services previously provided within our unmanned air mobility business as of June 30, 2023 as discussed above, on December 27, 2023, we discontinued the remaining operations of A.L.I. as part of the move of our operations to Los Angeles, California and continued development of a line of FAA compliant manned and unmanned crafts for low-altitude flight. Following this discontinuation, on December 27, 2023, A.L.I. filed the A.L.I. Bankruptcy as discussed elsewhere in this prospectus. ALI’s discontinued operations include the manned air mobility business, including the further development of the XTURISMO limited edition hoverbike, the air mobility platform COSMOS (Centralized Operating System for Managing Open Sky), the computing power sharing business, drone photography business and drone and artificial intelligence research and development business.

The results of operations in relation to the discontinued drone photography services and joint research and development services for the nine months ended September 30, 2023 and 2022 and are shown below:

	For the nine months ended September 30,		For the three months ended September 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenues	$928,388	$1,213,695	$3,183	$356,392
Cost of revenues	745,007	971,657	9,045	246,095
Gross profit	183,381	242,039	(5,862)	110,298

Operating expenses:
Selling expenses	4,099	5,986	-	82
General and administrative expenses	752,243	884,381	36,696	308,246
Research and development expenses	167,053	402,296	-	172,560
Total operating expenses	923,395	1,292,663	36,696	480,888

Loss from operations	(740,014)	(1,050,624)	(42,558)	(370,590)

Other income (expenses):
Interest expenses, net	(1,164)	-	-	-
Loss on disposal of fixed assets	(9,761)	(2,894)	-	(2,718)
Impairment of fixed asset	(229,600)	-	-	-
Other income, net	127,316	28,398	35,834	27,707
Total other income (expenses)	(113,209)	25,504	35,834	24,989

Loss before income tax provision	$(853,223)	$(1,025,120)	$(6,724)	$(345,601)

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Comparison of Results of Operations for the nine Months Ended September 30, 2023, and 2022

The following table summarizes our operating results as reflected in our statements of income during the nine months ended September 30, 2023 and 2022, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the Nine Months ended September 30,
	2023		2022		Variance
	Amount	% of	Amount	% of	Amount	% of
REVENUE	$494,661	100.0%	$2,140,871	100.0%	$(1,646,210)	(76.9)%
COST OF REVENUE	2,078,125	420.1%	2,399,459	112.1%	(321,334)	(13.4)%
GROSS LOSS	(1,583,464)	(320.1)%	(258,588)	(12.1)%	(1,324,876)	512.4%
Operating expenses
Selling expenses	63,525	12.8%	78,952	3.7%	(15,427)	(19.5)%
General and administrative expenses	11,867,931	2,399.2%	4,304,138	201%	7,563,793	175.7%
Research and development expenses	6,748,994	1,364.3%	6,389,268	298.4%	197,045	3.1%
Total operating expenses	18,680,450	3,776.4%	10,772,358	503.2%	7,745,411	71.9%
Loss from operations	(20,263,914)	(4,063.6)%	(11,030,946)	(515.3)%	(9,070,287)	82.2%
Other expenses	(1,970,035)	(398.3)%	776,661	36.3%	(2,746,696)	(353.7)%
Loss before income tax provision	(22,233,949)	(4,494.78)%	(10,254,285)	(479)%	(11,816,983)	115.2%
Income taxes expense	-	-	(19,661)	(0.9)%	19,661	(100)%
Loss from continuing operations	(22,233,949)	(4,494.78)%	(10,273,946)	(479.9)%	(11,797,322)	114.8%
Loss from discounted operations	(853,223)	(172.5)%	(1,025,120)	(47.9)%	171,897	(16.8)%
Net loss	$(23,087,172)	(4,667.2)%	$(11,299,066)	(527.8)%	$(11,625,425)	102.9%

Revenue

Our total revenues decreased by $1,646,210 or 76.9% to $494,661 for the nine months ended September 30, 2023 from $2,140,871 for the nine months ended September 30, 2022. The decrease in our revenues was due to a decrease in sales from shared computing business.

Cost of Revenue

Our total costs of revenues decreased by $321,334, or 13.4%, to $2,078,125 for the nine months ended September 30, 2023 from $2,399,459 for the nine months ended September 30, 2022. The decrease in our costs was attributable to the decrease of sales described above and inventory write-down.

Gross Loss

Our total gross loss increased by $1,324,876 or 512.4%, to $1,583,464 for the nine months ended September 30, 2023 from $258,588 for the nine months ended September 30, 2022. $1,487,493 of inventory write-down was included in cost of revenues in the nine months ended September 30, 2023.

Operating Expenses

The following table sets forth the breakdown of our operating expenses for the nine months ended September 30, 2023 and 2022:

	For the nine Months ended September 30,
	2023		2022		Variance
	Amount	% of	Amount	% of	Amount	% of
REVENUE	$494,661	100%	$2,140,871	100.0%	$(1,646,210)	(76.9)%
Operating expenses
Selling expenses	63,525	12.8%	78,952	3.7%	(15,427)	(19.5)%
General and administrative expenses	11,867,931	2,399.2%	4,304,138	201%	7,563,793	175.7%
Research and development expenses	6,748,994	1,364.3%	6,389,268	298.4%	197,045	3.1%
Total operating expenses	$18,680,450	3,776.4%	10,772,358	503.2%	$7,745,411	71.9%

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General and Administrative Expenses

Our general and administrative expenses primarily consist of employee salaries and welfare, consulting for company reorganization and going public, rental expense and travel and entertainment expenses.

	For the Nine Months ended September 30,
	2023		2022		Variance
	Amount	% of	Amount	% of	Amount	% of
Salaries and welfare	$1,468,500	12.4%	$1,660,748	38.6%	$(192,248)	(11.6)%
Consulting and professional service fees	6,915,884	58.3%	1,538,584	35.7%	5,377,300	349.5%
Depreciation	232,132	2. %	11,877	0.3	220,255	1,854.5%
Share based payment	1,634,106	13.8%	-	n/a	1,634,106	100.0%
Rent expense	114,447	1.0%	109,098	2.5%	5,350	4.9%
Office, utility and other expenses	589,499	5.0%	319,984	7.4%	269,515	84.2%
Travel and entertainment expense	266,363	2.2%	284,293	6.6%	(17,930)	(6.3)%
Commission fees expenses	382,020	3.2%	17,650	0.4%	364,370	2,064.4%
Other expenses	264,980	2.2%	361,904	8.4%	(96,924)	(26.8)%
Total general and administrative expenses	$11,867,931	100%	$4,304,138	100%	$7,563,793	175.7%

* Refers to the percentage of total general and administrative expenses.

Our general and administrative expenses increased by $7,563,793 or 175.7%, to $11,867,931 for the nine months ended September 30, 2023 from $4,304,138 for the nine months ended September 30, 2022, primarily attributable to Consulting and professional service fees relating to the business combination with Pono.

Research and development expenses

Our research and development expenses primarily consist of employee salaries and welfare, and outsourcing expenses.

	For the nine months ended September 30,
	2023		2022		Variance
Research and Development Expenses	Amount	% of	Amount	% of	Amount	% of
Raw materials	$3,942,836	58.6%	$2,307,090	36.1%	$1,635,746	70.9%
Labor expenses	566,636	8.3%	652,281	10.2%	(85,645)	(13.1)%
Outsourcing expenses	1,821,375	26.9%	2,822,207	44.2%	(1,000,832)	(35.5)%
Other expenses	418,147	6.2%	607,690	9.5%	(352,224)	(58)%
Total research and development expenses	$6,748,994	100%	$6,389,268	100%	$197,045	3.1%

* Refers to the percentage of total research and development expenses.

Our research and development expenses increased by $197,045, or 3.1%, to $6,748,994 for the nine months ended September 30, 2023 from $6,389,268 for the nine months ended September 30, 2022, primarily attributable to the increase in raw materials cost for development of XTURISMO.

Other Income (Expenses), net

Our other income (expenses) primarily includes impairment loss of fixed assets.

Total other expense, net, decreased by $2,746,696 or 353.7% from $776,661 of income for the nine months ended September 30, 2022 to $1,970,035 of expenses for the nine months ended September 30, 2023.

Net Income (Loss) from Continuing Operations

As a result of the foregoing, we reported a net loss of $22,233,949 for the nine months ended September 30, 2023 representing a $11,797,322 or 114.8% increase from a net loss of $10,273,946 for the nine months ended September 30, 2022. All net loss is attributable to AERWINS Technologies Inc.

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Comparison of Results of Operations for the three Months Ended September 30, 2023, and 2022

The following table summarizes our operating results as reflected in our statements of income during the three months ended September 30, 2023 and 2022, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the three Months ended September 30,
	2023		2022		Variance
	Amount	% of	Amount	% of	Amount	% of
REVENUE	$36,908	100.0%	$206,753	100.0%	$(169,845)	(82.1)%
COST OF REVENUE	1,477,845	4,004.1%	352,179	170.3%	1,125,666	319.6%
GROSS LOSS	(1,440,937)	(3,904.1)%	(145,426)	(70.3)%	(1,295,511)	890.8%
Operating expenses
Selling expenses	-	-%	19,426	9.4%	(19,426)	(100.0)%
General and administrative expenses	1,759,644	4,767.6%	1,582,060	765.2%	177,584	11.2%
Research and development expenses (recovery)	(46,402)	(125.7)%	1,905,166	921.5%	(1,951,568)	(102.4)%
Total operating expenses	1,713,242	4,641.9%	3,506,652	1,696.1%	(1,793,310)	(51.1)%
Income (loss) from operations	(3,154,179)	(8,546.0)%	(3,652,078)	(1,766.4)%	497,899	(13.63)%
Other expenses	(703,404)	(1,905.8)%	(53,792)	(26)%	(649,614)	1,207.7%
Income (loss) before income tax provision	(3,857,583)	(10,451.8)%	(3,705,870)	(1,792.4)%	151,713	(4.09)%
Income taxes expense (benefit)	-	-	(19,661)	(9.5)%	19,661	(100.0)%
Loss from continuing operations	(3,857,583)	(10,451.8)%	(3,725,531)	(1,801.9)%	132,052	(3.5)%
Loss from discounted operations	(6,724)	(18.2)%	(345,601)	(167.2)%	338,877	(98.1)%
Net loss	(3,864,307)	(10,470.1)%	(4,071,132)	(1,969.1)%	206,825	(5.08)%

Revenue

Our total revenues decreased by $169,845, or 82.1% to $36,908 for the three months ended September 30, 2023 from $206,753 for the three months ended September 30, 2022. The decrease in our revenues was mainly due to a decrease in sales from shared computing business.

Cost of Revenue

Our total costs of revenues increased by $1,125,666, or 319.6%, to $1,477,845 for the three months ended September 30, 2023 from $352,179 the three months ended September 30, 2022. The increase in our costs was attributable to $1,487,493 of inventory write-down included in cost of revenues in the three months ended September 30, 2023.

Gross Loss

Our total gross loss increased by $1,295,511, or 890.8%, to $1,440,937 of loss for the three months ended September 30, 2023 from $145,426 of loss for the three months ended September 30, 2022. $1,487,493 of inventory write-down was included in cost of revenues in the three months ended September 30, 2023.

Operating Expenses

The following table sets forth the breakdown of our operating expenses for the three months ended September 30, 2023 and 2022:

	For the three Months ended September 30,
	2023		2022		Variance
	Amount	% of	Amount	% of	Amount	% of
REVENUE	$36,908	100%	$206,753	100.0%	$(169,845)	(82.1)%
Operating expenses
Selling expenses	-	-	19,426	9.4%	(19,426)	(100.0)%
General and administrative expenses	1,759,644	4,767.6%	1,582,060	765.2%	177,584	11.2%
Research and development expenses (recovery)	(46,402)	(125.7)%	1,905,166	921.5%	(2,114,249)	(111.0)%
Total operating expenses	$1,713,242	4,641.9%	$3,506,652	1,696.1%	$(1,956,091)	(55.8)%

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General and Administrative Expenses

Our general and administrative expenses primarily consist of employee salaries and welfare, consulting for company reorganization and going public, rental expense and travel and entertainment expenses.

	For the three Months ended September 30,
	2023		2022		Variance
	Amount	% of	Amount	% of	Amount	% of
Salaries and welfare	$234,506	13.3%	$535,648	33.9%	$(301,142)	(56.2)%
Consulting and professional service fees	1,782,593	101.3%	557,296	35.2%	1,225,297	219.9%
Depreciation	232,132	13.2%	11,877	0.8%	220,255	1,854.5%
Rent expense	32,854	1.9%	36,172	2.3%	(3,318)	(9.2)%
Office, utility and other expenses (recovery)	(360,915)	(20.5)%	95,582	6.0%	(456,497)	(477.6)%
Travel and entertainment expense (recovery)	(5,200)	(0.3)%	156,065	9.9%	(161,265)	(103.3)%
Commission fees expenses	89,786	5.1%	6,464	0.4%	83,322	1,289.0%
Other expenses (income)	(246,112)	(14)%	182,956	11.6%	(429,068)	(234.5)%
Total general and administrative expenses	$1,759,644	100%	$1,582,060	100%	$177,584	11.2%

* Refers to the percentage of total general and administrative expenses.

Our general and administrative expenses increased by $177,584, or 11.2%, to $1,759,644 for the three months ended September 30, 2023 from $1,582,060 for the three months ended September 30, 2022, primarily attributable to Share-based payment and Consulting and professional service fees relating to the business combination with Pono.

Research and development expenses

Our research and development expenses primarily consist of employee salaries and welfare, and outsourcing expenses.

	For the three Months ended September 30,
	2023		2022		Variance
Research and Development Expenses	Amount	% of	Amount	% of	Amount	% of
Raw materials	$(46,402)	100%	$587,356	30.8%	$(796,439)	(135.6)%
Labor expenses	-	n/a %	154,724	8.1%	(154,724)	(100)%
Outsourcing expenses	-	n/a %	902,482	47.4%	(902,482)	(100)%
Other expenses	-	n/a %	260,604	13.7%	(260,604)	(100)%
Total research and development expenses	$(46,402)	n/a %	$1,905,166	100%	$(2,114,249)	(111)%

* Refers to the percentage of total research and development expenses.

Our research and development expenses decreased by $2,114,249, or 111%, to recovery of $46,402 for the three months ended September 30, 2023 from $ 1,905,166 for the three months ended September 30, 2022, primarily attributable to the increase in raw materials cost for development of XTURISMO.

Other Income (Expenses), net

Our other income (expenses) primarily includes impairment loss related to fixed assets.

Total other expenses, net, increased by $649,614 or 1,207.7% from $53,790 of expenses for the three months ended September 30, 2022 to $703,404 of expenses for the three months ended September 30, 2023.

Net Income (Loss) from Continuing Operations

As a result of the foregoing, we reported a net loss of $3,857,583 for the three months ended September 30, 2023 representing a $30,627 or 0.8% decrease from a net loss of $3,725,529 for the three months ended September 30, 2022. All net loss is attributable to AERWINS Technologies Inc.

Results from Discontinued Operations

Following the discontinuation of A.L.I.’s drone photography services and joint research and development services previously provided within our unmanned air mobility business as of June 30, 2023 as discussed above, on December 27, 2023, we discontinued the remaining operations of A.L.I. as part of the move of our operations to Los Angeles, California and continued development of a line of FAA compliant manned and unmanned crafts for low-altitude flight. Following this discontinuation, on December 27, 2023, A.L.I. filed the A.L.I. Bankruptcy as discussed elsewhere in this prospectus. ALI’s discontinued operations include the manned air mobility business, including the further development of the XTURISMO limited edition hoverbike, the air mobility platform COSMOS (Centralized Operating System for Managing Open Sky), the computing power sharing business, drone photography business and drone and artificial intelligence research and development business.

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The results of operations in relation to the discontinued drone photography services and joint research and development services for the nine months ended September 30, 2023 and 2022 and are shown below:

	For the nine months ended September 30,		For the three months ended September 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenues	$928,388	$1,213,695	$3,183	$356,392
Cost of revenues	745,007	971,657	9,045	246,095
Gross profit	183,381	242,039	(5,862)	110,298

Operating expenses:
Selling expenses	4,099	5,986	-	82
General and administrative expenses	752,243	884,381	36,696	308,246
Research and development expenses	167,053	402,296	-	172,560
Total operating expenses	923,395	1,292,663	36,696	480,888

Loss from operations	(740,014)	(1,050,624)	(42,558)	(370,590)

Other income (expenses):
Interest expenses, net	(1,164)	-	-	-
Loss on disposal of fixed assets	(9,761)	(2,894)	-	(2,718)
Impairment of fixed asset	(229,600)	-	-	-
Other income, net	127,316	28,398	35,834	27,707
Total other income (expenses)	(113,209)	25,504	35,834	24,989

Loss before income tax provision	$(853,223)	$(1,025,120)	$(6,724)	$(345,601)

Liquidity and Capital Resources

As of September 30, 2023, we had $25,174 in cash as compared to $1,278,026 as of December 31, 2022. We also had $180,193 in accounts receivable as of September 30, 2023 as compared to $980,688 as of December 31, 2022. Our accounts receivable primarily include balances due from services provided and accepted by customers. As of September 30, 2023, our working capital deficit was $8,864,096.

In assessing our liquidity, management monitors and analyzes our cash, our ability to raise funds and to generate sufficient revenue in the future, and our operating and capital expenditure commitments. We are looking for other sources, such as raising additional capital by issuing shares of stock, to meet our needs for cash. To that end, management is currently scrutinizing potential cost reductions among the operating expenses and other cost reductions to better align our expenses with revenues which resulted in our discontinuance as of September 30, 2023 of our drone photography services and joint research and development services previously provided within our unmanned air mobility business. Furthermore, we note that we have a history of operating losses, have not yet achieved profitable operations and expect to incur further losses. We have funded our operations primarily from equity and debt financing and shareholder loans. As of September 30, 2023, cash generated from financing activities was not sufficient to fund operations and, in particular, to fund our growth strategy in the short-term or long-term. In connection with our efforts to obtain additional working capital, we sold two Convertible Notes to Lind Global in the aggregate principal amount of $4,200,000 for an aggregate purchase price of $3,500,000 on April 12, 2023 and May 23, 2023, respectively, along with warrants to purchase 3,921,129 shares of our common stock and expect to close on the sale of a third Convertible Note in the principal amount of $1,800,000 for a purchase price of $1,500,000 which includes a warrant to purchase 1,680,484 shares of our common stock. See “Liquidity and Capital Resources - Recent Financing Transactions” below. The primary need for liquidity is to fund working capital and general corporate purposes, including personnel costs, capital expenditures and the costs of operating as a public company. The ability to fund operations, to make planned capital expenditures, to execute on the development and manufacture of the XTURISMO Limited Edition Hoverbike and to repay or refinance indebtedness depends on our ability to raise funds from debt and/or equity financing which is subject to prevailing economic conditions and financial, business and other factors, some of which are beyond our control. There can be no assurance that additional financing will be available to us when needed or at all, or obtained on commercially reasonable terms acceptable to us.

During the quarter ended September 30, 2023, one of the Company’s directors, Kiran Sidhu and a former director, Daisuke Katano, paid some payables on behalf of the Company. Mr. Sidhu paid $425,464 and Mr. Katano paid $203,439. Each of these amounts remain outstanding as of September 30, 2023.

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GOING CONCERN

The Company’s consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of and for the period ended September 30, 2023, the Company has incurred net loss from continuing operations of $22,233,949 and accumulated deficit of $69,560,075. These factors raise substantial doubt on the Company’s ability to continue as a going concern.

Although the Company is attempting to commence operations and generate sufficient revenue, the Company’s cash position is not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of debt, or a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of debt, or a public or private offering. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Certain Effects of Future Sales of our Common Stock May Have on the Exercise of the Warrants

Sales of a substantial number of shares of our common stock in the public market by Lind Global and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock. The shares of our common stock issuable upon conversion of the convertible notes held by Lind Global and upon exercise of warrants it holds would represent a substantial percentage of our total outstanding common stock as of the date of this report, assuming the sale of all of the Convertible Notes and exercises of all Warrants. Consequently, the sale of all securities that Lind has the right to acquire could result in a significant decline in the public trading price of our common stock.

In the event of the exercise of any Warrants for cash, we will receive the proceeds from such exercise. Assuming the exercise in full of all of Warrants for cash, we would receive an aggregate of approximately $2,355,516, but would not receive any proceeds from the sale of the shares of common stock issuable upon such exercise. To the extent any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. We intend to use the proceeds received from the exercise of the Warrants, if any, for working capital and general corporate purposes, including personnel costs, capital expenditures and the costs of operating as a public company. The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, market conditions. We believe the likelihood that holders of our Warrants will exercise their Warrants, and therefore the amount of cash proceeds we would receive, is dependent upon the trading price of our common stock, the last reported sales price for which was $0.128 per share on November 27, 2023. If the trading price of our common stock is less than the Warrant Exercise Prices, respectively, we expect that holders of the Warrants will not exercise them. There is no guarantee the Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the Warrants may expire worthless and we may receive no proceeds from the exercise of Warrants. We will continue to evaluate the probability of Warrant exercises and the merit of including potential cash proceeds from the exercise of the Warrants in our future liquidity projections, but we do not currently expect to rely on the cash exercise of Warrants to fund our operations. We instead currently expect to rely on the sources of funding described below, if available on reasonable terms or at all.

Recent Financing Transactions

Stock Purchase Agreement. On February 2, 2023, the Company entered into a Subscription Agreement (the “Agreement”) with AERWINS, Inc., and certain investors (collectively referred to herein as the “Purchasers”). Pursuant to the Agreement, the Purchasers agreed to purchase an aggregate 3,196,311 shares of common stock (the “Shares”) of AERWINS, Inc. which was immediately exchanged for 5,000,000 shares of common stock of the Company (the “Company Shares”) upon the consummation of the Business Combination in exchange for an aggregate sum of $5,000,000 (the “Purchase Price”) with the Purchase Price being paid to AERWINS, Inc. prior to the closing of the Business Combination (the “Closing”). Effective immediately prior to the Closing, AERWINS, Inc. issued the Shares to the Purchasers and thereafter immediately upon the Closing, the Shares were exchanged for the Company Shares, and the Company Shares were issued as a registered issuance of securities under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration filed by the Company on Form S-4 (Registration No. 333-268625) which was declared effective by the Securities and Exchange Commission on January 13, 2023.

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Standby Equity Purchase Agreement. On January 23, 2023 (the “Effective Date”), Pono entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd., (“YA”). The Company and its successors will be able to sell up to one hundred million dollars in aggregate gross purchase price of the Company’s shares of common stock, par value $0.000001 per share (the “Common Shares”) at the Company’s request any time during the 36 months following the date of the SEPA’s entrance into force. The shares would be purchased at 96% or 97% (depending on the type of notice) of the Market Price (as defined below) and would be subject to certain limitations, including that YA could not purchase any shares that would result in it owning more than 4.99% of the Company’s common stock. “Market Price” shall mean the lowest daily VWAP of the Common Shares during the three consecutive trading days commencing on the advance notice date, other than the daily VWAP on any excluded days. “VWAP” means, for any trading day, the daily volume weighted average price of the Common Shares for such trading day on the principal market during regular trading hours as reported by Bloomberg L.P.

Pursuant to the SEPA, the Company is required to register all shares which YA may acquire. The Company agreed to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement (as defined in the SEPA) registering all of the shares of common stock that are to be offered and sold to YA pursuant to the SEPA. The Company is required to have a Registration Statement declared effective by the SEC before it can raise any funds using the SEPA. The Company may not issue more than 19.99% of its shares issued and outstanding as of the Effective Date without first receiving shareholder approval for such issuances, unless such additional shares may be issued consistent with the rules and regulations of the Nasdaq Stock Market. Pursuant to the SEPA, the use of proceeds from the sale of the shares by the Company to YA shall be used by the Company in the manner as will be set forth in the prospectus included in the Registration Statement (and any post-effective amendment thereto) and any prospectus supplement thereto filed pursuant to the SEPA. There are no other restrictions on future financing transactions. The SEPA does not contain any right of first refusal, participation rights, penalties or liquidated damages. The Company has paid YA Global II SPV, LLC, a subsidiary of YA, a structuring fee in the amount of $15,000, and, on the Effective Date, the Company agreed to issue to YA shares with aggregate value equal to one million dollars, as a commitment fee.

YA has agreed that neither it nor any of its affiliates shall engage in any short-selling or hedging of our common stock during any time prior to the public disclosure of the SEPA. Unless earlier terminated as provided under the SEPA, the SEPA shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the Effective Date or (ii) the date on which YA shall have made payment of Advances (as defined in the SEPA) pursuant to the SEPA for the Common Shares equal to the Commitment Amount (as defined in the SEPA).

Lind Global Financing. On April 12, 2023, we entered into the Purchase Agreement with Lind Global pursuant to which we agreed to issue to Lind Global up to three Convertible Notes in the aggregate principal amount of $6,000,000 for an aggregate purchase price of $5,000,000 and up to Warrants to purchase 5,601,613 shares of the Company’s common stock (the “Transaction”).

The closings of the Transaction (the “Closings and each a “Closing”) will occur in tranches (each a “Tranche”): the Closing of the first Tranche (the “First Closing”) occurred on April 12, 2023 and consisted of the issuance and sale to Lind Global of a Convertible Note with a purchase price of $2,100,000 and a principal amount of $2,520,000 and the issuance to Lind Global of a Warrant to acquire 2,352,678 shares of common stock and the Closing of the second Tranche (the “Second Closing) which occurred on May 23, 2023 and consisted of the issuance and sale to Lind Global of a Convertible Note with a purchase price of $1,400,000 and a principal amount of $1,680,000, and the issuance to Lind Global of a Warrant to acquire 1,568,542 shares of common stock. So long as no Event of Default has occurred under the Convertible Note sold at the First Closing and the Second Closing, the Closing of the third Tranche (the “Third Closing), will consist of the issuance and sale to Lind Global of a Convertible Note with a purchase price of $1,500,000 and a principal amount of $1,800,000, and the issuance to Lind Global of a Warrant to acquire 1,680,484 shares of common stock and will occur upon the effectiveness of the Registration Statement that includes this prospectus. The Third Closing is subject to certain conditions precedent as set forth in the Purchase Agreement. Pursuant to the Purchase Agreement, at each Closing, the Company agreed to pay Lind Global a commitment fee in an amount equal to 2.5% of the funding amount being funded by Lind Global at the applicable Closing.

The Convertible Note issued in the First Closing has a maturity date of April 12, 2025, the Convertible Note issued in the Second Closing has a maturity date of May 23, 2025 and the Convertible Note to be issued in the Third Closing will have a maturity date of two years from the date of issuance (the “Maturity Date”). Each Convertible Note has a conversion price equal to the lesser of: (i) US$0.90 (“Fixed Price”); or (ii) 90% of the lowest single volume weighted average price during the 20 Trading Days prior to conversion of each Convertible Note (the “Conversion Price”). The Convertible Note will not bear interest other than in the event that if certain payments under the Convertible Note as set forth therein are not timely made, the Convertible Note will bear interest at the rate of 2% per month (prorated for partial months) until paid in full. The Company will have the right to prepay the Convertible Note under the terms set forth therein.

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The Warrants were issued or will be issued to Lind Global without payment of any cash consideration. Each Warrant will have an exercise period of 60 months from the date of issuance. The Exercise price of the First Closing Warrant and Second Closing Warrant is $0.8926 per share and $0.7316 per share, respectively, subject to adjustments as set forth in the Warrant. The exercise price for each the Warrant issued at the Third Closing will be an amount equal to 100% of the 10-day VWAP prior to such closing. For further details regarding the Transaction, see “The Lind Global Financing.”

Cash Flows for the Nine Months Ended September 30, 2023 and 2022

The following table sets forth summary of our cash flows for the periods indicated:

	For the Nine Months ended September 30,
	2023	2022
	Unaudited
Net cash used in operating activities	$(7,746,272)	$(11,302,409)
Net cash provided by (used in) investing activities	(56,943)	424,504
Net cash provided by financing activities	5,396,028	9,598,714
Net cash used in discontinued operations	(49,134)	(928,450)
Net decrease in cash and cash equivalents	(2,456,321)	(2,207,641)
Effect of exchange rate changes	1,203,469	(1,434,644)
Cash and cash equivalents, beginning of the period	1,278,026	10,020,459
Cash and cash equivalents, end of the period	$25,174	$6,378,174

Operating Activities

Net cash used in operating activities was $7,790,283 for the nine months ended September 30, 2023, primarily consisting of the following:

●	Net loss of $23,087,172 for the nine months ended September 30, 2023.

●	Impairment loss of $1,553,433.

●	Write-off of inventory of $1,487,493.

●	Decrease in Other receivable of $1,152,107.

●	Increase in Accounts payable of $2,783,347.

Net cash used in operating activities was $12,093,061 for the nine months ended September 30, 2022, primarily consisting of the following:

●	Net loss of $11,299,066 for the nine months ended September 30, 2022.

●	Gain on sale of investment securities of $432,980.

●	Increase in Other Receivable of $39,557.

●	Decrease in Accounts payable of $106,281.

Investing Activities

Net cash used in investing activities amounted to $60,886 for the nine months ended September 30, 2023, and included purchase of fixed assets of $20,757, purchase of intangible assets of $36,186 and net cash provided used by discontinued operations of $5,123.

Net cash provided by investing activities amounted to $286,706 for the nine months ended September 30, 2022, and included a purchase of fixed assets of $41,416 and Proceeds from disposal of investments of $467,791.

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Financing Activities

Net cash provided by financing activities amounted to $5,396,028, for the nine months ended September 30, 2023 and primarily consisted of Proceeds from bond of $2,797,698, Proceeds from loans of $3,706,344 and Proceeds from reverse recapitalization of $1,595,837.

Net cash provided by financing activities amounted to $9,598,714 for the nine months ended September 30, 2022 and primarily consisted of Proceeds from capital contribution of $9,834,301.

Contractual obligations

Lease commitment

The Company’s subsidiary, A. L. I. Technologies entered into 13 leases for its office space, multi-function printers and a vehicle, which were classified as operating leases. A. L. I. Technologies also entered into two leases classified as finance leases.

As of September 30, 2023, future minimum lease payments under the non-cancelable lease agreements are as follows:

Year ending December 31,	Finance lease	Operating lease

2023 (nine months)	$68,778	$120,549
2024	44,488	202,050
2025	9,135	138,568
2026	9,135	-
Thereafter	11,419	-
Total lease payments	142,955	461,167
Less: imputed interest	(5,135)	(4,434)
Total lease liabilities	137,820	456,733
Less: current portion	82,203	220,602
Non-current lease liabilities	$55,617	$236,131

Long Term Debt

The Company’s long-term debts included loans borrowed from banks and other financial institutions.

As of September 30, 2023, future minimum loan payments are as follows:

Year ending December 31,	Loan Payment
2023	183,029
2024	324,315
2025	2,049,191
2026	311,612
Thereafter	177,739
Total	3,045,886
Less interest	43,187
Balance as of September 30, 2023	$3,002,699

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of September 30, 2023.

Results of Operations

Comparison of Results of Operations for the Fiscal Years Ended December 31, 2022 and 2021

The following table summarizes our operating results as reflected in our statements of income during the fiscal years ended December 31, 2022 and 2021, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

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	For the Years ended December 31,
	2022		2021		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	% of
REVENUE	$5,207,490	100.0%	$7,830,130	100%	$(2,622,640)	-33.5%
COST OF REVENUE	5,070,507	97.4%	6,433,913	82.2%	(1,363,406)	-21.2%
GROSS PROFIT	136,983	2.6%	1,396,217	17.8%	(1,259,234)	-90.2%
Operating expenses
Selling expenses	90,654	1.7%	259,799	3.3%	(169,145)	-65.1%
General and administrative expenses	7,212,327	138.5%	5,839,433	74.6%	1,372,894	23.5%
Research and development expenses	8,926,205	171.4%	9,335,977	119.2%	(409,772)	-4.4%
Total operating expenses	16,229,186	311.7%	15,435,209	197.1%	793,977	5.1%
Loss from operations	(16,092,203)	-309.0%	(14,038,992)	-179.3%	(2,053,211)	14.6%
Other income (expenses)	1,613,927	31.0%	(488,029)	-6.2%	2,101,956	-430.7%
Loss before income tax provision	(14,478,276)	-278.0%	(14,527,021)	-185.5%	48,745	-0.3%
Income taxes expense	(1,543)	-0.0%	—	—	(1,543)	—

	For the Years ended December 31,
	2022		2021		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	% of
Net loss from continuing operations	(14,479,819)	-278.1%	(14,527,021)	-185.5%	47,202	-0.3%
Less: net income (loss) attributable to non-controlling interest	—	—%		—%		%
Net loss from discontinued operations	—	—	28,649	-0.4%	28,649	-100.0%
NET INCOME (LOSS) ATTRIBUTABLE TO AERWINS TECHNOLOGIES INC.	$(14,479,819)	-278.1%	$(14,555,670)	-185.9%	$75,851	-0.5%

Revenue

Our total revenues decreased by $2,622,640, or 33.5%, to $5,207,490 for the year ended December 31, 2022 from $7,830,130 for the year ended December 31, 2021 in the following product categories: computing power sharing services, project management for computing share, air mobility drone solution and other, partially offset by increases in sales of computing equipment and revenue from project management as depicted in the table below. In addition, our revenues were negatively affected by an increase in the exchange rate of the Japanese yen into the U.S. dollar.

	For the Years Ended
	December 31,
	2022	2021	% Change
Revenue from Sales of Computing Equipment	$894,736	$879,164	0.2%
Revenue from Computing Power Sharing services	1,092,012	2,166,953	(13.7)%
Revenue from Project Management for Computing Share	595,745	2,172,421	(20.1)%
Revenue from Air Mobility Drone Solution	797,396	822,078	(0.3)%
Revenue from Project Management	1,727,601	1,507,409	2.8%
Other	100,000	282,105	(2.3)%
Total Revenue	$5,207,490	$7,830,130	(33.5)%

Trends that we believe will have an impact on future demand for our products and services as well as revenues, include the strength in the overall global economy, the war in Ukraine which could potentially affect the cost of shipping, cost of inputs we use to manufacture our products and exchange rates.

Cost of Revenue

Our total costs of revenues decreased by $1,363,406, or 21.2%, to $5,070,507 for the year ended December 31, 2022 from $6,433,913 for the year ended December 31, 2021. The decrease in our costs was attributable to the decrease of the sales described above.

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Gross Profit

Our total gross profit decreased by $1,259,234, or 90.2%, to $136,983 for the year ended December 31, 2022 from $1,396,217 for the year ended December 31, 2021. For the reasons discussed above, our overall gross profit margin decreased by 15.2% to 2.6% in the fiscal year 2022 from 17.8% in the fiscal year 2021.

Operating Expenses

The following table sets forth the breakdown of our operating expenses for the fiscal years ended December 31, 2022 and 2021:

	For the Years ended December 31,
	2022		2021		Variance
		% of		% of
	Amount	revenue	Amount	revenue	Amount	% of
Total revenue	$5,207,490	100%	$7,830,130	100%	$(2,622,640)	(33.5)%
Operating expenses
Selling expenses (advertising expenses)	90,654	1.7%	259,799	3.3%	(169,145)	(65.1)%
General and administrative expenses	7,212,327	138.5%	5,839,433	74.6%	1,372,894	23.5%
Research and development expenses	8,926,205	171.4%	9,335,977	119.2%	(409,772)	(4.4)%
Total operating expenses	$16,229,186	311.7%	$15,435,209	197.1%	$793,977	5.1%

General and Administrative Expenses

Our general and administrative expenses primarily consist of employee salaries and welfare, consulting and professional service fees incurred for company reorganization and going public, depreciation and amortization expenses, rental expenses, office, utility and other expenses, bad debt expenses, and travel and entertainment expenses.

	For the Years ended December 31,
	2022		2021		Variance
	Amount	% of*	Amount	% of	Amount	% of
General and Administrative Expenses
Salaries and welfare	$2,744,757	38.1%	$2,800,058	48.0%	$(55,301)	(2.0)%
Consulting and professional service fees	2,680,345	37.2%	1,527,311	26.2%	1,153,034	75.5%
Depreciation expense	141,026	2.0%	86,025	1.5%	55,001	63.9%
Rent expense	148,474	2.1%	243,265	4.2%	(94,791)	(39.0)%
Office, utility and other expenses	674,238	9.3%	472,868	8.1%	201,370	42.6%
Travel and entertainment expense	395,708	5.5%	145,598	2.5%	250,110	171.8%
Commission fees expenses	46,673	0.6%	302,495	5.2%	(255,822)	(84.6)%
Other expenses	381,106	5.3%	261,813	4.5%	119,293	45.6%
Total general and administrative expenses	$7,212,327	100%	$5,839,433	100%	$1,372,894	23.5%

*	Refers to the percentage of total general and administrative expenses.

Our general and administrative expenses increased by $1,372,894 or 23.5%, to $7,212,327 in the fiscal year 2022 from $5,839,433 in the fiscal year 2021, primarily attributable to an increase of consulting and professional service fees, mainly outsourcing fees paid to professionals for the completion of the merger with Pono Capital Corp.

The overall increase in our general and administrative expenses in fiscal year 2022 as compared to fiscal year 2021 reflected the above-mentioned factors combined. As a percentage of revenues, general and administrative expenses were 138.5% and 74.6% of our revenue for the fiscal years ended December 31, 2022 and 2021, respectively.

While we plan to establish an office, research and development center, logistics, manufacturing, and marketing hub for the vehicles in the GCC region, offices in the U.S. for research and development, we have not determined the costs of these initiatives as we remain in the planning phase for these proposed activities.

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Research and development expenses

Our research and development expenses primarily consist of employee salaries and welfare, and outsourcing expenses.

	For the Years ended December 31,
	2022		2021		Variance
	Amount	% of*	Amount	% of	Amount	% of
Research and Development Expenses
Raw materials	$2,727,178	30.6%	$2,434,512	26.1%	$292,666	12.0%
Labor cost	1,675,129	18.8	1,142,652	12.2	532,478	46.6
Outsourcing expenses	3,762,590	42.2	5,062,176	54.2	-1,299,586	(25.7)
Other expenses	761,307	8.4	696,637	7.5	64,670	9.3
Total research and development expenses	$8,926,205	100.0%	$9,335,977	100.0%	$-409,772	(4.4)%

*	Refers to the percentage of total research and development expenses.

Our research and development expenses decreased by $409,772, or 4.4%, to $8,926,205 in the year ended December 31, 2022 from $9,335,977 in the year ended December 31, 2021, primarily attributable to the decrease in outsourcing expenses for development of XTURISMO.

As a percentage of revenues, research and development expenses were 171.4% and 119.2% of our revenue for the fiscal years ended December 31, 2022 and 2021, respectively.

Other Income (Expenses), net

Our other income (expenses) primarily includes gain or loss on disposal of fixed assets, impairment on fixed assets and financial related expenses. Total other income in the fiscal year 2022 was $1,613,927, and the total net expenses in the fiscal year 2021 was $422,469.

The Company disposed part of its business of Zeroboard and recognized $580,177 of gain on disposal of the business in the fiscal year 2021.

In the fiscal year 2022, the Company recognized impairment loss of fixed assets of $511,695 and recognized $1,801,660 of gain on sale of investment securities from sale of Zeroboard and Liberaware stocks (See Note 18 to the Notes to Consolidated Financial Statements included elsewhere in this prospectus).

Provision for Income Taxes

Our provision for income taxes was $1,543 and zero in the fiscal year 2022 and 2021 respectively.

Net Income (Loss)

As a result of the foregoing, we reported a net loss of $14,479,819 for the fiscal year ended December 31, 2022, representing a $47,202 or 0.3% decrease from a net loss of $14,527,021 for the fiscal year ended December 31, 2021. All net income is attributable to AERWINS Technologies Inc.

Liquidity and Capital Resources

As of December 31, 2022, we had $1,278,026 in cash as compared to $10,020,459 as of December 31, 2021. We also had $980,688 in accounts receivable as of December 31, 2022 as compared to $725,287 as of December 31, 2021. Our accounts receivable primarily include balance due from customers MAVs sold and services provided and accepted by customers.

As of December 31, 2022, our working capital balance was $2,325,029.

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Cash Flows for the Years Ended December 31, 2022 and 2021

The following table sets forth summary of our cash flows for the periods indicated:

	For the Years Ended December 31,
	2022	2021
Net cash provided by (used in) operating activities	$(16,865,274)	$(10,119,103)
Net cash provided by (used in) investing activities	(344,964)	293,303
Net cash provided by (used in) financing activities	9,579,119	6,380,047
Effect of exchange rate changes	(1,111,314)	(1,603,633)
Net increase (decrease) in cash and cash equivalents	(7,631,119)	(3,284,283)
Cash and cash equivalents, beginning of the year	10,020,459	14,619,164

Cash and cash equivalents, end of the year	$1,278,026	$10,020,459

Operating Activities

Net cash used in operating activities was $16,865,274 for the year ended December 31, 2022, primarily consisting of the following:

●	Net loss of $14,479,819 for the fiscal year.
●	Depreciation expenses of $327,576.
●	An increase in inventory of $2,483,254, as raw materials increased to prepare for manufacturing hoverbikes.
●	Gain on sale of investment securities of $1,801,660.

Net cash used in operating activities was $10,119,103 for the year ended December 31, 2021, primarily consisting of the following:

●	Net loss of $14,527,021 for the fiscal year.
●	Depreciation expenses of $193,812.
●	A decrease in accounts receivable of $3,289,638, as the relevant sales increased from the prior year
●	Gain on disposal of business of $580,177.

Investing Activities

Net cash used by investing activities amounted to $344,964 for the year ended December 31, 2022, and primarily included purchase of fixed assets of $950,500, purchase of investment securities of $575,000 and proceeds from disposal of investments of $1,189,725.

Net cash provided by investing activities amounted to $293,303 for the year ended December 31, 2021, and primarily included purchase of fixed assets of $866,862, proceeds from disposal of a subsidiary of $473,123 and proceeds from disposal of a business of $819,352.

Financing Activities

Net cash provided by financing activities amounted to $9,579,119 for the fiscal year ended December 31, 2022, primarily consisting of proceeds from capital contribution of $9,834,302 and repayments to loans of $171,384.

Net cash provided by financing activities amounted to $6,380,047 for the fiscal year ended December 31, 2021, primarily consisting of proceeds from issuance of bonds of $7,524,383 and proceeds from loans of $1,165,937 and repayment to loans of $2,262,294.

Contractual obligations

Lease commitment

The Company’s subsidiary, A. L. I. Technologies entered into 13 leases for its office space, multi-function printers and a vehicle, which were classified as operating leases. A. L. I. Technologies also entered into two leases for containers, and these leases were classified as finance leases.

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As of December 31, 2022, future minimum lease payments under the non-cancelable lease agreements are as follows:

Year ending December 31,	Finance lease	Operating lease
2023	$105,775	$298,580
2024	54,888	244,125
2025	11,271	157,099
2026	11,271	—
Thereafter	14,088	—
Total lease payments	197,293	699,804
Less: imputed interest	(8,123)	(8,374)
Total lease liabilities	189,170	691,430
Less: current portion	102,114	293,710
Non-current lease liabilities	$87,056	$397,720

Long Term Debt

The Company’s long-term debts included bond payable and loans borrowed from banks and other financial institutions.

As of December 31, 2022, future minimum loan payments are as follows:

Year ending December 31,	Loan Payment
2023	$77,930
2024	332,900
2025	354,339
2026	2,240,117
2027	341,942
Thereafter	23,352
Total	3,370,580
Less interest	56,719
Balance as of December 31, 2022	$3,313,861

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of December 31, 2022 and 2021.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenue and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenue and expenses incurred during the financial reporting period. The most significant estimates and assumptions include the valuation of accounts receivable, advances to suppliers, useful lives of property and equipment, the recoverability of long-lived assets, provision necessary for contingent liabilities, and revenue recognition. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Use of Estimates

In preparing the consolidated financial statements in conformity U.S. GAAP, the management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the allowance for doubtful accounts, useful lives of property and equipment, the impairment of long- lived assets, valuation allowance of deferred tax assets, and revenue recognition. Actual results could differ from those estimates.

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Accounts Receivable

Accounts receivable, net represent the amounts that the Company has an unconditional right to consideration, which are stated at the original amount less an allowance for doubtful receivables. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Delinquent account balances are written off against the allowance for doubtful accounts after management has determined that the likelihood of collection is remote. In circumstances in which the Company receives payment for accounts receivable that have previously been written off, the Company reverses the allowance and bad debt.

Lease-Lessee

In accordance with the Accounting Standards Update (“ASU”) 2016-02 Leases (Topic 842), the Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. Lease terms of certain operating leases include the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain.

The Company leases office facilities, which are classified as operating leases and leases office equipment and furniture, and a vehicle, which are classified as a finance lease in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Operating leases are included in operating lease right-of-use assets, operating lease liabilities, current, and operating lease liabilities, non-current, and finance leases are included in property and equipment, finance lease liabilities, current, and finance lease liabilities, non-current in the consolidated balance sheet.

As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments.

The Company has elected the short-term lease exception, and therefore operating lease right-of-use assets and liabilities do not include leases with a lease term of twelve months or less.

Foreign Currency Translation

The Company maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”), and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive loss within the statements of changes shareholders’ deficit.

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Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

	Nine months ended September 30, (unaudited)		Year ended December 31,
	2023	2022	2022
Current JPY: US$1 exchange rate	149.43	144.71	131.81
Average JPY: US$1 exchange rate	138.14	128.26	131.46

Revenue Recognition

The Company recognize revenue under ASC 606, “Revenue from Contracts with customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value, net of a value-added tax (“Consumption Tax”) and applicable local government levies. The Consumption Tax on sales is calculated at 10% of gross sales.

When another party is involved in providing goods or services to our customer, we apply the principal versus agent guidance in ASC Topic 606 to determine if we are the principal or an agent to the transaction. When we control the specified goods or services before they are transferred to our customer, we report revenue gross, as principal. If we do not control the goods or services before they are transferred to our customer, revenue is reported net of the fees paid to the other party, as agent.

MANAGEMENT

Board of Directors and Executive Officers

Our directors hold office until his or her term expires at the next annual meeting of stockholders for such director’s class or until his or her death, resignation, removal or the earlier termination of his or her term of office. Biographical information concerning our directors and executive officers listed above is set forth below.

Our directors and executive officers, their ages, positions held, and durations of such are as follows:

Name	Age	Position(s)
Kiran Sidhu	58	Chief Executive Officer and Director
Yinshun (Sue) He	34	Chief Financial Officer
Katharyn (Katie) Field	40	Chairman of the Board of Directors
Pavanveer (Pavan) Gill	32	Director
Robert Lim	30	Director
Taiji Ito	46	Director

Executive Officers and Directors

Kiran Sidhu. On May 15, 2023, the Board of Directors appointed Mr. Sidhu as a member of the Board and as Chairman of the Board. Following his appointment, Mike Sayama and Marehiko Yamada resigned as members of the Board of Directors. Mr. Sidhu is the Managing Member of Catalyst Capital LLC, founded in January 1999. Catalyst invests in early-stage companies, including technology, biotechnology, and cannabis. Mr. Sidhu served as the CEO and a Director of Halo Collective (NEO: HALO), a multi-state cannabis operator, from September 2018 to June 2022. He has also been the CEO of ANM, Inc. (“ANM”), a wholly owned subsidiary of Halo Collective, since April 2016.

Mr. Sidhu was previously a non-executive director and audit committee chairman of Namaste Technologies Inc. (TSX-V: N), a technology company that provided cannabis-related marketplaces for products and services in 20 countries from October 2016 to February 2019. Additionally, Mr. Sidhu was the Chairman and CEO of Transact Network Ltd., a leading EU electronic money institution, which was later sold to The Bancorp, Inc. (NYSE: TBBK) in 2011. Before founding Transact Network Ltd., he held the position of Managing Director of Aspen Communications, an Indian outsourcing company provides e-commerce fraud detection, accounting, customer support, systems support, and data analytics services to e-commerce companies. Mr. Sidhu currently serves as a non-executive director of Aspen Communications.

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Earlier in his career, Mr. Sidhu served as the CFO of On Stage Entertainment (NASDAQ: ONST) and oversaw its initial public offering. He also co-founded Nano Universe PLC (LSE-AIM: NANO) and served as the Finance Director, overseeing the company’s listing on the LSE-AIM. In addition, Mr. Sidhu worked as a Manager in Price Waterhouse’s strategic consulting group in Los Angeles and a Senior Associate in mergers and acquisitions at Merrill Lynch Capital Markets in New York. He graduated with honors in Computer Science from Brown University in 1985, and earned an MBA in Finance from the Wharton School of Business in 1987.

Yinshun (Sue) He. Ms. He was appointed as the Company’s Chief Financial Officer on August 24, 2023. Previously she had been providing accounting services to the Company since June 2023 and will continue to provide such services to the Company in addition to her role as its CFO. In addition to her work for the Company, since November 2020, Ms. He has been the Chief Financial Officer and a director of The Yumy Candy Company Inc., a Canadian Securities Exchange listed company that develops gelatin-free, low sugar plant-based confectionery. Since November 2019, Ms. He has been an accountant at Global Health Clinics Ltd., a telehealth care company that connects patients with an online network of health care providers. Previously, Ms. He served as the controller for a private accounting firm that specialized in full cycle accounting and assurance services. Ms. He earned her bachelor of business administration degree in accounting from Kwantlen Polytechnic University and holds the professional designation of chartered professional accountant (CPA) in Canada.

Katharyn (Katie) Field. On May 22, 2023, the Board of Directors appointed Katharyn (Katie) Field as an independent member of the Board of Directors. Following the appointment of Ms. Field and Mr. Gill, Mike Sayama and Marehiko Yamada resigned as members of the Board of Directors. Ms. Field’s background includes positions spanning both the private and public sectors and brings a wealth of experience and expertise in strategy consulting and executive leadership. She has held prominent positions at renowned organizations such as The White House in the office of the public liaison, The Brookings Institution as a manager of operations, and Bain & Company as a consultant. In 2014, Ms. Field entered the cannabis industry and played a pivotal role in the procurement, build-out, and sale of one of the original vertically integrated licensed medical marijuana treatment centers in Florida. Subsequently, she operated a strategy consulting practice focused on cannabis and served as Executive Vice President of Corporate Development at MariMed in 2018. Ms. Field holds an MBA from Columbia Business School and a BA with honors from Stanford University.

Pavanveer (Pavan) Gill. On May 22, 2023, the Board of Directors appointed Pavanveer (Pavan) Gill as independent member of the Board of Directors. Mr. Gill brings a wealth of experience and expertise in civil construction, environmental management, and innovative product implementation to AERWINS. Since August 2015, Mr. Gill has been a civil engineer and project manager at Secure Energy, an environmental and energy infrastructure consulting company. Mr. Gill has managed numerous high-value projects, demonstrating his strong project management skills and ability to deliver exceptional results. Throughout his career, Pavanveer (Pavan) Gill has been involved in various key projects, including the Shell Waterton butte sump reclamation project, the TC Energy Station 92 compressor station demolition and remediation, the City of Calgary Kensington Manor demolition, the TC Energy Buffalo Creek compressor station installation and remediation, and the TC Energy Wolf Lake compressor station demolition. His extensive experience in managing multi-disciplinary teams, overseeing project schedules and budgets, and ensuring regulatory compliance has contributed to the success of these projects. Additionally, Mr. Gill’s keen understanding of emerging technologies and their practical applications will be invaluable in driving AERWINS’ commitment to innovation and further advancing its position as a leader in the industry. Mr. Gill earned a bachelor’s degree in civil engineering from the University of British Columbia.

Robert Lim. On July 18, 2023, the Board of Directors appointed Mr. Lim as independent member of the Board of Directors. Mr. Lim is the principal and cofounder of a law firm, De Novo Law Corporation, located in Vancouver, BC Canada that primarily practices corporate/commercial law and civil litigation. Mr. Lim co-founded De Novo Law Corporation in March 2023 after he ended his term as the founder and principal of Robert Bradley Lim Law Corporation - his legal practice which he started in June 2021. Before being called to the bar as a lawyer, he worked as an articling student/lawyer from Sept 2021 - May 2022 and a legal assistant from Sept 2020 - August 2021 at a real estate and business law focused law firm called Winright Law Corporation. Prior to becoming a lawyer, he came from a marketing background - having previously worked as a marketing coordinator for an environmental consulting firm in 2017 called NEXT Environmental. In 2018, he began his own digital marketing agency and provided digital marketing services to clients throughout British Columbia. Mr. Kim earned a Bachelor of Commerce degree from the University of British Columbia and a Juris Doctor from Thompson Rivers University.

Taiji Ito. Mr. Ito was appointed as the Company’s Chief Executive Officer on March 20, 2023 and resigned on December 12, 2023. Mr. Ito was appointed as the Company’s Global Markets Executive Officer and as a member of the Company’s Board of Directors on February 3, 2023. Mr. Ito has served as AERWINS Inc.’s Global Markets - Investor Relations and a member of AERWINS Inc.’s Board of Directors since June 15, 2022. Mr. Ito is also a member of the Board of Directors of A. L. I. Technologies since April 2022. From April 1999 to 2002, Mr. Ito served as Associate at Deutsche Bank in Tokyo. From May 2002 to July, 2008, Mr. Ito served as Vice President and thereafter Director at Credit Suisse in Japan and the United States. From August 2008 to April 2022, Mr. Ito served as a founder and CEO at Meta Capital. Mr. Ito has extensive experience in the financial field. Mr. Ito graduated with a bachelor’s degree in Economics from Keio University, Japan. Mr. Ito does not hold, and has not previously held, any directorships in any reporting companies.

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Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Director Independence

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors and of certain board committees. There are currently three independent directors on the Company’s Board of Directors who constitute a majority of the Board of Directors. These independent directors are Katharyn (Katie) Field, Pavanveer (Pavan) Gill and Robert Lim. For a discussion of the independent directors on the Company’s board committees please see below section titled “Committees of the Board of Directors.”

Board Diversity Matrix as of January 22, 2023

Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian		4
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Committees of the Board of Directors

Audit Committee

The Company’s audit committee of the board of directors consists of Ms. Field (Chairperson) and Messrs. Lim and Gill. The board of directors has determined each member is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of the audit committee is Ms. Field. Ms. Field also qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.

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The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing policies on risk assessment and risk management;

●	reviewing related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the Company’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

The Company’s compensation committee consists of Messrs. Gill (Chairman) and Lim and Ms. Field. The board of directors has determined each proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is Mr. Gill. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the compensation committee include:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluating the Company’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Company’s Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of the Company’s other executive officers;

●	reviewing and recommending to the Company’s board of directors the compensation of the Company’s directors;

●	reviewing the Company’s executive compensation policies and plans;

●	reviewing and approving, or recommending that the Company’s board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for the Company’s executive officers and other senior management, as appropriate;

●	administering the Company’s incentive compensation equity-based incentive plans;

●	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

●	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

●	if required, producing a report on executive compensation to be included in the Company’s annual proxy statement;

●	reviewing and establishing general policies relating to compensation and benefits of the Company’s employees; and

●	reviewing the Company’s overall compensation philosophy.

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Nominating and Corporate Governance Committee

The Company’s nominating and corporate governance committee consists of Messrs. Lim (Chairman) and Gill and Ms. Field. The board of directors has determined each proposed member is independent under Nasdaq listing standards. The chairperson of the nominating and corporate governance committee is Mr. Lim.

Specific responsibilities of the nominating and corporate governance committee include:

●	identifying, evaluating and selecting, or recommending that the Company’s board of directors approve, nominees for election to the Company’s board of directors;

●	evaluating the performance of the Company’s board of directors and of individual directors;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of the Company’s corporate governance practices and reporting;

●	developing and making recommendations to the Company’s board of directors regarding corporate governance guidelines and matters.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s compensation committee has ever been an officer or employee of the Company. None of the Company’s executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on the Company’s compensation committee.

Code of Business Conduct and Ethics

On February 3, 2023, the Company adopted a new Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers including those officers responsible for financial reporting. The adoption of the Code of Business Conduct and Ethics did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Conduct. Any waivers under the Code of Business Conduct and Ethics will be disclosed on a Current Report on Form 8-K or as otherwise permitted by the rules of the SEC and Nasdaq.

Limitation on Liability and Indemnification of Officers and Directors

Our Amended Charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Amended Charter provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the General Corporation Law of the State of Delaware.

On February 7, 2023, the Company entered into an indemnification agreements with Mr. Ito containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreement will require the Company, among other things, to indemnify Mr. Ito against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXECUTIVE COMPENSATION

Executive Compensation of the Company Prior to the Business Combination

None of the Company’s executive officers or directors prior to the Business Combination received any cash compensation for services rendered to the Company. None of the Company’s executive officers or directors prior to the Business Combination were granted any stock options or stock appreciation rights or any other awards under long-term incentive plans. At the closing of the Business Combination, the Company’s initial stockholders, executive officers and directors, or any of their respective affiliates prior to the Business Combination were reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Executive Compensation of AERWINS, Inc.

2022 Summary Compensation Table

The following table presents information regarding the compensation paid by A. L. I. Technologies Inc., AERWINS Inc.’s operating subsidiary, to Shuhei Komatsu, AERWINS Inc.’s former Chief Executive Officer, and Kazuo Miura, AERWINS Inc.’s Chief Product Officer, for services rendered to A. L. I. Technologies Inc. during the fiscal years ended December 31, 2022 and 2021. No other executive officers of AERWINS Inc.’s received total compensation in excess of US$100,000.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Shuhei Komatsu	2022	67,376	-	-	-	-	-	-	67,376
AERWINS Inc. Former Chief Executive Officer (principal executive officer)	2021	37,326	-	-	-	-	-	-	37,326
Kazuo Miura	2022	156,727	-	-	-	-	-	-	156,727
AERWINS Inc. Former Chief Product Officer	2021	169,333	-	-	-	-	-	-	169,333

Employment Agreements of AERWINS Inc.

AERWINS Inc. has not entered into any employment agreements with its executive officers since its inception.

Executive Compensation of the Company After the Business Combination

Employment Agreements

On February 3, 2023, the Company entered into employment agreements (the “Employment Agreements”) with executive officers: Shuhei Komatsu (former Chief Executive Officer), Taiji Ito (Global Markets Executive Officer), Kazuo Miura (former Chief Product Officer) and Kensuke Okabe (former Chief Financial Officer). The Employment Agreements all provide for at-will employment that may be terminated by the Company for death or disability and with or without cause, by the executive with or without good reason, or mutually terminated by the parties. The Employment Agreements for Mr. Komatsu, Mr. Ito, Mr. Miura, and Mr. Okabe provide for a severance payment equal to the remaining base salary for the remaining period of the respective term of employment (each term is one (1) year) upon termination by the Company without cause or termination by such executive for good reason. The executive agreements provide for a base salary of $200,000, $200,000, $200,000 and $200,000 for Mr. Komatsu, Mr. Ito, Mr. Miura and Mr. Okabe, respectively, as well as possible annual performance bonuses and equity grants under the equity incentive plan if and when determined by the Company’s Compensation Committee.

The Company has agreed to pay Ms. He $250,000 for services provided to the Company pursuant to an Independent Contractor Agreement entered into between Ms. He and the Company dated June 16, 2023 and expiring on December 16, 2023. The agreement may be terminated by either party without cause on 30 days prior written notice to the other party.

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Option Award Agreements

On February 3, 2023, the Company entered into Option Award Agreements (the “Option Award Agreements”) with executive officers: Shuhei Komatsu (former Chief Executive Officer), Taiji Ito (Global Markets Executive Officer), Kazuo Miura (former Chief Product Officer) and Kensuke Okabe (former Chief Financial Officer).

The Option Award Agreements grants to each of the following persons options to acquire shares of the Company’s common stock, to vest as set forth in the Option Award Agreements, as follows:

●	Shuhei Komatsu - 1,525,196 options at an exercise price of $0.00015 per share of common stock. These options were forfeited upon Mr. Komatsu’s resignation.

●	Taiji Ito - 703,937 options at an exercise price of $0.00015 per share of common stock

●	Kazuo Miura - 739,916 options at an exercise price of $0.00015 per share of common stock. These options were forfeited upon Mr. Miura’s resignation.

●	Kensuke Okabe - 469,291 options at an exercise price of $0.00015 per share of common stock

Equity Incentive Compensation Plan

At the Special Meeting of stockholders on January 27, 2023, our shareholders approved the AERWINS Technologies Inc. 2022 Equity Incentive Plan (the “Equity Incentive Plan”). Under the Equity Incentive Plan, 10,089,442 shares of common stock (the “Initial Limit”) are authorized under the Equity Incentive Plan for issuance to officers, directors, employees and consultants of the Company. As of September 30, 2023, there were no shares issued under the Equity Incentive Plan.

The Equity Incentive Plan allows the Company to make equity and equity-based incentive awards to officers, employees, directors and consultants of the Company. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer alignment of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The Initial Limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in the Company’s capitalization. The maximum aggregate number of shares of common stock of the Company that may be issued upon exercise of incentive stock options under the Equity Incentive Plan shall not exceed the Initial Limit, as adjusted. Shares underlying any awards under the Equity Incentive Plan that are forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the Equity Incentive Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares that may be issued as incentive stock options.

The Equity Incentive Plan contains a limitation whereby the value of all awards under the Equity Incentive Plan and all other cash compensation paid by the Company to any non-employee director may not exceed $1,000,000 for the first calendar year a non-employee director is initially appointed to the Company’s board of directors, and $750,000 in any other calendar year.

The Equity Incentive Plan will be administered by the Company’s compensation committee pursuant to the terms of the Equity Incentive Plan. The plan administrator, which initially will be the compensation committee of the Company, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Equity Incentive Plan. The plan administrator may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, the authority to awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines.

Persons eligible to participate in the Equity Incentive Plan will be officers, employees, non-employee directors and consultants of the Company and its subsidiaries as selected from time to time by the plan administrator in its discretion.

The Equity Incentive Plan permits the granting of both options to purchase common stock of the Company intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the Equity Incentive Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive awards under the Equity Incentive Plan. The option exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the common stock of the Company on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

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Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the plan administrator or by delivery (or attestation to the ownership) of shares of common stock of the Company that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the plan administrator may permit non-qualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock of the Company, or cash, equal to the value of the appreciation in the Company’s stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of common stock of the Company on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

The plan administrator may award restricted shares of common stock of the Company and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. The plan administrator may also grant shares of common stock of the Company that are free from any restrictions under the Equity Incentive Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant. The plan administrator may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock of the Company.

The plan administrator may grant cash-based awards under the Equity Incentive Plan to participants, subject to the achievement of certain performance goals, including continued employment with the Company.

The Equity Incentive Plan requires the plan administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Equity Incentive Plan, to certain limits in the Equity Incentive Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Except as set forth in a stock award agreement issued under the Equity Incentive Plan, in the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of Company’s then outstanding capital stock, each outstanding stock award (vested or unvested) will be treated as the plan administrator determines, which may include (a) the Company’s continuation of such outstanding stock awards (if the Company is the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); or (e) the opportunity for participants to exercise the stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto.

The Equity Incentive Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability upon or after a “Change in Control” (as defined in the Equity Incentive Plan) as may be provided in the award agreement for such stock award or as may be provided in any other written agreement between the Company or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

Participants in the Equity Incentive Plan are responsible for the payment of any federal, state or local taxes that the Company or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of common stock of the Company to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company or its subsidiaries in an amount that would satisfy the withholding amount due.

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The Equity Incentive Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; however, the plan administrator may permit the transfer of non-qualified stock options by gift to an immediate family member, to trusts for the benefit of family members, or to partnerships in which such family members are the only partners.

The plan administrator may amend or discontinue the Equity Incentive Plan and the plan administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the Equity Incentive Plan will require the approval of the Company’s stockholders. Generally, without shareholder approval, (i) no amendment or modification of the Equity Incentive Plan may reduce the exercise price of any stock option or the strike price of any stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right where the fair market value of the common stock underlying such stock option or stock appreciation right is less than its exercise price and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange.

All stock awards granted under the Equity Incentive Plan will be subject to recoupment in accordance with any clawback policy that Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Company’s board may impose such other clawback, recovery or recoupment provisions in a stock award agreement as the Company’s board determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

No awards may be granted under the Equity Incentive Plan after the date that is ten years from the Equity Incentive Plan effective fate.

Director Compensation

Currently, non-employee directors do not receive any compensation for their services as directors. In the future, the Company expects to develop and adopt a compensation plan for all directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of AERWINS Technologies’ common stock as of January 22, 2024 by:

●	each person known by AERWINS Technologies to be the beneficial owner of more than 5% of any class of AERWINS Technologies’ common stock;

●	each of AERWINS Technologies’ officers and directors;

●	all executive officers and directors of AERWINS Technologies.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

In the table below, percentage ownership is based on 62,688,215 shares of common stock outstanding as of January 22, 2024. The table below includes the common stock underlying the Private Placement Warrants held or to be held by our Sponsor because these securities are exercisable within sixty (60) days.

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Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is c/o of the Company at The Walnut Building, 691 Mill St., Suite 240, Los Angeles, CA 90021.

Name and Address of Beneficial Owners	Number of Shares Beneficially Owned	% of Class(1)
Directors and Executive Officers
Yinshun (Sue) He	-	-
Taiji Ito(2)	703,937	1.11%
Kiran Sidhu	-	-
Katharyn (Katie) Field	-	-
Pavanveer (Pavan) Gill	-	-
Robert Lim	-	-

All named executive officers and directors as a group 6 persons	703,937	1.11%
Greater than 5% Holders:
Mehana Equity LLC(3)	3,989,806	6.36%
Shuhei Komatsu	15,187,425	24.23%
Chiba Dojo Drone Fund I Investment Limited Partnership(4)	3,182,645	5.1%

*	Less than 1.0%

(1)	Percentages are based on 62,688,215 shares of AERWINS Technologies’ common stock outstanding as of January 22, 2024.
(2)	Includes 703,937 shares of common stock underlying options held by Taiji Ito.
(3)	Mehana Equity LLC is the record holder of the securities reported herein. Dustin Shindo, our former Chairman, is the managing member of the Sponsor. By virtue of this relationship, Mr. Shindo may be deemed to share beneficial ownership of the securities held of record by the Sponsor. Mr. Shindo disclaims any such beneficial ownership except to the extent of his pecuniary interest. These shares include (i) 391,256 shares of common stock issuable upon exercise of warrants held by Mehana Equity LLC (ii) 129,375 shares of common stock issuable upon exercise of warrants held by Mehana Capital LLC (iii) 3,296,675 shares held by Mehana Equity LLC and (iv) 172,500 shares held by Mehana Capital, LLC.
(4)	Kotaro Chiba is the General Partner of Chiba Dojo Drone Fund I Investment Limited Partnership. Its address is 3F, Takizawa Building, 3-3-6 Ebisu, Shibuya-ku, Tokyo, Japan, 150-0013. Information derived from Schedule 13G filed with the SEC on October 31, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiary were or are a party, or in which we or our subsidiary were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant shareholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

The Audit Committee of the Board of Directors is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Audit Committee, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

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Related Party Transactions

The following sets forth all transactions since the beginning of the Company’s last fiscal year, January 1, 2022 as well as any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest:

Related Party Transactions Prior to the Business Combination

Founder Shares

On March 22, 2021, the Company issued an aggregate of 2,875,000 shares of Class B common stock to the Sponsor for an aggregate purchase price of $25,000 in cash. Such Class B common stock included an aggregate of up to 375,000 shares that were subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own at least 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the initial stockholders do not purchase any Public Shares in the Initial Public Offering and excluding the Placement Units and underlying securities). The underwriters exercised the over-allotment option in full, so those shares are no longer subject to forfeiture.

The initial stockholders have agreed not to transfer, assign or sell any of the Class B common stock (except to certain permitted transferees) until, with respect to any of the Class B common stock, the earlier of (i) six months after the date of the consummation of a business combination, or (ii) the date on which the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a business combination, with respect to the remaining any of the Class B common stock, upon six months after the date of the consummation of a business combination, or earlier, in each case, if, subsequent to a business combination, the Company consummated a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.

Promissory Note - Related Party

On March 22, 2021, the Sponsor committed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and was payable on the earlier of July 31, 2021 or the completion of the Initial Public Offering. Upon IPO, the Company had borrowed $186,542 under the Note. On August 17, 2021, the outstanding balance owed under the Note was repaid in full. The Company no longer has the ability to borrow under the Note.

Related Party Loans

In order to finance transaction costs in connection with a business combination, the Sponsor agreed to provide the Company with a loan up to $1,500,000 as may be required (“Sponsor Working Capital Loans”). Such Sponsor Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such loans may have been converted upon consummation of a business combination into additional Placement Units at a price of $10.00 per Unit. In the event that a business combination dis not close, the Company may have used a portion of proceeds held outside the Trust Account to repay the Sponsor Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Sponsor Working Capital Loans.

On September 23, 2021, the Company entered into a Sponsor Working Capital Loan in the amount of up to $1,500,000. During the year ended December 31, 2022, the Company received proceeds of $960,000. The Sponsor Working Capital Loan is non-interest bearing and payable upon the earlier of (i) completion of the initial Business Combination or (ii) the date the winding up of the Company is effective. The unpaid principal balance on the Sponsor Working Capital Loan may have been convertible into units at the option of the Sponsor at a price of $10.00 per unit. The unit would have been identical to the Placement Units. Using the fair value option, the Sponsor Working Capital Loan is required to be recorded at its’ initial fair value on the date of issuance, and each reporting period thereafter. Differences between the face value of the Sponsor Working Capital Loan and fair value at issuance are recognized as either an expense in the consolidated statement of operations (if issued at a premium) or as a capital contribution (if issued at a discount). Changes in the estimated fair value of the Sponsor Working Capital Loan are recognized as a non-cash gain or loss in the consolidated statement of operations. The aggregate fair value of the Sponsor Working Capital Loan was estimated to be $92,000 at initial measurement. The aggregate fair value of the Sponsor Working Capital Loan was estimated to be $150,000 at December 31, 2022.

Extension Private Placements

If the Company anticipated that it may have not been able to consummate the initial business combination within 12 months from the date of the Initial Public Offering, the Company may, by resolution of the board if requested by the Sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the Sponsor depositing additional funds into the Trust Account as set out below. Pursuant to the terms of the third amended and restated certificate of incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order for the time available for the Company to consummate the initial business combination to be extended, the Sponsor or its affiliates or designees, must deposit into the Trust Account $1,150,000 ($0.10 per Unit in either case), on or prior to the date of the applicable deadline, for each of the available three month extensions, providing a total possible business combination period of 18 months at a total payment value of $2,300,000 ($0.10 per Unit).

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On August 10, 2022, the Company received $1,150,000 in funding from Mehana Capital, from the August Extension. Mehana Capital purchased an aggregate of 115,000 Placement Units of the Company, each unit consists of one share of Class A common stock, $0.000001 par value per share, and three-quarters of one warrant, each whole Placement Warrant entitling the holder thereof to purchase one share of our common stock at an exercise price of $11.50 per share, creating proceeds to the Company of $1,150,000 which was deposited into the trust account as further described in the Form 8-K filed with the SEC on August 10, 2022.

On November 9, 2022, the Company received an additional $1,150,000 in funding, of which $575,000 was from Mehana Capital and $575,000 was from AERWINS, Inc. from the November Extension. Mehana Capital purchased an additional 57,500 Placement Units and AERWINS, Inc. purchased 57,500 Placement Units, creating proceeds to the Company of $1,150,000 which was deposited into the trust account as further described in the Form 8-K filed with the SEC on November 10, 2022.

The proceeds from the sale of the Placement Units from both the August Extension and the November Extension were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Initial Public Offering, except for the Placement Warrants.

Administrative Support Agreement

The Company’s Sponsor had agreed, commencing from the date that the Company’s securities are first listed on NASDAQ through the earlier of the Company’s consummation of a business combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay to Mehana Equity LLC, the Sponsor, $10,000 per month for these services during the 18-month period to complete a business combination. The Sponsor agreed to pay for the formation cost of $229 and waived to seek reimbursement from the Company for such cost. For the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021, the Company incurred expenses of $120,000 and $47,096, respectively, under this agreement.

Related Party Transactions After the Business Combination

Guarantee provided by a director of A.L.I.

For the nine months ended September 30 in 2023, the Company received a debt guarantee from the Representative Director of A.L.I. Daisuke Katano for a particular building lease agreement. The transaction amount is $129,598 which is calculated by the total rental fees paid during the period from January 1, 2023 to September 30, 2023 for the contracts for which guarantees were provided as of September 30, 2023. No warranty fees are paid.

Payable to Directors of Aerwins

As at the year ended December 31, 2023, Kiran Sidhu, current director, and Daisuke Katano, former director, paid some payable on behalf of the Company. Mr. Sidhu paid $445,994 during the year of 2023 and the same amount is outstanding as of December 31, 2023. Mr. Katano paid $215,725 during the year of 2023 and the same amount is outstanding as of December 31, 2023. The Company will pay to them at an appropriate timing in light of its financial situation.

In addition, Mr. Sidhu has agreed to provide the Company with up to $300,000 in working capital to launch the initial phase of its planned redesign of the XTURISMO by way of an interest free demand loan.

Employment Agreements

On February 3, 2023, the Company entered into employment agreements (the “Employment Agreements”) with executive officers: Shuhei Komatsu (former Chief Executive Officer), Taiji Ito (Global Markets Executive Officer), Kazuo Miura (Chief Product Officer) and Kensuke Okabe (former Chief Financial Officer). The Employment Agreements all provide for at-will employment that may be terminated by the Company for death or disability and with or without cause, by the executive with or without good reason, or mutually terminated by the parties. The Employment Agreements for Mr. Komatsu, Mr. Ito, Mr. Miura, and Mr. Okabe provide for a severance payment equal to the remaining base salary for the remaining period of the respective term of employment (each term is one (1) year) upon termination by the Company without cause or termination by such executive for good reason. The executive agreements provide for a base salary of $200,000, $200,000, $200,000 and $200,000 for Mr. Komatsu, Mr. Ito, Mr. Miura and Mr. Okabe, respectively, as well as possible annual performance bonuses and equity grants under the equity incentive plan if and when determined by the Company’s Compensation Committee.

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Option Award Agreements

On February 3, 2023, the Company entered into Option Award Agreements (the “Option Award Agreements”) with executive officers: Shuhei Komatsu (former Chief Executive Officer), Taiji Ito (Global Markets Executive Officer), Kazuo Miura (former Chief Product Officer) and Kensuke Okabe (Chief Financial Officer).

The Option Award Agreements grants to each of the following persons options to acquire shares of the Company’s common stock, to vest as set forth in the Option Award Agreements, as follows:

●	Shuhei Komatsu - 1,525,196 options at an exercise price of $0.00015 per share of common stock. These options were forfeited upon Mr. Komatsu’s resignation.

●	Taiji Ito - 703,937 options at an exercise price of $0.00015 per share of common stock

●	Kazuo Miura - 739,916 options at an exercise price of $0.00015 per share of common stock. These options were forfeited upon Mr. Miura’s resignation.

●	Kensuke Okabe - 469,291 options at an exercise price of $0.00015 per share of common stock

Loan Agreement

On February 27, 2023, A.L.I. entered into a Loan Agreement with Shuhei Komatsu, the Company’s former Chief Executive Officer (the “Agreement”). The Agreement was approved by the Company’s Board of Directors on February 26, 2023 and by the Company’s Compensation Committee on February 26, 2023. Pursuant to the Agreement, Mr. Komatsu agreed to lend A.L.I. 200,000,000 yen (approximately $1,469,400 US Dollars based on a conversion rate of $0.007347 US Dollar for each $1 yen as of February 27, 2023) (the “Loan”). The original maturity date of the Loan under the Agreement was April 15, 2023, and was extended to June 30, 2023 (the “Maturity Date”) pursuant to the terms of a memorandum agreement signed on May 15, 2023 (the “Memorandum”). The interest rate under the Agreement is 2.475% per annum (calculated on a pro rata basis for 365 days a year), and the interest period is from February 27, 2023 until April 21, 2023. Pursuant to the terms of the Memorandum, the Company paid 100,000,000 yen (approximately US$753,266), the interest rate was increased to 14.6% per annum as of April 22, 2023 and A.L.I. agreed to delay damages in the amount of 480,000 yen (approximately US$3,616). In addition, A.L.I pledged as collateral for the Loan shares of ASC Tech Agent Co., Ltd. held by A.L.I. and the equity interest in any entity in which A.L.I. may transfer its drone service business in the future. We are in discussions with Mr. Komatsu regarding further extension of the maturity date of the Loan and other alternatives regarding settlement of this debt.

If any of the following events occur while the Loan is outstanding, the Loan will become immediately due and payable together with all interest thereon: (i) if payment is suspended or bankruptcy proceedings are initiated against A.L.I., (ii) if A.L.I. initiates legal proceedings related to debt reorganization involving court intervention or when facts are recognized as having occurred that payment has been suspended, (iii) if provisional seizure, preservation seizure, seizure order, or delinquent disposition is received by A.L.I., (iv) if A.L.I. is delayed in make any payments under the Agreement, (v) if A.L.I. violates any provisions of the Agreement or (vi) upon the occurrence of any equivalent reasons requiring the preservation of the right to claim arise in addition to the foregoing. Pursuant to the Agreement, if A.L.I. does not timely repay the Loan in accordance with the terms of the Agreement, the interest rate on the Loan will increase to 14.6% per annum until the full payment is made. Under the Agreement, for any litigation arising under the Agreement, regardless of the amount or claim, the exclusive court of jurisdiction will be the Tokyo District Court.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on February 3, 2023 (the “Amended Charter”), and our Amended and Restated Bylaws adopted on February 3, 2023 (the “Amended Bylaws”), copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

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Authorized Capital Stock

Pursuant to the Amended Charter, the authorized capital stock of the Company consists of 400,000,000 shares of common stock, $0.000001 par value (the “common stock”), and 20,000,000 shares of undesignated preferred stock, $0.000001 par value (the “Preferred Stock”). The following description summarizes the material terms of the capital stock of the Company as set forth in the Amended Charter. Because it is only a summary, it may not contain all the information that is important to you.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in the Amended Charter or Amended Bylaws, or as required by applicable provisions of the Delaware General Corporate Law (“DGCL”) or applicable stock exchange rules, the affirmative vote of a majority of our shares of the common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

No shareholders of the Company holding common stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Company.

Preferred Stock

The Amended Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no Preferred Stock outstanding at the date hereof. Although we do not currently intend to issue any shares of Preferred Stock, we cannot assure you that we will not do so in the future.

Certain Anti-Takeover Provisions of Delaware Law and our Amended Charter and Amended Bylaws

The Company will opt out of Section 203 of the DGCL. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” (i.e. a stockholder owning 15% or more of company’s voting stock) for three years following the time that the “interested stockholder” becomes such, subject to certain exceptions.

The Amended Charter provides that our board of directors are classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and Preferred Stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

The Amended Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

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Notwithstanding the Amended Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, (i) the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

Special Meeting of Stockholders

The Amended Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance Notice Requirements for Securityholder Proposals and Director Nominations

The Amended Bylaws provide that stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at its annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

UNDERWRITING

The representative is acting as the sole book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below, through the representative, have severally agreed to purchase, and we have agreed to sell to the underwriters, the following respective number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
EF Hutton LLC	[●]

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the Shares offered by this prospectus (other than those covered by the option described below), if any are purchased.

We have granted the underwriter a 45-day option to purchase up to 20,642,202 additional shares of common stock, representing 15% of the shares of common stock sold in the offering, solely to cover over-allotments, if any. If this option is exercised in full to purchase shares of common stock only, the total price to the public will be $17,250,000 and the total net proceeds, before expenses, to us will be approximately $16,387,500.

The underwriter is offering the shares of common stock subject to various conditions and may reject all or part of any order. The underwriter has advised us that the underwriter proposes initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at a price less a concession not in excess of $[●] per share to brokers and dealers. After the shares of common stock are released for sale to the public, the underwriter may change the offering price, the concession and other selling terms at various times.

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The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriter by us, before expenses:

Total
	Per Share		Without Over- Allotment		With Over- Allotment
Public offering price	$	[●]	$	[●]	$	[●]
Underwriting discount (1)	$	[●]	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]	$	[●]

(1)	We have agreed to pay the underwriter a commission of 5.0% of the gross proceeds of this offering.

We have also agreed to pay the underwriter up to $100,000 for fees and expenses of legal counsel and other out-of-pocket expenses. We estimate the total expenses payable by us for this offering will be approximately $169,964, which amount excludes underwriting discounts and the non-accountable expense allowance.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Lock-Up Agreements

We have agreed that, without the prior written consent of EF Hutton, we will not, for a period of one hundred eighty (180) days after the closing of this public offering (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (ii) file or caused to be filed any registration statement (excluding a S-8 registration statement) with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise. Additionally, our directors and officers are required to enter into customary “lock-up” agreements in favor of EH Hutton pursuant to which such persons and entities shall agree, for a period of one hundred eighty (180) days after the closing of this public offering, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, subject to customary exceptions.

Right of First Refusal

For a period of twelve (12) months from the closing of this offering, EF Hutton will have a right of first refusal to act as exclusive financial advisor in connection with any acquisition or other effort by the Company to obtain control, directly or indirectly and whether in one or a series of transactions, of all or a significant portion of the assets or securities of a third party, or the sale or other transfer by the Company, whether in one or a series of transactions, of assets or securities, or any extraordinary corporate transaction, regardless of the form or structure of such transaction, or as sole bookrunning underwriter or sole placement agent, as the case may be, on any financing for the Company. In the event the Company advises EF Hutton that it desires to effect any such financing, the Company and EF Hutton will negotiate in good faith the terms of EF Hutton’s engagement in a separate agreement, which agreement would set forth, among other matters, compensation for EF Hutton based upon customary fees for the services provided. EF Hutton’s participation in any such financing will be subject to the approval of EF Hutton’s internal committees and other conditions customary for such an undertaking.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by underwriter or selling group members. The underwriter may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

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Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing shares in the open market.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, has a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in our common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriter and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which it may in the future receive customary fees.

Trading Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “AWIN.”

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, future sales of shares of our common stock, or the availability for future sale of shares of common stock, will have on the market price of shares of our common stock prevailing from time to time. The sale of substantial amounts of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate.

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Prior to the possible offer and resale by this prospectus, we have a total of 62,688,215 shares of our common stock outstanding. Of these shares, approximately 34,587,883 shares are tradeable without restriction by persons other than our “affiliates”. The remaining shares are “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”), and may not be sold absent registration under the Securities Act or compliance with Rule 144 thereunder or in reliance on another exemption from registration. Under the Securities Act, an “affiliate” of an issuer is a person that directly or indirectly controls, is controlled by, or is under common control with that issuer.

Prior to the possible offer and resale of the securities offered by this prospectus, we also have 9,188,756 Public Warrants, each exercisable for three-quarters of one share of common stock at a price of $11.50 per whole share. As a result of the registration provisions of the Warrant Agreement, all or a portion of these shares may be eligible for future sale without restriction.

Equity Plans

On June 7, 2023, we filed a registration statement on Form S-8 under the Securities Act to register the offer and sale of all shares of common stock or securities convertible or exchangeable for shares of our common stock issuable under the AERWINS Technologies Inc. 2022 Equity Incentive Plan and the shares of our common stock registered under such registration statement will be available for resale by nonaffiliates in the public market without restriction under the Securities Act and by affiliates in the public market subject to compliance with the resale provisions of Rule 144.

Registration Rights

At the closing of the Business Combination, certain significant stockholders of AERWINS, Inc. entered into a registration rights agreement with us providing for the right to three demand registrations, piggy-back registrations and shelf registrations with respect to 50,755,240 shares of our common stock. These shares also may be sold under Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates.

The holders of the Public Warrants are entitled to certain demand registration rights by a majority-in-interest of the securities issued upon exercise of the Public Warrants. The Public Warrant Agreement also requires that we file with the SEC and use commercially reasonable efforts to maintain a registration statement registering the issuance of the shares of common stock issuable upon exercise of the Warrants. If such a registration statement is not effective at any time, warrant holders may elect to exercise their Warrants on a “cashless basis” pursuant to the terms of the Warrant Agreement.

Lock-Up Agreements

In connection with the Business Combination, certain stockholders of AERWINS, Inc. and certain of AERWINS’, Inc. officers and directors (such stockholders, the “Company Holders”) holding an aggregate of 39,848,380 shares of common stock entered into a lock-up agreement (the “Lock-up Agreement”) pursuant to which they are contractually restricted, during the Lock-up Period (as defined below), from selling or transferring any of (i) their shares of AERWINS common stock held immediately following the closing and (ii) any of their shares of AERWINS common stock that result from converting securities held immediately following the closing (the “Lock-up Shares”). The “Lock-up Period” means the period commencing at closing and end the earliest of: (a) six months from the closing (or, in the case of Shuhei Komatsu, AERWINS’ Chief Executive Officer, thirty months from the closing), (b) the date the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property and (c) the date on which the closing sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the closing; provided that 1/3 of such restricted shares shall be released from such restrictions if the closing stock price of the Company’s common stock reaches each of $13.00, $15.00, and $17.00.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

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Persons who have beneficially owned restricted shares of our common stock or our Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of our common stock then outstanding; and

●	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company (which, in our case, is likely to occur one year after the filing of the “Super” Form 8-K related to the Transactions, filed on February 9, 2023).

As a result, the Sponsor will be able to sell its common stock and shares issuable upon exercise of the Warrants, as applicable, and Lind Global will be able to sell shares of common stock issuable upon conversion of the Closing Notes that are not prepaid by the Company pursuant to Rule 144 without registration one year after the filing of the “Super” Form 8-K, which occurred on February 9, 2023. Absent registration under the Securities Act, other stockholders, including securityholders who received restricted securities in the Transactions, will not be permitted to sell their restricted securities under Rule 144 earlier than one year after the filing of the “Super” Form 8-K.

Following the consummation of the Merger, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, 1700 Plam Beach Lakes Blvd, Suite 820, West Palm Beach, Florida 33401. Sichenzia Ross Ference Carmel LLP, New York, New York, is acting as counsel for the representative of the underwriters with respect to this offering.

EXPERTS

The financial statements of AERWINS, Inc. (formerly named AERWINS Technologies Inc.) as of December 31, 2022 and 2021, included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of TAAD, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of AERWINS Technologies Inc. (formerly named Pono Capital Corp.) as of December 31, 2022 and 2021, and for the year ended 2022 and for the period from February 12, 2021 (inception) through December 31, 2021, included in this prospectus have been audited by Marcum LLP (“Marcum”), an independent registered public accounting firm, as set forth in their report, appearing elsewhere herein, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.aerwins.us. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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AERWINS TECHNOLOGIES INC.

INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements for the years ended December 31, 2022 and December 31, 2021

Report of Independent Registered Public Accounting Firm(PCAOB ID: 688)	F-2
Consolidated Balance Sheets as of December 31, 2022 and 2021	F-3
Consolidated Statements of Operations for the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021	F-4
Consolidated Statements of Changes in Stockholders’ Deficit for the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021	F-5
Consolidated Statements of Cash Flows for the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021	F-7
Notes to Consolidated Financial Statements	F-8

AERWINS, Inc. (formerly named AERWINS Technologies Inc.) Audited Consolidated Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Aerwins Technologies Inc. (f/k/a Pono Capital Corp)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Aerwins Technologies Inc. (f/k/a Pono Capital Corp) (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor from 2021 to 2023.

Boston, MA

March 31, 2023

F-2

AERWINS TECHNOLOGIES INC.

(F/K/A PONO CAPITAL CORP)

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash	$193,829	$337,595
Prepaid expenses	25,750	171,837
Total Current Assets	219,579	509,432
Marketable Securities held in Trust Account	120,600,737	116,728,213
Total Assets	$120,820,316	$117,237,645

LIABILITIES, REDEEMABLE CLASS A COMMON STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$720,507	$—
Accrued expenses and other current liabilities	386,701	125,821
Income tax payable	159,122	—
Franchise tax payable	200,000	120,647
Sponsor Working Capital Loan	150,000	—
Total Current Liabilities	1,616,330	246,468
Deferred underwriter fee payable	3,450,000	3,450,000
Warrant liability	643,213	4,243,039
Total Non-Current Liabilities	4,093,213	7,693,039
Total Liabilities	5,709,543	7,939,507
Commitments and Contingencies (Note 6)
Redeemable Class A Common Stock
Redeemable Class A common stock, $0.000001 par value; 100,000,000 shares authorized; 11,500,000 shares at redemption value of $10.45 and $10.15 per share at December 31, 2022 and 2021, respectively	120,141,615	116,725,000
Stockholders’ Deficit
Preferred stock, $0.000001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.000001 par value; 100,000,000 shares authorized; 751,675 and 521,675 shares issued and outstanding at December 31, 2022 and 2021, respectively (excluding 11,500,000 shares subject to possible redemption)	3	1
Class B common stock, $0.000001 par value; 10,000,000 shares authorized; 2,875,000 shares issued and outstanding	3	3
Additional paid-in capital	—	—
Accumulated deficit	(5,030,848)	(7,426,866)
Total Stockholders’ Deficit	(5,030,842)	(7,426,862)
Total Liabilities, Redeemable Class A Common Stock and Stockholders’ Deficit	$120,820,316	$117,237,645

The accompanying notes are an integral part of these financial statements.

F-3

AERWINS TECHNOLOGIES INC.

(F/K/A PONO CAPITAL CORP)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31, 2022	For the Period from February 12, 2021 (inception) through December 31, 2021
Formation and operating costs	$2,102,272	$413,230
Franchise tax expenses	200,000	120,647
Loss from Operations	(2,302,272)	(533,877)

Other Income (Expense)
Bank incentive	—	5
Interest earned on marketable securities held in trust account	—	3,213
Interest expense	(8,321)	—
Dividends earned on marketable securities held in Trust Account	1,702,524	—
Gain on change in fair value of Sponsor Working Capital Loan	17,400	—
Change in fair value of warrant liability	3,612,764	5,621,902
Offering costs allocated to warrants	—	(505,696)
Other Income	5,324,367	5,119,424
Income before income taxes	3,022,095	4,585,547
Income tax expense	(289,122)	—
Net Income	$2,732,973	$4,585,547
Weighted average shares outstanding of Class A common stock	12,083,113	5,223,819
Basic and diluted net income per common stock	$0.18	$0.62
Weighted average shares outstanding of Class B common stock	2,875,000	2,205,882
Basic and diluted net income per common stock	$0.18	$0.62

The accompanying notes are an integral part of these financial statements.

F-4

AERWINS TECHNOLOGIES INC.

(F/K/A PONO CAPITAL CORP)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2022

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — January 1, 2022	521,675	$1	2,875,000	$3	$—	$(7,426,866)	$(7,426,862)
Proceeds received in excess of initial fair value of Sponsor Working Capital Loan	—	—	—	—	792,600	—	792,600
Sale of Placement Units	230,000	2	—	—	2,299,998	—	2,300,000
Initial fair value of private warrant liability	—	—	—	—	(12,938)	—	(12,938)
Remeasurement of Class A common stock to redemption amount	—	—	—	—	(3,079,660)	(336,955)	(3,416,615)
Net income	—	—	—	—	—	2,732,973	2,732,973
Balance — December 31, 2022	751,675	$3	2,875,000	$3	$—	$(5,030,848)	$(5,030,842)

The accompanying notes are an integral part of these financial statements.

F-5

FOR THE PERIOD FROM FEBRUARY 12, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — February 12, 2021 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B common stock to Sponsor	—	—	2,875,000	3	24,997	—	25,000
Capital contribution	—	—	—	—	229	—	229
Sale of Public Units	11,500,000	12	—	—	114,999,988	—	115,000,000
Class A Common Stock subject to possible redemption	(11,500,000)	(12)	—	—	(114,999,988)	—	(115,000,000)
Sale of Placement Units	521,675	1	—	—	5,216,749	—	5,216,750
Initial fair value of private warrant liability	—	—	—	—	(437,816)	—	(437,816)
Remeasurement of Class A common stock to redemption amount	—	—	—	—	(16,815,322)	—	(16,815,322)
Re-classification	—	—	—	—	12,011,163	(12,011,163)	—
Adjustment of offering cost	—	—	—	—	—	(1,250)	(1,250)
Net income	—	—	—	—	—	4,585,547	4,585,547
Balance as of December 31, 2021	521,675	$1	2,875,000	$3	$—	$(7,426,866)	$(7,426,862)

The accompanying notes are an integral part of these financial statements.

F-6

AERWINS TECHNOLOGIES INC.

(F/K/A PONO CAPITAL CORP)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2022	For the Period from February 12, 2021 (inception) through December 31, 2021
Cash flows from operating activities:
Net income	$2,732,973	$4,585,547
Adjustments to reconcile net income to net cash used in operating activities:
Dividends earned on marketable securities held in Trust Account	(1,702,524)
Formation costs paid by stockholder in form of capital contribution	—	229
Interest earned on marketable securities held in Trust Account	—	(3,213)
Offering costs allocated to warrants	—	505,696
Interest expense	8,321	—
Change in fair value of Sponsor Working Capital Loan	(17,400)	—
Change in fair value of warrant liability	(3,612,764)	(5,621,902)
Changes in operating assets and liabilities:
Prepaid expenses	146,087	(171,837)
Accounts payable	720,507	—
Accrued expenses and other current liabilities	252,559	125,821
Income tax payable	159,122	—
Franchise tax payable	79,353	120,647
Net cash used in operating activities	(1,233,766)	(459,012)
Cash flows from investing activities:
Investment of cash into Trust Account	(2,300,000)	(116,725,000)
Proceeds from Trust Account to pay income tax	130,000	—
Net cash used in investing activities	(2,170,000)	(116,725,000)
Cash flows from financing activities:
Proceeds from Sponsor Working Capital Loan	960,000	—
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discount paid	—	113,050,000
Proceeds from sale of Placement Units	2,300,000	5,216,750
Payment of offering costs	—	(770,143)
Net cash provided by financing activities	3,260,000	117,521,607
Net Change in Cash	(143,766)	337,595
Cash — Beginning of period	337,595	—
Cash — End of period	$193,829	$337,595
Supplemental disclosure of non-cash investing and financing activities
Remeasurement of Class A common stock to redemption amount	$3,416,615	$—
Proceeds in excess of initial fair value of working capital loan	$792,600	$—
Initial measurement of Placement Warrants	$12,938	$—
Deferred underwriting fee payable	$—	$3,450,000
Initial Classification of Class A common stock subject to redemption	$—	$116,725,000
Proceeds from promissory note and repayment	$—	$186,542
Supplemental cash flow information
Cash paid for income taxes	$130,000	$—

The accompanying notes are an integral part of these financial statements.

F-7

AERWINS TECHNOLOGIES INC. (F/K/A PONO CAPITAL CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND LIQUIDITY AND GOING CONCERN

Aerwins Technologies, Inc. f/k/a Pono Capital Corp (the “Company” or “Pono”) was a blank check company incorporated in Delaware on February 12, 2021  under the name “Pono Capital Corp” as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On August 13, 2021, we consummated an initial public offering. On February 3, 2023, we consummated a merger (the “Merger”) with Pono Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of the Company, then called Pono Capital Corp., a Delaware corporation (“Pono”) with and into AERWINS, Inc. (formerly named AERWINS Technologies Inc.), a Delaware corporation pursuant to an agreement and plan of merger, dated as of September 7, 2022 (as amended on January 19, 2023, the “Merger Agreement”), by and among Pono, Merger Sub, AERWINS, Mehana Equity LLC, a Delaware limited liability company (“Sponsor” or “Purchaser Representative”) in its capacity as the representative of the stockholders of Pono, and Shuhei Komatsu in his capacity as the representative of the stockholders of AERWINS, Inc. (“Seller Representative”). The Merger and other transactions contemplated thereby (collectively, the “Business Combination”) closed on February 3, 2023 when pursuant to the Merger Agreement, Merger Sub merged with and into AERWINS, Inc. with AERWINS, Inc. surviving the Merger as a wholly-owned subsidiary of Pono, and Pono changed its name to “AERWINS Technologies Inc.” and the business of the Company became the business of AERWINS, Inc. The Company was an emerging growth company and, as such, the Company was subject to all of the risks associated with emerging growth companies.

As of December 31, 2022, the Company had not engaged in any operations nor generated any revenues. The Company’s only activities for the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021 were organizational activities, those necessary to prepare for the Initial Public Offering (as defined below) and identifying a target company for a Business Combination. The Company did not generate any operating revenues until after the completion of its initial Business Combination. The Company generates non-operating income in the form of investment income from the proceeds derived from the Initial Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor was Mehana Equity LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering (as defined below) was declared effective on August 10, 2021. On August 13, 2021, the Company consummated its Initial Public Offering of 10,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000 (see Note 3) (the “Initial Public Offering”). The Company granted the underwriter a 45-day option to purchase up to an additional 1,500,000 Units at the Initial Public Offering price to cover over-allotments, if any.

Simultaneously with the consummation of the closing of the Initial Public Offering, the Company consummated the private placement of an aggregate of 469,175 units (the “Placement Units”) to the Sponsor at a price of $10.00 per Placement Unit, generating total gross proceeds of $4,691,750 (the “Private Placement”) (see Note 4).

Subsequently, on August 18, 2021, the underwriters exercised the over-allotment option in full, and the closing of the issuance and sale of the additional Units occurred (the “Over-allotment Option Units”). The total aggregate issuance by the Company of 1,500,000 Units at a price of $10.00 per Unit resulted in total gross proceeds of $15,000,000. On August 18, 2021, simultaneously with the sale of the Over-allotment Option Units, the Company consummated the private sale of an additional 52,500 Placement Units, generating gross proceeds of $525,000. The Placement Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

F-8

A total of $116,725,000, comprised of the proceeds from the Initial Public Offering and the proceeds of Private Placements that closed on August 13, 2021 and August 18, 2021, net of the underwriting commissions, discounts, and offering expenses, was deposited in a trust account (the “Trust Account”) established for the benefit of the Company’s public stockholders.

Transaction costs of the Initial Public Offering amounted to $6,168,893, consisting of $1,950,000 of underwriting fees, $3,450,000 of deferred underwriting fees (see Note 6) and $768,893 of other costs.

Following the closing of the Initial Public Offering and full exercise of underwriter’s over-allotment option, $823,378 of cash was held outside of the Trust Account available for working capital purposes. As of December 31, 2022 and December 31, 2021, the Company had $193,829 and $337,595 of cash available on the consolidated balance sheets, respectively, and a working capital deficit of $1,396,751 and a working capital surplus of $262,964, respectively.

The Company’s management had broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Placement Units, although substantially all of the net proceeds were intended to be applied generally toward consummating a Business Combination. NASDAQ rules provided that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing of a definitive agreement to enter a Business Combination. The Company would only complete a Business Combination if the post-Business Combination company owned or acquired 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There was no assurance that the Company would be able to successfully effect a Business Combination.

The Company provided its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company sought stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may have sought to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company would have proceeded with a Business Combination only if the Company had net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company sought stockholder approval, a majority of the outstanding shares voted were voted in favor of the Business Combination.

The Company had until February 13, 2023 to consummate a Business Combination. If the Company was unable to complete a Business Combination within 18 months from the closing of the IPO after the election of the Company of two separate three month extensions which, included the deposit of $1,150,000 for each three month extension, into the Trust Account, or as extended by the Company’s stockholders in accordance with the third amended and restated certificate of incorporation) from the closing of the Initial Public Offering to consummate a Business Combination (the “Combination Period”), the Company would have (i) ceased all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeemed 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption would have completely extinguished public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceeded to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law.

F-9

The underwriter had agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company did not complete a Business Combination within the Combination Period and, in such event, such amounts would have been included with the funds held in the Trust Account that would have been available to fund the redemption of the Public Shares. In the event of such distribution, it was possible that the per share value of the assets remaining available for distribution would have been less than the amount per Unit in the Trust Account (initially $10.15 per share). The Sponsor had agreed that it would have been liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company had discussed entering into a transaction agreement, reduced the amounts in the Trust Account to below $10.15 per share (whether or not the underwriters’ over-allotment option was exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver was deemed to be unenforceable against a third party, the Sponsor would not have been responsible to the extent of any liability for such third-party claims. The Company sought to reduce the possibility that the Sponsor would have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company did business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Termination of Old Proposed Business Combination

On March 17, 2022, the Company entered into an Agreement and Plan of Merger (the “Old Merger Agreement”), by and among Pono, Merger Sub, Benuvia, Inc., a Delaware corporation (“Benuvia”), Mehana Equity, LLC, in its capacity as Purchaser Representative, and Shannon Soqui, in his capacity as Seller Representative.

Pursuant to the Old Merger Agreement, at the closing of the transactions contemplated by the Old Merger Agreement, Merger Sub would merge with and into Benuvia, with Benuvia continuing as the surviving corporation.

The Business Combination agreement and related agreements are further described in the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2022.

On August 8, 2022, the Company and Benuvia mutually terminated the Old Merger Agreement pursuant to Section 8.1(a) of the Old Merger Agreement, effective immediately. Neither party was required to pay the other a termination fee as a result of the mutual decision to terminate the Old Merger Agreement.

Business Combination

On September 7, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Pono, Pono Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pono (“Merger Sub”), AERWINS Technologies Inc., a Delaware corporation (“AERWINS”), Mehana Equity, LLC, in its capacity as Purchaser Representative, and Shuhei Komatsu, in his capacity as Seller Representative.

Pursuant to the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement, which occurred on February 3, 2023 (the “Closing”), Merger Sub merged with and into AERWINS, with AERWINS continuing as the surviving corporation (the “Surviving Corporation”).

As consideration for the Merger, the holders of AERWINS securities collectively were entitled to receive from the Company, in the aggregate, a number of the Company’s securities with an aggregate value equal to (the “Merger Consideration”) (a) Six Hundred Million U.S. Dollars ($600,000,000), minus (b) the amount by which the aggregate amount of any outstanding indebtedness (minus cash held by AERWINS) of AERWINS at Closing (the “Closing Net Indebtedness”), minus (c) the amount by which AERWINS’ net working capital is less than $3 million, plus (d) the amount by which AERWINS’ net working capital exceeds $3 million, minus (e) specified transaction expenses of AERWNS associated with the merger, with each AERWINS stockholder receiving, for each  share of AERWINS common stock held, a number of shares of the Company common stock equal to (i) the per share consideration, divided by (ii) $10.00. Each outstanding option or warrant to purchase AERWINS common stock was converted into the right to receive an option or warrant to purchase a number of shares of the Company common stock equal to (x) the per share consideration divided by (y) $10.00.

F-10

The Merger Consideration otherwise payable to AERWINS stockholders was subject to the withholding of a number of shares of the Company common stock equal to three percent (3.0%) of the Merger Consideration to be placed in escrow for post-closing adjustments (if any) to the Merger Consideration.

The Merger Consideration was subject to adjustment after the Closing based on confirmed amounts of the Closing Net Indebtedness, net working capital and transaction expenses as of the closing date. If the adjustment was a negative adjustment in favor of the Company, the escrow agent shall distribute to the Company a number of shares of the Company common stock with a value equal to the absolute value of the adjustment amount. If the adjustment was a positive adjustment in favor of AERWINS, the Company will issue to the AERWINS stockholders an additional number of shares of the Company common stock with a value equal to the adjustment amount.

Going Concern Consideration

As of December 31, 2022 and December 31, 2021, the Company had $193,829 and $337,595 in cash, respectively, and a working capital deficit of $1,396,751 and a working capital surplus of $262,964, respectively. The Company incurred significant costs in pursuit of its acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with FASB’s ASC Subtopic 205-40, Presentation of Financial Statements — Going Concern, management has determined that liquidity conditions and the mandatory business combination deadline conditions raised substantial doubt about the Company’s ability to continue as a going concern within the earlier of the Combination Period, which ended on February 13, 2023, or one year after the date that the consolidated financial statements are issued had the Business Combination not been consummated. The closing of the Business Combination on February 3, 2023 alleviated the above mentioned conditions.

Risks and Uncertainties

Management continued to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have had a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact was not readily determinable as of the date of the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Additionally, as a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of the target business with which the Company ultimately consummates a Business Combination, could have been materially and adversely affected. Further, the Company’s ability to consummate a transaction could have been dependent on the ability to raise equity and debt financing which could have been impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being available on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination was not determinable. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on the fair market value of stock repurchased by publicly traded U.S. corporations and certain U.S. subsidiaries of publicly traded non-U.S. corporations beginning in 2023, with certain exceptions (the “Excise Tax”). Because the Company was a Delaware corporation and its securities traded on the Nasdaq Stock Exchange, the Company was considered a “covered corporation” within the meaning of the Inflation Reduction Act.

F-11

While not free from doubt, absent any further guidance from Congress or the U.S. Department of the Treasury, there was significant risk that the Excise Tax would apply to any redemptions of the Company’s common stock after December 31, 2022, including redemptions in connection with an initial Business Combination and any amendment to the third amended and restated certificate of incorporation to extend the time to consummate an initial Business Combination, unless an exemption is available. In addition, the Excise Tax may have made a transaction with us less appealing to potential business combination targets, and thus, potentially hindered our ability to enter into and consummate an initial Business Combination. Further, the application of the Excise Tax in the event of a liquidation after December 31, 2022 was uncertain, and could impact the per-share amount that would otherwise be received by our stockholders in connection with our liquidation.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with GAAP and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. Significant estimates made by the Company include those pertaining to the valuation of the warrant liabilities and working capital loan.

F-12

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had $193,829 and $337,595 in cash as of December 31, 2022 and December 31, 2021, respectively. The Company did not have any cash equivalents as of December 31, 2022 and December 31, 2021.

Marketable Securities Held in Trust Account

As of December 31, 2022 and December 31, 2021, substantially all of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the consolidated balance sheet at fair value at the end of each reporting period. Dividends earned on investments held in the Trust Account are included in Dividends earned on marketable securities held in Trust Account in the accompanying statements of operations. At December 31, 2022 and December 31, 2021, the investments held in the Trust Account totaled $120,600,737 and $116,728,213, respectively.

Income Taxes

The Company complies with the accounting and reporting requirements of Accounting Standards Codification (“ASC”) Topic 740 — Income Taxes (“ASC 740”) which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the consolidated financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. ASC 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The Company’s management determined the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2022 and December 31, 2021 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s effective tax rate from continuing operations was 9.6% for the year ended December 31, 2022, and 0.0% for the period from February 12, 2021 (inception) through December 31, 2021.

See Note 8 for additional information on income taxes for the periods presented.

Class A Common Stock Subject to Possible Redemption

All of the Class A common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s third amended and restated certificate of incorporation. In accordance with ASC 480 Distinguishing Liabilities from Equity (“ASC 480”), conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus Public Shares would be required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional paid-in capital, in accumulated deficit.

F-13

As of December 31, 2022 and December 31, 2021, 11,500,000 shares of Class A Common Stock outstanding are subject to possible redemption.

As of December 31, 2022 and December 31, 2021, the Class A Common Stock reflected on the consolidated balance sheets are reconciled in the following table:

Gross Proceeds	$115,000,000
Less:
Proceeds allocated to public warrants	(9,427,125)
Class A common stock issuance costs	(5,663,197)
Plus:
Remeasurement of carrying value to redemption value	16,815,322
Redeemable Class A Common Stock as of December 31, 2021	116,725,000
Plus:
Remeasurement of carrying value to redemption value	3,416,615
Redeemable Class A Common Stock as of December 31, 2022	$120,141,615

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. As of December 31, 2022 and December 31, 2021, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Net Income Per Common Share

Net income per share is computed by dividing net income by the weighted-average number of shares outstanding during the period. Therefore, the income per share calculation allocates income pro rata between Class A and Class B common stock. As a result, the calculated net income per share is the same for Class A and Class B common stock. The Company has not considered the effect of the Public Warrants (as defined in Note 3) and Placement Warrants (as defined in Note 4), to purchase an aggregate of 9,188,756 shares in the calculation of income per share, since the exercise of the warrants is contingent upon the occurrence of future events. Remeasurement associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

The following table reflects the calculation of basic and diluted net income per share (in dollars, except per share amounts):

	For the year ended December 31, 2022		For the Period from February 12, 2021 (inception) through December 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per share:
Numerator:
Net income	$2,207,686	$525,287	$3,224,096	$1,361,451
Denominator:
Basic and diluted weighted average shares outstanding	12,083,113	2,875,000	5,223,819	2,205,882
Basic and diluted net income per share	$0.18	$0.18	$0.62	$0.62

F-14

Offering Costs associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred, and presented as non-operating expenses in the consolidated statements of operations. Offering costs associated with the Class A common stock were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Warrant Liabilities

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40 Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815”) under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the consolidated statements of operations. The Placement Warrants and the Public Warrants for periods where no observable traded price was available are valued using a Monte Carlo simulation. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. The fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

See Note 9 for additional information on assets and liabilities measured at fair value.

Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with ASC 815. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value upon issuance and remeasured at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative financial instruments is evaluated at the end of each reporting period.

F-15

Sponsor Working Capital Loans

The Company accounts for the Sponsor Working Capital Loans (defined below in Note 5) under ASC 815. The Company has made the election under ASC 815-15-25 to account for the Sponsor Working Capital Loans under the fair value option. Using the fair value option, the Sponsor Working Capital Loans are required to be recorded at their initial fair value on the date of issuance, and each reporting period thereafter. Differences between the face value of the note and fair value at issuance are recognized as either an expense in the statement of consolidated operations (if issued at a premium) or as a capital contribution (if issued at a discount). Changes in the estimated fair value of the Sponsor Working Capital Loan are recognized as non-cash gains or losses in the consolidated statement of operations.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority-owned and controlled operating subsidiary, Merger Sub, after elimination of all intercompany transactions and balances as of December 31, 2022 and December 31, 2021.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted for fiscal years beginning after December 15, 2020. The Company adopted ASU 2020-06 effective January 1, 2022 using the modified retrospective method of transition. The adoption of ASU 2020-06 did not have a material impact on the financial statements as of January 1, 2022 or for the year ended December 31, 2022.

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Following the closing of the Initial Public Offering on August 13, 2021 and the sale of the Over-allotment Option Units on August 18, 2021, the Company sold 11,500,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one common stock and three-quarters of one redeemable warrant (“Public Warrant”). Each Public Warrant will entitle the holder to purchase three-quarters of one common stock at an exercise price of $11.50 per whole share.

NOTE 4. PRIVATE PLACEMENT

Following the closing of the Initial Public Offering and the sale of the Over-allotment Option Units, the Sponsor purchased an aggregate of 521,675 Placement Units at a price of $10.00 per Placement Unit for an aggregate purchase price of $5,216,750.

F-16

On August 10, 2022, the Company received $1,150,000 in funding from Mehana Capital LLC (“Mehana Capital”), an affiliate of the Sponsor to extend the Combination Period for an additional three months (the “August Extension”), as described in Note 1. Mehana Capital purchased an aggregate of 115,000 Placement Units of the Company, each unit consists of one share of Class A common stock, $0.000001 par value per share, and three-quarters of one warrant, each whole Placement Warrant (as defined below) entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, creating proceeds to the Company of $1,150,000 which was deposited into the trust account.

On November 9, 2022, the Company received an additional $1,150,000 in funding, of which $575,000 was from Mehana Capital and $575,000 was from AERWINS, to further extend the Combination Period for an additional three months to February 13, 2023 (the “November Extension”), as described in Note 1. Mehana Capital purchased an additional 57,500 Placement Units and AERWINS purchased 57,500 Placement Units, creating proceeds to the Company of $1,150,000 which was deposited into the trust account as further described in the Form 8-K filed with the SEC on November 10, 2022. Each unit consists of one share of Class A common stock, $0.000001 par value per share, and three-quarters of one warrant, each whole Placement Warrant (as defined below) entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share.

The proceeds from the sale of the Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Initial Public Offering, except for the placement warrants (“Placement Warrants”), as described in Note 7. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 22, 2021, the Company issued an aggregate of 2,875,000 shares of Class B common stock to the Sponsor for an aggregate purchase price of $25,000 in cash. Such Class B common stock included an aggregate of up to 375,000 shares that were subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own at least 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the initial stockholders do not purchase any Public Shares in the Initial Public Offering and excluding the Placement Units and underlying securities). The underwriters exercised the over-allotment option in full, so those shares are no longer subject to forfeiture.

The initial stockholders have agreed not to transfer, assign or sell any of the Class B common stock (except to certain permitted transferees) until, with respect to any of the Class B common stock, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining any of the Class B common stock, upon six months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.

Promissory Note — Related Party

On March 22, 2021, the Sponsor committed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and was payable on the earlier of July 31, 2021 or the completion of the Initial Public Offering. Upon IPO, the Company had borrowed $186,542 under the Note. On August 17, 2021, the outstanding balance owed under the Note was repaid in full. The Company no longer has the ability to borrow under the Note.

F-17

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor may provide the Company with a loan up to $1,500,000 as may be required (“Sponsor Working Capital Loans”). Such Sponsor Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such loans may be converted upon consummation of a Business Combination into additional Placement Units at a price of $10.00 per Unit. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Sponsor Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Sponsor Working Capital Loans.

On September 23, 2021, the Company entered into a Sponsor Working Capital Loan in the amount of up to $1,500,000. During the year ended December 31, 2022, the Company received proceeds of $960,000. The Sponsor Working Capital Loan is non-interest bearing and payable upon the earlier of (i) completion of the initial Business Combination or (ii) the date the winding up of the Company is effective. The unpaid principal balance on the Sponsor Working Capital Loan may be convertible into units at the option of the Sponsor at a price of $10.00 per unit. The unit would be identical to the Placement Units. Using the fair value option, the Sponsor Working Capital Loan is required to be recorded at its’ initial fair value on the date of issuance, and each reporting period thereafter. Differences between the face value of the Sponsor Working Capital Loan and fair value at issuance are recognized as either an expense in the consolidated statement of operations (if issued at a premium) or as a capital contribution (if issued at a discount). Changes in the estimated fair value of the Sponsor Working Capital Loan are recognized as a non-cash gain or loss in the consolidated statement of operations. The aggregate fair value of the Sponsor Working Capital Loan was estimated to be $92,000 at initial measurement. The aggregate fair value of the Sponsor Working Capital Loan was estimated to be $150,000 at December 31, 2022.

Extension Private Placements

If the Company anticipates that it may not be able to consummate the initial Business Combination within 12 months from the date of the Initial Public Offering, the Company may, by resolution of the board if requested by the Sponsor, extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination), subject to the Sponsor depositing additional funds into the Trust Account as set out below. Pursuant to the terms of the third amended and restated certificate of incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order for the time available for the Company to consummate the initial Business Combination to be extended, the Sponsor or its affiliates or designees, must deposit into the Trust Account $1,150,000 ($0.10 per Unit in either case), on or prior to the date of the applicable deadline, for each of the available three month extensions, providing a total possible Business Combination period of 18 months at a total payment value of $2,300,000 ($0.10 per Unit).

On August 10, 2022, the Company received $1,150,000 in funding from Mehana Capital, from the August Extension. Mehana Capital purchased an aggregate of 115,000 Placement Units of the Company, each unit consists of one share of Class A common stock, $0.000001 par value per share, and three-quarters of one warrant, each whole Placement Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, creating proceeds to the Company of $1,150,000 which was deposited into the trust account as further described in the Form 8-K filed with the SEC on August 10, 2022.

F-18

On November 9, 2022, the Company received an additional $1,150,000 in funding, of which $575,000 was from Mehana Capital and $575,000 was from AERWINS, from the November Extension. Mehana Capital purchased an additional 57,500 Placement Units and AERWINS purchased 57,500 Placement Units, creating proceeds to the Company of $1,150,000 which was deposited into the trust account as further described in the Form 8-K filed with the SEC on November 10, 2022.

The proceeds from the sale of the Placement Units from both the August Extension and the November Extension were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Initial Public Offering, except for the Placement Warrants, as described in Note 7. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Warrants will expire worthless.

Administrative Support Agreement

The Company’s Sponsor has agreed, commencing from the date that the Company’s securities are first listed on NASDAQ through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay to Mehana Equity LLC, the Sponsor, $10,000 per month for these services during the 18-month period to complete a Business Combination. The Sponsor has agreed to pay for the formation cost of $229 and waived to seek reimbursement from the Company for such cost. For the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021, the Company incurred expenses of $120,000 and $47,096, respectively, under this agreement.

NOTE 6. COMMITMENTS

Registration Rights

The holders of the founder shares and Placement Units (including securities contained therein) and Units (including securities contained therein) that may be issued upon conversion of working capital loans, and any shares of Class A common stock issuable upon the exercise of the placement warrants and any shares of Class A common stock and warrants (and underlying Class A common stock) that may be issued upon conversion of the Units issued as part of the working capital loans and Class A common stock issuable upon conversion of the founder shares, will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the IPO, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to the Company’s Class A common stock). The holders of these securities are entitled to make up to two demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of its initial Business Combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding anything to the contrary, under FINRA Rule 5110, the underwriters and/or their designees may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on the effective date of the registration statement relating to the Initial Public Offering, and the underwriters and/or their designees may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement relating to the Initial Public Offering.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the final prospectus relating to the Initial Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions.

F-19

The underwriters were entitled to a cash underwriting discount of: (i) two percent (2.00%) of the gross proceeds of the Initial Public Offering, or $2,300,000. In addition, the underwriters are entitled to a deferred fee of three percent (3.00%) of the gross proceeds of the Initial Public Offering upon closing of the Business Combination, or $3,450,000. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

On August 13, 2021, the underwriter has given the Company an abatement of $350,000. The total cash underwriting fee is $1,950,000 and the deferred underwriting fee is $3,450,000.

Right of First Refusal

For a period beginning on the closing of the IPO and ending 12 months from the closing of a Business Combination, the Company has granted EF Hutton LLC a right of first refusal to act as lead-left book running manager and lead left manager for any and all future private or public equity, convertible and debt offerings during such period. In accordance with FINRA Rule 5110(g)(3)(A)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement.

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred stock — The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.000001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. On December 31, 2022 and December 31, 2021, there were no preferred shares issued or outstanding.

Class A common stock— The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.000001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. On December 31, 2022 and December 31, 2021, there were 751,675 and 521,675 shares of Class A common stock issued and outstanding, respectively, excluding 11,500,000 shares of Class A Common Stock outstanding subject to possible redemption.

Class B common stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.000001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. On March 22, 2021, there were 2,875,000 shares of Class B common stock issued and outstanding and were held by the Sponsor. Effective as of April 15, 2021, the Sponsor transferred 100,000 shares of Class B common stock among the chief financial officer and the three independent directors. On December 31, 2022 and December 31, 2021, there were 2,875,000 shares of Class B common stock issued and outstanding. Shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination on a one-for-one basis.

Warrants— In accordance with the guidance contained in ASC 815-40, the warrants issued in the Initial Public Offering do not meet the criteria for equity treatment thereunder, and therefore each warrant must be recorded as a liability. The Company will classify each warrant as a liability at its fair value, with the change in fair value recognized in the Company’s consolidated statements of operations.

Public Warrants may only be exercised for a whole number of shares at a price of $11.50 per share, subject to adjustment. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

F-20

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of its initial Business Combination, it will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement or a new registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Company’s initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, it may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event it does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemption of warrants when the price per Class A common stock equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

●	if, and only if, the closing price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

F-21

On December 31, 2022 and December 31, 2021, there were 8,625,000 Public Warrants. On December 31, 2022 and December 31, 2021, there were 563,756 and 391,256 Placement Warrants outstanding, respectively.

NOTE 8. INCOME TAX

The Company’s net deferred tax assets (liabilities) as of December 31, 2022 and December 31, 2021 are as follows:

	December 31, 2022	December 31, 2021
Deferred tax assets:
Start-up costs	$311,964	$104,959
Net operating loss carryforwards	16,627	29,828
Total deferred tax assets	328,591	134,787
Valuation allowance	(328,591)	(134,787)
Deferred tax liabilities:
Unrealized gain on investments	—	—
Total deferred tax liabilities	—	—
Deferred tax assets, net of allowance	$—	$—

The income tax provision for the year ended December 31, 2022 and the period from February 12, 2021 (inception) through December 31, 2021 consists of the following:

	For the Year ended December 31, 2022	For the Period from February 12, 2021 (inception) through December 31, 2021
Federal
Current	$289,122	$—
Deferred	(116,642)	(134,787)
State
Current	—	—
Deferred	(77,162)	—
Change in valuation allowance	193,804	134,787
Income tax provision	$289,122	$—

As of December 31, 2022, the Company has US federal and Hawaii state operating loss carry forwards of $0 and $328,864, respectively.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021, the change in the valuation allowance was $193,804 and $134,787, respectively.

F-22

A reconciliation of the federal income tax rate are as follows:

	For the Year ended December 31, 2022	For the Period from February 12, 2021 (inception) through December 31, 2021
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	(2.6)%	0.0%
Change in fair value of derivative warrant liabilities	(25.1)%	(25.1)%
Non-deductible transaction costs	9.9%	2.3%
Change in valuation allowance	6.4%	1.8%
Income tax provision	9.6%	0.0%

The Company files income tax returns in the U.S. federal jurisdiction and in various state and local jurisdictions and is subject to examination by these various taxing authorities.

NOTE 9. FAIR VALUE MEASUREMENTS

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2022 and December 31, 2021 and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

Description	Amount at Fair Value	Level 1	Level 2	Level 3
December 31, 2022
Assets
Marketable securities held in Trust Account:	$120,600,737	$120,600,737	$—	$—
Liabilities
Public Warrants	$603,750	$—	$603,750	$—
Placement Warrants	$39,463	$—	$39,463	$—
Sponsor Working Capital Loan	$150,000	$—	$—	$150,000

Description	Amount at Fair Value	Level 1	Level 2	Level 3
December 31, 2021
Assets
Marketable securities held in Trust Account:	$116,728,213	$116,728,213	$—	$—
Liabilities
Public Warrants	$4,052,888	$4,052,888	$—	$—
Placement Warrants	$190,151	$—	$—	$190,151

As of December 31, 2022 and December 31, 2021, assets held in the Trust Account were $120,600,737 and $116,728,213 in a mutual fund invested in U.S. Treasury Securities, respectively.

F-23

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement during the period from February 12, 2021 (inception) to December 31, 2021. During the year ended December 31, 2022, the Public Warrants transferred from a Level 1 measure to Level 2 due to minimal observable market activity. During the year ended December 31, 2022, the Private Warrants transferred from a Level 3 measure to a Level 2 measure as the fair value of the Public Warrants approximates the fair value of the Placement Warrants.

On October 1, 2021, the Public Warrants surpassed the 52-day threshold waiting period to be publicly traded from the effective date of the Company’s Prospectus, August 10, 2021. Once actively traded, the observable input originally qualified the liability for treatment as a Level 1 liability. As such, as of December 31, 2022 and December 31, 2021, the Company classified the Public Warrants as Level 2 (based on observed trading volume) and Level 1, respectively.

On April 1, 2022, the Company entered into the Sponsor Working Capital Loan. Given the potential equity component of this Sponsor Working Capital Loan, it was valued using a Black-Scholes method that is adjusted for the estimated probability of the Company completing a Business Combination, which is considered to be a Level 3 fair value measurement. As such, as of December 31, 2022, the Company classified the Sponsor Working Capital Loan as Level 3.

The estimated value of the Public Warrants transferred from a Level 3 measurement to a Level 1 measurement from the initial measurement through December 31, 2021 was $4,052,888, and the estimated value of the Placement Warrants transferred from a Level 3 measurement to a Level 2 measurement from the initial measurement through December 31, 2022 was $31,238, as presented in the changes in fair value of Level 3 warrant liabilities table below.

	Warrants	Working Capital Loans
Fair value as of February 12, 2021 (inception)	$—	$—
Initial measurement on August 13, 2021 (Level 3)	9,864,941	—
Change in fair value	(5,621,902)	—
Transfer to Level 1	(4,052,888)	—
Fair value as of December 31, 2021	$190,151	$—

F-24

	Warrants	Working Capital Loans
Fair value as of December 31, 2021	$190,151	$—
Initial measurement of draw on Sponsor Working Capital Loan on April 1, 2022	—	23,000
Initial measurement of draw on Sponsor Working Capital Loan on May 24, 2022	—	13,000
Change in fair value of Placement Warrants through June 30, 2022	(166,676)	—
Initial measurement of draw on Sponsor Working Capital Loan on July 16, 2022	—	7,000
Initial measurement of draw on Sponsor Working Capital Loan on August 8, 2022	—	13,600
Initial measurement of Placement Warrants issued on August 10, 2022	7,763	—
Initial measurement of draw on Sponsor Working Capital Loan on September 12, 2022	—	35,400
Transfer to Level 2 of Placement Warrants at September 30, 2022	(31,238)	—
Initial measurement of draw on Sponsor Working Capital Loan on October 27, 2022	—	33,000
Initial measurement of draw on Sponsor Working Capital Loan on December 13, 2022	—	42,400
Change in fair value of Sponsor Working Capital Loan	—	(17,400)
Fair value as of December 31, 2022	$—	$150,000

The Warrants are measured at fair value on a recurring basis. The Public Warrants were initially valued using a Modified Monte-Carlo Simulation. As of December 31, 2022 and December 31, 2021, the Public Warrants were valued using the instrument’s publicly listed trading price as of the balance sheet date, which is considered to be a Level 2 measurement due to minimal observable market activity and a Level 1 measurement due to the use of an observable market quote in an active market, respectively.

The Company utilizes a binomial Monte-Carlo simulation to estimate the fair value of the warrants at each reporting period for warrants that are not actively traded, which at December 31, 2022 included the Placement Warrants. The estimated fair value of the derivative Placement Warrant liabilities as of December 31, 2021 was determined using Level 3 inputs. Inherent in a binomial Monte-Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs of the Placement Warrants as of their measurement dates:

As of December 31, 2021
Stock price	$9.97
Strike price	$11.50
Term (in years)	5.6
Post-Merger Period Volatility	9.5%
Risk-free rate	1.3%
Dividend yield	—%
Probability of completing a Business Combination	90.0%
Fair value of warrants	$0.49

F-25

The Sponsor Working Capital Loan was valued using a Black-Scholes method that is adjusted for the estimated probability of the Company completing a Business Combination, which is considered to be a Level 3 fair value measurement. The estimated fair value of each draw of the Sponsor Working Capital Loan was based on the following significant inputs:

	As of December 31, 2022	As of December 13, 2022 (Initial Measurement)	As of October 27, 2022 (Initial Measurement)	As of September 12, 2022 (Initial Measurement)	As of August 8, 2022 (Initial Measurement)	As of July 16, 2022 (Initial Measurement)	As of May 24, 2022 (Initial Measurement)	As of April 1, 2022 (Initial Measurement)
Unit price	$10.40	$10.29	$10.23	$10.12	$10.10	$10.10	$10.08	$10.38
Conversion price	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00
Expected term	0.1	0.2	0.3	0.2	0.3	0.3	0.4	0.5
Unit volatility	12.6%	7.8%	9.2%	5.2%	1.4%	5.9%	5.5%	14.0%
Dividend yield	—%	—%	—%	—%	—%	—%	—%	—%
Risk free rate	4.2%	4.1%	4.2%	2.9%	2.7%	2.5%	1.2%	1.1%
Discount rate	6.2%	6.1%	6.4%	5.7%	6.3%	8.5%	5.0%	4.4%
Probability of completing initial Business Combination	15%	15%	15%	20%	16%	20.0%	20%	20%
Fair value of Sponsor Working Capital Loan	$150,000	$42,400	$33,000	$35,400	$13,600	$7,000	$13,000	$23,000

The Company recognized a gain in connection with changes in the fair value of warrant liabilities of $3,612,764 and $5,621,902 in the consolidated statements of operations during the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021, respectively. The Company recognized a gain on the change in fair value of Sponsor Working Capital Loan of $17,400 in the consolidated statement of operations for the year ended December 31, 2022. The aggregate amount by which the cash proceeds from the draws on the Sponsor Working Capital Loan was in excess of the fair value on the initial measurement dates of $792,600 is reflected as a contribution to additional paid-in capital during the year ended December 31, 2022.

F-26

NOTE 10. SUBSEQUENT EVENTS

Management has evaluated subsequent events and transactions that occurred after the consolidated balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than those subsequent events described below, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On January 19, 2023, the parties to the Merger Agreement entered into that certain Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”), which provides that instead of seven (7) directors to be appointed to the Company’s board of directors upon the closing of the Business Combination, the parties will appoint five (5) directors to the board of directors.

On January 24, 2023, the Company transferred $159,122 of interest income from the Trust Account to its operating account in order to pay income taxes.

On January 27, 2023, the Company drew $170,000 from the Sponsor Working Capital Loan with the Sponsor.

On January 27, 2023 at 10:00 a.m. Pacific Time, the Company held a Special Meeting of Stockholders (the “Pono Special Meeting”) at which the Company’s stockholders voted on and approved the following proposals, as set forth below, each of which is described in detail in the definitive proxy statement (the “Proxy Statement”) filed with the SEC on January 4, 2023, which was first mailed by the Company to its stockholders on or about January 5, 2023.

To approve and adopt the Merger Agreement, by and among the Company, Merger Sub, AERWINS, the representative of the stockholders of the Company named therein, and the representative of the stockholders of AERWINS named therein, and approve the transactions contemplated thereby, including the merger of Merger Sub with and into AERWINS continuing as the surviving corporation and a wholly-owned subsidiary of Pono.

To provide that the name of the Company shall be changed to “AERWINS Technologies Inc.”

To remove and change certain provisions in the Company’s third amended and restated certificate of incorporation related to the Company’s status as a special purpose acquisition company, including but not limited to the deletion of Article IX of the Company’s third amended and restated certificate of incorporation in its entirety.

Conditioned upon the approval of Proposals 2 and 3, to approve the proposed fourth amended and restated certificate of incorporation, which includes the approval of all other changes in the proposed fourth amended and restated certificate of incorporation in connection with replacing the existing third amended and restated certificate of incorporation with the proposed fourth amended and restated certificate of incorporation as of the effective time.

To consider and vote upon a proposal to elect seven (7) directors to serve on the board of directors effective from the consummation of the Business Combination until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified.

To consider and vote upon a proposal to adopt the AERWINS Technologies Inc. Equity Incentive Plan (the “Equity Incentive Plan”), and the issuance of common stock equal to 15% of the fully diluted and as converted amount of common stock to be outstanding immediately following consummation of the Business Combination, if such plan is approved in accordance with this incentive plan proposal. Under the Equity Incentive Plan, 10,089,442 shares of common stock were authorized.

To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of up to 60,000,000 newly issued shares of common stock in the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus.

F-27

To consider and vote upon a proposal to adjourn the Pono Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Pono Special Meeting, there are not sufficient votes to approve the Business Combination proposal, the charter amendment proposals, the director election proposal, the incentive plan proposal, or the Nasdaq proposal.

Pursuant to the Merger Agreement, at the closing of the Merger Agreement and the transactions contemplated by the Merger Agreement, which occurred on February 3, 2023, Merger Sub merged with and into AERWINS, Inc., with AERWINS, Inc. continuing as the surviving corporation.

On February 3, 2023, following the approval at the Pono Special Meeting, Merger Sub, consummated a merger (the “Merger”) with and into AERWINS, Inc. (formerly named AERWINS Technologies Inc.), pursuant the Merger Agreement, by and among the Company, Merger Sub, AERWINS, the Sponsor in its capacity as the representative of the stockholders of the Company, and Shuhei Komatsu in his capacity as the representative of the stockholders of AERWINS (“Seller Representative”). Accordingly, the Merger Agreement was adopted, and the Merger and other transactions contemplated thereby were approved and completed. At the closing on February 3, 2023 of the Business Combination pursuant to the Merger Agreement, Merger Sub merged with and into AERWINS with AERWINS surviving the Merger as a wholly-owned subsidiary of the Company, and the Company changed its name to “AERWINS Technologies Inc.” The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, The Company was treated as the acquired company and AERWINS, Inc. was treated as the acquirer for financial statement reporting purposes.

Lock-up Agreements

In connection with the Business Combination, certain stockholders of AERWINS and certain of AERWINS’ officers and directors (such stockholders, the “Company Holders”) entered into a lock-up agreement (the “Lock-up Agreement”) pursuant to which they will be contractually restricted, during the Lock-up Period (as defined below), from selling or transferring any of (i) their shares of AERWINS common stock held immediately following the Closing and (ii) any of their shares of AERWINS common stock that result from converting securities held immediately following the Closing (the “Lock-up Shares”). The “Lock-up Period” means the period commencing at Closing and end the earliest of: (a) six months from the Closing (or, in the case of Shuhei Komatsu, AERWINS’ Chief Executive Officer, thirty months from the Closing), (b) the date the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property and (c) the date on which the closing sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Closing; provided that 1/3 of such restricted shares shall be released from such restrictions if the closing stock price of the Company’s common stock reaches each of $13.00, $15.00, and $17.00.

 The Sponsor is subject to a lock-up pursuant to a letter agreement (the “Sponsor Lock-up Agreement”), entered into at the time of the Initial Public Offering, among the Company, the Sponsor and the other parties thereto, pursuant to which the Sponsor is subject to a lock-up beginning on the Closing and end the earliest of: (a) six months from the Closing, (b) the date the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange their shares of the Company’s common stock for cash, securities or other property and (c) the date on which the closing sale price of the Company’s common stock equals or exceeds $ 12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Closing; provided that 1/3 of such restricted shares shall be released from such restrictions if the closing stock price of the Company’s common stock reaches each of $13.00, $15.00, and $17.00.

F-28

Indemnification Agreements

On February 7, 2023, AERWINS entered into indemnification agreements, with each of AERWINS directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require AERWINS, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Non-Competition and Non-Solicitation Agreements

Following execution of the Merger Agreement, certain significant stockholders of AERWINS entered into non-competition and non-solicitation agreements (the “Non-Competition and Non-Solicitation Agreements”), pursuant to which they agreed not to compete with the Company, AERWINS and their respective subsidiaries during the two-year period following the Closing and, during such two-year restricted period, not to solicit employees or customers or clients of such entities. The Non-Competition and Non-Solicitation Agreements also contain customary non-disparagement and confidentiality provisions.

Purchaser Support Agreement

Simultaneously with the execution of the Merger Agreement, the Purchaser Representative entered into a support agreement (the “Purchaser Support Agreement”) in favor of the Company and AERWINS and their present and future successors and subsidiaries. In the Purchaser Support Agreement, the Purchaser Representative agreed to vote all equity interests in the Company in favor of the Merger Agreement and related transactions and to take certain other actions in support of the Merger Agreement and related transactions. The Purchaser Support Agreement also prevents the Purchaser Representative from transferring its voting rights with respect to equity interests in the Company or otherwise transferring equity interests in the Company prior to the meeting of the Company’s stockholders to approve the Merger Agreement and related transactions, except for certain permitted transfers.

Voting Agreement

Simultaneously with the execution of the Merger Agreement, certain stockholders of AERWINS entered into a voting agreement (the “Voting Agreement”) in favor of the Company and AERWINS and their present and future successors and subsidiaries. In the Voting Agreement for certain stockholders of AERWINS, they each agreed to vote all of their AERWINS stock interests in favor of the Merger Agreement and related transactions and to take certain other actions in support of the Merger Agreement and related transactions. The Voting Agreement also prevents them from transferring their voting rights with respect to their AERWINS stock or otherwise transferring their AERWINS stock prior to the AERWINS approval of the Merger Agreement and related transactions, except for certain permitted transfers.

Executive Employment Agreements

On February 3, 2023, the Company entered into employment agreements (the “Employment Agreements”) with executive officers: Shuhei Komatsu (former Chief Executive Officer), Taiji Ito (former Global Markets Executive Officer and Chief Executive Officer), Kazuo Miura (former Chief Product Officer) and Kensuke Okabe (former Chief Financial Officer).

The Employment Agreements all provide for at-will employment that may be terminated by the Company for death or disability and with or without cause, by the executive with or without good reason, or mutually terminated by the parties. The Employment Agreements for Mr. Komatsu, Mr. Ito, Mr. Miura, and Mr. Okabe provide for a severance payment equal to the remaining base salary for the remaining period of the respective term of employment (each term is one (1) year) upon termination by the Company without cause or termination by such executive for good reason. The executive agreements provide for a base salary of $200,000, $200,000, $200,000 and $200,000 for Mr. Komatsu, Mr. Ito, Mr. Miura and Mr. Okabe, respectively, as well as possible annual performance bonuses and equity grants under the equity incentive plan if and when determined by the Company’s Compensation Committee.

F-29

Option Award Agreements

On February 3, 2023, the Company entered into option award agreements (the “Option Award Agreements”) with executive officers: Shuhei Komatsu (Chief Executive Officer), Taiji Ito (Global Markets Executive Officer), Kazuo Miura (Chief Product Officer) and Kensuke Okabe (Chief Financial Officer).

The Option Award Agreements grants to each of the following persons options to acquire shares of the Company’s common stock, to vest as set forth in the Option Award Agreements, as follows:

●	Shuhei Komatsu — 1,525,196 options at an exercise price of $0.00015 per share of common stock

●	Taiji Ito — 703,937 options at an exercise price of $0.00015 per share of common stock

●	Kazuo Miura — 739,916 options at an exercise price of $0.00015 per share of common stock

●	Kensuke Okabe — 469,291 options at an exercise price of $0.00015 per share of common stock

Stock Purchase Agreement

On February 2, 2023, the Company entered into a Subscription Agreement (the “Agreement”) with AERWINS, Inc., and certain investors (collectively referred to herein as the “Purchasers”). Pursuant to the Agreement, the Purchasers agreed to purchase an aggregate 3,196,311 shares of common stock (the “Shares”) of AERWINS, Inc. which was immediately exchanged for 5,000,000 Public Shares upon the consummation of the Business Combination in exchange for an aggregate sum of $5,000,000 (the “Purchase Price”) with the Purchase Price being paid to AERWINS, Inc. prior to the closing of the Business Combination (the “Closing”). Effective immediately prior to the Closing, AERWINS, Inc. issued the Shares to the Purchasers and thereafter immediately upon the Closing, the Shares were exchanged for the Public Shares, and the Public Shares were issued as a registered issuance of securities under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration filed by the Company on Form S-4 (Registration No. 333-268625) which was declared effective by the Securities and Exchange Commission on January 13, 2023.

Standby Equity Purchase Agreement

On January 23, 2023 (the “Effective Date”), the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd., (“YA”). The Company and its successors will be able to sell up to one hundred million dollars in aggregate gross purchase price of the Company’s Public Shares at the Company’s request any time during the 36 months following the date of the SEPA’s entrance into force. The shares would be purchased at 96% or 97% (depending on the type of notice) of the Market Price (as defined below) and would be subject to certain limitations, including that YA could not purchase any shares that would result in it owning more than 4.99% of the Company’s common stock. “Market Price” shall mean the lowest daily VWAP of the Common Shares during the three consecutive trading days commencing on the advance notice date, other than the daily VWAP on any excluded days. “VWAP” means, for any trading day, the daily volume weighted average price of the Common Shares for such trading day on the principal market during regular trading hours as reported by Bloomberg L.P.

Pursuant to the SEPA, the Company is required to register all shares which YA may acquire. The Company agreed to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement (as defined in the SEPA) registering all of the shares of common stock that are to be offered and sold to YA pursuant to the SEPA. The Company is required to have a Registration Statement declared effective by the SEC before it can raise any funds using the SEPA. The Company may not issue more than 19.99% of its shares issued and outstanding as of the Effective Date without first receiving shareholder approval for such issuances, unless such additional shares may be issued consistent with the rules and regulations of the Nasdaq Stock Market. Pursuant to the SEPA, the use of proceeds from the sale of the shares by the Company to YA shall be used by the Company in the manner as will be set forth in the prospectus included in the Registration Statement (and any post-effective amendment thereto) and any prospectus supplement thereto filed pursuant to the SEPA. There are no other restrictions on future financing transactions. The SEPA does not contain any right of first refusal, participation rights, penalties or liquidated damages. The Company has paid YA Global II SPV, LLC, a subsidiary of YA, a structuring fee in the amount of $15,000, and, on the Effective Date, the Company agreed to issue to YA shares with aggregate value equal to one million dollars, as a commitment fee.

F-30

YA has agreed that neither it nor any of its affiliates shall engage in any short-selling or hedging of our common stock during any time prior to the public disclosure of the SEPA. Unless earlier terminated as provided under the SEPA, the SEPA shall terminate automatically on the earliest of (i) the first day of the month next following the

36-month anniversary of the Effective Date or (ii) the date on which the YA shall have made payment of Advances (as defined in the SEPA) pursuant to the SEPA for the Common Shares equal to the Commitment Amount (as defined in the SEPA).

Pursuant to the terms of the Merger Agreement, the Merger Consideration was approximately $600 million. In connection with the Pono Special Meeting, holders of 11,328,988 shares of the Company’s common stock sold in its Initial Public Offering exercised their right to redeem those shares for cash prior to the redemption deadline of January 25, 2023, at a price of $10.50 per share, for an aggregate payment from the Company’s trust account of approximately $118.9 million. Effective February 3, 2023, the Company’s units ceased trading, and effective February 6, 2023, AERWINS’ common stock began trading on the Nasdaq Global Market under the symbol “AWIN” and the warrants began trading on the Nasdaq Capital Market under the symbol “AWINW.”

After taking into account the aggregate payment in respect of the redemption, the Company’s trust account had a balance immediately prior to the Closing of $1,795,997. Such balance in the trust account was used to pay transaction expenses and other liabilities of the Company, pay certain transaction expenses of AERWINS, with the remaining being deposited in AERWINS cash account.

In connection with the Business Combination, a warrant holder of AERWINS received 469,291 shares of AERWINS common stock as Merger Consideration as set forth in the Merger Agreement. The Merger Consideration was subject to a post-Closing true up 90 days after the Closing. The post-Closing true up period expired on May 5, 2023 without any claims having been made.

At the closing of the Business Combination, AERWINS issued an aggregate of 150,000 shares of common stock to Boustead Securities, LLC, in partial satisfaction of fees due to them in connection with the Business Combination. Boustead Securities, LLC represented that, it is an institutional “accredited investor” as defined in Rule 501(a)(3) of Regulation D under the Securities Act. The securities were issued and sold by AERWINS to Boustead Securities, LLC in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

As of the Closing: public stockholders own approximately 0.3% of the outstanding shares of AERWINS common stock; the Sponsor and its affiliates own approximately 6.7% of the outstanding shares of AERWINS common stock and AERWINS’s former security holders collectively own approximately 93.0% of the outstanding shares of AERWINS common stock.

On February 6, 2023, AERWINS Technologies Inc., entered into a Joint Venture Agreement (the “Joint Venture Agreement”) with Vault Investments LLC, an investment and consulting company registered in Dubai and based in the United Arab Emirates (“U.A.E.”) which is involved in investment consultancy and fundraising services (“VAULT”). Pursuant to the Joint Venture Agreement, the parties agreed to set forth and define each other’s roles, responsibilities and obligations to develop the ALI business solutions in the U.A.E. and Gulf Cooperation Counsel (“GCC”) region. The GCC includes Saudi Arabia, Kuwait, the United Arab Emirates, Qatar, Bahrain, and Oman. Pursuant to the Joint Venture Agreement, ALI and VAULT agreed to establish a new joint venture company in Dubai, U.A.E. (the “JV Entity”) which will be the official partner and supplier of the ALI business solutions and products for the UAE and GCC region.

F-31

Pursuant to the Joint Venture Agreement, VAULT agreed, together with its strategic partners, to start a technical and financial analysis of the XTURISMO Limited Edition product and different business solutions of ALI (the “Products”), and present it to potential investors and partners in the U.A.E. and GCC region, and to introduce potential investors, partners and clients to ALI, as well as draft contracts and negotiate fees and structure the business set up of the JV Entity as well as to draft and negotiate contracts and memorandums of understanding for the different business opportunities provided, for VAULT or its affiliated companies or companies that are referred to by VAULT to invest in the JV Entity and to select and facilitate office and factory locations.

Pursuant to the Joint Venture Agreement, ALI agreed to be responsible for providing any technical, financial, strategic and corporate documents to VAULT to assist with VAULT’s duties under the Joint Venture Agreement and further agreed to be responsible for the fee payments to VAULT under the Joint Venture Agreement, and be ready, willing and able to open the JV Entity in the U.A.E. with VAULT and to transfer to the JV Entity selected IP and technology (the “IP”) as a substitute of capital with the parties agreeing that the IP can be still also be used by ALI and its affiliates and for ALI to be ready, willing and able to attend any meeting, physical or virtual with VAULT to be presented to potential investors, partners of clients introduced by VAULT.

Pursuant to the Joint Venture Agreement, the parties also agreed to create a working group to be called the VAULT and ALI Development Committee to review, evaluate and analyze existing documents related to business opportunities, consisting of three (3) members from VAULT and three (3) members from ALI.

Pursuant to the Joint Venture Agreement, the parties agreed that all costs and expenses in connection with the negotiations, preparation, execution and performance under the Joint Venture Agreement will be borne by the JV Entity. The parties also agreed that the JV Entity will be structured to be owned 49% by ALI and 51% by VAULT, with the terms and conditions of the JV Entity to be discussed and agreed on separately between the parties and to be evidenced under a memorandum of association when forming the JV Entity.

Additionally, the parties agreed that ALI will be the sole supplier of the parts necessary to manufacture the Products and that ALI will be entitled to receive 5% of the total sales of the JV Entity as a software license fee and VAULT will be entitled to receive 5% of the total sales of the JV Entity as consulting fees.

The term of the Joint Venture Agreement is for a period of three (3) months after the completion of the first phase of consultancy under the Joint Venture Agreement, and thereafter if agreed between the parties may continue for an additional twelve (12) months from the date of which either party gives written notice of termination of the Joint Venture Agreement to the other party. Any disagreements under the Joint Venture Agreement are to be settled by an arbitration committee formed by the parties to consist of two (2) members and a chairman which will be nominated and approved by the two (2) members and by each party respectively.

On February 27, 2023, AERWINS Technologies Inc., entered into a loan agreement with Shuhei Komatsu, the Company’s Chief Executive Officer (the “Loan Agreement”). The Loan Agreement was approved by AERWINS Technologies Inc.’s Board of Directors and Compensation Committee on February 26, 2023.

Pursuant to the Loan Agreement, Mr. Komatsu agreed to lend A.L.I. 200,000,000 yen (approximately $1,469,400 US Dollars based on a conversion rate of $0.007347 US Dollar for each $1 yen as of February 27, 2023) (the “Loan”). The maturity date of the Loan under the Loan Agreement is April 15, 2023 (the “Maturity Date”). The interest rate under the Agreement is 2.475% per annum (calculated on a pro rata basis for 365 days a year), and the interest period is from February 27, 2023 until the Maturity Date.

If any of the following events occur while the Loan is outstanding, the Loan will become immediately due and payable together with all interest thereon: (i) if payment is suspended or bankruptcy proceedings are initiated against A.L.I., (ii) if A.L.I. initiates legal proceedings related to debt reorganization involving court intervention or when facts are recognized as having occurred that payment has been suspended, (iii) if provisional seizure, preservation seizure, seizure order, or delinquent disposition is received by A.L.I., (iv) if A.L.I. is delayed in make any payments under the Loan Agreement, (v) if A.L.I. violates any provisions of the Loan Agreement or (vi) upon the occurrence of any equivalent reasons requiring the preservation of the right to claim arise in addition to the foregoing.

F-32

Pursuant to the Agreement, if A.L.I. does not timely repay the Loan in accordance with the terms of the Loan Agreement, the interest rate on the Loan will increase to 14.6% per annum until the full payment is made. Under the Loan Agreement, for any litigation arising under the Loan Agreement, regardless of the amount or claim, the exclusive court of jurisdiction will be the Tokyo District Court.

On March 20, 2023, Shuhei Komatsu resigned from his positions as Chief Executive Officer and Director and Chairman of the Board of AERWINS Technologies Inc. Mr. Komatsu previously served as AERWINS Technologies Inc.’s Chief Executive Officer and a Director and Chairman of AERWINS Technologies Inc. since February 3, 2023.

On March 20, 2023, AERWINS Technologies Inc.’s Board of Directors appointed Taiji Ito to serve as Chief Executive Officer of AERWINS Technologies Inc. Mr. Ito also serves as AERWINS Technologies Inc.’s Global Markets Executive Officer and as a Director of AERWINS Technologies Inc., and has served in such capacities since his appointment to those positions on February 3, 2023.

On March 22, 2023, AERWINS Technologies Inc.’s Board of Directors appointed Daisuke Katano to fill the vacancy on its Board of Directors created upon Mr. Komatsu’s resignation to serve as a Director of AERWINS Technologies Inc., and on the same date also appointed Mr. Katano to serve as AERWINS Technologies Inc.’s Chief Operating Officer.

On March 22, 2023, AERWINS Technologies Inc.’s Board of Directors appointed Marehiko Yamada to serve as the Chairman of the Board of Directors. Mr. Yamada was appointed as an independent director of AERWINS Technologies Inc. on February 3, 2023. On March 22, 2023, AERWINS Technologies Inc.’s Board of Directors also appointed Mike Sayama to serve as the Vice-Chair of the Board of Directors. Dr. Sayama was appointed as an independent director of AERWINS Technologies Inc. on February 3, 2023. On March 22, 2023, AERWINS Technologies Inc.’s Board of Directors also appointed Kensuke Okabe to serve as Secretary of AERWINS Technologies Inc. Mr. Okabe was appointed as AERWINS Technologies Inc.’s Chief Financial Officer on February 3, 2023.

On March 17, 2023, AERWINS Technologies Inc., entered into a Memorandum of Understanding (the “MOU”) with Outsourcing Inc. (“OSI”). Pursuant to the MOU, OSI agreed to invest up to 300,000,000 yen (approximately $2.3 million USD) (the “Investment”) in a planned joint venture (“JVC”) between AERWINS Technologies Inc., either directly or through A.L.I. Technologies Inc. with Vault Investments LLC (“Vault”).

OSI is only required to make the Investment in the JVC, if the following conditions are met by April 30, 2023:

1)	The JVC is established with the investment of AERWINS Technologies Inc., Vault and OSI;

2)	The terms and conditions of the shareholders’ agreement or the investment agreement have been negotiated between AERWINS Technologies Inc., Vault and OSI and executed (the “Definitive Agreement”); and

3)	In the Definitive Agreement, Vault must be obligated to invest in the JVC.

Pursuant to the MOU, if OSI becomes obligated to make the Investment in the JVC, the currency of the Investment and base date for the exchange rate will be determined in the Definitive Agreement.

The MOU is effective from the date of entry until April 30, 2023 (the “Term”). Pursuant to the MOU, If the Definitive Agreement is not executed by the end of the Term, OSI will not be obligated to make the Investment in the JVC. Pursuant to the MOU, all disputes in connection with the MOU will be settled by arbitration in accordance with the Commercial Arbitration Rules of the Japan Commercial Arbitration Association in Tokyo Japan.

F-33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Aerwins Inc. and subsidiaries (formerly known as AERWINS Technologies Inc.)

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Aerwins Inc. and subsidiaries (formerly known as AERWINS Technologies Inc.) (“the Company”) as of December 31, 2022 and 2021 and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for each of the years ended December 31, 2022 and 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years ended December 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ TAAD LLP

We have served as the Company’s auditor since 2022.

Diamond Bar, California

April 27, 2023

F-34

AERWINS INC. (formerly known as AERWINS Technologies Inc.)

CONSOLIDATED BALANCE SHEET

	December 31,	December 31,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$1,278,026	$10,020,459
Notes receivable	3,488	—
Accounts receivable, net	980,688	725,287
Others receivable	2,089,921	1,034,690
Advances and prepayments to suppliers	611,959	419,146
Inventory	2,687,092	240,859
Escrow deposit	575,000	—
Total current assets	8,226,174	12,440,441
Long-term Assets
Property and equipment, net	1,390,547	1,446,898
Intangible assets, net	150,576	203,618
Investment-equity method	997,470	1,059,966
Operating lease right-of-use assets	693,474	1,130,480
Long-term loans receivable	107,735	140,666
Investment securities	—	39,556
Other non-current assets	213,370	236,311
Total long-term assets	3,553,172	4,257,495
Total Assets	$11,779,346	$16,697,936
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	3,333,675	2,433,663
Others payable	230,060	219,574
Accrued expenses	402,036	415,935
Contract liability	1,104,582	228,304
Current portion of long-term loans	54,624	195,624
Finance leases liabilities-current	102,114	104,729
Operating leases liabilities-current	293,710	434,409
Other current liabilities	380,344	347,313
Total Current Liabilities	5,901,145	4,379,551
Longer-term liabilities
Long-term loans	3,259,237	3,792,654
Convertible bond	—	7,176,348
Finance leases liabilities-non-current	87,056	147,745
Operating leases liabilities-non-current	397,720	685,335
Other long-term liabilities	225,284	458,705
Total long-term liabilities	3,969,297	12,260,787
Total Liabilities	9,870,442	16,640,338
Stockholders’ Equity:
Common stock, par value $0.0001, 200,000,000 shares authorized; 30,000,000 shares and 26,341,974 shares issued and outstanding respectively in 2022 and 2021	3,000	2,634
Preferred stock, par value $0.001, 20,000,000 shares authorized; No shares issued and outstanding	—	—
Additional paid-in capital	49,296,390	32,286,106
Accumulated deficit	(46,472,904)	(31,993,085)
Accumulated other comprehensive loss	(917,582)	(238,057)
Stockholders’ Equity	1,908,904	57,598
Total Liabilities and Stockholders’ Equity	$11,779,346	$16,697,936

See Notes to Consolidated Financial Statements

F-35

AERWINS INC. (formerly known as AERWINS Technologies Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the year ended December 31,	For the year ended December 31,
	2022	2021
Revenues	$5,207,490	$7,830,130
Cost of revenues	5,070,507	6,433,913
Gross profit	136,983	1,396,217
Operating expenses:
Selling expenses	90,654	259,799
General and administrative expenses	7,212,327	5,839,433
Research and development expenses	8,926,205	9,335,977
Total operating expenses	16,229,186	15,435,209
Loss from operations	(16,092,203)	(14,038,992)
Other income (expenses):
Interest income (expenses), net	(25,065)	(36,763)
Gain(Loss) on foreign currency transaction	60,533	912
Gain(Loss) on disposal of fixed assets	(9,316)	(6,919)
Impairment on fixed assets	(511,695)	—
Commission fees	—	(910,391)
Equity in loss of investee	(16,964)	—
Gain on sale of investment securities	1,801,660	—
Gain on disposal of business	—	580,177
Other income (expenses), net	314,774	(115,045)
Total other income (expenses)	1,613,927	(488,029)
Loss before income tax provision	(14,478,276)	(14,527,021)
Income tax benefit (expense)	(1,543)	—
Net loss	(14,479,819)	(14,527,021)
Less: net loss attributable to non-controlling interest	—	—
Net loss from continuing operations	(14,479,819)	(14,527,021)
Discontinued operations (Note 17)
Income from discontinued operations	—	228,836
Loss on disposal of discontinued operations	—	(215,116)
Income tax expense	—	(42,369)
Loss on discontinued operations	—	(28,649)
Net loss	$(14,479,819)	$(14,555,670)
Other comprehensive income:
Foreign currency translation adjustment	(679,525)	(679,996)
Total comprehensive loss	$(15,159,344)	$(15,235,666)
Net loss per common share from continuing operations
Basic	$(0.51)	$(0.55)
Diluted	$(0.51)	$(0.55)
Net Income (loss) per common share from discontinued operations
Basic	$—	$(0.00)
Diluted	$—	$(0.00)
Weighted average common shares outstanding*
Basic	28,565,198	26,341,974
Effect of dilutive securities
Conversion of option warrants	2,862,486	2,606,895
Diluted	31,427,684	28,948,869

See Notes to Consolidated Financial Statements

F-36

AERWINS INC. (formerly known as AERWINS Technologies Inc.)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)

	Common Stock 200,000,000 authorized		Preferred stock 20,000,000 authorized		Additional Paid-in	Retained Earnings	Accumulated Other
	$0.0001 Par Value		$0.0001 Par Value		(Registered)	(Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit)	Income	Totals
Balance at January 1, 2021*	26,341,974	$2,634	—	$—	$32,286,106	$(17,437,415)	$438,939	$15,290,264
Net loss	—	—	—	—	—	(14,555,670)	—	(14,555,670)
Other comprehensive loss	—	—	—	—	—	—	(676,996)	(676,996)
Balances at December 31, 2021	26,341,974	$2,634	—	$—	$32,286,106	$(31,993,085)	$(238,057)	$57,598
Corporate bond conversion	1,300,650	130	—	—	7,176,218	—	—	7,176,348
Issuance of common stock	1,693,835	170	—	—	8,399,014	—	—	8,399,184
Issuance of common stock upon exercise of stock options	663,541	66	—	—	1,434,920	—	—	1,434,986
Stock-based compensation	—	—	—	—	132	—	—	132
Net loss	—	—	—	—	—	(14,479,819)	—	(14,479,819)
Other comprehensive loss	—	—	—	—	—	—	(679,525)	(679,525)
Balances at December 31, 2022	30,000,000	$3,000	—	$—	$49,296,390	$(46,472,904)	$(917,582)	$1,908,904

*	Retrospectively restated for effect of share issuances on August 5, 2022.

F-37

AERWINS INC. (formerly known as AERWINS Technologies Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year ended
	December 31,	December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,479,819)	$(14,555,670)
Net loss from discontinued operations	—	(28,649)
Net loss from continuing operations	(14,479,819)	(14,527,021)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation expenses	327,576	193,812
Amortization expenses	51,813	60,906
Non-cash lease expense	295,078	498,159
Revert of bad debt expenses	(647)	(39,283)
Impairment loss	511,695	—
Loss on disposal of fixed assets	9,316	6,919
Gain on sale of investment securities	(1,801,660)	—
Equity in earnings of investee	16,964	—
Gain on disposal of a business	—	(580,177)
Loss on disposal of a subsidiary	—	215,116
Decrease (Increase) in operating assets:
Accounts receivable	(350,739)	3,289,638
Others Receivable	(550,876)	(278,455)
Prepaid expenses	(305,795)	13,203
Advances and prepayments to suppliers	59,412	(5,600)
Inventory	(2,483,254)	591,728
Increase (Decrease) in operating liabilities:
Accounts payable	1,210,467	126,017
Others payable	65,586	6,992
Accrued expenses	38,713	(40,429)
Deferred revenue	907,517	84,745
Operating lease liabilities-current	(86,087)	(53,201)
Other current liabilities	77,082	442,255
Operating lease liabilities-Non-current	(201,634)	(451,663)
Other non-current liabilities	(175,982)	327,236
Net cash used by continuing operating activities	(16,865,274)	(10,119,103)
Net cash provided by discontinued operations	—	242,631
Net cash used by operating activities	(16,865,274)	(9,876,472)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(950,500)	(866,862)
Purchase of intangible assets	(24,403)	(268,504)
Proceeds from disposal of subsidiary	—	473,123
Proceeds from disposal of a business	—	819,352
Deposit in escrow	(575,000)	—
Proceeds from disposal of investments	1,189,725	—
Repayment of loans receivable	15,214	136,194
Net cash provided (used) by continuing operations	(344,964)	293,303
Net cash provided (used) by discontinued operations	—	(12,699)
Net cash (used) by investing activities	(344,964)	280,604
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from capital contribution (Net of issuance cost)	9,834,302	—
Proceeds from bond	—	7,524,383
Proceeds from loans	—	1,165,937
Repayments to loans	(171,384)	(2,262,294)
Payments for finance leases	(83,799)	(47,979)
Net cash provided by continuing operations	9,579,119	6,380,047
Net cash used by discontinued operations	—	(68,462)
Net cash provided by financing activities	9,579,119	6,311,585
Net decrease in cash and cash equivalents	(7,631,119)	(3,284,283)
Effects of exchange rates change on cash	(1,111,314)	(1,603,633)
Cash and cash equivalents at beginning of period	10,020,459	14,619,164
Cash and cash equivalents at beginning of period held by discontinued operation	—	289,211
Cash and cash equivalents at end of period	$1,278,026	$10,020,459
Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during year for:
Interest	$25,539	$35,407
Income taxes	$31,136	$23,133

See Notes to Consolidated Financial Statements

F-38

AERWINS INC. (formerly known as AERWINS Technologies Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Aerwins Technologies Inc. (“Aerwins” or the “Company”), a holding company, was incorporated under the laws of the State of Delaware on June 7, 2022. Aerwins Technologies Inc. changed its name to Aerwins, Inc. on January 24, 2023.

On August 5, 2022, Aerwins executed a Share Exchange Agreement with all shareholders of A.L.I. Technologies Inc. (“A.L.I.”), a company that was incorporated in Japan in September 2016. Pursuant to the terms of the Share Exchange Agreement, Aerwins issued 30,000,000 shares of its common shares to the shareholders of A.L.I. in exchange for 2,006,689 common shares issued by A.L.I., representing 100% of A.L.I.’s outstanding common shares. As a result, A.L.I. becomes a wholly owned operating subsidiary of Aerwins.

The share exchange has been accounted for as a reverse recapitalization rather than a business combination since the shareholders of A.L.I. own a majority of the outstanding shares of Aerwins’s common stock immediately following the share exchange and there was not a change of control. The consolidation of Aerwins and its subsidiary has been accounted for at historical cost and prepared on the basis as if the transaction had become effective as of the beginning of the earliest period presented in the accompanying consolidated financial statements. Consequently, the assets and liabilities and the historical operations that were reflected in the consolidated financial statements for periods prior to the share exchange were those of A.L.I. and its subsidiaries and were recorded at the historical cost basis. After completion of the share exchange, Aerwins’s consolidated financial statements included the assets and liabilities of both Aerwins and A.L.I., the historical operations of A.L.I. and its subsidiaries, and the operations of Aerwins from the closing date of the share exchange.

On September 20, 2018, A.L.I. acquired 100% equity ownership of A.L.I. Works (ALIW), which was incorporated in Japan on July 11, 2016, and is engaged in the business of managing web media and providing video production services.

On November 26, 2019, A.L.I. acquired 100% equity ownership of ASC HR Agent Inc. (currently ASC TECH Agent Co.), which was incorporated in Japan on December 1, 2014, and is engaged in the business of providing technology resources services. Management determined the Company’s operations constituted two reportable segments in accordance with ASC 280—Air mobility segment and Technology HR outsourcing segment. On December 29, 2021, the board of A.L.I. decided to dispose 51% equity ownership of ASC TECH Agent, and the transaction was completed on December 30, 2021. The Technology HR outsourcing segment is classified as discontinued operations on the consolidated statements of operations and comprehensive income (loss). As a result, the Company does not identify a segment, and therefore, segment information is not disclosed in the notes.

Aerwins, via its wholly owned operating subsidiary, A.L.I., and its subsidiaries, is engaged in the business of developing and providing air mobility domain, comprehensive computing solution, and technology human resources services in Japan. Aerwins, A.L.I. and its subsidiaries are hereafter referred to as Aerwins.

NOTE 2 - GOING CONCERN

The Company’s consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of and for the year ended December 31, 2022, the Company has incurred operating losses of $16,092,203 and accumulated deficit of $46,472,904. These factors raise substantial doubt on the Company’s ability to continue as a going concern.

Although the Company is attempting to commence operations and generate sufficient revenue, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of debt, or a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of debt, or a public or private offering. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Name of Subsidiary	Place of Organization	Percentage of Effective Ownership
		2022	2021
ASC TECH Agent	Japan	48.81%	48.81%
ALIW	Japan	100%	100%

F-39

Use of Estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, the management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the allowance for doubtful accounts, useful lives of property and equipment, the impairment of long-lived assets, and valuation allowance of deferred tax assets. Actual results could differ from those estimates.

COVID-19

While the duration and extent of the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the extent and effectiveness of containment actions, it has already had an adverse effect on the global economy and the lasting effects of the pandemic continue to be unknown. The Company may experience customer losses, including due to bankruptcy or customers ceasing operations, which may result in delays in collections or an inability to collect accounts receivable from these customers. As of the date of issuance of these financial statements, the Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or an adjustment to the carrying value of the Company’s assets or liabilities.

Reclassification

Certain classification has been made to the prior year financial statements to conform to the current year presentation. Income tax of $31,136 for the year ended December 31, 2021, has been reclassified to General and administrative expenses. The reclassification had no impact on previously reported net loss or accumulated deficit.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and deposits in banks that are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Accounts Receivable

Accounts receivable, net represent the amounts that the Company has an unconditional right to consideration, which are stated at the original amount less an allowance for doubtful receivables. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income. Delinquent account balances are written off against the allowance for doubtful accounts after management has determined that the likelihood of collection is remote. In circumstances in which the Company receives payment for accounts receivable that have previously been written off, the Company reverses the allowance and bad debt.

Inventories

Inventories consist principally of raw materials used for rendering computing sharing services and work in progress mainly of hoverbikes. Work in progress represents the costs incurred to date on unfinished products or services. The costs recognized as work in progress include direct materials, direct labor, and overhead costs that are directly attributable to the production of the unfinished product or service. Inventories are stated at the lower of cost or net realizable value, cost being determined by the first-in, first-out method for merchandise. Net realizable value is calculated at estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Loss from inventories written down to net realizable value should be recognized whenever the utility of goods is impaired by damage, deterioration, obsolescence, changes in price levels, or other causes. When inventories have been written down below cost, the reduced amount is to be considered the cost for subsequent accounting purposes.

F-40

Fixed assets

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives, as more details follow:

	Depreciation Method	Useful Life
Building and building accessories	Straight-line method	8-38 years
Office equipment and furniture	Straight-line method	2-10 years
Software	Straight-line method	5 years
Design right	Straight-line method	7 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive income (loss).

Lease-Lessee

In accordance with the Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842) the Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. Lease terms of certain operating leases include the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain.

The Company leases office facilities, office equipment and furniture, and a vehicle, which are classified as operating leases and leases containers, which are classified as a finance lease in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Operating leases are included in operating lease right-of-use assets, operating lease liabilities, current, and operating lease liabilities, non-current, and finance leases are included in property and equipment, finance lease liabilities, current, and finance lease liabilities, non-current in the consolidated balance sheet.

The operating lease right-of-use asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. All operating lease right-of-use assets are reviewed for impairment annually.

As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments.

The Company has elected the short-term lease exception, and therefore operating lease right-of-use assets and liabilities do not include leases with a lease term of twelve months or less.

Impairment of Long-Lived Assets

Long-lived assets with finite lives, primarily property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

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Equity Method

We apply the equity method to an investment in unconsolidated entities over which we have the ability to exercise significant influence. We initially record our investments based on the acquisition cost. Under the equity method, the carrying amount of the investment is adjusted to recognize changes in the Company’s share of net assets of the investment.

Foreign Currency Translation

The Company maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”), and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive loss within the statements of changes in shareholders’ deficit.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

	December 31, 2022	December 31, 2021
Current JPY: US$1 exchange rate	131.81	115.17
Average JPY: US$1 exchange rate	131.46	109.84

Consolidated Statements of Cash Flows

In accordance with FASB ASC 830-230, “Statement of Cash Flows”, cash flows from the Company’s operations are calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value and net of a value-added tax (“Consumption Tax”). The Consumption Tax on sales is calculated at 10% of gross sales.

When another party is involved in providing goods or services to our customer, we apply the principal versus agent guidance in ASC Topic 606 to determine if we are the principal or an agent to the transaction. When we control the specified goods or services before they are transferred to our customer, we report revenue gross, as principal. If we do not control the goods or services before they are transferred to our customer, revenue is reported net of the fees paid to the other party, as agent.

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Cost of Revenues

Cost of revenues primarily consists of salaries and related expenses (e.g. bonuses, employee benefits, and payroll taxes) for personnel directly involved in the delivery of services and products directly to customers. Cost of revenues also includes royalty/license payments to vendors, and hosting and infrastructure costs related to the delivery of the Company’s products and services.

Advertising Expenses

Advertising expenses consist primarily of costs of promotion and marketing for the Company’s image and products, and costs of direct advertising, and are included in selling expenses. The Company expenses advertising costs as incurred, in accordance with the ASC 720-35, “Advertising Costs”. The advertising expenses were $90,654 and $259,799 for the years ended December 31, 2022 and 2021, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

For the year ended December 31, 2022, Customer A and Customer B accounts for respectively 14.9% and 8.0% of the Company’s total revenues. For the year ended December 31, 2021, Customer C and Customer D accounts for respectively 17.2% and 10.5% of the Company’s total revenues

As of December 31, 2022, Customer E, Customer F and Customer G accounts for respectively 16.2%, 15.1% and 12.8% of the Company’s total accounts receivable. As of December 31, 2021, Customer H, Customer I and Customer J accounts for respectively 26.3%, 20.4% and 13.3% of the Company’s total accounts receivable.

For the year ended December 31, 2022, Vendor A and F accounts for 29.6% and 12.2% of the Company’s total raw material purchases. For the year ended December 31, 2021, Vendor A accounts for 32.1% of the Company’s total raw material purchases.

As of December 31, 2022, Vendor A, Vendor B and Vendor C account for respectively 20.1%, 7.8% and 6.0% of the Company’s total accounts payable. As of December 31, 2021, Vendor D, Vendor E and Vendor B account for respectively 21.4%, 16.9% and 14.4% of the Company’s total accounts payable.

Comprehensive Income or Loss

ASC 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive loss, as presented in the accompanying consolidated statements of changes in shareholders’ deficit, consists of changes in unrealized gains and losses on foreign currency translation.

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Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common shares were exercised or equity awards vest resulting in the issuance of common shares that could share in the earnings (loss) of the Company.

Related Parties and Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Income Taxes

Income taxes are accounted for using an asset and liability method of accounting for income taxes in accordance with ASC 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current period and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets also include the prior years’ net operating losses carried forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

The Company follows ASC 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of operations.

F-44

Fair Value Measurements

The Company performs fair value measurements in accordance with ASC 820. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 establishes three levels of inputs that may be used to measure fair value:

●	Level 1: quoted prices in active markets for identical assets or liabilities;

●	Level 2: inputs other than Level 1 that are observable, either directly or indirectly; or

●	Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

As of December 31, 2022 and 2021, the carrying values of cash and cash equivalents, accounts receivable, other receivable, escrow deposit, short-term loans payable, accounts payable, accrued expenses, contract liability, current portion of long-term debts, current operating and finance lease liabilities and other current liabilities approximated their fair values reported in the consolidated balance sheets mainly due to the short-term maturities of these instruments.

NOTE 4 - ACCOUNTS RECEIVABLE, NET AND OTHER RECEIVABLE

Accounts receivable, net consists of the following:

	December 31,	December 31,
	2022	2021
Accounts receivable	$980,688	$726,026
Less: allowance for doubtful accounts	—	(739)
Accounts receivable, net	$980,688	$725,287

Allowance for doubtful accounts movement is as follows:

	December 31,	December 31,
	2022	2021
Beginning balance	$(739)	$(42,640)
Change during the year	739	39,284
Foreign currency translation adjustment	—	2,617
Ending balance	$—	$(739)

Other receivable movement is as follows:

	December 31,	December 31,
	2022	2021
Beginning balance	$1,034,690	696,465
Change during the year	1,189,020	236,054
Foreign currency translation adjustment	(133,789)	102,171
Ending balance	$2,089,921	$1,034,690

F-45

The change during the year in 2022 is mainly from increase of consumption tax receivable that will be refunded in the next fiscal year.

NOTE 5 - INVENTORY

Inventory consists of the following:

	For the Years Ended December 31,
	2022	2021
Raw materials	$1,533,784	$155,866
Work in progress	1,135,852	69,339
Stored item	17,456	15,654
Total	$2,687,092	$240,859

NOTE 6 - SEGMENT INFORMATION

Management determined the Company’s operations constituted two reportable segments in accordance with ASC 280—Air mobility segment and Technology HR outsourcing segment. On December 29, 2021, the board of A.L.I. decided to dispose 51% equity ownership of ASC TECH Agent, and the transaction was completed on December 30, 2021. The Technology HR outsourcing segment is classified as discontinued operations on the consolidated statements of operations and comprehensive income (loss). As a result, the Company does not identify a segment, and therefore, segment information is not disclosed in the notes.

NOTE 7 - REVENUE RECOGNITION

The Company currently generates its revenue from the following main sources:

Revenue from Sales of Computing Equipment

Revenues from the sale of equipment are recognized at the point in time when obligations under the terms of a contract with our customer are satisfied and control has been transferred to the customer. For equipment placements that require us to install the product at the customer location, revenue is normally recognized when the equipment has been delivered and installed at the customer location. Sales of customer installable products are recognized upon shipment or receipt by the customer according to the customer’s shipping terms.

Revenue from Computing Power Sharing services with Equipment Installation

The Company provides customers with computing power sharing services with equipment installation, which includes a one-time equipment installation and a certain period of time technology service. The Company recognizes revenue from one-time equipment installation at the point in time when the installation is completed and accepted by the customer. The Company recognizes revenue from technology service over time when the service is rendered and accepted by the customer, normally monthly.

Revenue from Computing Power Sharing services without Equipment Installation

The Company also provides customers with computing power sharing services without equipment installation, which includes a one-time platform set up without equipment installation, and a certain period of time technology service. The Company recognizes revenue from one-time platform set up at the point in time when the platform is set up to function and accepted by the customer. The Company recognizes revenue from technology service over time when the service is rendered and accepted by the customer, normally monthly.

Revenue from Air Mobility Drone Solution

The Company provides customers with air mobility drone solution, which includes UAS (Unmanned Aircraft Systems) main equipment, laser scanner, software package, camera system, etc. The solution includes a one-time system set up and a certain period of time technology service. The Company recognizes revenue from one-time system set up at the point in time when the system is set up to function and accepted by the customer. The Company recognizes revenue from technology service over time when the service is rendered and accepted by the customer, normally monthly.

F-46

Revenue from Project Management

The Company provides customers with project management, which includes project planning and implementation, and providing needed technology human resources, such as construction engineers and software engineers for various projects. The Company recognizes revenue from project management over time when the service is rendered and accepted by the customer, normally monthly.

Revenue from Outsourcing Service

The Company provides customers with outsourcing service of temporary staffing for construction or technology industries. The Company recognizes revenue from outsourcing over time as the service is rendered, normally monthly.

Disaggregation of Revenue

The Company disaggregates its revenues from contracts by service types, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors. The Company’s disaggregation of revenues for the years ended December 31, 2022 and 2021 is as following:

	For the Years Ended December 31,
	2022	2021
Revenue from Project Management	$1,727,601	$1,507,409
Revenue from Computing Power Sharing services	1,092,012	2,166,953
Revenue from Sales of Computing Equipment	894,736	879,164
Revenue from Air Mobility Drone Solution	797,396	822,078
Revenue from Project Management for Computing Share	595,745	2,172,421
Other	100,000	282,105
Total Revenue	$5,207,490	$7,830,130

*	1 Revenue from Outsourcing Service is included in income from discontinued operations.

As of December 31, 2022 and 2021, and for the years then ended, almost all of the revenue generated are attributed to the Company’s operation in Japan.

Contract Liability

As of December 31, 2022 and 2021, the Company recognizes contract liability of $1,104,582 and $228,304 respectively. Contract liability primarily represents the Company’s remaining performance obligations under its service agreement at the end of the year, for which consideration has been received and revenue had not been recognized.

NOTE 8 - RELATED PARTY TRANSACTIONS

Guarantee provided by a director of A.L.I.

For the year ended December 31, 2022, the Company received a debt guarantee from the Representative Director of A.L.I. Daisuke Katano for a particular building lease agreement. The transaction amount is $ 25,559 which is calculated by the total rental fees paid during the period from January 1, 2022 to December 31, 2022 for the contracts for which guarantees were provided as of December 31, 2022. No warranty fees are paid.

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NOTE 9 - PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	December 31,	December 31,
	2022	2021
Building	$233,869	$206,683
Accessory equipment	211,879	220,661
Structures	47,568
Vehicles	4,512	5,164
Tools, furniture, and fixtures	1,751,969	1,595,895
Lease assets	186,871	291,743
Construction in process	—	44,604
Accumulated depreciation and impairment	(1,046,121)	(917,853)
Property and equipment, net	$1,390,547	$1,446,898

Depreciation expense was $327,576 and $193,812 for the years ended December 31, 2022 and 2021, respectively.

The Company specifies as the minimum unit each farm and service for the shared computing business, and each location for other businesses. For the year ended December 31, 2022, the Company recorded impairment loss of $511,695 as described in Note 16.

NOTE 10 - INTANGIBLE ASSETS, NET

The components of intangible assets as of December 31. 2022 and 2021 are as follows:

	December 31,	December 31,
	2022	2021
Software	$706,320	$788,921
Design right	111,334	127,420
Accumulated amortization	(667,078)	(712,723)
Intangible assets, net	$150,576	$203,618

Amortization expense was $51,813 and $60,696 for the years ended December 31, 2022 and 2021, respectively.

NOTE 11 - DEPOSIT IN ESCROW

Contribution to Pono Capital Corp

On November 9, 2022, the Company deposited $575,000 into the trust account of Pono Capital Corp to further extend the period from the closing of Pono Capital Corp’s initial public offering to consummate a business combination for an additional three months to February 13, 2023. The Company received 57,500 Placement Units.

NOTE 12 - LEASES

The Company has entered into new lease for testing facilities in Minobu City in 2022, which were classified as operating leases.

The components of lease costs are as follows:

	For the Years Ended
	December 31,
	2022	2021
Short-term lease costs	$1,088	$1,202
Finance lease costs	97,500	53,425
Operating lease costs	403,086	542,982
Total lease costs	$501,674	$597,609

F-48

The following table presents supplemental information related to the Company’s leases:

	For the Years Ended
	December 31,
	2022	2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	287,721	504,864
Financing cash flows from finance lease	83,799	47,979
Weighted average remaining lease term (years)
Finance leases	1.9	1. 8
Operating leases	1.7	2.4
Weighted-average discount rate: (per annum)
Finance leases	0.80%	1.71%
Operating leases	0.94%	0.94%

As of December 31, 2022, the future maturity of lease liabilities is as follows:

Year ending December 31,	Finance lease	Operating lease
2023	$105,775	$298,580
2024	54,888	244,125
2025	11.271	157,099
2026	11,271	—
Thereafter	14,088	—
Total lease payments	197,293	699,804
Less: imputed interest	(8,123)	(8,374)
Total lease liabilities	189,170	691,430
Less: current portion	102,114	293,710
Non-current lease liabilities	$87,056	$397,720

Pursuant to the operating lease agreements, the Company made security deposits to the lessors. The security deposits amounted to $174,111 and $196,628 as of December 31, 2022 and 2021, respectively.

NOTE 13 - CONVERTIBLE BOND

On December 28, 2021, the Company issued a convertible bond of 870,000 thousand yen (approximately $7,554,050). The Company incurred 43,500 thousand yen (approximately $377,702) of debt issuance costs relating to the issuance. After deducting the issuance costs, the Company recognizes the convertible bond as a non-current liability at $7,176,348 as of December 31, 2021.

The convertible bond bears no interest. The convertible bond matures on December 28, 2024, unless earlier repurchased, redeemed or converted into the Company’s stock.

The holder of the corporate bond has 29 units of the right to convert the convertible bond to the Company’s stock. Each unit can be converted to 3,000 shares of the company with the exercise price per unit of 30,000 thousand yen (approximately $260,484). The holder is not required to pay additional consideration when exercising the stock acquisition right because the holder contributes the bond in exchange for the shares when exercising the stock acquisition right.

The Company adopted ASU 2020-06 and analyzed the conversion option in the convertible bond for derivative accounting treatment under ASC 815, and determined that the instrument does not qualify for derivative accounting.

F-49

On March 1, 2022, all of the convertible debt was converted to 87,000 shares of A.L.I.’s common stock (Aerwins shares of 1,300,650).

NOTE 14 - LONG-TERM DEBTS

The Company’s long-term debts included bond payable and loans borrowed from banks and other financial institutions, which consist of the following:

Name of Financial Institutions	Original Amount Borrowed (JPY)	Loan Duration	Annual Interest Rate	Balance as of December 31, 2022	Balance as of December 31, 2021
Mizuho Bank, Ltd.	40,000,000	1/22/2021—1/22/2028	0.00%	303,467	347,313
Mizuho Bank, Ltd.	60,000,000	1/22/2021—1/22/2028	0.00%	455,201	520,969
Mizuho Bank, Ltd.	50,000,000	1/22/2021—1/22/2028	1.70%	379,334	434,141
Japan Finance Corporation	50,000,000	12/29/2020—12/31/2027	1.11%	279,190	382,044
Japan Finance Corporation	250,000,000	12/29/2020—1/31/2026	0.50%	1,896,669	2,170,703
Sumitomo Mitsui Banking Corporation	80,000,000	7/26/2019—7/26/2022	0.83%	—	133,108
Aggregate outstanding principal balances				3,313,861	3,988,278
Less: current portion				(54,624)	(195,624)
Non-current portion				$3,259,237	$3,792,654

Interest expense for long-term debts was $19,341 and $34,607 for the years ended December 31, 2022 and 2021, respectively.

As of December 31, 2022, future minimum loan payments are as follows:

Loan
Year ending December 31, 2022	Payment
2023	$77,930
2024	332,900
2025	354,339
2026	2,240,117
2027	341,942
Thereafter	23,352
Total	3,370,580
Less interest	56,719
Balance as of December 31, 2022	3,313,861

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NOTE 15 - INCOME TAXES

United States

Aerwins Technologies Inc. is a holding company registered in the State of Delaware incorporated in June 2022. The U.S. federal income tax rate is 21%.

Japan

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. During the years ended December 31, 2022 and 2021, all taxable income (loss) of the Company is generated in Japan. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority.

Income taxes in Japan applicable to the Company are imposed by the national, prefectural, and municipal governments, and in the aggregate resulted in an effective statutory rate of approximately 34.59% for the years ended December 31, 2022 and 2021.

For the years ended December 31, 2022 and 2021, the Company’s income tax expenses are as follows:

	For the Years Ended
	December 31,
	2022	2021
Current	$1,543	$—
Deferred	—	—
Total	$1,543	$—

A reconciliation of the effective income tax rates reflected in the accompanying consolidated statements of operations to the Japanese statutory tax rate for the years ended December 31, 2022 and 2021 is as follows:

	For the Years Ended
	December 31,
	2022	2021
Japanese statutory tax rate	34.59%	34.59%
Change in valuation allowance	(34.59)%	(34.59)%
Other	(0.01)	—
Effective tax rate	(0.01)%	(0.00)%

The tax effects of temporary differences that give rise to the deferred tax assets at December 31, 2022 and 2021 are presented below:

	December 31,	December 31,
	2022	2021
Deferred tax assets
Bonus allowance	$131,209	$120,133
Impairment loss	321,764	269,079
Bad debt allowance	102,587	117,664
Net operating loss carryforward	14,041,559	10,543,029
Other	26,589	77,262
Subtotal	14,623,708	11,127,167
Less valuation allowance	(14,623,708)	(11,118,711)
Total deferred tax assets	$—	$8,457
Deferred tax liabilities	—	—
Excess depreciation	—	(8,457)
Total deferred tax liabilities	—	(8,457)
Net deferred tax assets	—	—

F-51

The realization of deferred tax assets is dependent upon the generation of sufficient taxable income of the appropriate character in future periods. The Company regularly assesses the ability to realize its deferred tax assets and establish a valuation allowance if it is more-likely-than-not that some portion of the deferred tax assets will not be realized. The Company weighs all available positive and negative evidence, including its earnings history and results of recent operations, projected future taxable income, and tax planning strategies. The Company determined it was not more-likely-than-not that the deferred tax assets will be realized.

The company has net operating loss carryforwards for tax purposes of $40,610,168. The company does not recognize deferred tax assets for the net operating loss and the operating loss carryforwards for tax purposes expire as follows:

2023-2028	$156,870
2029-2033	40,453,298
2034-	—
Total	40,610,168

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2022 and 2021, the management considered the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest or penalties tax for the years ended December 31, 2022 and 2021. The Company does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve months from December 31, 2022. The Company’s Japan subsidiary income tax return filed for the tax years ending from December 31, 2018 through December May 31, 2022 are subject to examination by the relevant taxing authorities.

NOTE 16 - IMPAIRMENT LOSS

For year ended December 31, 2022, the Company recognized impairment losses for the following asset groups.

Location	Primary Use	Type	Impairment loss
Kanagawa	Hiratsuka Farm	Accessory equipment	1,584
Niigata	Yuzawa Farm	Tools, furniture and fixtures	432,327
Chiba	Noda Farm	Tools, furniture and fixtures	1,184
Saitama	Kawaguchi Farm	Accessory equipment	1,408
Fukushima	Sirakawa	Tools, furniture and fixtures	72,979
Tokyo	Shiba Koen annex	Accessory equipment	2,214
Total			511,695

The Company specifies as the minimum unit each farm and service for the shared computing business, and each location for other businesses. For the year ended December 31, 2022, the Company reduced the book value of the groups of assets above to the recoverable amount because operating profit from the groups of assets continued to be negative. The Company recognized the reduction as impairment in the line item of impairment on fixed assets. The Company reduces the book value to zero and recognizes the amount as impairment because the future cash flows from these assets were uncertain at the end of this fiscal year.

F-52

For year ended December 31, 2021, the Company did not recognize impairment losses for fixed assets.

NOTE 17 - DISCONTINUED OPERATION

On December 30, 2021, the Company transferred its shares of ASC TECH Agent to Yamada Incentive Limited Business LLC, a third party, for $886,255. As a result of the transfer, the ratio of voting rights held by the Company changed from 100% to 48.81%, and accordingly ASC TECH Agent was excluded from the scope of consolidation and the Company used equity method to record its investment therein after the transfer.

The following table summarizes the carrying value of the assets and liabilities disposed of ASC TECH Agent at the closing date of disposal. The excess of the carrying value of the net assets disposed over the selling price was recorded as loss from disposal of subsidiary.

Amount
Cash	$413,132
Accounts receivable	782,355
Other current assets	88,077
Fixed assets (net)	29,318
Operating Lease Right-of-use Assets	194,912
Goodwill	1,615,932
Other non-current assets	468,566
Accrued liabilities and other payables	(1,236,043)
Other current liabilities	(132,724)
Non-current liabilities	(62,188)
Selling price	886,255
Remaining amount of share	1,059,966
Loss on disposal	$215,116

Net income from operations of discontinued subsidiary for the years ended December 31, 2021 consist of following. For the year ended December 31, 2022, net income from ASC TECH agent is recognized as equity in loss of investee of $16,964 in the consolidated statements of operations and comprehensive income (loss).

For the year ended December 31,
2021
Revenues	$6,368,247
Cost of revenues	4,938,521
Gross profit	1,429,726
Operating expenses	1,266,450
Income from operations	163,276
Other Income (loss)	65,560
Provision for income tax (benefit) expenses	42,369
Net income	186,467

NOTE 18 – DISPOSAL OF BUSINESS AND INVESTMENT SECURITIES

On September 21, 2021, the Company disposed of the whole of Zeroboard business including share of A.L.I. Energy, which is engaged in the business of computing sharing. Since the disposal does not represents a strategic shift, the disposal of Zeroboard business is not considered as a discontinued operation, pursuant to ASC 205-20-45-1B.

The difference of $580,177 between the cash consideration of $910,391 and the carrying amount of net assets of Zeroboard business of $330,214 was recorded as gain on disposal included into the consolidated statements of operations in 2021.

F-53

On December 22, 2022, the Company disposed of Zeroboard shares at $1,379,992. The company recognized profit of $1,379,302 as gain on sale of investment securities.

On June 30, 2022, the Company disposed of Liberaware shares at $456,414. The company recognized profit of $422,358 as gain on sale of investment securities.

NOTE 19 – SHAREHOLDERS’ EQUITY (DEFICIENCY)

Aerwins was authorized to issue 200,000,000 shares of common shares, par value of $0.0001 per share, and 20,000,000 shares of preferred shares, par value of $0.0001 per share.

Common stock issuance

On May 31, 2022, A.L.I. issued 33,100 shares of common stocks (Aerwins shares of 494,845) at 10,250 Yen (approximately $79.75) per share for an aggregate of 339,275,000 Yen (approximately $2,639,656) of proceeds in a private placement.

On June 30, 2022, A.L.I. issued 1,000 shares of common stocks (Aerwins shares of 14,950) at 10,250 Yen (approximately $75.54) per share for an aggregate of 10,250,000 Yen (approximately $ 75,540) of proceeds in a private placement.

On July 29, 2022, A.L.I. issued 40,200 shares of common stocks (Aerwins shares of 600,990) at 10,250 Yen (approximately $75.30) per share for an aggregate of 412,050,000 Yen (approximately $3,027,108) of proceeds in a private placement.

On July 31, 2022, A.L.I. issued 39,000 shares of common stocks (Aerwins shares of 583,050) at 10,250 Yen (approximately $75.30) per share for an aggregate of 399,750,000 Yen (approximately $2,936,747) of proceeds in a private placement.

Issuance costs related to the above common stock issuance were 35,896,589 Yen (approximately $279,868).

Exercise of stock acquisition rights

On June 29, 2022, 22 of stock acquisition rights were exercised to purchase 22 shares of A.L.I.’s common stock (Aerwins shares of 329) at 5,000 Yen (approximately $36.63) per share for an aggregate of 110,000 Yen (approximately $806).

On June 30, 2022, 15,000 of stock acquisition rights were exercised to purchase 15,000 shares of A.L.I.’s common stock (Aerwins shares of 224,250) at 3,307 Yen (approximately $24.37) per share for an aggregate of 49,605,000 Yen (approximately $365,576).

On July 19, 2022, 3,500 of stock acquisition rights were exercised to purchase 3,500 shares of A.L.I.’s common stock (Aerwins shares of 52,325) at 5,000 Yen (approximately $36.25) per share for an aggregate of 17,500,000 Yen (approximately $126,867).

On July 27, 2022, 25,862 of stock acquisition rights were exercised to purchase 25,862 shares of A.L.I.’s common stock (Aerwins shares of 386,637) at 5,000 Yen (approximately $36.41) per share for an aggregate of 129,310,000 Yen (approximately $941,737).

On September 14, 2022, the Company decided to acquire all outstanding stock acquisition rights issued by A.L.I. without consideration and cancelled them.

On July 21, 2022, A.L.I. issued common stock in exchange for preferred stock at a ratio of one share of common stock to one share of preferred stock. A.L.I. issued aggregate of 462,055 shares of common stock to exchange for 81,527 shares of Type A preferred stock, 60,478 shares of Type B preferred stock, 20,000 shares of Type C preferred stock, 300,000 shares of Type D preferred stock. No preferred shares were issued by Aerwins and outstanding as of September 30, 2022 (unaudited), and December 31, 2021.

F-54

On August 5, 2022, Aerwins issued 30,000,000 shares of its common shares to the shareholders of A.L.I. in exchange for 2,006,689 shares of common shares issued by A.L.I., representing 100% of A.L.I.’s outstanding common shares. Under this share exchange, Aerwins is the legal acquirer. However, the share exchange has been accounted for as a recapitalization because Aerwins did not constitute a business. The consolidation of Aerwins and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the transaction had become effective as of the beginning of the earliest presented in the accompanying consolidated financial statements.

The Company issued new shares of 3,658,026 for the year ended in December 31, 2022, and recognized Common stock of $365 and Additional Paid-in Capital of $17,010,152. As of December 31, 2022, there were 30,000,000 of common shares issued. The numbers of common shares are retrospectively presented and A.L.I.’s legal capital is adjusted to reflect the legal capital of Aerwins.

No preferred shares were issued by Aerwins and outstanding as of December 31, 2022 and 2021.

NOTE 20 – EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share is calculated on the basis of weighted-average outstanding common shares. Diluted earnings (loss) per share is computed on the basis of basic weighted-average outstanding common shares adjusted for the dilutive effect of stock options. Dilutive common shares are determined by applying the treasury stock method to the assumed conversion of share repurchase liability to common shares related to the early exercised stock options (also see NOTE 21).

The computation of basic and diluted earnings (loss) per share for the years ended December 31, 2022 and 2021 is as follows:

	For the Years Ended
	December 31,
	2022	2021
Loss per share – basic
Numerator:
Net loss from continuing operations	$(14,479,819)	$(14,527,021)
Net income (loss) from discontinued operations	—	(28,649)
Denominator:
Weighted average number of common shares outstanding used in calculating basic earnings (loss) per share	28,565,198	26,341,974
Denominator used for earnings (loss) per share
Earnings (loss) per share from continuing operations- basic	$(0.51)	$(0.55)
Earnings (loss) per share from discontinued operations - basic	—	(0.00)

Diluted basis loss per share are not disclosed because of no dilution.

F-55

NOTE 21 – STOCK ACQUISITION RIGHTS

A.L.I. issued the following stock acquisition rights to its directors and employees.

	1st	2nd	3rd	4th	5th	6th	7th	8th
Grant date	March 31, 2017	July 11, 2018	July 11, 2018	October 17, 2018	March 14, 2019	March 13, 2019	March 14, 2019	December 29, 2020
Number of shares at grant date	150,000	15,000	45,000	10,000	67,000	5,750	27,000	5,000
Outstanding at December 31, 2020	5,000	15,000	42,450	7,500	67,000	5,750	27,000	5,000
Forfeited	—	—	(11,500)	—	(3,900)	(4,500)	—	—
Outstanding at December 31, 2021	5,000	15,000	30,950	7,500	64,100	1,250	27,000	5,000
Exercised	—	(15,000)	—	—	(3,522)	—	(25,862)	—
Forfeited	(5,000)	—	(30,950)	(7,500)	(60,578)	(1,250)	(1,138)	(5,000)
Outstanding at December 31, 2022	—	—	—	—	—	—	—	—
Exercise price (JPY)	900	3,307	1,800	3,500	5,000	5,000	5,000	10,000
	(Approximately $6.82)	(Approximately $13.65)	(Approximately $13.65)	(Approximately $26.55)	(Approximately $37.93)	(Approximately $37.93)	(Approximately $37.93)	(Approximately $75.86)

The company does not recognize expenses from the stock acquisition rights because the Company determined that the compensation expenses are immaterial. On September 14, 2022, the Company decided to acquire all the stock acquisition rights without consideration and to cancel them.

NOTE 22 – STOCK-BASED COMPENSATION

On July 27, 2022, Aerwins issued stock options to certain directors of the Company which can be exercised for a total of 2,648,000 shares of the Company’s common stock with an exercise price of $0.00015 per share and a vesting period shall commence on the first business day following the occurrence of going public (the “Trigger Date”), and thereafter (i) one third of the option shall vest on the three months anniversary of the Trigger Date, (ii) one third of the option shall vest on the fifteen month anniversary of the Trigger Date; and (iii) the remaining one third of the option shall vest on the twenty seven month anniversary of the Trigger Date. The remaining weighted average contractual life as of December 31, 2022, is 9.58 years.

Grant date	July 27, 2022
Number of shares at grant date	2,648,000
Outstanding at December 31, 2022	2,648,000
Exercise price	$0.00015
Consideration paid to the Company	$132

The Company estimated the fair value of the stock-based compensation at $0.00005 using the Binomial Option Pricing Model with the following assumption inputs.

Exercise period	5 years
Share price on the issuance date	$0.0001
Volatility	64.22%
Expected dividend rate	0%
Risk-free interest rate	2.88%

NOTE 23 - SUBSEQUENT EVENTS

On February 3, 2023, following the approval at the special meeting of the shareholders of Pono Capital Corp, Pono Merger Sub, Inc., a wholly-owned subsidiary of Pono Capital Corp consummated a merger with and into AERWINS, Inc. (formerly named AERWINS Technologies Inc.) pursuant to an agreement and plan of merger. At the closing on February 3, 2023 of the business combination, Pono Merger Sub merged with and into AERWINS with AERWINS surviving the merger as a wholly-owned subsidiary of Pono Capital Corp, and Pono Capital Corp changed its name to “AERWINS Technologies Inc.”

On February 27, 2023, the Company’s wholly owned subsidiary in Japan, A.L.I. Technologies, entered into a loan agreement with Shuhei Komatsu, the Company’s Chief Executive Officer. Pursuant to the Agreement, Mr. Komatsu agreed to lend A.L.I. 200,000,000 yen (approximately $1,469,400 US Dollars based on a conversion rate of $0.007347 US Dollar for each $1 yen as of February 27, 2023). The maturity date of the loan is April 15, 2023. The interest rate under the agreement is 2.475% per annum, and the interest period is from February 27, 2023 until the maturity date. The Company has paid 100,000,000 yen (approximately $734,700) as of April 27, 2023.

F-56

AERWINS TECHNOLOGIES INC.

CONSOLIDATED BALANCE SHEET

	September 30,	December 31,
	2023	2022
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$25,174	$1,278,026
Notes receivable	-	3,488
Accounts receivable, net	180,193	980,688
Others receivable	778,446	2,089,921
Prepaid expenses	1,827,865	611,959
Inventory	-	2,687,092
Escrow deposit	-	575,000
Total current assets	2,811,678	8,226,174

Long-term Assets
Property and equipment, net	-	1,390,547
Intangible assets, net	-	150,576
Investment-equity method	-	997,470
Operating lease right-of-use assets	-	693,474
Long-term loans receivable	95,031	107,735
Other non-current assets	129,649	213,370
Total long-term assets	224,680	3,553,172

Total Assets	$3,036,358	$11,779,346

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term loans payable	$334,604	$-
Short-term loans payable, related party	441,929	-
Accounts payable	5,827,219	3,333,675
Accounts payable, related party	628,903	-
Notes payable	1,480,000	-
Others payable	710,965	230,060
Accrued expenses	1,079,728	402,036
Contract liabilities	708,810	1,104,582
Current portion of long-term loans	160,811	54,624
Finance leases liabilities-current	82,203	102,114
Operating leases liabilities-current	220,602	293,710
Other current liabilities	-	380,344
Total Current Liabilities	11,675,774	5,901,145

Longer-term liabilities
Long-term loans	2,742,220	3,259,237
Long-term convertible promissory note, net	997,104	-
Derivative liability	1,581,579	-
Finance leases liabilities-non-current	55,617	87,056
Operating leases liabilities-non-current	236,131	397,720
Other long-term liabilities	160,016	225,284
Warrant liabilities	552,032	-
Total long-term liabilities	6,324,699	3,969,297

Total Liabilities	18,000,473	9,870,442

Stockholders’ Equity:
Common stock, par value $0.000001, 400,000,000 shares authorized; 62,688,215 and 46,929,065 shares issued and outstanding, respectively in September 30, 2023 and December 31, 2022*	62	47
Preferred stock, par value $0.000001, 20,000,000 shares authorized; No shares issued and outstanding	-	-
Additional Paid-in capital	54,092,576	49,299,343
Retained earnings (Accumulated deficiency)	(69,560,075)	(46,472,904)
Treasury stock	(575,000)	-
Accumulated other comprehensive income (loss)	1,078,322	(917,582)
Stockholders’ Equity (Deficit)	(14,964,115)	1,908,904
Total Liabilities and Stockholders’ Equity (Deficit)	$3,036,358	$11,779,346

*	Retrospectively restated for effect of the business combination on February 6, 2023.

See Notes to Consolidated Financial Statements (unaudited)

F-57

AERWINS TECHNOLOGIES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the nine months ended September 30,	For the nine months ended September 30,	For the three months ended September 30,	For the three months ended September 30,
	2023	2022	2023	2022
	Unaudited
Revenues	$494,661	$2,140,871	$36,908	$206,753
Cost of revenues	2,078,125	2,399,459	1,477,845	352,179
Gross loss	(1,583,464)	(258,588)	(1,440,937)	(145,426)

Operating expenses:
Selling expenses	63,525	78,952	-	19,426
General and administrative expenses	11,867,931	4,304,138	1,759,644	1,582,060
Research and development expenses (recovery)	6,748,994	6,389,268	(46,402)	1,905,166
Total operating expenses	18,680,450	10,772,358	1,713,242	3,506,652

Loss from operations	(20,263,914)	(11,030,946)	(3,154,179)	(3,652,078)

Other income (expenses):
Interest expenses, net	(1,145,176)	(19,540)	(660,226)	(5,699)
Gain (Loss) on foreign currency transaction	(10,179)	65,454	241	(23,087)
Gain (Loss) on disposal of fixed assets	(936)	-	255	-
Impairment on fixed assets	(1,599,985)	-	(34,132)	-
Equity in earnings of investee	(11,640)	4,126	-	(6,610)
Gain (loss) on sale of investment securities	-	432,980	-	(18,174)
Loss on debt extinguishment	(666,641)	-	(666,641)	-
Gain on fair value adjustments of warrant	1,903,436	-	703,764	-
Gain (loss) on fair value adjustments of derivative	470,735	-	(124,938)	-
Derivative expense	(1,088,477)	-	-	-
Other income (expenses), net	178,828	293,641	78,273	(222)
Total other income (expenses)	(1,970,035)	776,661	(703,404)	(53,792)

Loss before income tax provision	(22,233,949)	(10,254,285)	(3,857,583)	(3,705,870)

Income tax expense	-	(19,661)	-	(19,661)

Net loss from continuing operations	(22,233,949)	(10,273,946)	(3,857,583)	(3,725,531)

Discontinued operations (Note 25)
Loss from discontinued operations	(853,223)	(1,025,120)	(6,724)	(345,601)
Loss on discontinued operations	(853,223)	(1,025,120)	(6,724)	(345,601)

Net loss	$(23,087,172)	$(11,299,066)	$(3,864,307)	$(4,071,132)

Other comprehensive income:
Foreign currency translation adjustment	1,995,904	(760,659)	(296,946)	919,736

Total other comprehensive loss	1,995,904	(760,659)	(296,946)	919,736
Total comprehensive loss	$(21,091,268)	$(12,059,725)	$(4,161,253)	$(3,151,396)

Net loss per common share from continuing operations
Basic	$(0.38)	$(0.23)	$(0.06)	$(0.08)
Anti-Diluted	$(0.38)	$(0.23)	$(0.06)	$(0.08)

Net Income (loss) per common share from discontinued operations
Basic	$(0.01)	$(0.02)	$(0.00)	$(0.01)
Anti-Diluted	$(0.01)	$(0.02)	$(0.00)	$(0.01)

Weighted average common shares outstanding*
Basic	57,515,446	43,917,191	62,547,298	46,291,743
Effect of dilutive securities
Convertible debt	2,880,633	-	3,697,046	-
Conversion of option warrants	12,237,431	4,607,744	15,705,700	5,215,944
Diluted	72,633,510	48,524,935	81,950,044	51,507,687

*	Retrospectively restated for effect of the business combination on February 6, 2023.

See Notes to Consolidated Financial Statements (unaudited)

F-58

AERWINS TECHNOLOGIES INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)

	Common Stock		Preferred stock
	400,000,000 authorized		20,000,000 authorized		Additional	Retained		Accumulated
	$0.000001 Par Value		$0.000001 Par Value		Paid-in (Registered)	Earnings (Accumulated	Treasury	Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit)	Stock	Income	Totals

Balance at January 1, 2022	41,206,805	$41	-	$-	$32,288,699	$(31,993,085)	$-	$(238,057)	$57,598

Corporate bond conversion	2,034,611	2	-	-	7,176,346	-	-	-	7,176,348

Net loss	-	-	-	-	-	(3,392,003)	-	-	(3,392,003)

Other comprehensive loss	-	-	-	-	-	-	-	(195,256)	(195,256)

Balances at March 31, 2022	43,241,416	$43	-	$-	$39,465,045	$(35,385,088)	$-	$(433,313)	$3,646,687

Issuance of common stock	797,474	1	-	-	2,715,195	-	-	-	2,715,196

Issuance of common stock upon exercise of stock options	351,309	-	-	-	367,278	-	-	-	367,278

Net loss	-	-	-	-	-	(3,835,933)	-	-	(3,835,933)

Other comprehensive loss	-	-	-	-	-	-	-	(1,485,139)	(1,485,139)

Balances at June 30, 2022	44,390,199	$44	-	$-	$42,547,518	$(39,221,021)	$-	$(1,918,452)	$1,408,089

Issuance of common stock	1,852,197	2	-	-	5,683,985	-	-	-	5,683,987

Issuance of common stock upon exercise of stock options	686,670	1	-	-	1,067,708	-	-	-	1,067,709

Stock-based compensation					132				132

Net loss	-	-	-	-	-	(4,071,132)	-	-	(4,071,132)

Other comprehensive income	-	-	-	-	-	-	-	919,736	919,736

Balances at September 30, 2022	46,929,066	$47	-	$-	$49,299,343	$(43,292,153)	$-	$(998,716)	$5,008,521

	Common Stock		Preferred stock
	400,000,000 authorized		20,000,000 authorized		Additional	Retained		Accumulated
	$0.000001 Par Value		$0.000001 Par Value		Paid-in (Registered)	Earnings (Accumulated	Treasury	Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit)	Stock	Income	Totals

Balance at January 1, 2023	46,929,065	$47	-	$-	$49,299,343	$(46,472,904)	$-	$(917,582)	$1,908,904

Issuance of common stock prior to the closing of Business Combination	5,000,000	5	-	-	(1,156,124)	-	-	-	(1,156,119)

Reverse recapitalization	3,740,187	4	-	-	(878,120)	-	-	-	(878,116)

Issuance of common stock warrants for services	413,103	0	-	-	4,338,298	-	-	-	4,338,298

Acquisition of treasury stock	57,500	-	-	-	-	-	(575,000)	-	(575,000)

Net loss	-	-	-	-	-	(7,801,544)	-	-	(7,801,544)

Other comprehensive loss	-	-	-	-	-	-	-	(55,127)	(55,127)

Balances at March 31, 2023	56,139,855	$56	-	$-	$51,603,397	$(54,274,448)	$(575,000)	$(972,709)	$(4,218,704)

Issuance of common stock for services	5,269,291	5	-	-	1,919,995	-	-	-	1,920,000

Net loss	-	-	-	-	-	(11,421,320)	-	-	(11,421,320)

Other comprehensive income	-	-	-	-	-	-	-	2,347,977	2,347,977

Balances at June 30, 2023	61,409,146	$61	-	$-	$53,523,392	$(65,695,768)	$(575,000)	$1,375,268	$(11,372,047)

Issuance of common stock for services	1,279,069	1	-	-	569,184	-	-	-	569,185

Net loss	-	-	-	-	-	(3,864,307)	-	-	(3,864,307)

Other comprehensive loss	-	-	-	-	-	-	-	(296,946)	(296,946)

Balances at September 30, 2023	62,688,215	$62	-	$-	$54,092,576	$(69,560,075)	$(575,000)	$1,078,322	$(14,964,115)

* Retrospectively restated for effect of the business combination on February 6, 2023.

See Notes to Consolidated Financial Statements (unaudited)

F-59

AERWINS TECHNOLOGIES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months ended
	September 30,	September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,087,172)	$(11,299,066)
Net loss from discontinued operations	(853,223)	(1,025,120)
Net loss from continuing operations	(22,233,949)	(10,273,946)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation expenses	182,689	186,337
Amortization expenses	22,934	31,989
Interest expense	1,145,165	-
Non-cash lease expense	189,295	247,006
Share-based compensation	5,190,773	-
Gain on fair value adjustments of warrant	(1,903,436)	-
Change in fair value of derivative liability	(470,735)	-
Revert of bad debt expenses	7,088	(664)
Impairment loss	1,599,985	-
Loss on disposal of fixed assets	936	2,894
Gain on sale of investment securities	-	(432,980)
Loss on debt extinguishment	666,641	-
Equity in earnings of investee	11,640	(4,126)
Derivative expense	1,088,477	-
Write-off of inventory	1,487,493	-

Decrease (Increase) in operating assets:
Accounts receivable	(45,768)	(49,447)
Others Receivable	1,152,107	(39,557)
Prepaid expenses	126,564	(92,653)
Advances and prepayments to suppliers	142,528	(67,060)
Inventory	924,661	(1,000,412)
Other current assets,	-	(68,114)
Other non current assets	29,217	-

Increase (Decrease) in operating liabilities:
Accounts payable	2,783,347	106,281
Notes payable	20,987	-
Others payable	599,867	(134,215)
Accrued expenses	380,623	73,739
Deferred revenue	(286,453)	616,204
Operating lease liabilities-current	(9,426)	(64,115)
Other current liabilities	(362,922)	(31,042)
Operating lease liabilities-Non-current	(144,733)	(173,252)
Other non-current liabilities	(41,867)	(135,276)

Net cash used by continuing operations	(7,746,272)	(11,302,409)
Net cash used by discontinued operations	(44,011)	(790,652)
Net cash used by operating activities	(7,790,283)	(12,093,061)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(20,757)	(41,416)
Purchase of intangible assets	(36,186)	(17,464)
Proceeds from disposal of investments	-	467,791
Repayment of loans receivable	-	15,593
Net cash provided (used) by continuing operations	(56,943)	424,504
Net cash provided (used) by discontinued operations	(5,123)	(137,798)
Net cash (used) by investing activities	(62,066)	286,706

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from capital contribution	-	9,834,301
Proceeds from bond	2,797,698	-
Proceeds from loans	3,706,344	-
Repayments to loans	(2,663,142)	(166,299)
Payments for finance leases	(40,709)	(69,288)
Proceeds from reverse recapitalization with AERWINS Inc., net	1,595,837	-
Net cash provided by continuing operations	5,396,028	9,598,714
Net cash provided by discontinued operations	-
Net cash provided by financing activities	5,396,028	9,598,714

Net decrease in cash and cash equivalents	(2,456,321)	(2,207,641)
Effects of exchange rates change on cash	1,203,469	(1,434,644)
Cash and cash equivalents at beginning of period	1,278,026	10,020,459
Cash and cash equivalents at beginning of period held by discontinued operation	-	-
Cash and cash equivalents at ending of period held by discontinued operation	-	-
Cash and cash equivalents at end of period	$25,174	$6,378,174

Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during period for:
Interest	$14,094	$20,025
Income taxes	$-	$31,136

See Notes to Consolidated Financial Statements (unaudited)

F-60

 AERWINS TECHNOLOGIES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023

(unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

AERWINS Technologies Inc., a Delaware corporation (the “Company,” “we,” “us,” or “AERWINS”) together with its wholly owned subsidiary AERWINS, Inc., a Delaware corporation and its wholly owned subsidiary, A.L.I. Technologies Inc., a Japanese corporation (“ALI”) is the developer and manufacturer of air mobility platform, COSMOS (Centralized Operating System for Managing Open Sky), and the XTURISMO Limited Edition Hoverbike. All refences in this report on Form 10-Q to the “Company,” “we,” “us,” or “AERWINS” include both AERWINS and ALI.

Pono Capital Corp Merger

On February 3, 2023, we consummated a merger (the “Merger”) with Pono Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of the Company, then called Pono Capital Corp., a Delaware corporation (“Pono”) with and into AERWINS, Inc. (formerly named AERWINS Technologies Inc.), a Delaware corporation pursuant to an agreement and plan of merger, dated as of September 7, 2022 (as amended on January 19, 2023, the “Merger Agreement”), by and among Pono, Merger Sub, AERWINS, Mehana Equity LLC, a Delaware limited liability company (“Sponsor” or “Purchaser Representative”) in its capacity as the representative of the stockholders of Pono, and Shuhei Komatsu in his capacity as the representative of the stockholders of AERWINS, Inc. (“Seller Representative”). The Merger and other transactions contemplated thereby (collectively, the “Business Combination”) closed on February 3, 2023 when pursuant to the Merger Agreement, Merger Sub merged with and into AERWINS, Inc. with AERWINS, Inc. surviving the Merger as a wholly-owned subsidiary of Pono, and Pono changed its name to “AERWINS Technologies Inc.” and the business of the Company became the business of AERWINS, Inc., and this business section primarily includes information regarding the AERWINS’, Inc. business.

The Business Combination was accounted for as a reverse recapitalization under the accounting principles generally accepted in the United States of America (“U.S. GAAP”). AERWINS was determined to be the accounting acquirer and Pono was treated as the acquired company for financial reporting purposes. Accordingly, the financial statements of the combined company represent a continuation of the financial statements of AERWINS.

On February 2, 2023, the Company entered into a Subscription Agreement (the “Agreement”) with AERWINS, Inc., and certain investors (collectively referred to herein as the “Purchasers”). Pursuant to the Agreement, the Purchasers agreed to purchase an aggregate 3,196,311 shares of common stock (the “Shares”) of AERWINS, Inc. which was immediately exchanged for 5,000,000 Public Shares upon the consummation of the Business Combination in exchange for an aggregate sum of $5,000,000 (the “Purchase Price”) with the Purchase Price being paid to AERWINS, Inc. prior to the closing of the Business Combination (the “Closing”). Effective immediately prior to the Closing, AERWINS, Inc. issued the Shares to the Purchasers and thereafter immediately upon the Closing, the Shares were exchanged for the Public Shares, and the Public Shares were issued as a registered issuance of securities under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration filed by the Company on Form S-4 which was declared effective by the Securities and Exchange Commission on January 13, 2023.

On February 3, the Company received from the Business Combination with Pono net cash of $1,595,831. The Company also assumed $25,750 in prepaid expenses, $1,432,603 in other payable, $1,580,000 in notes payable ($1,480,000 as of September 30, 2023), $643,213 in warrant liabilities. The total funds from the Business Combination $1,595,831. This amount was available to repay certain indebtedness, transaction costs and for general corporate purposes, which primarily consisted of investment banking, legal, accounting, and other professional fees as follows:

Cash—Pono trust and working capital cash	$1,802,594
Cash—Subscription agreement made immediately before the closing	5,000,000
Less: transaction costs and advisory fees	5,206,763
Total funds from the Business Combination	$1,595,831

Regarding the notes payable of $1,480,000 described above, the Company has not paid by the due date. Accordingly, the Company is regarded as in default and recognizes interest expenses of $110,157 as accrued expenses.

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NOTE 2 - GOING CONCERN

The Company’s consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of and for the period ended September 30, 2023, the Company has incurred net loss from continuing operations of $22,233,949 and accumulated deficit of $69,560,075. These factors raise substantial doubt on the Company’s ability to continue as a going concern.

Although the Company is attempting to commence operations and generate sufficient revenue, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of debt, or a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of debt, or a public or private offering. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Unaudited Interim Consolidated Financial Information

The accompanying interim consolidated balance sheet as of September 30, 2023, the interim consolidated statements of operations and comprehensive income (loss), consolidated statements of changes in shareholders’ equity (deficiency), and cash flows for the nine months ended September 30, 2023 and 2022 and the related notes to such interim consolidated financial statements are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with U.S. GAAP. In management’s opinion, the unaudited interim consolidated financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the Company’s financial position as of September 30, 2023 and the Company’s consolidated results of operations and cash flows for the nine months ended September 30, 2023 and 2022. The consolidated results of operations for the nine months ended September 30, 2023 are not necessarily indicative of the results to be expected for the full year ending December 31, 2023.

Use of Estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, the management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the allowance for doubtful accounts, useful lives of property and equipment, the impairment of long-lived assets, and valuation allowance of deferred tax assets. Actual results could differ from those estimates.

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Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and deposits in banks that are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Accounts Receivable, net

Accounts receivable, net represent the amounts that the Company has an unconditional right to consideration, which are stated at the original amount less an allowance for doubtful receivables. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income. Delinquent account balances are written off against the allowance for doubtful accounts after management has determined that the likelihood of collection is remote. In circumstances in which the Company receives payment for accounts receivable that have previously been written off, the Company reverses the allowance and bad debt.

Inventories

Inventories consist principally of raw materials used for rendering computing sharing services and for manufacturing hoverbikes. Work in progress represents the costs incurred to date on unfinished products or services. The costs recognized as work in progress include direct materials, direct labor, and overhead costs that are directly attributable to the production of the unfinished product or service. Inventories are stated at the lower of cost or net realizable value, cost being determined by the first-in, first-out method for merchandise. Net realizable value is calculated at estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Loss from inventories written down to net realizable value should be recognized whenever the utility of goods is impaired by damage, deterioration, obsolescence, changes in price levels, or other causes. When inventories have been written down below cost, the reduced amount is to be considered the cost for subsequent accounting purposes. During the nine months ended September 30, 2023, inventory write-downs of $1,487,493 were recorded to reflect the decrease in anticipated net realizable value as the Company is pursuing the redesign of its hoverbike and considering strategic alternatives for the non-core operations.

Fixed assets

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives, as more details follow:

	Depreciation Method	Useful Life
Building and building accessories	Straight-line method	8-38 years
Office equipment and furniture	Straight-line method	2-10 years
Software	Straight-line method	5 years
Design right	Straight-line method	7 years
Patent right	Straight-line method	8 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive income (loss).

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Lease-Lessee

In accordance with the Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842) the Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. Lease terms of certain operating leases include the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain.

The Company leases office facilities, office equipment and furniture, and a vehicle, which are classified as operating leases and leases containers, which are classified as a finance lease in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Operating leases are included in operating lease right-of-use assets, operating lease liabilities, current, and operating lease liabilities, non-current, and finance leases are included in property and equipment, finance lease liabilities, current, and finance lease liabilities, non-current in the consolidated balance sheet.

The operating lease right-of-use asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. All operating lease right-of-use assets are reviewed for impairment annually.

As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments.

The Company has elected the short-term lease exception, and therefore operating lease right-of-use assets and liabilities do not include leases with a lease term of twelve months or less.

Impairment of Long-Lived Assets

Long-lived assets with finite lives, primarily property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

Equity Method

We apply the equity method to an investment in unconsolidated entities over which we have the ability to exercise significant influence. We initially record our investments based on the acquisition cost. Under the equity method, the carrying amount of the investment is adjusted to recognize changes in the Company’s share of net assets of the investment.

		Percentage of Effective Ownership
Name of Subsidiary	Place of Organization	September 30, 2023	December 31, 2022
ASC TECH Agent	Japan	0%	48.81%

Warrant Liabilities

We account for the Warrants in accordance with the guidance contained in Accounting Standards Codification (“ASC”) 815-40 — Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815), under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our consolidated statements of operations. The Placement Warrants, Public Warrants, and Debt Warrants for periods where no observable traded price was available are valued using a Black Scholes model.

Share-based Compensation

We account for the share-based compensation in accordance with the guidance contained in Accounting Standards Codification (“ASC”) 718 — “Compensation – Stock Compensation” and ASC 505, “Equity Based Payments to Non-Employees”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Convertible Promissory Notes and Derivative Instruments

The Company accounts for the fair value of the conversion feature in accordance with the guidance contained in ASC 815, which requires the Company to bifurcate and separately account for the conversion feature as an embedded derivative contained in the Company’s convertible promissory note. Accordingly, we account for the conversion option as an embedded derivative contained in the Company’s promissory note at fair value. The derivative liability is required to be remeasured at each reporting date and the change in fair value is recognized in our consolidated statements of operations.

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Foreign Currency Translation

The Company maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”), and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive loss within the statements of changes in shareholders’ deficit.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

	Nine months ended September 30, (unaudited)		Year ended December 31,
	2023	2022	2022
Current JPY: US$1 exchange rate	149.43	144.71	131.81
Average JPY: US$1 exchange rate	138.14	128.26	131.46

Consolidated Statements of Cash Flows

In accordance with FASB ASC 830-230, “Statement of Cash Flows”, cash flows from the Company’s operations are calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value and net of a value-added tax (“Consumption Tax”). The Consumption Tax on sales is calculated at 10% of gross sales.

When another party is involved in providing goods or services to our customer, we apply the principal versus agent guidance in ASC Topic 606 to determine if we are the principal or an agent to the transaction. When we control the specified goods or services before they are transferred to our customer, we report revenue gross, as principal. If we do not control the goods or services before they are transferred to our customer, revenue is reported net of the fees paid to the other party, as agent.

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Cost of Revenues

Cost of revenues primarily consists of salaries and related expenses (e.g. bonuses, employee benefits, and payroll taxes) for personnel directly involved in the delivery of services and products directly to customers. Cost of revenues also includes royalty/license payments to vendors, hosting and infrastructure costs related to the delivery of the Company’s products and services, and inventory write-down.

Advertising Expenses

Advertising expenses consist primarily of costs of promotion and marketing for the Company’s image and products, and costs of direct advertising, and are included in selling expenses. The Company expenses advertising costs as incurred, in accordance with the ASC 720-35, “Advertising Costs”. The advertising expenses for nine months ended September 30, 2023 and 2022 (unaudited) were $63,525 and $78,952, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

For the nine months ended September 30, 2023, Customer A accounts for 27.7% of the Company’s total revenues.

For the nine months ended September 30, 2022, Customer C and Customer D accounts for respectively 14.8% and 12% of the Company’s total revenues.

As of September 30, 2023, Customer A accounts for 19.6% and Customer B accounts for 70.2% of the Company’s total accounts receivable. As of December 31, 2022, Customer E, Customer F and Customer G accounts for respectively 15.1%, 16.2% and 12.8% of the Company’s total accounts receivable

For the nine months ended September 30, 2023, Vendor A and Vendor B accounts for respectively 39.4% and 16.4% of the Company’s total raw material purchases.

For the nine months ended September 30, 2022, Vendor B accounts for respectively 30.8% of the Company’s total raw material purchases.

As of December 31, 2022, Vendor A accounts for 31.2% of the Company’s total accounts payable. As of September 30, 2023, Vendor A accounts for 20.1% of the Company’s total accounts payable.

Comprehensive Income or Loss

ASC 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive loss, as presented in the accompanying consolidated statements of changes in shareholders’ deficit, consists of changes in unrealized gains and losses on foreign currency translation.

Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common shares were exercised or equity awards vest resulting in the issuance of common shares that could share in the earnings (loss) of the Company.

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Related Parties and Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Income Taxes

Income taxes are accounted for using an asset and liability method of accounting for income taxes in accordance with ASC 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current period and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets also include the prior years’ net operating losses carried forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

The Company follows ASC 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of operations.

Fair Value Measurements

The Company performs fair value measurements in accordance with ASC 820. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 establishes three levels of inputs that may be used to measure fair value:

●	Level 1: quoted prices in active markets for identical assets or liabilities;
●	Level 2: inputs other than Level 1 that are observable, either directly or indirectly; or
●	Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

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NOTE 4 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	September 30,
	2023 (unaudited)	December 31, 2022
Accounts receivable	$186,745	$980,688
Less: allowance for doubtful accounts	(6,552)	-
Accounts receivable, net	$180,193	$980,688

Allowance for doubtful accounts movement is as follows:

	September 30,
	2023 (unaudited)	December 31, 2022
Beginning balance	$-	$(739)
Change during the period	6,552	739
Ending balance	$6,552	$-

Other receivable movement is as follows:

	September 30,
	2023 (unaudited)	December 31, 2022
Beginning balance	$2,089,921	$1,034,690
Change during the period	(1,296,676)	1,189,020
Foreign currency translation adjustment	(14,799)	(133,789)
Ending balance	$778,446	$2,089,921

The change during the year in 2022 is mainly from increase of consumption tax receivable that has been refunded in 2023.

NOTE 5 — PREPAID EXPENSES

	September 30, 2023 (unaudited)	December 31, 2022
Prepaid expenses	$1,800,826	$431,935
Advances to Suppliers	27,039	180,024
Total	$1,827,865	$611,959

Of the total prepaid expenses as at September 30, 2023, $1,636,703 is attributable to prepaid stock-based compensation.

NOTE 6 — INVENTORY

Inventory consists of the following:

	September 30,
	2023 (unaudited)	December 31, 2022
Raw materials	$202,381	$1,533,784
Work in progress	1,245,274	1,135,852
Product	30,614	-
Stored item	9,224	17,456
Write-off of inventory	(1,487,493)	-
Total	$-	$2,687,092

During the nine months ended September 30, 2023, inventory write-downs of $1,487,493 were recorded to reflect the decrease in anticipated net realizable value as the Company is pursuing the redesign of its hoverbike and considering strategic alternatives for the non-core operations.

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NOTE 7 — SEGMENT INFORMATION

Management determined the Company’s operations constituted one reportable segment in accordance with ASC 280—Air mobility segment. Revenue by each service line can be found in Note 8 below.

NOTE 8 — REVENUE RECOGNITION

The Company currently generates its revenue from the following main sources:

Revenue from Computing Power Sharing services with Equipment Installation

The Company provides customers with computing power sharing services with equipment installation, which includes a one-time equipment installation and a certain period of time technology service. The Company recognizes revenue from one-time equipment installation at the point in time when the installation is completed and accepted by the customer. The Company recognizes revenue from technology service over time when the service is rendered and accepted by the customer, normally monthly.

Revenue from Computing Power Sharing services without Equipment Installation

The Company also provides customers with computing power sharing services without equipment installation, which includes a one-time platform set up without equipment installation, and a certain period of time technology service. The Company recognizes revenue from one-time platform set up at the point in time when the platform is set up to function and accepted by the customer. The Company recognizes revenue from technology service over time when the service is rendered and accepted by the customer, normally monthly.

Revenue from Air Mobility Drone Solution

The Company provides customers with air mobility drone solution, which includes UAS (Unmanned Aircraft Systems) main equipment, laser scanner, software package, camera system, etc. The solution includes a one-time system set up and a certain period of time technology service. The Company recognizes revenue from one-time system set up at the point in time when the system is set up to function and accepted by the customer. The Company recognizes revenue from technology service over time when the service is rendered and accepted by the customer, normally monthly. Revenue from Air Mobility Drone Solution is included in income from discontinued operations.

Revenue from Project Management

The Company provides customers with project management, which includes project planning and implementation, and providing needed technology human resources, such as construction engineers and software engineers for various projects. The Company recognizes revenue from project management over time when the service is rendered and accepted by the customer, normally monthly. Revenue from Project Management is included in income from discontinued operations.

Revenue from Consulting Service

The Company provided a customer with consulting service related to IPO. The company recognizes revenue from the service over time as the service is rendered.

Disaggregation of Revenue

The Company disaggregates its revenues from contracts by service types, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors. The Company’s disaggregation of revenues for the nine months and three months ended September 30, 2023 and 2022 is as following (unaudited):

	Nine months ended
	September 30, (unaudited)
	2023	2022
Revenue from sales of Computing Equipment	$-	$499,758
Revenue from Computing Power Sharing services	138,508	1,077,061
Revenue from Project Management for Computing Share	6,153	564,052
Consulting service	350,000	-
Total Revenue	$494,661	$2,140,871

	Three months ended
	September 30, (unaudited)
	2023	2022
Revenue from Computing Power Sharing services	$36,908	$206,753
Total Revenue	$36,908	$206,753

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For the nine months ended September 30 in 2023 and 2022 (unaudited), almost all of the revenue generated are attributed to the Company’s operation in Japan.

Revenue from Air Mobility Drone Solution and Project Management are included in income from discontinued operations.

Contract Liability

As of September 30, 2023 (unaudited) and December 31, 2022, the Company recognizes contract liability of $708,810 and $1,104,582 respectively. Contract liability primarily represents the Company’s remaining performance obligations under its service agreement at the end of the period, for which consideration has been received and revenue had not been recognized.

NOTE 9 – LOANS PAYABLE

Notes payable

On January 31, 2023, the Company promised to pay to Mahana Equity LLC, the principal sum of $1,130,000. In the case of an event of default, this note bear interest at a rate of 24% per annum until such event of default is cured. The principal amount of this Note and any accrued interest shall be payable on the earlier of raising more than $5,000,000 from Pono’s SEPA with Yorkville or as follows: (i) $300,000 on April 10, 2023 (ii) $300,000 on May 10, 2023; (iii) $300,000 on June 30, 2023; and (iv) $230,000 on July 31, 2023.

On January 31, 2023, the Company promised to pay to a third party lender the principal sum of $450,000. In the case of an event of default, this note bear interest at a rate of 24% per annum until such event of default is cured. The principal amount of this Note and any accrued interest shall be payable (the “Maturity date”) as follows (i) $100,000 on April 10, 2023 (ii) $100,000 on May 10, 2023; (iii) $100,000 on June 30, 2023; (iv) $100,000 on July 31, 2023; and (v) $50,000 on August 31, 2023.

As at September 30, 2023, the notes payable balance was $1,480,000 in default and recognized interest expenses of $110,156 as accrued expenses.

Short-term loan payable

During the nine months ended September 30, 2023, the Company received loans totaling $334,604 (JPY50,000,000) from third parties. Of these loans, $133,842 bears interest of 8% per annum and due 12 months from issue date. $200,762 bears interest of 8% per annum and due 70 days from issue date. The Company has not paid these loans by the due date. Accordingly, the Company is regarded as in default.

NOTE 10 — RELATED PARTY TRANSACTIONS

Guarantee provided by a director of A.L.I.

For the nine months ended September 30, 2023, the Company received a debt guarantee from the Representative Director of A.L.I. Daisuke Katano for a particular building lease agreement. The transaction amount is $129,598 which is calculated by the total rental fees paid during the period from January 1, 2023 to September 30, 2023 for the contracts for which guarantees were provided as of September 30, 2023. No warranty fees are paid.

Loan from a former director of Aerwins

On February 27, 2023, the Company’s wholly owned subsidiary in Japan, A.L.I. Technologies, entered into a loan agreement with Shuhei Komatsu, the Company’s Chief Executive Officer. Pursuant to the Agreement, Mr. Komatsu agreed to lend A.L.I. 200,000,000 yen (approximately $1,384,370 US Dollars based on a conversion rate of 0.0066921 US Dollar for each 1 yen as of September 30, 2023). The original maturity date of the Loan under the Agreement was April 15, 2023, and was extended to June 30, 2023 (the “Maturity Date”). The interest rate under the Agreement is 2.475% per annum (calculated on a pro rata basis for 365 days a year), and the interest period is from February 27, 2023 until the Maturity Date.

The Company recognizes $46,580 of accrued expenses. On July 19, 2023, Shuhei enforced the pledge and gained control of ASC investment (approximately 48.81% of ASC TECH Agent) due to default status. During the nine months ended September 30, 2023, the Company derecognized investment in ASC Tech agent in full, derecognized the debt to Shuhei for $227,281, and recognized loss of $666,641. As of September 30, 2023, loan balance is $441,929.

Payable to Directors of Aerwins

In the third quarter of 2023, two directors of Aerwins, Kiran Sidhu and Daisuke Katano paid some payable on behalf of the Company. Mr. Sidhu paid $425,464 in the third quarter of 2023 and the same amount is outstanding as of September 30, 2023. Mr. Katano paid $203,439 in the third quarter of 2023 and the same amount is outstanding as of September 30, 2023. The Company will pay to them at an appropriate timing in light of its financial situation.

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NOTE 11 — PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	September 30,
	2023 (unaudited)	December 31, 2022
Building	$13,315	$233,869
Accessory equipment	41,107	211,879
Structures	5,245	47,568
Vehicles	3,980	4,512
Tools, furniture and fixtures	457,701	1,751,969
Lease assets	164,836	186,871
Accumulated depreciation	(686,184)	(534,426)
Impairment	-	(511,695)
Property and equipment, net	$-	$1,390,547

Depreciation expense for nine months ended September 30, 2023 and 2022, were respectively $182,689 and $186,337.

NOTE 12 — INTANGIBLE ASSETS, NET

The components of intangible assets as of September 30, 2023 and December 31, 2022 are as follows:

	September 30,
	2023 (unaudited)	December 31, 2022
Software	$662,075	$706,320
Design right	101,578	111,334
Patent right	22,842	-
Accumulated amortization	(217,828)	(191,813)
Impairment	(568,667)	(475,265)
Intangible assets, net	$-	$150,576

Amortization expense for nine months ended September 30, 2023 and 2022, were respectively $22,934 and $31,989.

NOTE 13 — IMPAIRMENT LOSS

For the nine months ended September 30, 2023, the Company recognized impairment losses for the following assets:

Type	Impairment loss
Building	$199,601
Accessory equipment	146,334
Structures	37,975
Tools, furniture and fixtures	562,650
Operating Lease right-of-use assets	472,414
Software	71,095
Suspense payments	54,370
Design right	34,132
Patent right	21,414
Total	$1,599,985

Because the Company continues to recognize operating losses, and the future cash flows from these assets for its business in Japan are uncertain, so it has decided to write down fixed assets in Japan, the Company recognizes impairment loss for all fixed assets in Japan. The Company recognized the reduction as impairment in the line item of impairment on fixed assets. The Company reduces the book value to zero and recognizes the amount as impairment because the future cash flows from these assets were uncertain at the end of this quarter.

NOTE 14 — LEASES

The components of lease costs are as follows:

	For the Nine months Ended
	September 30, (unaudited)
	2023	2022
Short-term lease costs	$38,318	$686
Finance lease costs	46,305	67,941
Operating lease costs	173,026	99,635
Total lease costs	$257,649	$168,262

F-71

As of September 30, 2023, the future maturity of lease liabilities is as follows:

Year ending December 31,	Finance lease	Operating lease

2023 (nine months)	$68,778	$120,549
2024	44,488	202,050
2025	9,135	138,568
2026	9,135	-
Thereafter	11,419	-
Total lease payments	142,955	461,167
Less: imputed interest	(5,135)	(4,434)
Total lease liabilities	137,820	456,733
Less: current portion	(82,203)	(220,602)

Non-current lease liabilities	$55,617	$236,131

The following table presents supplemental information related to the Company’s leases:

	For the Nine months Ended
	September 30, (unaudited)
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$154,159	$237,367
Financing cash flows from finance lease	$40,709	$69,288
Weighted average remaining lease term (years)
Finance leases	1.1	1.1
Operating leases	0.85	1.9
Weighted-average discount rate: (per annum)
Finance leases	2.66%	1.71%
Operating leases	0.94	0.94

Pursuant to the operating lease agreements, the Company made security deposits to the lessors. The amount of security deposits as of September 30, 2023 and as of December 31, 2022 is $129,598 and $174,111 respectively.

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NOTE 15 — LONG-TERM DEBTS

The Company’s long-term loans borrowed from banks and other financial institutions, which consist of the following:

Name of Lender	Original Amount Borrowed (JPY)	Loan Duration	Annual Interest Rate	Balance as of September 30, 2023 (unaudited)	Balance as of December 31, 2022
Mizuho Bank, Ltd.	40,000,000	1/22/2021— 1/22/2028	0.00%	$267,684	$303,467
Mizuho Bank, Ltd.	60,000,000	1/22/2021— 1/22/2028	0.00%	401,526	455,201
Mizuho Bank, Ltd.	50,000,000	1/22/2021— 1/22/2028	1.70%	334,605	379,334
Japan Finance Corporation	50,000,000	12/29/2020— 12/31/2027	1.11%	334,605	279,190
Japan Finance Corporation	226,600,000	12/29/2020— 1/31/2026	0.50%	1,564,611	1,896,669
Aggregate outstanding principal balances				2,903,031	3,313,861
Less: current portion				(160,811)	(54,624)
Non-current portion				$2,742,220	$3,259,237

Interest expense for long-term debts was $14,093 and $19,728 for the nine months ended September 30, 2023 and 2022 (unaudited), respectively.

NOTE 16 – CONVERTIBLE PROMISSORY NOTES, NET

On April 12, 2023, the Company entered into a Securities Purchase Agreement (the “SPA”) with Lind Global Fund II LP (the “Investor”). Pursuant to the SPA, the Company agreed to issue to the Investor up to three secured convertible promissory notes in the aggregate principal amount of $6,000,000 for a purchase price of an aggregate of $5,000,000 and up to 5,601,613 warrants to acquire up to 5,601,613 shares of the Company’s common stock.

On April 12, 2023, the Company issued first tranche of convertible promissory note of $2,520,000 with maturity date of April 12, 2025 and no interest and issued warrant exercisable for 60 months to acquire 2,532,678 shares of common stock at $0.8926 per share. The note may convert into common shares at the option of the Holder. The conversion price is the lesser of: (i) $0.90; or (ii) 90% of the lowest single VWAP during the 20 Trading Days prior to conversion of the note; provided that in no event shall the conversion price be less than $0.18176 (the “Floor Price”). Debt issuance cost of $457,304, original issue discount of $420,000 and additional discount of $1,642,696 are recognized as reduction from the principal amount of the note and will be amortized over the life of the note utilizing straight-line method.

On May 23, 2023, the Company issued second tranche of convertible promissory note of $1,680,000 with maturity date of May 23, 2025 and no interest and issued warrant exercisable for 60 months to acquire 1,568,542 shares of common stock at $0.7316 per share. The note may convert into common shares at the option of the Holder. The conversion price is the lesser of: (i) $0.90; or (ii) 90% of the lowest single VWAP during the 20 Trading Days prior to conversion of the note; provided that in no event shall the conversion price be less than $0.18176 (the “Floor Price”). Debt issuance cost of $245,000, original issue discount of $280,000 and additional discount of $1,133,395 are recognized as reduction from the principal amount of the note and will be amortized over the life of the note utilizing straight-line method.

The notes consist of the following components as of September 30, 2023:

Principal	$4,200,000
Debt discount	(4,178,395)
Interest expense	975,499
Net Carrying Balance at September 30, 2023	$997,104

As of the period ended September 30, 2023, debt discount of the convertible notes consisted of following:

Start Date	End Date	Debt Discount At Debt Issuance	Amortization	Debt Discount As of September 30, 2023
April 12, 2023	April 12, 2025	$2,520,000	$630,000	$1,890,000
May 23, 2023	May 23, 2025	1,658,395	345,499	1,312,896
Total		$4,178,395	$975,499	$3,202,896

F-73

NOTE 17 – DERIVATIVE LIABILITY

The derivative liability is derived from the debt conversion option features in Note 14. They were valued using Monte Carlo simulation model using assumptions detailed below. As of September 30, 2023, the derivative liability was $1,581,579. The Company recorded $470,735 gain from changes in derivative liability during the nine months ended September 30, 2023. In addition, the Company recorded $1,088,477 as excess of derivative expense at initial valuation due to the total debt discount cannot excess the face amount of the convertible note balance. The Monte Carlo simulation model with following assumptions:

Volatility	124%
Risk-free rate	5.182% - 5.230%
Stock price	$0.12
Dividend Yield	-
Expected life	1.53 – 1.65 years

Fair value of the derivative is summarized as below:

Derivative Liability
Balance at January 1, 2023	$-
Additions	2,052,314
Change in fair value	(470,735)
Ending Balance, September 30, 2023	$1,581,579

NOTE 18 – WARRANT LIABILITY

The warrant liability is derived from warrants issued as debt warrants in Note 14, public warrants and placement warrants.

As of September 30, 2023, the total fair value of the warrant liability was $552,032.

The following table provides a reconciliation of the warrants measured at fair value using Level 1 inputs:

Public warrants
Balance at January 1, 2023	$-
Additions	-
Transfer from Level 2	603,750
Change in fair value	(362,250)
Ending Balance, September 30, 2023	$241,500

The Black-Scholes model with the following assumptions inputs:

Volatility	124.00%
Risk-free rate	5.18%
Stock price	0.12
Expected life	4.35 – 4.65 years

The following table provides a reconciliation of the warrants measured at fair value using Level 2 inputs:

	Public warrants	Placement warrants	Debt warrants
Balance at January 1, 2023	$-	-	-
Additions	603,750	39,463	1,812,253
Transfer to Level 1	(603,750)	-	-
Change in fair value	-	(23,310)	(1,517,874)
Ending Balance, September 30, 2023	$-	16,153	294,379

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining contractual life
Outstanding at December 31, 2022	-	$-	-
Granted	13,109,969	8.31	4.68
Outstanding at September 30, 2023	13,109,969	$8.31	4.68

F-74

NOTE 19 — INCOME TAXES

United States

Aerwins Technologies Inc. is a holding company registered in the State of Delaware incorporated in June 2022. The U.S. federal income tax rate is 21%.

Japan

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. During the three months periods ended September 30, 2023 and 2022, all taxable income (loss) of the Company is generated in Japan. Income taxes in Japan applicable to the Company are imposed by the national, prefectural, and municipal governments, and in the aggregate resulted in an effective statutory rate of approximately 34.59% for the nine months ended September 30, 2023 and 2022.

For the nine months ended September 30, 2023 and 2022, the Company’s income tax expenses are as follows:

	For the Nine months Ended
	September 30,
	2023	2022
Current	$-	$19,661
Deferred	-	-
Total	$-	$19,661

A reconciliation of the effective income tax rates reflected in the accompanying consolidated statements of operations to the Japanese statutory tax rate for the nine months ended September 30, 2023 and 2022 is as follows:

	For the Nine months Ended
	September 30,
	2023	2022
Japanese statutory tax rate	34.59%	34.59%
Change in valuation allowance	(34.59)%	(34.76)%
Effective tax rate	(0.00)%	(0.17)%

For the Nine months ended September 30, 2023 and 2022 (unaudited)

The Company’s provision for income taxes for interim periods was determined using an estimate of its annual effective tax rate. Each quarter, the Company updates its estimate of the annual effective tax rate, and if the estimated annual effective tax rate changes, the Company makes a cumulative adjustment in such period.

The Company recognized income tax expense for the nine months ended September 30, 2023 and 2022, both of which were estimated corporate inhabitant taxes.

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NOTE 20 — EQUITY METHOD

As of September 30, 2022 and 2021, the Company holds 48.81% of ASC TECH Agent. Accordingly, the Company applies equity method to its investment. For the nine months ended September 30, 2023 and 2022 (unaudited), net income from ASC TECH agent is recognized as equity in earnings of investee of $11,640 of loss and $4,126 of profit in the consolidated statements of operations and comprehensive income (loss).

During the nine months ended September 30, 2023, the Company derecognized investment in ASC Tech agent and derecognized the debt to Shuhei. Accordingly, the Company recognized loss on sale of investment securities of $666,641 which is equal to the difference between the investment carrying amount and debt settled.

NOTE 21 – SHAREHOLDERS’ DEFICIT

Aerwins was authorized to issue 400,000,000 shares of common shares, par value of $0.000001 per share, and 20,000,000 shares of preferred shares, par value of $0.000001 per share.

Business combination with Pono Capital Corp

On February 3, 2023, the Company consummated the Merger with Pono. On February 2, 2023, the Company entered into a Subscription Agreement with the Purchasers. In total, the number of Public Shares increased by 8,797,687 at the closing of the Business Combination.

Shares issued to service providers

The Company agreed with service providers to pay the service fees by issuing common stocks subject to the closing of the business combination. After the closing of the Business Combination, the Company issued 413,103 shares of common stock for the three months ended March 31, 2023. The Company issued 5,269,291 shares to consultants who provide the Company with several services for the three months ended June 30, 2023. These share issuances are recognized as expense at the fair value of the shares at the issuance date. The Company issued 1,279,069 shares to consultants who provide the Company with several services for the three months ended September 30, 2023. The total amount of fair value of shares issued for the nine months ended September 30, 2023 was $6,827,477 and $1,636,703 is recognized as prepaid expenses.

The Company’s outstanding shares increased by 15,759,150 for the nine months ended September 30, 2023, and recognized Common stock of $15 and Additional Paid-in Capital of $4,793,233. As of September 30, 2023, there were 62,688,215 of common shares issued. The numbers of common stocks are retrospectively presented to reflect the legal capital of post-merger AERWINS.

NOTE 22 – EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share is calculated on the basis of weighted-average outstanding common shares. Diluted earnings (loss) per share is computed on the basis of basic weighted-average outstanding common shares adjusted for the dilutive effect of stock options. Dilutive common shares are determined by applying the treasury stock method to the assumed conversion of share repurchase liability to common shares related to the early exercised stock options.

The computation of basic and diluted earnings (loss) per share for the nine months and three months ended September 30, 2023 and 2022 is as follows:

	For the Nine months Ended
	September 30, (unaudited)
	2023	2022
Loss per share – basic
Numerator:
Net loss from continuing operations	$(22,233,949)	$(10,273,946)
Net loss from discontinued operation	(853,223)	(1,025,120)
Denominator:
Weighted average number of common shares outstanding used in calculating basic loss per share	57,515,446	43,917,191
Denominator used for loss per share
Loss per share from continuing operations (basic)	$(0.38)	$(0.23)
Loss per share from continuing operations (anti-diluted)	$(0.38)	$(0.23)
Loss per share from discontinued operation (basic)	$(0.01)	$(0.02)
Loss per share from discontinued operation (anti-diluted)	$(0.01)	$(0.02)

	For the Three months Ended
	September 30, (unaudited)
	2023	2022
Loss per share – basic
Numerator:
Net loss from continuing operations	$(3,857,583)	$(3,725,529)
Net loss from discontinued operation	(6,724)	(345,601)
Denominator:
Weighted average number of common shares outstanding used in calculating basic loss per share	62,547,298	46,291,743
Denominator used for loss per share
Loss per share from continuing operations (basic)	$(0.06)	$(0.08)
Loss per share from continuing operations (anti-diluted)	$(0.06)	$(0.08)
Loss per share from discontinued operation (basic)	$(0.00)	$(0.01)
Loss per share from discontinued operation (anti-diluted)	$(0.00)	$(0.01)

Basic loss per share equals diluted loss per share because the calculation of diluted loss per share would be anti-dilutive.

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NOTE 23 – STOCK-BASED COMPENSATION

On July 27, 2022, Aerwins issued stock options to certain directors of the Company which can be exercised for a total of 2,648,000 shares of the Company’s common stock with an exercise price of $0.00015 per share and a vesting period shall commence on the first business day following the occurrence of going public (the “Trigger Date”), and thereafter (i) one third of the option shall vest on the three months anniversary of the Trigger Date, (ii) one third of the option shall vest on the fifteen month anniversary of the Trigger Date; and (iii) the remaining one third of the option shall vest on the twenty seven month anniversary of the Trigger Date. The remaining weighted average contractual life as of September 30, 2023, is 9.08 years.

Grant date	July 27, 2022
Number of shares at grant date	4,142,277
Outstanding at January 31, 2023	4,142,277
Forfeiture	(2,969,049)
Outstanding at September 30, 2023	1,173,228
Exercise price	$0.00015
Consideration paid to the Company at the grant date	$132

The number of shares is retrospectively presented to reflect the Business Combination with Pono.

The Company estimated the fair value of the stock-based compensation at $0.00005 using the Binomial Option Pricing Model with the following assumption inputs.

Exercise period	5 years
Share price on the issuance date	$0.0001
Volatility	64.22%
Expected dividend rate	0%
Risk-free interest rate	2.88%

NOTE 24 – FAIR VALUE MEASUREMENT

The estimated fair value of the Company’s financial instrument at September 30, 2023 and December 31, 2022 are set forth below. The following summary excludes cash and cash equivalents, accounts receivable, other receivable, short-term loans payable, accounts payable, accrued expenses, contract liability, current portion of long-term debts, current operating and finance lease liabilities and other current liabilities for which fair values approximate their carrying amounts.

	Amount at Fair Value	Level 1	Level 2	Level 3
September 30, 2023
Liabilities
Public Warrants	$241,500	$241,500	$-	$-
Placement Warrants	$16,153	$-	$16,153	$-
Debt Warrants	$294,379	$-	$294,379	$-
Subtotal: Warrant liabilities	$552,032	$241,500	$310,532	-
Derivative Liability	$1,581,579	$-	$1,581,579	$-

The Public Warrants are classified as Level 1 in the fair value hierarchy because they valued using quoted market prices. The Placement Warrants, Debt Warrants, and Derivative Liability are classified as Level 2 in the fair value hierarchy. This classification is based on the availability of significant inputs used in the Black-Sholes model and Monte Carlo simulation, which are observable in the market.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from Level 2 to Level 1 during the period from January 1, 2023 due to the increase of observable market activity.

F-77

NOTE 25 – DISCONTINUED OPERATIONS

As at September 30, 2023, to facilitate cost reduction plan, the Company has made the strategic decision to discontinue drone solution service. The results of operations in relation to the Company’s Drone solution service have been classified by the Company as discontinued operations for the nine months ended September 30, 2023 and 2022 and are shown below:

	For the nine months ended September 30,		For the three months ended September 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenues	$928,388	$1,213,695	$3,183	$356,392
Cost of revenues	745,007	971,657	9,045	246,095
Gross profit	183,381	242,039	(5,862)	110,298

Operating expenses:
Selling expenses	4,099	5,986	-	82
General and administrative expenses	752,243	884,381	36,696	308,246
Research and development expenses	167,053	402,296	-	172,560
Total operating expenses	923,395	1,292,663	36,696	480,888

Loss from operations	(740,014)	(1,050,624)	(42,558)	(370,590)

Other income (expenses):
Interest expenses, net	(1,164)	-	-	-
Loss on disposal of fixed assets	(9,761)	(2,894)	-	(2,718)
Impairment of fixed asset	(229,600)	-	-	-
Other income, net	127,316	28,398	35,834	27,707
Total other income (expenses)	(113,209)	25,504	35,834	24,989

Loss before income tax provision	$(853,223)	$(1,025,120)	$(6,724)	$(345,601)

NOTE 26 – SUBSEQUENT EVENTS

Discontinued Operations

On December 27, 2023, we discontinued the operations of A.L.I. Technologies Inc., a Japanese corporation (“A.L.I.”) which is our wholly-owned indirect subsidiary, as part of our operations, moved to Los Angeles, California, and continued the development of a line of FAA-compliant manned and unmanned crafts for low-altitude flight. Among the reasons for discontinuing the business of A.L.I., was the desire to develop an MAV that would comply with the Federal Aviation Regulation Part 103 requirements for ultralight aircraft and the difficulties that we believed the XTURISMO limited edition hoverbike being developed by A.L.I. would encounter. Following the discontinuation, on December 27, 2023, A.L.I. filed a voluntary bankruptcy petition with the Tokyo District Court, Civil Division 20, “Tokutei Kanzai Kakari” [Special Trusteeship Section], Case ID: No. 8234 of 2023 (Fu). A bankruptcy trustee was appointed on January 10, 2024, and proceedings have commenced.

ALI’s discontinued operations include the manned air mobility business, including the further development of the XTURISMO limited edition hoverbike, the air mobility platform COSMOS (Centralized Operating System for Managing Open Sky), the computing power-sharing business, drone photography business and drone and artificial intelligence research and development business.

F-78

Lind Global Amendments

As previously reported in a Form 8-K filed with the U.S. Securities and Exchange Commission on April 13, 2023, on April 12, 2023, AERWINS Technologies Inc., a Delaware corporation’s (the “Company,” “we,” “us,” or “AERWINS”) entered into a Securities Purchase Agreement (the “SPA”) with Lind Global Fund II LP, an investment fund managed by The Lind Partners, a New York based institutional fund manager (together, “Lind Global”). Pursuant to the SPA, the Company agreed to issue to Lind Global up to three secured convertible promissory notes (the “Notes” and each a “Note”) in the aggregate principal amount of $6,000,000 and warrants (the “Warrant” and each a “Warrant”) to purchase up to 5,601,613 shares of the Company’s common stock ( the “Transaction”).

The Closing of the first Tranche (the “First Closing”) occurred on April 12, 2023 and consisted of the issuance and sale to the Investor of a Note with a purchase price of $2,100,000 and a principal amount of $2,520,000 (the “First Closing Note”) and the issuance to Lind Global of a Warrant to acquire 2,532,678 shares of common stock. The Closing of the second Tranche (the “Second Closing”) occurred on May 23, 2023 and consisted of the issuance and sale to Lind Global of a Note with a purchase price of $1,400,000 and a principal amount of $1,680,000 (the “Second Closing Note,” together with the First Closing Note, the “Closing Notes”), and the issuance to Lind Global of a Warrant to acquire 1,568,542 shares of common stock.

First Amendments. On August 25, 2023, the Company and Lind Global entered into an Amendment to Senior Convertible Promissory Note First Closing Note and an Amendment to the Senior Convertible Promissory Note Second Closing Note (collectively, the “First Note Amendments”) which amended the Closing Notes’ Conversion Price (as defined in the Closing Notes) to include a floor price of $0.18176 (the “Floor Price”) and provided for a cash payment if the Conversion Price is deemed to be the Floor Price, then in addition to issuing the Conversion Shares (as defined in the Closing Notes) at the Floor Price, the Company will also pay to Lind Global a cash amount equal to (i) the number of shares of common stock that would be issued to Lind Global upon a conversion determined by dividing the dollar amount to be converted being paid in shares of common stock by ninety percent (90%) of the lowest single VWAP during the twenty (20) Trading Days prior to the applicable date of conversion (notwithstanding the Floor Price) less (ii) the number of Conversion Shares issued to Lind Global in connection with the conversion; and (iii) multiplying the result thereof by the VWAP on the Conversion Date.

Second Amendments. On January 23, 2024, the Company and Lind Global entered into an Amendment No. 2 to Senior Convertible Promissory Note First Closing Note and an Amendment No. 2 to the Senior Convertible Promissory Note Second Closing Note (collectively, the “January Note Amendments”) which amended the Closing Notes to, subject to the conditions discussed below, (i) reduce the aggregate principal amount of the Closing Notes from $2,520,000 to $2,100,000, (ii) require the Company to repay an aggregate of $1,750,000 of the principal amount of the Closing Notes no later than the closing date of a public offering of the Company’s Common Stock where it receives gross proceeds of at least $13,500,000 (the “Public Offering”) and (iii) requires Lind Global to convert no less than an aggregate of $1,750,000 of the Closing Notes no later than 11 months after the closing of the Public Offering, provided that at the time of such conversion Lind Global receives shares of Common Stock that may be disposed of without restrictive legend at their issuance pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act (the “Mandatory Conversion Amount”).

In addition, on January 23, 2024, the Company and Lind Global entered into Amendment No. 2 to Securities Purchase Agreement (the “SPA Amendment No. 2”) to, subject to the conditions discussed below, (i) eliminate the obligation of the Company and Lind Global to complete the Third Closing, (ii) delete the clause obligating the Company to register the shares of common stock issuable upon conversion of the Closing Notes and exercise of the Warrants (collectively, the “Closing Securities”) or pay Lind Global any delay payments as a result of the Company’s failure to register the Closing Securities, (iii) eliminate certain restrictions on the Company’s right to issue equity and debt in future transactions and (iv) eliminate Lind Global’ right to participate in future offerings of the Company’s securities, other than its rights to participate in the Public Offering.

The January Note Amendments and the SPA Amendment are subject to the Company completing the Public Offering and making the Mandatory Prepayment as discussed above.

F-79

A.L.I. Technologies Bankruptcy

On December 27, 2023, A.L.I. filed a voluntary bankruptcy petition with the Tokyo District Court, Civil Division 20, “Tokutei Kanzai Kakari” [Special Trusteeship Section], Case ID: No. 8234 of 2023 (Fu) (the “A.L.I. Bankruptcy”). On January 10, 2024, the Court entered an order (the “January 10 Order”) confirming that bankruptcy proceedings are commenced against the debtor A.L.I., that A.L.I. is found to be insolvent, the appointment of Gaku Iida, Attorney-at-Law, of Abe, Ikubo & Katayama be appointed as the trustee in the bankruptcy proceedings (the “Trustee”) and setting the date and place of the meeting to report on the status of property, to report on calculations and hear opinions regarding the disposition of the bankruptcy proceedings on May 14, 2024, at 10:00 a.m. local time in the Court before Judge Yoshinori Takahasi (the “Status Report Meeting”). The Trustee’s address is Fukuoka Bldg. 9F, 2-8-7 Yaesu, Chuo-ku, Tokyo.

As a result of the filing of the Bankruptcy Proceedings and the January 10 Order, the Company concluded that it no longer controls A.L.I. for accounting purposes as of January 10, 2024, in accordance with U.S. GAAP Accounting Standards Codification 810, and, therefore, A.L.I. will be deconsolidated prospectively from the Company’s consolidated financial statements.

Potential Nasdaq Delisting

As previously disclosed in the Current Report on Form 8-K filed on April 21, 2023 by the Company, on April 20, 2023, Nasdaq Listing Qualifications staff (“Staff”) notified the Company that it no longer complied with the minimum bid price requirement under Listing Rule 5450(a)(1). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until October 17, 2023, to regain compliance with Rule 5450(a)(1) (the “Bid Price Rule”). As previously disclosed on a Form 8-K filed with the SEC on October 23, 2023, on October 18, 2023, Staff notified the Company that it had determined to delist the Company as it did not comply with the requirements for continued listing on the Exchange. As previously disclosed in the Current Report on Form 8-K filed with the SEC on November 28, 2023, the Company appealed Nasdaq’s determination in accordance with the procedures set forth in the Nasdaq Listing Rules and requested a hearing (the “Hearing Request”) before the Nasdaq Hearings Panel (the “Panel”). As previously disclosed on a Form 8-K filed with the SEC on November 28, 2023, on November 21, 2023, Staff issued an additional delist determination letter after the Company failed to file its Form 10-Q for the period ended September 30, 2023 (the “Delinquent Report”), as required by Listing Rule 5250(c)(1) (the “Periodic Filing Rule”). On November 28, 2023, the Company filed its Delinquent Report and, thus, regained compliance with the Periodic Filing Rule. As previously disclosed on a Form 8-K filed with the SEC on December 12, 2023, on December 6, 2023, Staff issued an additional delist determination letter as the Company’s no longer complied with the $50,000,000 minimum market value of listed securities requirement set forth in Listing Rule 5450(b)(2)(A) (the “MVLS Rule”), which served as an additional and separate basis for delisting.

A hearing before the Panel was conducted on January 4, 2024. The Panel conditionally granted the Company’s request to transfer its shares from The Nasdaq Global Market to The Nasdaq Capital Market, effective at the open of trading on January 18, 2024 and the Company’s request for an exception to the Exchange’s listing rules until April 15, 2024, to demonstrate compliance, subject to the satisfaction of the following conditions (the “Panel Decision”):

1.	On or before January 23, 2024, the Company shall file a Form S-1 for a public offering of up to $13.5 million contemplated in its presentation to the Panel;

2.	On or before January 19, 2024, the Company shall file all necessary documentation required to transfer its listing from The Nasdaq Global Market to The Nasdaq Capital Market;

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3.	On or before January 31, 2024, the Company will complete the deconsolidation of its Japanese subsidiary A.L.I. Technologies Inc. (“A.L.I. Technologies”);

4.	On or before March 28, 2024, the Company will implement a reverse stock split in a range of 1-for-10 to 1-for-100 with a target per share price of $7.00 per share;

5.	On or before April 15, 2024, the Company shall demonstrate compliance with all applicable continued listing requirements for The Nasdaq Capital Market under Rule 5550.

The Panel Decision indicates that the Company may request that the Nasdaq Listing and Hearing Review Council (the “Council”) review the Panel Decision, in which case a written request for review would need to be received within 15 days from the date of the Panel Decision. The Council may also on its own motion determine to review the Panel Decision.

The Panel Decision has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Market. The Company plans to fulfil each of the conditions as stated in the Panel Decision. To this end, the Company filed a Registration Statement on Form S-1 which this prospectus is a part on January 23, 2024 and completed the filing of all necessary documentation required to transfer its listing from The Nasdaq Global Market to The Nasdaq Capital Market. In addition, in satisfaction of the A.L.I. Technologies deconsolidation condition of the Panel Decision and as previously disclosed in a Form 8-K filed by the Company with the SEC on January 16, 2024, the Tokyo District Court entered an order on January 10, 2024, (the “January 10 Order”) confirming that bankruptcy proceedings are commenced against the A.L.I. Technologies, that A.L.I. Technologies is found to be insolvent and other administrative matters relating to the A.L.I. Technologies bankruptcy filing. Finally, on November 20, 2023, our stockholders voted to approve an amendment of our Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effectuate a reverse stock split of our common stock at a ratio of no less than 1-for-10 and no more than 1-for-100, with such ratio to be determined at the sole discretion of our board of directors. No assurance can be given, however, as to the definitive date on which the remaining condition set forth in the Panel Decision will be achieved.

Submission of Matters to a Vote of Security Holders

On November 20, 2023, the Company held its 2023 virtual special meeting of stockholders to vote on the following matters:

Stockholders voted to approve the amendment of the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effectuate a reverse stock split of the Company’s outstanding shares of our common stock, at a ratio of no less than 1-for-10 and no more than 1-for-100, with such ratio to be determined at the sole discretion of the Board (the “Reverse Stock Split”).

Stockholders voted to approve, for purposes of complying with NASDAQ Listing Rule 5635(b), the issuance of the shares of the Company’s common stock pursuant to its purchase agreement with Lind Global representing more than 20% of our common stock outstanding, which would result in a “change of control” of the Company under applicable Nasdaq listing rules.

Stockholders voted to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to its purchase agreement with Lind Global.

Manned Air Vehicle Development Letter of Intent

Effective as of December 19, 2023 (the “Effective Date”), the Company entered into a letter of intent (the “Letter of Intent”) with Helicopter Technology Company (“Helicopter Technology”) regarding the design, development, manufacturing, sales, and marketing (collectively, the “Project”) of the MAV (the “MAV”). Under the Letter of Intent, the Company and Helicopter Technology will form an entity (the “Operating Company”) that will be owned 70% by the Company and 30% by Helicopter Technology. The Operating Company agreed to enter into an agreement with Helicopter Technology to design, build, assemble, and test the MAV planned to meet the FAA Powered Ultra-Light Category (the “Development Services Agreement”). In addition, according to the Development Services Agreement, Helicopter Technology will determine and obtain all required regulatory approvals for the MAV, providing all the necessary labor, materials, and customized equipment. The Letter of Intent contemplates that the Company and Helicopter Technology will enter into a manufacturing supply agreement on terms to be mutually agreed on. In addition, the parties will work together to secure the funding required to start production of the MAV. Helicopter Technology already has a working capital arrangement with its bank. The Operating Company will pay Helicopter Technology its costs plus 15% of such amount to provide the services it provides pursuant to the Development Services Agreement in addition to equity compensation in the Company no less favorable than comparable compensation to the Company’s executive management.

The Operating Company will enter into a marketing and support agreement with the Company to provide certain engineering oversight, accounting, marketing, sales, advertising, development of a dealer distribution network, online marketplace, and other distribution channels, and financial management, budgeting, accounting, legal, and other administrative services as may be required by the Operating Company. The Operating Company will pay the Company its costs plus 15% of such amount to provide these services. Payments will be subject to the available cash flow of the Operating Company. In addition, the Company has agreed to provide working capital to the Operating Company of up to a maximum of $1,700,000 for its operations over the first 12 months.

Pursuant to the Letter of Intent, the parties intend to use their best efforts to negotiate and enter into an operating agreement for the Operating Company (the “Operating Agreement”) within 45 days of executing the Letter of Intent. The Letter of Intent also contains additional customary conditions for entering the Operating Agreement.

Management has performed an evaluation of subsequent events through the date of issuance of the unaudited financial statements, noting no items which require adjustment or disclosure other than those set forth above.

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AERWINS TECHNOLOGIES INC.

137,614,679 Shares of Common Stock

PROSPECTUS

________________, 2024

Until ____________, 2024 (the 40th day after the date of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with the registration of Lind Global’ shares of Common Stock. All amounts shown are estimates except for the SEC registration fee.

Type	Amount
SEC Registration Fee	$2,214.00
FINRA Filing Fee	2,750.00
Legal Fees and Expenses	150,000.00
Accounting Fees and Expenses	10,000.00
Printing and engraving expenses	5,000.00
Total Expenses	$169,964

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

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Our Amended Charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Amended Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Amended Charter. Our Amended Charter also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification.

We purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our indemnification obligations may discourage stockholders from bringing a lawsuit against its officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Amended Charter and Amended Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of transactions by us since February 12, 2021 (date of inception) involving unregistered issuances of our common equity securities. Included are new issues, securities issued in exchange for property, services or other securities, securities issued upon conversion from our other share classes and new securities resulting from the modification of outstanding securities. We issued all of the securities listed below pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Regulation D or Regulation S promulgated thereunder.

On July 29, 2022, the Company entered into a Private Placement Unit Purchase Agreement, dated August 10, 2022, between the Company and Mehana Capital LLC (“Mehana Capital”), pursuant to which Mehana Capital purchased an aggregate of 115,000 placement units, each consists of one share of Class A common stock, $0.000001 par value per share, and three-quarters of one warrant, each whole Placement Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share (the “Placement Units”), creating proceeds to the Company of $1,150,000 to be deposited into trust. Pursuant to the Private Placement Unit Purchase Agreement, on August 10, 2022, the Company completed the private sale of an aggregate of 115,000 Placement Units at a purchase price of $10.00 per Placement Unit in a private placement (the “Private Placement”) intended to be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) of the Act.

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On November 9, 2022, the Company entered into a Private Placement Unit Purchase Agreement (the “Mehana Agreement”), dated November 9, 2022, between the Company and Mehana Capital LLC (“Mehana Capital”) an affiliate of the Sponsor, pursuant to which Mehana Capital purchased an aggregate of 57,500 placement units, each consists of one share of Class A common stock, $0.000001 par value per share, and three-quarters of one warrant, each whole Placement Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share (the “Placement Units”), creating proceeds to the Company of $575,000 to be deposited into trust. On November 9, 2022, the Company entered into a Private Placement Unit Purchase Agreement (the “AERWINS Agreement”, and together with the Mehana Agreement, the “Purchase Agreements”), dated November 9, 2022, between the Company and AERWINS, Inc., previously named AERWINS Technologies, Inc., (“AERWINS”) pursuant to which AERWINS purchased an aggregate of 57,500 Placement Units, creating proceeds to the Company of $575,000 to be deposited into trust. Pursuant to the Purchase Agreements, the Company completed the private sale of an aggregate of 115,000 Placement Units at a purchase price of $10.00 per Placement Unit in a private placement (the “Private Placement”) intended to be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) of the Act.

On January 23, 2023 (the “Effective Date”), the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd., a Delaware limited partnership (“YA”), pursuant to which, among others things, the Company issued 263,103 shares of Common Stock to YA as a commitment fee. In the SEPA, YA represented that, among other things, it is an institutional “accredited investor” as defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Common Stock issued as the commitment fee to YA is in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

At the closing of the Business Combination, the Company issued an aggregate of 150,000 shares of common stock to Boustead Securities, LLC, in partial satisfaction of fees due to them in connection with the Business Combination. Boustead Securities, LLC represented that, it is an institutional “accredited investor” as defined in Rule 501(a)(3) of Regulation D under the Securities Act. The securities were issued and sold by the Company to Boustead Securities, LLC in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

At the closing of the Business Combination, a warrant holder of AERWINS, Inc. received warrants to purchase 469,291 shares of the Company’s common stock. The securities were issued by the Company in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

On April 12, 2023, we entered into the Purchase Agreement with Lind Global Fund II LP (“Lind Global”) pursuant to which we agreed to issue to Lind Global up to three secured convertible promissory notes (the “Convertible Notes” and each a “Convertible Note”) in the aggregate principal amount of $6,000,000 for an aggregate purchase price of $5,000,000 and up to 5,601,613 warrants without payment of any cash consideration (the “Warrants” and each a “Warrant”) to purchase 5,601,613 shares of the Company’s common stock at an exercise price discussed below (the “Transaction”).

The closings of the Transaction (the “Closings and each a “Closing”) will occur in tranches (each a “Tranche”): the Closing of the first Tranche (the “First Closing”) occurred on April 12, 2023 and consisted of the issuance and sale to Lind Global of a Convertible Note with a purchase price of $2,100,000 and a principal amount of $2,520,000 and the issuance to Lind Global of a Warrant to acquire 2,352,678 shares of common stock and the Closing of the second Tranche (the “Second Closing) which occurred on May 23, 2023 and consisted of the issuance and sale to Lind Global of a Convertible Note with a purchase price of $1,400,000 and a principal amount of $1,680,000, and the issuance to Lind Global of a Warrant to acquire 1,568,542 shares of common stock. Each Convertible Note has a conversion price equal to the lesser of: (i) US$0.90 (“Fixed Price”); or (ii) 90% of the lowest single volume weighted average price during the 20 Trading Days prior to conversion of each Convertible Note (the “Conversion Price”); provided that in no event shall the Conversion Price be less than $0.18176 (the “Floor Price”), and in the event that the calculation as set forth above would result in a Conversion Price less than the Floor Price, the “Conversion Price” shall be the Floor Price. Each Warrant will have an exercise period of 60 months from the date of issuance. The Exercise price of the First Closing Warrant and Second Closing Warrant is $0.8926 per share and $0.7316 per share, respectively, subject to adjustments as set forth in the Warrant. The securities were issued by the Company in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.

(b)	Financial Statement Schedules. None.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

2.1†	Agreement and Plan of Merger, dated September 7, 2022, by and among Pono Capital Corp., Pono Merger Sub, Inc. and AERWINS Technologies Inc. (incorporated by reference to Exhibit 2.1 to Form 8-K filed by Pono Capital Corp. with the SEC on September 7, 2022).

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated January 19, 2023, by and among the Pono Capital Corp., Mehana Equity LLC, as Purchaser Representative, AERWINS Inc. and Shuhei Komatsu, as Seller Representative (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Pono Capital Corp. with the SEC on January 19, 2023).

3.1	Fourth Amended and Restated Certificate of Incorporation of AERWINS Technologies Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K filed by AERWINS Technologies Inc. on February 9, 2023).

3.2	Amended and Restated Bylaws of AERWINS Technologies Inc. (incorporated by reference to Exhibit 3.2 to Form 8-K filed by AERWINS Technologies Inc. on February 9, 2023).

4.1	Warrant Agreement, dated August 10, 2021, by and between Pono Capital Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K, filed by Pono Capital Corp. on August 16, 2021).

4.2	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1, filed by Pono Capital Corp. on July 8, 2021).

4.3	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1, filed by Pono Capital Corp. on July 8, 2021).

4.4	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1, filed by Pono Capital Corp. with the SEC on July 8, 2021).

5.1**	Opinion of Anthony, Linder & Cacomanolis, PLLC

10.1+	Form of AERWINS Technologies Inc. 2022 Equity Incentive Plan (incorporated by reference to Annex C to the proxy statement/prospectus which is part of the Registration Statement on Form S-4 filed by Pono Capital Corp. with the SEC on January 4, 2023).

10.2	Form of Indemnity Agreement. (incorporated by reference to Exhibit 10.2 to Form 8-K filed by AERWINS Technologies Inc. on February 9, 2023).

10.3	Form of Registration Rights Agreement by certain AERWINS equity holders (included as Exhibit E to Annex A to the proxy statement/prospectus which is part of the Registration Statement on Form S-4 filed by Pono Capital Corp. with the SEC on January 4, 2023).

10.4	Form of Lockup by certain AERWINS equity holders (included as Exhibit C to Annex A to the proxy statement/prospectus which is part of the Registration Statement on Form S-4 filed by Pono Capital Corp. with the SEC on January 4, 2023).

10.5	Letter Agreement, dated August 10, 2021, by and among Pono Capital Corp., its officers, directors, and Mehana Equity LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K, filed by Pono Capital Corp. on August 16, 2021).

10.6	Purchaser Support Agreement. (incorporated by reference to 10.4 to Form 8-K filed by Pono Capital Corp. with the SEC on September 7, 2022).

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10.7	Voting Agreement. (incorporated by reference to Exhibit 10.5 to Form 8-K filed by Pono Capital Corp. with the SEC on September 7, 2022).

10.8+	Employment Agreement between AERWINS Technologies Inc. and Shuhei Komatsu, dated February 3, 2023. (incorporated by reference to Exhibit 10.8 to Form 8-K filed by AERWINS Technologies Inc. on February 9, 2023).

10.9+	Employment Agreement between AERWINS Technologies Inc. and Taiji Ito, dated February 3, 2023. (incorporated by reference to Exhibit 10.9 to Form 8-K filed by AERWINS Technologies Inc. on February 9, 2023).

10.10+	Employment Agreement between AERWINS Technologies Inc. and Kazuo Miura, dated February 3, 2023. (incorporated by reference to Exhibit 10.10 to Form 8-K filed by AERWINS Technologies Inc. on February 9, 2023).

10.11+	Employment Agreement between AERWINS Technologies Inc. and Kensuke Okabe, dated February 3, 2023. (incorporated by reference to Exhibit 10.11 to Form 8-K filed by AERWINS Technologies Inc. on February 9, 2023).

10.12	Form of Non-Competition and Non-Solicitation Agreement (included as Exhibit D to Annex A to the proxy statement/prospectus which is part of the Registration Statement on Form S-4 filed by Pono Capital Corp. with the SEC on January 4, 2023).

10.13+	Option Award Agreement between AERWINS Technologies Inc. and Shuhei Komatsu, dated February 3, 2023. (incorporated by reference to Exhibit 10.13 to Form 8-K filed by AERWINS Technologies Inc. on February 9, 2023).

10.14+	Option Award Agreement between AERWINS Technologies Inc. and Taiji Ito, dated February 3, 2023. (incorporated by reference to Exhibit 10.14 to Form 8-K filed by AERWINS Technologies Inc. on February 9, 2023).

10.15+	Option Award Agreement between AERWINS Technologies Inc. and Kazuo Miura, dated February 3, 2023. (incorporated by reference to Exhibit 10.15 to Form 8-K filed by AERWINS Technologies Inc. on February 9, 2023).

10.16+	Option Award Agreement between AERWINS Technologies Inc. and Kensuke Okabe, dated February 3, 2023. (incorporated by reference to Exhibit 10.16 to Form 8-K filed by AERWINS Technologies Inc. on February 9, 2023).

10.17	Form of Subscription Agreement dated February 2, 2023. (incorporated by reference to Exhibit 10.1 to Form 8-K filed by AERWINS Technologies Inc. on February 3, 2023).

10.18	Standby Equity Purchase Agreement dated January 23, 2023 with YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Pono Capital Corp. on January 23, 2023).

10.19	Joint Venture Agreement between A.L.I. Technologies Inc. and Vault Investments LLC dated February 6, 2023. (incorporated by reference to Exhibit 10.1 to Form 8-K filed by AERWINS Technologies Inc. on February 9, 2023).

10.20	Loan Agreement between A.L.I. Technologies Inc. and Shuhei Komatsu dated February 27, 2023. (incorporated by reference to Exhibit 10.1 to Form 8-K filed by AERWINS Technologies Inc. on March 2, 2023).

10.21	Memorandum of Understanding with Outsourcing Inc. dated March 17, 2023. (incorporated by reference to Exhibit 10.1 to Form 8-K filed by AERWINS Technologies Inc. on March 23, 2023).

10.22	Form of Securities Purchase Agreement dated April 12, 2023 (incorporated by reference to Exhibit 10.1 to Form 8-K filed by AERWINS Technologies Inc. on April 13, 2023).

10.23	Form of Secured Convertible Promissory Note dated April 12, 2023 (incorporated by reference to Exhibit 10.2 to Form 8-K filed by AERWINS Technologies Inc. on April 13, 2023).

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10.24	Form of Warrant dated April 12, 2023 (incorporated by reference to Exhibit 10.3 to Form 8-K filed by AERWINS Technologies Inc. on April 13, 2023).

10.25	Form of Security Agreement dated April 12, 2023 (incorporated by reference to Exhibit 10.4 to Form 8-K filed by AERWINS Technologies Inc. on April 13, 2023).

10.26	Form of Subsidiary Guaranty for AERWINS, Inc. dated April 12, 2023 (incorporated by reference to Exhibit 10.5 to Form 8-K filed by AERWINS Technologies Inc. on April 13, 2023).

10.27	Form of Pledge Agreement for AERWINS, Inc. dated April 12, 2023 (incorporated by reference to Exhibit 10.6 to Form 8-K filed by AERWINS Technologies Inc. on April 13, 2023).

10.28	Form of Pledge Agreement for A.L.I. Technologies Inc. dated April 12, 2023 (incorporated by reference to Exhibit 10.7 to Form 8-K filed by AERWINS Technologies Inc. on April 13, 2023).

10.29	Form of Guarantor Security Agreement with AERWINS, Inc. dated April 12, 2023 (incorporated by reference to Exhibit 10.8 to Form 8-K filed by AERWINS Technologies Inc. on April 13, 2023).

10.30**	Memorandum between A.L.I Technologies Inc. and Shuhei Komatsu signed on May 15, 2023.

10.31+	Independent Contractor Agreement between AERWINS Technologies Inc. and Yinshun He dated as of June 16, 2023 (incorporated by reference to Exhibit 10.1 to Form 8-K filed by AERWINS Technologies Inc. on August 30, 2023).

10.32

Amendment to Senior Convertible Promissory Note First Closing Note between AERWINS Technologies, Inc. and Lind Global Fund II LP dated August 25, 2023 (incorporated by reference to Exhibit 10.1 to Form 8-K filed by AERWINS Technologies Inc. on August 28, 2023).

10.33	Amendment to Senior Convertible Promissory Note Second Closing Note between AERWINS Technologies, Inc. and Lind Global Fund II LP dated August 25, 2023 (incorporated by reference to Exhibit 10.2 to Form 8-K filed by AERWINS Technologies Inc. on August 28, 2023).

10.34	Letter of Intent between AERWINS Technologies, Inc. and Helicopter Technology Company effective as of December 19, 2023 (incorporated by reference to Exhibit 10.1 to Form 8-K filed by AERWINS Technologies Inc. on December 22, 2023).

10.35	Amendment No. 2 to Senior Convertible Promissory Note First Closing Note between AERWINS Technologies, Inc. and Lind Global Fund II LP dated January 23, 2024 (incorporated by reference to Exhibit 10.1 to Form 8-K filed by AERWINS Technologies Inc. on January 23, 2024).

10.36	Amendment No. 2 to Senior Convertible Promissory Note Second Closing Note between AERWINS Technologies, Inc. and Lind Global Fund II LP dated January 23, 2024 (incorporated by reference to Exhibit 10.2 to Form 8-K filed by AERWINS Technologies Inc. on January 23, 2024).

10.37	Amendment No. 2 to Securities Purchase Agreement between AERWINS Technologies, Inc. and Lind Global Fund II LP dated January 23, 2024 (incorporated by reference to Exhibit 10.3 to Form 8-K filed by AERWINS Technologies Inc. on January 23, 2024).

14.1	Code of Ethics. (incorporated by reference to Exhibit 14.1 to Form 8-K filed by AERWINS Technologies Inc. on February 9, 2023).

21.1**	Subsidiaries of the Registrant.

23.1**	Consent of Marcum LLP

23.2**	Consent of TAAD, LLP

23.3**	Consent of Anthony, Linder & Cacomanolis, PLLC (included on Exhibit 5.1)

24.1**	Power of attorney

107**	Registration Fee Table

*	To be filed by amendment.
**	Filed herewith.
+	Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angles, California, on January 23, 2024.

AERWINS TECHNOLOGIES INC.

By:	/s/ Kiran Sidhu
Name:	Kiran Sidhu
Title:	Chief Executive Officer (principal executive officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kiran Sidhu as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on January 23, 2024.

Name	Position

/s/ Kiran Sidhu	Chief Executive Officer and Director
Kiran Sidhu	(Principal Executive Officer)

/s/ Yinshun (Sue) He	Chief Financial Officer
Yinshun (Sue) He	(Principal Financial Officer and Principal Accounting Officer)

/s/Katharyn Field	Chairman of the Board of Directors
Katharyn Field

/s/ Taiji Ito	Director
Taiji Ito

/s/ Pavanveer Gill	Director
Pavanveer Gill

/s/ Robert Lim	Director
Robert Lim

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